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TABLE OF CONTENTS 2

As filed with the Securities and Exchange Commission on July 14, 2011

Registration Statement No. 333-159962

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 7
to
FORM S-11
FOR REGISTRATION
UNDER
THE SECURITIES ACT OF 1933
OF CERTAIN REAL ESTATE COMPANIES

Western Asset Mortgage Capital Corporation

(Exact name of registrant as specified in its governing instruments)

Western Asset Mortgage Capital Corporation
385 East Colorado Boulevard
Pasadena, California 91101
(626) 844-9400
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

Charles A. Ruys de Perez
c/o Western Asset Management Company
385 East Colorado Boulevard
Pasadena, California 91101
(626) 844-9400
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

David J. Goldschmidt, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 Tel (212) 735-3574 Fax (917) 777-3574	Jay L. Bernstein, Esq. Andrew S. Epstein, Esq. Clifford Chance US LLP 31 West 52 Street New York, New York 10019 Tel (212) 878-8000 Fax (212) 878-8375

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

Calculation of registration fee

Title of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)

Common Stock, par value $0.01	$300,000,000	$16,740

(1)
Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended. Includes the offering price of additional shares that the underwriters have the option to purchase.

(2)
Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Preliminary Prospectus dated July 14, 2011

PROSPECTUS

                    Shares

Common Stock

Western Asset Mortgage Capital Corporation is a Delaware corporation focused on investing in, financing and managing primarily Agency RMBS, which are residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government agency, such as the Government National Mortgage Association, or a U.S. Government-sponsored entity, such as the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation. Although our core investment strategy will be focused on Agency RMBS, we may opportunistically supplement our portfolio with residential mortgage-backed securities that are not guaranteed by a U.S. Government agency or sponsored entity, commercial mortgage-backed securities and other asset-backed securities. We will be externally managed and advised by Western Asset Management Company, or our Manager, an investment advisor registered with the Securities and Exchange Commission and a wholly-owned subsidiary of Legg Mason, Inc. (NYSE: LM).

This is our initial public offering and no public market currently exists for our common stock. We are offering                    shares of our common stock, par value $0.01 per share, as described in this prospectus. We expect the initial public offering price of our common stock to be $         per share. We have applied to list our common stock on the New York Stock Exchange under the symbol "WMC."

Concurrently with the completion of this offering, we will complete a private placement in which we will sell shares of our common stock to our Manager and Legg Mason, Inc., at the initial public offering price per share, for an aggregate investment equal to    % of the gross proceeds raised in this offering, excluding the underwriters' overallotment option, up to $10 million. No underwriting discount will be paid with respect to these shares.

We intend to elect and qualify to be taxed as a real estate investment trust for U.S. federal income tax purposes, commencing with our initial taxable year ending December 31, 2011. To assist us in qualifying as a real estate investment trust, stockholders are generally restricted from owning more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common or capital stock. Our certificate of incorporation contains various other restrictions on the ownership and transfer of our common stock. See "Description of Capital Stock—Restrictions on Ownership and Transfer of our Capital Stock."

Investing in our common stock involves risks. See "Risk factors" beginning on page 24 of this prospectus for a discussion of the following and other risks:

•
We have no operating history and may not be able to successfully operate our business or generate sufficient revenue to make or sustain distributions to our stockholders.

•
We may change our strategies, policies or procedures without stockholder consent.

•
We have not yet identified any specific investments we may make with the net proceeds of this offering.

•
We may pay distributions from offering proceeds, borrowings or the sale of assets to the extent that distributions exceed earnings or cash flow from our operations.

•
We are dependent on our Manager and its key personnel for our success.

•
There are various conflicts of interest in our relationship with our Manager that could result in decisions that are not in the best interests of our stockholders.

•
If we do not qualify as a real estate investment trust or if we fail to remain qualified as a real estate investment trust, we will be subject to tax as a regular corporation and could face a substantial tax liability, which would reduce the amount of cash available for distribution to our stockholders.

•
Maintenance of our exemption from registration under the Investment Company Act of 1940, as amended, and our qualification as a real estate investment trust impose limits on our operations.

	Per Share	Total

Public offering	$	$
Underwriting discount(1)	$	$
Proceeds, before expenses, to us	$	$

(1)
Our Manager will pay the underwriters at closing $             per share for each share sold in this offering and the underwriters will forego the receipt of payment of $             per share, subject to the following. We will agree to reimburse the $             per share to our Manager and pay the $             per share to the underwriters if during any period of four consecutive calendar quarters during the 24 full calendar quarters after the consummation of this offering our Core Earnings (as described herein) for any such four-quarter period exceeds an 8% performance hurdle rate (as described herein). If we do not meet this performance hurdle, the aggregate underwriting discount would be the $             per share paid by our Manager at closing, or $              million in the aggregate. See "Underwriting."

The underwriters may also purchase up to an additional                    shares of our common stock from us at the initial public offering price, less the underwriting discount, within 30 days after the date of this prospectus solely to cover overallotments, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The shares will be ready for delivery on or about                           , 2011.

J.P. Morgan	Deutsche Bank Securities Jefferies Keefe, Bruyette & Woods	Citi

The date of this prospectus is                           , 2011.

You should rely only on the information contained in this prospectus or in any free writing prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any free writing prospectus prepared by us is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

Until                           , 2011 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

i

Summary

This summary highlights some of the information in this prospectus. It does not contain all of the information that you should consider before investing in our common stock. You should read carefully the more detailed information set forth under "Risk Factors" and the other information included in this prospectus. Except where the context suggests otherwise, the terms "company," "we," "us," and "our" refer to Western Asset Mortgage Capital Corporation, a Delaware corporation, together with its consolidated subsidiaries; and "our Manager" refers to Western Asset Management Company, a California corporation, our external manager. Unless indicated otherwise, the information in this prospectus assumes (1) the common stock to be sold in this offering is sold at $         per share, (2) the sale in a concurrent private placement to our Manager and Legg Mason, Inc. of               shares of our common stock, at the initial public offering price per share, and (3) no exercise by the underwriters of their overallotment option to purchase up to an additional                  shares of our common stock.

Our Company

We are organized as a Delaware corporation focused on investing in, financing and managing primarily residential mortgage-backed securities, or RMBS, for which the principal and interest payments are guaranteed by a U.S. Government agency, such as the Government National Mortgage Association, or a U.S. Government-sponsored entity, including the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation. We refer to these types of securities as Agency RMBS. Although our core investment strategy will be focused on Agency RMBS, we may opportunistically supplement our portfolio with RMBS that are not guaranteed by a U.S. Government agency or U.S. Government-sponsored entity, or non-Agency RMBS, commercial mortgage-backed securities, or CMBS, and other asset-backed securities, or ABS. We refer to these assets as our potential target assets. We intend to finance investments in Agency RMBS and our potential target assets primarily through the use of repurchase agreements.

Our objective is to provide attractive risk-adjusted returns to our investors over the long term, primarily through dividends and secondarily through capital appreciation. We intend to achieve this objective by selectively acquiring a diversified investment portfolio of assets designed to produce attractive returns across a variety of market conditions and economic cycles. We intend to construct a diversified investment portfolio by focusing on the relative value of securities within various sectors of the mortgage markets and security selection.

We will be externally managed and advised by our Manager, an investment advisor registered with the U.S. Securities and Exchange Commission, or the SEC, and a wholly-owned subsidiary of Legg Mason, Inc., or Legg Mason (NYSE: LM). Our Manager will be responsible for administering our business activities and day-to-day operations, subject to the supervision and oversight of our board of directors.

We have not made any investments in Agency RMBS or our potential target assets as of the date of this filing. We will not commence significant operations until we have completed this offering and the concurrent private placement. We intend to elect and qualify to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with our initial taxable year ending December 31, 2011. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our net taxable income to stockholders and maintain our intended qualification as a REIT. We also intend to operate our business in a manner that will permit us to maintain our exemption from registration under the Investment Company Act of 1940, or the 1940 Act.

Current market opportunities

The U.S. Department of Treasury and the Department of Housing and Urban Development on February 11, 2011 presented a report to Congress outlining different options to reform the housing finance market. We believe the most important theme in this report was the reduction of the government's role in, and the return of private capital to, this market. A detailed plan to achieve this was not laid out, but several tools were recommended, which include increasing guarantee fees, decreasing loan limits, and tightening underwriting criteria for conforming loans. We believe these changes will reduce the future supply of Agency RMBS, limit mortgage refinancing and associated prepayment risk, and reduce the future volatility of the Agency RMBS market, which we view as positive developments for existing Agency RMBS.

We believe investors continue to seek incremental spreads relative to U.S. Treasury Notes in a low yield environment and financial institutions continue to prefer high quality, liquid Agency RMBS. With yield spreads on Agency RMBS at what our Manager views as attractive levels, our Manager believes there will continue to be strong demand for Agency RMBS.

Although our core investment strategy will be focused on Agency RMBS, we may opportunistically supplement our portfolio with non-Agency RMBS, which are collateralized by non-conforming residential mortgages. While we anticipate mortgage loan delinquencies and credit losses may continue to rise and housing conditions may continue to deteriorate, we believe that current prices for certain non-Agency RMBS offer the potential for attractive risk-adjusted returns. Over time, we believe reform of U.S. Government-sponsored entities will accelerate the demand for private capital into the housing finance sector, and we expect that we will be well positioned to make attractive risk-adjusted investments in new residential-mortgage assets.

The current interest rate environment is characterized by a very steep yield curve with the spread between two-year U.S. Treasury Notes and 10-year U.S. Treasury Notes close to the widest levels historically. The Federal Reserve Board has maintained a near-zero target for the federal funds rate. On April 27, 2011, the Federal Open Market Committee released a statement indicating that it would maintain the target range for the federal funds rate at 0% to 0.25% and that it continues to anticipate that economic conditions, including low rates of resource utilization, subdued inflation trends, and stable inflation expectations, are likely to warrant exceptionally low levels for the federal funds rate for an extended period. Our Manager believes recent economic data suggest an improvement in U.S. economic growth. However, certain indicators such as high unemployment, low levels of capacity utilization, and continued stress in the housing and construction markets all point to a muted recovery. We believe this slow growth environment should keep the yield curve relatively steep and promote continued demand for Agency and non-Agency RMBS.

As capital markets have recovered, commercial banks have re-entered the secured lending market which has quickened the pace of the recovery of asset values in the credit markets. Financing of Agency and non-Agency RMBS is currently widely available through, among other vehicles, repurchase agreements. Haircuts, or the discount attributed to the value of securities sold under repurchase agreements, average between 3% and 10% for Agency RMBS and average between 10% and 50% for non-Agency RMBS, depending on the specific security used as collateral for such repurchase agreements. We intend to use leverage to seek to increase potential returns to our stockholders by borrowing against existing assets through repurchase agreements and using the proceeds to acquire additional assets.

Our Manager's views of the current market opportunities are based on its own assessments. There can be no assurance that our investment and financing strategies based on our Manager's views will be able to generate attractive returns for our stockholders.

Our Manager

We will be externally managed and advised by Western Asset Management Company. Established in 1971 and acquired by Legg Mason in 1986, our Manager is a registered investment advisor headquartered in Pasadena, California, that specializes in fixed-income asset management. From offices in Pasadena, Hong Kong, London, Melbourne, New York, São Paulo, Singapore and Tokyo, our Manager's 912 employees provide investment services for a wide variety of global clients, including mutual funds, corporate, public, insurance, health care, union organizations and charitable foundations. Client portfolios range across an equally wide variety of mandates, from money markets to emerging markets. As of March 31, 2011, our Manager had 534 clients, representing 42 countries and 1089 accounts. By concentrating resources on fixed-income, our Manager is able to fully commit to serving clients of all types within the fixed-income sector.

As of March 31, 2011, our Manager and its investment advisory affiliates over which our Manager has operational responsibility, or its supervised affiliates, had approximately $458 billion in assets under management. As of March 31, 2011, our Manager had a total of $59.8 billion in assets under management in the asset classes corresponding to Agency RMBS and our potential target assets, of which $34.6 billion was invested in Agency RMBS, $15.2 billion in non-Agency RMBS, $2.8 billion in CMBS and $7.2 billion in ABS. Our Manager manages these assets using a range of specific strategies and investment vehicles, including mutual and private funds, private commingled vehicles and separately managed accounts. Our Manager's investment professionals and other staff have extensive experience in managing fixed-income assets, including Agency RMBS, non-Agency RMBS, CMBS, ABS and other such instruments.

Our chief investment officer, Stephen P. Fulton, who also serves as the head of our Manager's Agency RMBS team, will, along with two other senior portfolio managers from the Agency RMBS team, be primarily responsible for overseeing the management of our assets. The Agency RMBS team is part of our Manager's larger structured products team, which is made up of 26 investment professionals with expertise in managing and evaluating Agency RMBS and our potential target assets. The Agency RMBS team is also able to call on the experience of 10 other investment professionals, not specifically dedicated to managing our assets, but with expertise that covers certain aspects of our potential target assets. The collective team operates under the purview of our Manager's U.S. broad markets committee which sets overall sector allocations for broad market accounts. Our Manager seeks to unite groups of specialists dedicated to different market sectors. The daily interaction among the different teams is designed to develop a consensus approach that draws on the expertise of all team members. Our Manager's overall investment management team consists of 127 investment professionals.

Our investment strategy

Our Manager's investment philosophy, which developed from a singular focus in fixed-income asset management over a variety of credit cycles and conditions, is to provide clients with diversified, tightly controlled, long-term value-oriented portfolios. Through rigorous analysis of all sectors of the fixed-income market, our Manager seeks to identify assets with the greatest risk-adjusted total value potential. In making investment decisions on our behalf, our Manager will incorporate its views on the economic environment and the outlook for the mortgage markets, including relative valuation, supply and demand trends, the level of interest rates, the shape of the yield curve, prepayment rates, financing and liquidity, commercial and residential real estate prices, delinquencies, default rates, recovery of various segments of the economy and vintage of collateral, subject to maintaining our REIT qualification and our exemption from registration under the 1940 Act. We expect to benefit from the breadth and depth of our Manager's overall investment philosophy, which focuses on a macroeconomic analysis as well as an in-depth analysis of individual assets and their relative value.

We will rely on our Manager's expertise in asset allocation and identifying attractive assets within our investment strategy. Although our core investment strategy will be focused on Agency RMBS, our Manager's expertise in related investment disciplines such as non-Agency RMBS, CMBS and ABS provides our Manager with both (1) valuable investment insights to our RMBS investment selection and strategy and (2) flexibility to invest in assets other than Agency RMBS opportunistically as market conditions warrant.

Agency RMBS

We expect to focus on investing in Agency RMBS, which are RMBS for which the principal and interest payments are guaranteed by a U.S. Government agency, such as the Government National Mortgage Association, or a U.S. Government-sponsored entity, such as the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation. The Agency RMBS we may acquire could be secured by fixed-rate mortgages, adjustable-rate mortgages or hybrid adjustable-rate mortgages. Fixed-rate mortgages have interest rates that are fixed for the term of the loan and do not adjust. The interest rates on adjustable-rate mortgages generally adjust annually (although some may adjust more frequently) to an increment over a specified interest rate index. Hybrid adjustable-rate mortgages have interest rates that are fixed for a specified period of time (typically three, five, seven or ten years) and, thereafter, adjust to an increment over a specified interest rate index. Adjustable-rate mortgages and hybrid adjustable-rate mortgages generally have periodic and lifetime constraints on how much the loan interest rate can change on any predetermined interest rate reset date.

The types of Agency RMBS we intend to invest in are described below.

Mortgage pass-through certificates.    Mortgage pass-through certificates are securities representing interests in "pools" of mortgage loans secured by residential real property where payments of both interest and principal, plus pre-paid principal, on the securities are made monthly to holders of the securities, in effect "passing through" monthly payments made by the individual borrowers on the mortgage loans that underlie the securities, net of fees paid to the issuer/guarantor and servicers of the securities.

Collateralized Mortgage Obligations, or CMOs.    CMOs are securities that are structured from residential pass-through certificates, which receive monthly payments of principal and interest. CMOs divide the cash flows which come from the underlying mortgage pass-through certificates into different classes of securities that may have different maturities and different weighted average lives than the underlying pass-through certificates.

TBAs.    We may utilize "to-be-announced" forward contracts, or TBAs, in order to invest in Agency RMBS. Pursuant to these TBAs, we would agree to purchase, for future delivery, Agency RMBS with certain principal and interest terms and certain types of underlying collateral, but the particular Agency RMBS to be delivered would not be identified until shortly before the TBA settlement date. Our ability to purchase Agency RMBS through TBAs may be limited by the 75% asset test applicable to REITs. See "U.S. federal income tax considerations—Taxation of Western Asset Mortgage Capital Corporation—Asset tests."

Potential target assets

Although our core investment strategy will be focused on Agency RMBS, we may opportunistically supplement our portfolio with the types of assets described below.

Non-Agency RMBS.    RMBS that are not guaranteed by a U.S. Government agency or U.S. Government-sponsored entity, with an emphasis on securities that when originally issued were rated in the highest rating category by one or more of the nationally recognized statistical rating organizations.

The mortgage loan collateral for non-Agency RMBS consists of residential mortgage loans that do not generally conform to underwriting guidelines issued by a U.S. Government agency or U.S. Government-sponsored entity due to certain factors, including mortgage balances in excess of agency underwriting guidelines, borrower characteristics, loan characteristics and level of documentation, and therefore are not issued or guaranteed by an agency. The mortgage loan collateral may be classified as subprime, Alternative-A or prime depending on the borrower's credit rating. The non-Agency RMBS we may acquire could be secured by fixed-rate mortgages, adjustable-rate mortgages or hybrid adjustable-rate mortgages.

CMBS.    Fixed and floating rate CMBS, with an emphasis on securities that when originally issued were rated in the highest rating category by one or more of the nationally recognized statistical rating organizations. We have not established a minimum current rating requirement.

ABS.    Debt and equity tranches of securitizations backed by various asset classes including, but not limited to, small balance commercial mortgages, aircrafts, automobiles, credit cards, equipment, manufactured housing, franchises, recreational vehicles and student loans with an emphasis on securities that when originally issued were rated in the highest rating category by one or more of the nationally recognized statistical rating organizations. Investments in ABS generally are not qualifying assets for purposes of the 75% asset test applicable to REITs and generally do not generate qualifying income for purposes of the 75% income test applicable to REITs. As a result, we may be limited in our ability to invest in such assets. See "U.S. federal income tax considerations—Taxation of Western Asset Mortgage Capital Corporation.

Other Agency MBS.    We may also invest in mortgage-backed securities, or MBS, for which the principal and interest payments are guaranteed by a U.S. Government-sponsored entity, but for which the underlying mortgage loans are secured by real property other than single family residences. These may include, but are not limited to the Federal National Mortgage Association's DUS (Delegated Underwriting and Servicing) MBS, the Federal Home Loan Mortgage Corporation's Multifamily Mortgage Participation Certificates and the Government National Mortgage Association's project loan pools, or CMOs structured from such collateral.

Our competitive advantages

We believe that our competitive advantages include the following:

Significant experience of our Manager

Our Manager has utilized Agency RMBS as a vital component within its investment strategy since its inception in 1971 and has managed through several interest rate, housing, and credit cycles. Our Manager has extensive experience managing Agency RMBS strategies as separately-managed accounts, commingled vehicles, and mutual funds. These strategies include Agency RMBS only, the Government National Mortgage Association's RMBS only and several Agency RMBS strategies with varying degrees of non-Agency RMBS exposure. Agency RMBS has also been a significant portion of our Manager's broad market strategies since 1971. Moreover, our Manager has been an active investor in non-Agency RMBS, CMBS and ABS for over 20 years as those markets have developed. Our Manager manages these assets in broad market accounts as well as non-Agency RMBS specific strategies, including commingled funds and mutual funds. Our Manager, in a joint venture with RLJ Companies, LLC, also manages the RLJ Western Asset Public/Private Investment Fund, a master-feeder fund complex participating in the U.S. Treasury's Legacy Securities Public-Private Investment Program and investing entirely in non-Agency RMBS and CMBS. We will have access to our Manager's dedicated Agency RMBS team, which is led by our chief investment officer. In addition, we expect to utilize the resources of our Manager's structured products team, which is comprised of 26 investment professionals and focuses on our potential target assets, including non-Agency RMBS, CMBS and ABS. We also expect to call on the experience of specialists in derivatives and liquidity who are part of our Manager's broader investment team. In addition, we believe that our Manager's senior management team, which has a long track record and broad experience in managing mortgage-related assets through a variety of credit and interest rate environments, has demonstrated the ability to generate attractive risk-adjusted returns under different market conditions and cycles and will provide us with a competitive advantage.

Extensive strategic relationships

Our Manager and its supervised affiliates maintain extensive long-term relationships with other financial intermediaries, including primary dealers, leading investment banks, brokerage firms, leading mortgage originators and commercial banks. As one of the largest fixed-income investment managers in the world, our Manager has access to deal flow and secondary trading opportunities to which smaller firms do not have access. Additionally, our Manager's size and broad market access are valuable in developing and implementing our investment strategy. We believe these relationships will enhance our ability to source, finance and hedge investment opportunities and, thus, enable us to grow in various credit and interest rate environments. In addition, we believe the contacts our Manager and its supervised affiliates have with numerous investment grade derivative and lending counterparties will assist us in implementing our financing and hedging strategies.

Disciplined investment approach

Our Manager takes a value-oriented approach to managing Agency RMBS. Using that approach, our Manager seeks to optimize yield while adjusting for prepayment and interest rate risk.

From a macroeconomic perspective, our Manager examines current and forward interest rates, the shape of the yield curve, gross domestic product, or GDP, growth and inflation expectations, regional and local property trends, local employment conditions, national loan modification initiatives and mortgage servicer timelines and techniques. At the security level, our Manager examines borrower and collateral characteristics such as the incentives a homeowner might have to refinance and the level of equity in the home.

Access to our Manager's analytical tools and infrastructure

We expect our Manager to use its analytical and portfolio management modeling tools and processes to seek to generate positive net interest margins for our assets. We will employ a combination of proprietary and third-party tools in an effort to identify investments in the Agency RMBS sector with the most attractive risk-adjusted returns.

Our Manager will analyze macroeconomic factors to seek to determine the appropriate sector mix and strategy for us that will best capitalize on the market knowledge, experience and relationships within our Manager's existing platform. We intend to capitalize on the market knowledge and ready access to data across our target markets that our Manager obtains through these tools and processes and believe that our Manager's sophisticated analysis of both macro and micro economic factors will position us to manage cash flows from Agency RMBS and our potential target assets and make distributions to our stockholders while preserving capital. We believe we will also benefit from our Manager's comprehensive finance and administrative infrastructure, including its risk management and financial reporting operations, as well as its business development, legal and compliance teams.

Alignment of our Manager's interests

We have taken steps to structure our relationship with our Manager so that our interests and those of our Manager are closely aligned. Our Manager and Legg Mason have agreed to purchase shares of our common stock in a concurrent private placement, at the initial public offering price per share, for an aggregate investment equal to          % of the gross proceeds raised in this offering, excluding the underwriters' overallotment option, up to $10 million. Upon completion of this offering and the concurrent private placement, our Manager and Legg Mason will beneficially own         % of our outstanding common stock (or         % if the underwriters fully exercise their option to purchase additional shares). Our Manager and Legg Mason have also agreed to a         -day lock-up with the underwriters with respect to the shares of our common stock that they purchase in the concurrent private placement. We believe that the significant investment in us by our Manager and Legg Mason will align our Manager's interests with our interests and will create an incentive to maximize returns for our stockholders.

Investment guidelines

Our board of directors will adopt a set of investment guidelines that sets forth our target asset classes and other criteria to be used by our Manager to evaluate specific assets as well as our overall portfolio composition. Our Manager will make determinations as to the percentage of our assets that will be invested in each of our target asset classes, consistent with the investment guidelines adopted by our board of directors and the limits necessary to maintain compliance with REIT tax rules and our exemption under the 1940 Act. We expect our Manager's investment decisions will depend on prevailing market conditions and may change over time in response to opportunities available in different interest rate, economic and credit environments. As a result, we cannot predict the percentage of our assets that will be invested in any of our target asset classes at any given time, although we expect to focus on investing in Agency RMBS and expect our capital will be initially deployed, subject to prevailing market conditions, as described in "Use of proceeds." We believe that the diversification of our portfolio of assets, our Manager's extensive experience in investing in Agency RMBS and our potential target assets and the flexibility of our strategy, combined with our Manager's and its supervised affiliates' general investment and advisory expertise and comprehensive finance and administrative infrastructure, will enable us to achieve attractive risk-adjusted returns under a variety of market conditions and economic cycles.

Our investment guidelines may be changed from time to time by our board of directors without the approval of our stockholders. Changes to our investment guidelines may include, without limitation, modification or expansion of the types of assets in which we may invest.

Our financing strategy and leverage

We will fund the acquisition of our assets through the use of leverage from a number of financing sources, subject to maintaining our qualification as a REIT. We intend to finance Agency RMBS and our potential target assets primarily through the use of repurchase agreements.

We intend to use leverage to increase potential returns to our stockholders. We will accomplish this by borrowing against existing assets through repurchase agreements that we intend to enter into upon completion of this offering and the concurrent private placement, and using the proceeds to acquire additional assets. There are no limits on the maximum amount of leverage that we may use, and we are not required to maintain any particular debt-to-equity leverage. We generally intend to borrow between five to nine times the amount of our stockholders' equity (calculated in accordance with accounting principles generally accepted in the United States, or U.S. GAAP), although there is no minimum or maximum leverage that our investment policies explicitly require. Depending on the different cost of borrowing funds at different maturities, we will vary the maturities of our borrowed funds to attempt to produce lower borrowing costs and reduce interest rate risk. We intend to enter into collateralized borrowings only with institutions that are rated investment grade by at least one nationally-recognized statistical rating organization.

The leverage that we employ will be specific to each asset class and will be determined based on several factors, including potential asset price volatility, margin requirements, the current cycle for interest rates, the shape of the yield curve, the outlook for interest rates and our ability to use and the effectiveness of interest rate hedges. We analyze both historical volatility and market-driven implied volatility for each asset class in order to determine potential asset price volatility. Our leverage targets attempt to risk-adjust asset classes based on each asset class's potential price volatility. The goal of our leverage strategy is to ensure that, at all times, our investment portfolio's overall leverage ratio is appropriate for the level of risk inherent in the investment portfolio, and that each asset class has individual leverage targets that are appropriate for its potential price volatility.

Risk management

As part of our risk management strategy, our Manager will seek to actively manage the financing, interest rate, credit, prepayment and convexity risks associated with holding a portfolio of Agency RMBS and our potential target assets. We will rely on our Manager's expertise to manage these risks on our behalf and our Manager may incorporate various hedging, asset/liability risk management and credit risk mitigation techniques in order to facilitate our risk management. We may engage in a variety of interest rate management techniques that seek on one hand to mitigate the influence of interest rate changes on the values of some of our assets, and on the other hand help us achieve our risk management objectives. Subject to maintaining our qualification as a REIT and exemption from registration under the 1940 Act, we may utilize derivative financial instruments, including, among others, puts and calls on securities or indices of securities, interest rate swaps, interest rate caps, interest rate swaptions (options on interest rate swaps), exchange-traded derivatives, U.S. Treasury securities and options on U.S. Treasury securities and interest rate floors to hedge all or a portion of the interest rate risk associated with the financing of our investment portfolio. We may also purchase interest rate swaps, interest rate swaptions, interest cancellable swaps, interest rate caps, interest rate corridors (long interest rate cap positions combined with short interest rate cap positions; a buyer of a corridor purchases a cap position with a lower strike price while selling a cap position with a higher strike price), Eurodollar futures contracts and options on such contracts, and other interest rate and non-interest rate derivatives, including, but not limited to, total return swaps.

In utilizing leverage and interest rate hedges, our objectives will be to improve risk-adjusted returns and, where possible, to lock in, on a long-term basis, a favorable spread between the yield on our assets and the cost of our financing. However, through the employment of financial leverage in funding our portfolio, mismatches in the maturities of our assets and liabilities can create the risk that we will need to continually renew or otherwise refinance our liabilities. We also retain the risk of potential credit losses on the loans underlying the non-Agency RMBS, CMBS and ABS we may hold. We may seek to manage this risk through our pre-acquisition due diligence process, through the use of non-recourse financing that limits our credit loss exposure to the specific assets that are subject to the non-recourse financing and through the use of derivative financial instruments.

Our Manager expects to actively employ portfolio-wide and security-specific risk measurement and management processes in our daily operations through tools which will include software and services licensed or purchased from third parties, in addition to proprietary systems and analytical methods developed internally. There can be no assurance, however, that these tools and the other risk management techniques described above will protect us from these risks.

In addition, our Manager plans to appoint an investment oversight committee that will be made up of senior investment personnel from our Manager and will be tasked with reviewing, considering and approving our interest rate, hedging and leverage strategies. We expect that the investment oversight committee will meet as frequently as necessary in order for us to make rapid investment decisions. The investment oversight committee will also periodically review our investment portfolio and be available to provide updates to our board of directors in connection with its reviews of our investment performance.

Summary risk factors

An investment in shares of our common stock involves various risks. You should consider carefully the risks discussed below and under the heading "Risk factors" beginning on page 25 of this prospectus before purchasing our common stock. If any of the following risks occurs, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline and you may lose some or all of your investment.

•
We have no operating history and may not be able to successfully operate our business or generate sufficient revenue to make or sustain distributions to our stockholders.

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We are dependent on our Manager and its key personnel for our success.

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There are conflicts of interest in our relationship with our Manager that could result in decisions that are not in the best interests of our stockholders.

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Our Manager's base management fee is payable regardless of our performance.

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We may change any of our strategies, policies or procedures without stockholder consent.

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We have not yet identified any specific investments we may make with the net proceeds of this offering.

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We may pay distributions from offering proceeds, borrowings or the sale of assets to the extent that distributions exceed earnings or cash flow from our operations.

•
We operate in a highly competitive market for investment opportunities and competition may limit our ability to acquire desirable investments in Agency RMBS and our potential target assets and could also affect the pricing of these securities.

•
The lack of liquidity in our investments may adversely affect our business.

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Adverse developments in the broader residential mortgage market may adversely affect the value of the assets in which we intend to invest.

•
The mortgage loans underlying the non-Agency RMBS and the CMBS we may acquire will be subject to defaults, foreclosure, timeline extension, fraud and residential/commercial price depreciation and unfavorable modification of loan principal amount, interest rate and amortization of principal, which could result in losses to us.

•
We may be affected by deficiencies in foreclosure practices of third parties, as well as related delays in the foreclosure process.

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We may experience a decline in the market value of our assets.

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Some of our portfolio investments will be recorded at fair value and, as a result, there will be uncertainty as to the value of these investments.

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An increase in interest rates may cause a decrease in the volume of certain of our assets, which could adversely affect our ability to acquire assets that satisfy our investment objectives and to generate income and make distributions.

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Changes in prepayment rates may adversely affect our profitability.

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Maintenance of our 1940 Act exemption imposes limits on our operations.

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We expect to use leverage in executing our business strategy, which may adversely affect the return on our assets and may reduce cash available for distribution to our stockholders, as well as increase losses when economic conditions are unfavorable.

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The federal conservatorship of the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation and related efforts, along with any changes in laws and regulations affecting the relationship between these agencies and the U.S. Government, may adversely affect our business.

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Mortgage loan modification and refinancing programs and future legislative action may adversely affect the value of, and our returns on, Agency RMBS and our potential target assets.

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Actions of the U.S. Government, including the U.S. Congress, Federal Reserve, U.S. Treasury and other governmental and regulatory bodies, to stabilize or reform the financial markets may not achieve their intended effect and may adversely affect our business.

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We will be subject to the risk that U.S. Government agencies and/or U.S. Government-sponsored entities may not be able to fully satisfy their guarantees of Agency RMBS or that these guarantee obligations may be repudiated, which may adversely affect the value of our assets and our ability to sell or finance these securities.

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If a counterparty to our repurchase transactions defaults on its obligation to resell the underlying security back to us at the end of the transaction term, or if the value of the underlying security has declined as of the end of that term, or if we default on our obligations under the repurchase agreement, we will lose money on our repurchase transactions.

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Failure to procure adequate repurchase agreement financing, which generally have short terms, or to renew or replace repurchase agreement financing as it matures, would adversely affect our results of operations.

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An increase in our borrowing costs relative to the interest we receive on our assets may adversely affect our profitability and cash available for distribution to our stockholders.

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Hedging against interest rate exposure may adversely affect our earnings, which could reduce our cash available for distribution to our stockholders.

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Our Manager does not have any experience operating a REIT and we cannot assure you that our Manager's past experience will be sufficient to successfully manage our business as a REIT.

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Our board of directors will approve very broad investment guidelines for our Manager and will not approve each investment and financing decision made by our Manager.

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The management agreement with our Manager was not negotiated on an arm's-length basis and may not be as favorable to us as if it had been negotiated with an unaffiliated third party and may be costly and difficult to terminate.

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If we do not qualify as a REIT or if we fail to remain qualified as a REIT, we will be subject to tax as a regular corporation and could face a substantial tax liability, which would reduce the amount of cash available for distribution to our stockholders.

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Complying with REIT requirements may cause us to forgo otherwise attractive opportunities.

Our structure

We were organized as a Delaware corporation on June 3, 2009, but have had no operations since that time. We will be externally managed by our Manager, which is our promoter with respect to this offering. Our Manager's parent company, Legg Mason, is also our promoter with respect to this offering. The following chart shows our structure after giving effect to this offering and the concurrent private placement to our Manager and Legg Mason:

(1)
Includes (i) 100 shares of our common stock issued to our Manager on March 24, 2011, (ii)                            shares of our common stock to be sold to our Manager upon the completion of this offering in a concurrent private placement and (iii) an aggregate of                            shares of our restricted common stock to be granted to our Manager or employees of our Manager pursuant to our Manager Equity Plan described in "Management—Equity incentive plans—Manager Equity Plan" upon the completion of this offering and the concurrent private placement. With respect to the grants of our restricted common stock to our Manager or employees of our Manager, one-third will vest on                           , 2012 and one-third will vest on each                           of the two consecutive years thereafter, subject, in the case of grants to employees of our Manager, to continued employment with our Manager as of the applicable vesting date. This percentage assumes that the equity awards vested concurrently with the completion of this offering. As our Manager is a wholly-owned subsidiary of Legg Mason, a publicly traded company, the board of directors of Legg Mason has investment control and dispositive power with respect to the shares held by our Manager.

(2)
Includes                           shares of our common stock to be sold to Legg Mason upon completion of this offering in a concurrent private placement. The board of directors of Legg Mason exercises investment control and dispositive power with respect to the shares held by Legg Mason and its subsidiaries.

(3)
Excludes (i) an aggregate of 4,500 shares of our restricted common stock to be granted to our three director nominees pursuant to our Equity Plan described in "Management—Equity incentive plans—Equity Plan" upon the completion of this offering and the concurrent private placement, (ii) an aggregate of                            shares of our common stock reserved for future issuance under our equity incentive plans and (iii) up to                           shares of our common stock that may be issued by us upon exercise of the underwriters' overallotment option. With respect to the grants of our restricted common stock to our director nominees, each grant will vest in full on the first anniversary of the grant date, provided that such director continues to serve on our board of directors as of the applicable vesting date.

Management agreement

We will be externally managed and advised by our Manager. We expect to benefit from the personnel, infrastructure, relationships and experience of our Manager to enhance the growth of our business. All of our officers and two of our directors, James W. Hirschmann III and Gavin L. James, are employees of our Manager. Although our current chief financial officer is an employee of our Manager, we anticipate that in the future we will hire a chief financial officer that is not an employee of our Manager and support staff for such chief financial officer. We do not anticipate having any future employees other than a chief financial officer and support staff for the chief financial officer. Our Manager does not serve us exclusively and is not obligated to dedicate any of its personnel to us, nor is our Manager or its personnel obligated to dedicate any specific portion of its or their time to our business.

Prior to the completion of this offering and the concurrent private placement, we will enter into a management agreement with our Manager that will become effective upon completion of this offering and the concurrent private placement. Pursuant to the management agreement, our Manager will implement our business strategy and perform certain services for us, subject to oversight by our board of directors. Our Manager will be responsible for, among other duties, (1) performing all of our day-to-day functions, (2) determining investment criteria in conjunction with our board of directors, (3) sourcing, analyzing and executing investments, asset sales and financings, (4) performing asset management duties and (5) performing financial and accounting management.

The initial term of the management agreement will end three years after the closing of this offering, with automatic one-year renewal terms that end on the anniversary of the closing of this offering. Our independent directors will review our Manager's performance annually and, following the initial three-year term, the management agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors based upon: (1) our Manager's unsatisfactory performance that is materially detrimental to us or (2) our determination that any fees payable to our Manager are not fair, subject to our Manager's right to prevent termination based on unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. We will provide our Manager with 180 days prior notice of such termination. Upon such a termination, we will pay our Manager a termination fee as described in the table below. We may also terminate the management agreement at any time, including during the initial term, with 30 days prior notice from our board of directors, without payment of a termination fee, for cause, as defined in the management agreement. Our Manager may terminate the management agreement if we become required to register as an investment company under the 1940 Act, with such termination deemed to occur immediately before such event, in which case we would not be required to pay a termination fee. Our Manager may also decline to renew the management agreement by providing us with 180 days written notice, in which case we would not be required to pay a termination fee.

The following table summarizes the fees and expense reimbursements that we will pay to our Manager:

Type	Description	Payment

Base management fee	Our Manager will be entitled to a base management fee equal to 1.5% per annum, calculated and payable quarterly in arrears, of our stockholders' equity.	Quarterly in cash.

For purposes of calculating the base management fee, our "stockholders' equity" means the sum of the net proceeds from any issuances of our equity securities since inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus our retained earnings, calculated in accordance with U.S. GAAP, at the end of the most recently completed fiscal quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less any amount that we pay for repurchases of our shares of common stock, excluding any unrealized gains, losses or other non-cash items that have impacted stockholders' equity as reported in our financial statements prepared in accordance with U.S. GAAP, regardless of whether such items are included in other comprehensive income or loss, or in net income, and excluding one-time events pursuant to changes in U.S. GAAP and certain other non-cash charges after discussions between our Manager and our independent directors and after approval by a majority of our independent directors.

Assuming that we sell             shares of common stock in this offering (which assumes no exercise of the underwriters' over-allotment option) and             shares in the concurrent private placement, the management fee payable to our Manager for the 12-month period beginning on June 1, 2011 (assuming no additional equity is issued within this 12-month period) would be approximately $              million.

Expense reimbursement

Reimbursement of operating expenses related to us incurred by our Manager, including legal, accounting, due diligence and other services. We will not reimburse our Manager or its affiliates for the salaries and other compensation of their personnel.

Monthly in cash.

Type	Description	Payment

Termination fee

Termination fee equal to three times the average annual base management fee earned by our Manager during the prior 24-month period prior to such termination, calculated as of the end of the most recently completed fiscal quarter prior to such termination. See "Our Manager and the management agreement—Management agreement—Term and termination."

Upon termination of the management agreement by us without cause or by our Manager if we materially breach the management agreement.
Refund of Manager's payment of initial underwriting discount

Pursuant to the underwriting agreement among the underwriters, our Manager and us, our Manager will agree to pay the underwriters $             per share with respect to each share sold in this offering, representing the initial underwriting discount. Pursuant to the management agreement, we have agreed to refund our Manager for its payment of the initial underwriting discount if during any four consecutive calendar quarters during the 24 full calendar quarters after the consummation of this offering our Core Earnings (as described below) for any such four-quarter period exceeds the product of (x) the weighted average of the issue price per share of all public offerings of our common stock, multiplied by the weighted average number of shares of our common stock outstanding (including any restricted shares of our common stock and any other shares of our common stock underlying awards granted under our equity incentive plans) in such four-quarter period and (y) 8%. In addition, if the management agreement is terminated and we are required to pay our Manager the termination fee described above, we would also be required to refund our Manager for its payment of the initial underwriting discount irrespective of whether we have met the performance hurdle described above. Core Earnings is a non-GAAP measure and is defined as U.S. GAAP net income (loss) as adjusted, excluding:

Upon meeting the performance hurdle.
• non-cash equity compensation expense;
• any unrealized gains, losses or other non-cash items, regardless of whether such items are included in other comprehensive income or loss or in net income;

Type	Description	Payment

•       one-time events pursuant to changes in U.S. GAAP and certain other non-cash charges after discussions between our Manager and our independent directors and after approval by a majority of our independent directors; and

• depreciation and amortization (to the extent that we foreclose on any properties underlying our target assets).
Incentive plans

Our equity incentive plans include provisions for grants of restricted common stock and other equity based awards to our Manager and employees of our Manager and to our directors or officers. Upon the completion of this offering and the concurrent private placement, we will grant an aggregate of             shares of our restricted common stock to our Manager or employees of our Manager pursuant to our Manager Equity Plan, equal to             % of the number of shares of common stock issued to the public in this offering (without giving effect to any exercise by the underwriters of their overallotment option), an aggregate of             shares of our restricted common stock to our three director nominees. See "Management—Equity incentive plans."

Administered by the compensation committee of our board of directors.

Conflicts of interest

We are dependent on our Manager for our day-to-day management. All of our officers and two of our directors, James W. Hirschmann III and Gavin L. James, are employees of our Manager. Although our current chief financial officer is an employee of our Manager, we anticipate that in the future we will hire a chief financial officer that is not an employee of our Manager and support staff for such chief financial officer. We do not anticipate having any future employees other than a chief financial officer and support staff for the chief financial officer. Our Manager does not serve us exclusively and is not obligated to dedicate any of its personnel to us. Because our Manager serves other clients in addition to us, it is difficult to estimate the amount of time our Manager or its personnel will allocate to our business. The obligations of our Manager and its officers and personnel to engage in other business activities may reduce the time our Manager and its officers and personnel spend managing us. Our management agreement with our Manager was negotiated between related parties and its terms, including fees and other amounts payable, may not be as favorable to us as if it had been negotiated at arm's length with an unaffiliated third party.

We will compete for investment opportunities directly with other client portfolios managed by our Manager. A substantial number of client accounts managed by our Manager have exposure to Agency RMBS and our potential target assets and may have similar investment mandates and objectives. In addition, our Manager may have additional clients that compete directly with us for investment opportunities in the future.

Our Manager has an investment allocation policy in place that is designed to treat all of its client accounts fairly and equitably with the goal of providing all clients with the best execution under the circumstances for transactions in fixed-income securities. Our Manager's investment allocation policy provides that no single client is intentionally favored over another and the procedures associated with this policy require our Manager's investment management department to allocate trades in a fair and equitable manner. When possible, in order to minimize transaction costs and seek best execution for all client accounts, transactions may be bunched or blocked together, with securities generally allocated to client accounts on a pro rata basis. According to our Manager's investment allocation policy, investments may be allocated by taking into account factors, including but not limited to investment goals or guidelines, available cash, liquidity requirements, odd lot positions, minimum allocations, existing portfolio holdings compared to target weightings, regulatory and legal restrictions and the tax implications of an investment. Our Manager's investment allocation policy requires that these bunched or blocked trades be allocated on the same day they are executed and requires that all clients receive the same average cost for the transaction.

Our Manager periodically reviews its client accounts to identify situations where a potential conflict may exist, and when appropriate, may design specific procedures to address these situations. The investment allocation policy may be amended by our Manager at any time without our consent. To the extent that our Manager's or our business changes in such a way as to give rise to conflicts not currently addressed by our Manager's investment allocation policy, our Manager may need to refine its investment allocation policy to address such situation. Our independent directors will review our Manager's compliance with its investment allocation policy and the conflicts or potential conflicts of interest surrounding our Manager. In addition, to avoid any actual or perceived conflicts of interest with our Manager, prior to an acquisition of any security structured or issued by an entity managed by our Manager or any of its affiliates or the purchase or sale of any asset from or to an entity managed by our Manager or any of its affiliates, such transaction must be approved by our board of directors, including a majority of our independent directors.

We have agreed to pay our Manager a base management fee that is not tied to our performance. The base management fee may not sufficiently incentivize our Manager to generate attractive risk-adjusted returns for us. This could hurt both our ability to make distributions to our stockholders and the market price of our common stock.

We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from engaging for their own account in business activities of the types conducted by us. However, subject to our Manager's investment allocation policy, our code of conduct contains a conflicts of interest policy that prohibits our directors, officers and personnel, as well as employees of our Manager who provide services to us, from engaging in any transaction that involves an actual conflict of interest with us.

REIT qualification

We intend to elect and qualify as a REIT commencing with our initial taxable year ending December 31, 2011. Our qualification as a REIT depends upon our ability to meet on a continuing basis, through actual investment and operating results, various complex requirements under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our shares. We believe that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code and that our intended manner of operation will enable us to meet the requirements for qualification and taxation as a REIT.

So long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on our net taxable income we distribute currently to our stockholders. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we lost our REIT qualification. Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income or property.

1940 Act exemption

We intend to conduct our operations so that neither we nor any of our subsidiaries are required to register as an investment company under the 1940 Act. Section 3(a)(1)(A) of the 1940 Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the 1940 Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer's total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which is referred to herein as the 40% test. Excluded from the term "investment securities," among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company for private funds set forth in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act.

We are organized as a holding company that conducts its businesses primarily through wholly-owned subsidiaries. We intend to conduct our operations so that we do not come within the definition of an investment company because less than 40% of the value of our adjusted total assets on an unconsolidated basis will consist of "investment securities." The securities issued by any wholly-owned or majority-owned subsidiaries that we may form in the future that are excepted from the definition of "investment company" based on Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our adjusted total assets on an unconsolidated basis. The aggregate fair value of any interest rate swaps, interest rate swaptions, interest cancelable swaps, interest rate caps, interest rate corridors, Eurodollar futures contracts and options on such contracts and other hedging transactions in which we may engage will not exceed 40% of the value of our adjusted total assets, and as a result such positions will not cause us to be an "investment company" as defined in Section 3(a)(1) of the 1940 Act. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe that we will not be considered an investment company under Section 3(a)(1)(A) of the 1940 Act because our primary activity will be holding the securities of our wholly-owned and majority-owned non-investment company subsidiaries, which will be engaged in real-estate related businesses.

If the value of securities issued by our subsidiaries that are excepted from the definition of "investment company" by Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities we own, exceeds 40% of our adjusted total assets on an unconsolidated basis, or if one or more of such subsidiaries fail to maintain an exception or exemption from the 1940 Act, we could, among other things, be required either (a) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company or (b) to register as an investment company under the 1940 Act, either of which could have an adverse effect on us and the market price of our securities. If we were required to register as an investment company under the 1940 Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the 1940 Act), portfolio composition, including restrictions with respect to diversification and industry concentration, and other matters.

We expect certain of our subsidiaries to qualify for an exemption from registration under the 1940 Act as an investment company pursuant to Section 3(c)(5)(C) of the 1940 Act, which is available for entities "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate." This exemption generally requires that at least 55% of such subsidiaries' assets must be comprised of qualifying real estate assets and at least 80% of each of their portfolios must be comprised of qualifying real estate assets and real estate-related assets. Any subsidiary relying on Section 3(c)(5)(C) will treat any interest rate swaps or other derivative hedging transactions it enters into as miscellaneous assets that will not exceed 20% of its total assets. We expect each of our subsidiaries relying on Section 3(c)(5)(C) to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to other types of assets to determine which assets are qualifying real estate assets and real estate-related assets. To the extent that the SEC staff publishes new or different guidance with respect to these matters, we may be required to adjust our strategy accordingly. In addition, we may be limited in our ability to make certain investments and these limitations could result in the subsidiary holding assets we might wish to sell or selling assets we might wish to hold.

Certain of our subsidiaries may rely on the exemption provided by Section 3(c)(6) to the extent that they hold mortgage assets through majority owned subsidiaries that rely on Section 3(c)(5)(C). The SEC staff has issued little interpretive guidance with respect to Section 3(c)(6) and any guidance published by the staff could require us to adjust our strategy accordingly. Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that our subsidiaries may rely on Section 3(c)(6) if, among other things, 55% of the assets of such subsidiaries consist of, and at least 55% of the income of such subsidiaries are derived from, qualifying real estate investment assets owned by wholly owned or majority-owned subsidiaries of such subsidiaries.

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the exceptions we and our subsidiaries rely on from the 1940 Act, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

See "Business—Operating and regulatory structure—1940 Act exemption" for a further discussion of the specific exemptions from registration under the 1940 Act that our subsidiaries are expected to rely on and the treatment of certain of our targeted asset classes for purposes of such exemptions.

Qualification for exemption from registration under the 1940 Act will limit our ability to make certain investments. See "Risk factors—Risks related to our business—Maintenance of our 1940 Act exemption imposes limits on our operations."

Restrictions on ownership of our common stock

To assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code, among other purposes, our certificate of incorporation prohibits, with certain exceptions, any stockholder from beneficially or constructively owning, applying certain attribution rules under the Internal Revenue Code, more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock. Our board of directors may, in its sole discretion, waive the 9.8% ownership limit with respect to a particular stockholder; provided, however, that our board of directors may only waive the 9.8% ownership limit after it is presented with evidence satisfactory to it that such ownership will not then or in the future jeopardize our qualification as a REIT.

Our certificate of incorporation also prohibits any person from, among other things:

•
beneficially or constructively owning shares of our capital stock that would result in our being "closely held" under Section 856(h) of the Internal Revenue Code, or otherwise cause us to fail to qualify as a REIT; and

•
transferring shares of our capital stock if such transfer would result in our capital stock being owned by fewer than 100 persons.

In addition, our certificate of incorporation provides that any ownership or purported transfer of our capital stock in violation of the foregoing restrictions will result in the shares so owned or transferred being automatically transferred to a charitable trust for the benefit of a charitable beneficiary and the purported owner or transferee acquiring no rights in such shares. If a transfer to a charitable trust would be ineffective for any reason to prevent a violation of the restriction, the transfer resulting in such violation will be void from the time of such purported transfer.

Our corporate information

Our principal executive offices are located at 385 East Colorado Boulevard, Pasadena, California 91101. Our telephone number is (626) 844-9400. Our website is                           . The contents of our website are not a part of this prospectus. The information on our website is not intended to form a part of or be incorporated by reference into this prospectus.

The offering

Common stock offered by us	shares (plus up to an additional shares of our common stock that we may issue and sell upon the exercise of the underwriters' overallotment option).
Common stock to be outstanding after this offering	shares.(1)
Use of proceeds

We estimate that the net proceeds we will receive from selling common stock in this offering and the concurrent private placement will be approximately $        million, prior to deducting underwriting discounts and commissions and after deducting estimated offering expenses of approximately $        million (or, if the underwriters exercise their over-allotment option in full, approximately $        million, prior to deducting underwriting discounts and commissions and after deducting estimated offering expenses of approximately $        million).

We plan to use the net proceeds from this offering and the concurrent private placement to purchase Agency RMBS and our potential target assets, focusing predominantly on Agency RMBS. Subject to prevailing market conditions at the time of purchase, we currently expect that the capital we deploy will be used initially to purchase Agency RMBS and our potential target assets in the following ranges: approximately 85-100% Agency RMBS, approximately 0-15% non-Agency RMBS, approximately 0-5% CMBS and approximately 0-5% ABS.

(1)
Includes (i) 100 shares of our common stock we previously issued to our Manager, (ii)              shares of our common stock to be issued to our Manager and Legg Mason in a concurrent private placement (which will represent an aggregate investment equal to         % of the gross proceeds raised in this offering, excluding the underwriters' overallotment option, up to $10 million), (iii)              shares of our restricted common stock to be granted to our Manager or employees of our Manager upon completion of this offering and the concurrent private placement under the Manager Equity Plan (which will represent an amount equal to         % of the number of shares of our common stock issued to the public in this offering, excluding the underwriters' overallotment option), and (iv) an aggregate of 4,500 shares of our restricted common stock to be granted to our three director nominees upon completion of this offering under the Equity Plan. Does not include (i) an aggregate of             additional shares of our common stock available for future grants under our equity incentive plans or (ii)              shares of our common stock that we may issue and sell upon the exercise of the underwriters' overallotment option.

Until appropriate investments can be identified, our Manager may invest these proceeds in interest-bearing short-term investments, including money market accounts and/or funds, that are consistent with our intention to qualify as a REIT and maintain exemption from registration under the 1940 Act. These initial investments, if any, are expected to provide a lower net return than we will seek to achieve from investments in Agency RMBS and our potential target assets. We anticipate that we will be able to identify a sufficient amount of Agency RMBS and our potential target assets within approximately one to two months after the closing of this offering and the concurrent private placement. However, depending on the availability of appropriate investment opportunities and subject to prevailing market conditions, there can be no assurance that we will be able to identify a sufficient amount of investments within this timeframe. See "Use of proceeds."
Distribution policy

We intend to make regular quarterly distributions to holders of our common stock. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its net taxable income and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income. We generally intend over time to pay quarterly dividends in an amount equal to our net taxable income. We plan to pay our first distribution in respect of the period from the closing of this offering through June 30, 2011, which may be prior to the time that we have fully invested the net proceeds from this offering and the concurrent private placement in investments in Agency RMBS.

We cannot assure you that we will make any distributions to our stockholders. Any distributions that we make will be at the discretion of our board of directors and will depend upon, among other things, our actual results of operations. These results and our ability to pay distributions will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and any other expenditures. For more information, see "Distribution policy."

New York Stock Exchange symbol	"WMC"

Ownership and transfer restrictions

To assist us in complying with limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code, among other purposes, our certificate of incorporation generally prohibits, among other prohibitions, any stockholder from beneficially or constructively owning more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock. See "Description of capital stock—Restrictions on ownership and transfer of our capital stock."

Risk factors

Investing in our common stock involves a high degree of risk. You should carefully read and consider the information set forth under the heading "Risk factors" beginning on page 25 of this prospectus and all other information in this prospectus before investing in our common stock.

Risk factors

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our common stock. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

Risks related to our business

We have no operating history and may not be able to successfully operate our business or generate sufficient revenue to make or sustain distributions to our stockholders.

We were organized as a Delaware corporation on June 3, 2009, but have had no operations since that time. We filed a Certificate of Dissolution in Delaware on May 5, 2010 and revoked such dissolution by filing a Certificate of Revocation of Dissolution on March 24, 2011. We have no operating history. We have no assets and will commence operations only upon completion of this offering and the concurrent private placement. We cannot assure you that we will be able to operate our business successfully or implement our operating policies and strategies as described in this prospectus. The results of our operations depend on several factors, including the availability of opportunities for the acquisition of assets, the level and volatility of interest rates, the availability of adequate short and long-term financing, conditions in the financial markets and economic conditions.

We may change any of our strategies, policies or procedures without stockholder consent.

We may change any of our strategies, policies or procedures with respect to investments, acquisitions, growth, operations, indebtedness, capitalization and distributions at any time without the consent of our stockholders, which could result in an investment portfolio with a different risk profile. A change in our investment strategy may increase our exposure to interest rate risk, default risk and real estate market fluctuations. Furthermore, a change in our asset allocation could result in our making investments in asset categories different from those described in this prospectus. These changes could adversely affect our financial condition, results of operations, the market price of our common stock and our ability to make distributions to our stockholders.

We have not yet identified any specific investments we may make with the net proceeds of this offering.

We have not yet identified any specific investments we may make with the net proceeds of this offering and as a result, you will not be able to evaluate any proposed investments before purchasing shares of our common stock. Additionally, our investments will be selected by our Manager and our stockholders will not have input into such investment decisions. Both of these factors will increase the uncertainty, and thus the risk, of investing in shares of our common stock.

Until appropriate investments can be identified, our Manager may invest the net proceeds of this offering and the concurrent private placement in interest-bearing short-term investments, including money market accounts and/or funds, that are consistent with our intention to qualify as a REIT. These initial investments, if any, are expected to provide a lower net return than we will seek to achieve from investments in Agency RMBS. We anticipate that we will be able to identify a sufficient amount of investments in Agency RMBS within approximately one to two months after the closing of this offering and the concurrent private placement. However, depending on the availability of appropriate investment opportunities and subject to prevailing market conditions, there can be no assurance that we will be able to identify a sufficient amount of investments within this timeframe. See "Use of proceeds." Our Manager intends to conduct due diligence with respect to each investment and suitable investment opportunities may not be immediately available. Even if opportunities are available, there can be no assurance that our Manager's due diligence processes will uncover all relevant facts or that any investment will be successful.

Furthermore, you will be unable to evaluate the manner in which the net proceeds of this offering and the concurrent private placement will be invested or the economic merit of our expected investments and, as a result, we may use the net proceeds from these offerings to make investments with which you may not agree. The failure of our management to apply these proceeds effectively or find investments that meet our investment criteria in sufficient time or on acceptable terms could result in unfavorable returns, could cause a material adverse effect on our business, financial condition, liquidity, results of operations and ability to make distributions to our stockholders, and could cause the value of our common stock to decline.

Risks related to our investing strategy

Mortgage loan modification and refinancing programs and future legislative action may adversely affect the value of, and our returns on, Agency RMBS and our potential target assets.

The U.S. Government, through the U.S. Federal Reserve, the Federal Housing Administration, or the FHA, and the Federal Deposit Insurance Corporation, has implemented a number of federal programs designed to assist homeowners, including the Home Affordable Modification Program, or HAMP, which provides homeowners with assistance in avoiding residential mortgage loan foreclosures, the Hope for Homeowners Program, or H4H Program, which allows certain distressed borrowers to refinance their mortgages into FHA-insured loans in order to avoid residential mortgage loan foreclosures, and the Home Affordable Refinance Program, which allows borrowers who are current on their mortgage payments to refinance and reduce their monthly mortgage payments at loan-to-value ratios up to 125% without new mortgage insurance. HAMP, the H4H Program and other loss mitigation programs may involve, among other things, the modification of mortgage loans to reduce the principal amount of the loans (through forbearance and/or forgiveness) and/or the rate of interest payable on the loans, or the extension of payment terms of the loans.

Especially with non-Agency RMBS, a significant number of loan modifications with respect to a given security, including, but not limited to, those related to principal forgiveness and coupon reduction, resulting in increased prepayment rates, could negatively impact the realized yields and cash flows on such security. These loan modification programs, future legislative or regulatory actions, including possible amendments to the bankruptcy laws, which result in the modification of outstanding residential mortgage loans, as well as changes in the requirements necessary to qualify for refinancing mortgage loans with the Federal National Mortgage Association, or FNMA, the Federal Home Loan Mortgage Corporation, or FHLMC, or the

Government National Mortgage Association, or GNMA, may adversely affect the value of, and the returns on, Agency RMBS and our potential target assets that we may purchase.

Actions of the U.S. Government, including the U.S. Congress, Federal Reserve, U.S. Treasury and other governmental and regulatory bodies, to stabilize or reform the financial markets may not achieve the intended effect and may adversely affect our business.

In July 2010, the U.S. Congress enacted the Dodd Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, in part to impose significant investment restrictions and capital requirements on banking entities and other organizations that are significant to U.S. financial markets. For instance, the Dodd-Frank Act will impose significant restrictions on the proprietary trading activities of certain banking entities and subject other systemically significant organizations regulated by the U.S. Federal Reserve to increased capital requirements and quantitative limits for engaging in such activities. The Dodd-Frank Act also seeks to reform the asset-backed securitization market (including the mortgage-backed securities market) by requiring the retention of a portion of the credit risk inherent in the pool of securitized assets and by imposing additional registration and disclosure requirements. Certain of the new requirements and restrictions exempt Agency RMBS, other government issued or guaranteed securities, or other securities. Nonetheless, the Dodd-Frank Act also imposes significant regulatory restrictions on the origination of residential mortgage loans and will impact the formation of new issuances of non-Agency RMBS. The Dodd-Frank Act also creates a new regulator, the Consumer Financial Protection Bureau, or the CFPB, which will now oversee many of the core laws which regulate the mortgage industry, including among others the Real Estate Settlement Procedures Act and the Truth in Lending Act. While the full impact of the Dodd-Frank Act and the role of the CFPB cannot be assessed until all implementing regulations are released, the Dodd-Frank Act's extensive requirements may have a significant effect on the financial markets, and may affect the availability or terms of financing from our lender counterparties and the availability or terms of mortgage-backed securities, both of which may have an adverse effect on our financial condition and results of operations.

In addition, the U.S. Government, Federal Reserve, U.S. Treasury and other governmental and regulatory bodies have taken or are considering taking other actions to address the financial crisis. We cannot predict whether or when such actions may occur or what effect, if any, such actions could have on our business, results of operations and financial condition.

The federal conservatorship of FNMA and FHLMC and related efforts, along with any changes in laws and regulations affecting the relationship between these agencies and the U.S. Government, may adversely affect our business.

The payments of principal and interest we receive on our Agency RMBS, which depend directly upon payments on the mortgages underlying such securities, are guaranteed by FNMA, FHLMC and GNMA. FNMA and FHLMC are U.S. Government-sponsored entities, or GSEs, but their guarantees are not backed by the full faith and credit of the United States. GNMA is part of a U.S. Government agency and its guarantees are backed by the full faith and credit of the United States.

In response to general market instability and, more specifically, the financial conditions of FNMA and FHLMC, in July 2008, the Housing and Economic Recovery Act of 2008, or HERA,

established a new regulator for FNMA and FHLMC, the U.S. Federal Housing Finance Agency, or the FHFA. In September 2008, the U.S. Treasury, the FHFA and the U.S. Federal Reserve announced a comprehensive action plan to help stabilize the financial markets, support the availability of mortgage financing and protect taxpayers. Under this plan, among other things, the FHFA was appointed as conservator of both FNMA and FHLMC, allowing the FHFA to control the actions of the two GSEs, without forcing them to liquidate, which would be the case under receivership. Importantly, the primary focus of the plan was to increase the availability of mortgage financing by allowing these GSEs to continue to grow their guarantee business without limit, while limiting the size of their retained mortgage and agency security portfolios and requiring that these portfolios be reduced over time.

In an effort to further stabilize the U.S. mortgage market, the U.S. Treasury pursued three additional initiatives beginning in 2008. First, it entered into preferred stock purchase agreements, which have been subsequently amended, with each of the GSEs to ensure that they maintain a positive net worth. Second, it established a new secured short-term credit facility, which was available to FNMA and FHLMC (as well as Federal Home Loan Banks) when other funding sources were unavailable. Third, it established an agency security purchase program under which the U.S. Treasury purchased Agency RMBS in the open market. The U.S. Federal Reserve also established a program of purchasing Agency RMBS.

Those efforts resulted in significant U.S. Government financial support and increased control of the GSEs. In December 2010, the FHFA reported that, from the time of execution of the preferred stock purchase agreements through September 30, 2010, funding provided to FNMA and FHLMC under the preferred stock purchase agreements amounted to approximately $89 billion and $64 billion, respectively. The U.S. Treasury has committed to support the positive net worth of FNMA and FHLMC, through preferred stock purchases as necessary, through 2012. Those agreements, as amended, also require the reduction of FNMA's and FHLMC's mortgage and agency security portfolios (they were limited to $900 billion as of December 31, 2009, and to $810 billion as of December 31, 2010, and must be reduced each year until their respective mortgage assets reach $250 billion).

Both the secured short-term credit facility and the agency security program initiated by the U.S. Treasury expired on December 31, 2009. However, through that securities purchase program (from September 2008 through December 2009), the U.S. Treasury acquired approximately $220 billion of Agency RMBS. In addition, while the U.S. Federal Reserve's program of agency security purchases terminated in 2010, through the first quarter of 2010, the U.S. Federal Reserve had purchased $1.25 trillion of Agency RMBS. Subject to specified investment guidelines, the portfolios of Agency RMBS purchased through the programs established by the U.S. Treasury and the U.S. Federal Reserve may be held to maturity and, based on mortgage market conditions, adjustments may be made to these portfolios. This flexibility may adversely affect the pricing and availability of Agency RMBS that we seek to acquire during the remaining term of these portfolios.

Although the U.S. Government has committed to support the positive net worth of FNMA and FHLMC through 2012, there can be no assurance that these actions will be adequate for their needs. These uncertainties lead to questions about the availability of, and trading market for, Agency RMBS. Despite the steps taken by the U.S. Government, FNMA and FHLMC could default on their guarantee obligations which would materially and adversely affect the value of our Agency RMBS. Accordingly, if these government actions are inadequate and the GSEs continue to suffer losses or cease to exist, our business, operations and financial condition could be materially and adversely affected.

In addition, the problems faced by FNMA and FHLMC resulting in their being placed into federal conservatorship and receiving significant U.S. Government support have sparked serious debate among federal policy makers regarding the continued role of the U.S. Government in providing liquidity for mortgage loans. The future roles of FNMA and FHLMC could be significantly reduced and the nature of their guarantee obligations could be considerably limited relative to historical measurements. Any such changes to the nature of their guarantee obligations could redefine what constitutes an agency security and could have broad adverse implications for the market and our business, operations and financial condition. Alternatively, FNMA and FHLMC could be dissolved or privatized, and the U.S. Government could determine to stop providing liquidity support of any kind to the mortgage market. In February 2011, the U.S. Treasury and the Department of Housing and Urban Development released a report to Congress entitled "Reforming America's Housing Finance Market" in which they proposed to reduce or eliminate the role of GSEs in mortgage financing. The report calls for phasing in increased pricing of FNMA and FHLMC guarantees to help level the playing field for the private sector to take back market share, reducing conforming loan limits by allowing the temporary increase in FNMA's and FHLMC's conforming loan limits to reset as scheduled on October 1, 2011 to the lower levels set in the HERA and continuing to wind down FNMA's and FHLMC's investment portfolio at an annual rate of no less than 10% per year. If FNMA or FHLMC were eliminated, or their structures were to change radically (i.e., limitation or removal of the guarantee obligation), or their market share reduced because of required price increases or lower limits on the loans they can guarantee, we could be unable to acquire additional Agency RMBS and our existing Agency RMBS could be materially and adversely impacted.

We could be negatively affected in a number of ways depending on the manner in which related events unfold for FNMA and FHLMC. We will rely on our Agency RMBS (as well as non-Agency RMBS) as collateral for our financings under the repurchase agreements that we intend to enter into upon the completion of this offering. Any decline in their value, or perceived market uncertainty about their value, would make it more difficult for us to obtain financing on our Agency RMBS on acceptable terms or at all, or to maintain our compliance with the terms of any financing transactions. Further, the current support provided by the U.S. Treasury to FNMA and FHLMC, and any additional support it may provide in the future, could have the effect of lowering the interest rates we expect to receive from Agency RMBS, thereby tightening the spread between the interest we earn on our Agency RMBS and the cost of financing those assets. A reduction in the supply of Agency RMBS could also negatively affect the pricing of Agency RMBS by reducing the spread between the interest we earn on our investment portfolio of Agency RMBS and our cost of financing that portfolio.

As indicated above, recent legislation has changed the relationship between FNMA and FHLMC and the U.S. Government. Future legislation could further change the relationship between FNMA and FHLMC and the U.S. Government, and could also nationalize, privatize, or eliminate such entities entirely. Any law affecting these GSEs may create market uncertainty and have the effect of reducing the actual or perceived credit quality of securities issued or guaranteed by FNMA or FHLMC. As a result, such laws could increase the risk of loss on our investments in Agency RMBS guaranteed by FNMA and/or FHLMC. It also is possible that such laws could adversely impact the market for such securities and spreads at which they trade. All of the foregoing could materially and adversely affect our financial condition and results of operations.

We will be subject to the risk that U.S. Government agencies and/or GSEs may not be able to fully satisfy their guarantees of Agency RMBS or that these guarantee obligations may be repudiated, which may adversely affect the value of our assets and our ability to sell or finance these securities.

The interest and principal payments we will receive on the Agency RMBS in which we intend to invest will be guaranteed by FNMA, FHLMC or the GNMA. Unlike the GNMA securities in which we may invest, the principal and interest on securities issued by FNMA and FHLMC are not guaranteed by the U.S. government. All the Agency RMBS in which we intend to invest depend on a steady stream of payments on the mortgages underlying the securities.

As conservator of FNMA and FHLMC, the FHFA may disaffirm or repudiate contracts (subject to certain limitations for qualified financial contracts) that FHLMC or FNMA entered into prior to the FHFA's appointment as conservator if it determines, in its sole discretion, that performance of the contract is burdensome and that disaffirmation or repudiation of the contract promotes the orderly administration of its affairs. The HERA requires the FHFA to exercise its right to disaffirm or repudiate most contracts within a reasonable period of time after its appointment as conservator. FNMA and FHLMC have disclosed that the FHFA has disaffirmed certain consulting and other contracts that these entities entered into prior to the FHFA's appointment as conservator. FHLMC and FNMA have also disclosed that the FHFA has advised that it does not intend to repudiate any guarantee obligation relating to FNMA and FHLMC's mortgage-related securities, because the FHFA views repudiation as incompatible with the goals of the conservatorship. In addition, the HERA provides that mortgage loans and mortgage-related assets that have been transferred to a FHLMC or FNMA securitization trust must be held for the beneficial owners of the related mortgage-related securities, and cannot be used to satisfy the general creditors of FHLMC or FNMA.

If the guarantee obligations of FHLMC or FNMA were repudiated by FHFA, payments of principal and/or interest to holders of Agency RMBS issued by FHLMC or FNMA would be reduced in the event of any borrowers' late payments or failure to pay or a servicer's failure to remit borrower payments to the trust. In that case, trust administration and servicing fees could be paid from mortgage payments prior to distributions to holders of Agency RMBS. Any actual direct compensatory damages owed due to the repudiation of FHLMC or FNMA's guarantee obligations may not be sufficient to offset any shortfalls experienced by holders of Agency RMBS. FHFA also has the right to transfer or sell any asset or liability of FHLMC or FNMA, including its guarantee obligation, without any approval, assignment or consent. If FHFA were to transfer FHLMC or FNMA's guarantee obligations to another party, holders of Agency RMBS would have to rely on that party for satisfaction of the guarantee obligation and would be exposed to the credit risk of that party.

We operate in a highly competitive market for investment opportunities and competition may limit our ability to acquire desirable investments in Agency RMBS and our potential target assets and could also affect the pricing of these securities.

We operate in a highly competitive market for investment opportunities. Our profitability depends, in large part, on our ability to acquire Agency RMBS and our potential target assets at attractive prices. In acquiring these assets, we will compete with a variety of institutional investors, including other REITs, specialty finance companies, public and private funds (including other funds managed by our Manager), commercial and investment banks, commercial finance and insurance companies and other financial institutions. Many of our competitors are substantially larger and have considerably greater financial, technical, marketing and other resources than we do. Several other REITs have recently raised, or are expected to raise, significant amounts of capital, and may have investment objectives that overlap with ours, which may create additional competition for investment opportunities. Some competitors may have a lower cost of funds and access to funding sources that may not be available to us, such as funding from the U.S. Government. Many of our competitors are not subject to the operating constraints associated with REIT tax compliance or maintenance of an exemption from the 1940 Act. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, competition for investments in Agency RMBS and our potential target assets may lead to the price of such assets increasing, which may further limit our ability to generate desired returns. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this competition, desirable investments in these assets may be limited in the future and we may not be able to take advantage of attractive investment opportunities from time to time, as we can provide no assurance that we will be able to identify and make investments that are consistent with our investment objectives.

The lack of liquidity in our investments may adversely affect our business.

We expect that the assets that we will acquire will not be publicly traded. A lack of liquidity may result from the absence of a willing buyer or an established market for these assets, as well as legal or contractual restrictions on resale or the unavailability of financing for these assets. In addition, mortgage-related assets generally experience periods of illiquidity, including the recent period of delinquencies and defaults with respect to residential and commercial mortgage loans. The illiquidity of our investments may make it difficult for us to sell such investments if the need or desire arises. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments. Further, we may face other restrictions on our ability to liquidate an investment in a business entity to the extent that we or our Manager has or could be attributed with material, non-public information regarding such business entity. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.

Adverse developments in the broader residential mortgage market may adversely affect the value of the assets in which we intend to invest.

Since 2007, the residential mortgage market in the United States has experienced a variety of unprecedented difficulties and changed economic conditions, including defaults, credit losses and liquidity concerns. Certain commercial banks, investment banks and insurance companies announced extensive losses from exposure to the residential mortgage market. These losses reduced financial industry capital, leading to reduced liquidity for some institutions. These factors have impacted investor perception of the risk associated with real estate-related assets, including Agency RMBS and other high-quality RMBS assets. As a result, values for RMBS assets, including some Agency RMBS and other AAA-rated RMBS assets, have experienced a certain amount of volatility. Further increased volatility and deterioration in the broader residential mortgage and RMBS markets may adversely affect the performance and market value of the Agency and non-Agency RMBS in which we intend to invest.

We intend to invest in Agency RMBS and non-Agency RMBS. We will need to rely on our securities as collateral for our financings. Any decline in their value, or perceived market uncertainty about their value, would likely make it difficult for us to obtain financing on favorable terms or at all, or maintain our compliance with terms of any financing arrangements already in place. The securities we intend to acquire will be classified for accounting purposes as available-for-sale. All assets classified as available-for-sale will be reported at fair value, based on market prices from third-party sources, with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders' equity. As a result, a decline in fair values may reduce the book value of our assets. Moreover, if the decline in fair value of an available-for-sale security is other-than-temporarily impaired, such decline will reduce earnings. If market conditions result in a decline in the fair value of our assets, our financial position and results of operations could be adversely affected.

A prolonged economic recession and further declining real estate values could impair our assets and harm our operations.

The risks associated with our business are more severe during economic recessions and are compounded by declining real estate values. The non-Agency RMBS in which we may invest a part of our capital will be particularly sensitive to these risks. Declining real estate values will likely reduce the level of new mortgage loan originations since borrowers often use appreciation in the value of their existing properties to support the purchase of additional properties. Borrowers will also be less able to pay principal and interest on loans underlying the securities in which we invest if the value of residential real estate weakens further. Further, declining real estate values significantly increase the likelihood that we will incur losses on non-Agency RMBS in the event of default because the value of collateral on the mortgages underlying such securities may be insufficient to cover the outstanding principal amount of the loan. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect both our net interest income from non-Agency RMBS in our portfolio, which could have an adverse effect on our financial condition, results of operations and our ability to make distributions to our stockholders.

Our investments in non-Agency RMBS are generally subject to losses.

We may acquire non-Agency RMBS. In general, losses on a mortgaged property securing a mortgage loan included in a securitization will be borne first by the equity holder of the property, then by a cash reserve fund or letter of credit, if any, then by the holder of a mezzanine loan or B-Note, if any, then by the "first loss" subordinated security holder and then by the holder of a higher-rated security. In the event of default and the exhaustion of any equity support, reserve fund, letter of credit, mezzanine loans or B-Notes, and any classes of securities junior to those in which we invest, we will not be able to recover all of our investment in the securities we purchase. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related non-Agency

RMBS. The prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic downturns or individual issuer developments.

The mortgage loans underlying the non-Agency RMBS that we may acquire will be subject to defaults, foreclosure timeline extension, fraud and residential price depreciation and unfavorable modification of loan principal amount, interest rate and amortization of principal, which could result in losses to us.

Our potential investments in non-Agency RMBS will be subject to the risks of defaults, foreclosure timeline extension, fraud and home price depreciation and unfavorable modification of loan principal amount, interest rate and amortization of principal, accompanying the underlying residential mortgage loans. The ability of a borrower to repay a mortgage loan secured by a residential property is dependent upon the income or assets of the borrower. A number of factors may impair borrowers' abilities to repay their loans, including:

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adverse changes in national and local economic and market conditions;

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changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;

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costs of remediation and liabilities associated with environmental conditions such as indoor mold;

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the potential for uninsured or under-insured property losses;

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acts of God, including earthquakes, floods and other natural disasters, which may result in uninsured losses; and

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acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001.

In the event of defaults on the residential mortgage loans that underlie our investments in non-Agency RMBS and the exhaustion of any underlying or any additional credit support, we may not realize our anticipated return on our investments and we may incur a loss on these investments. In addition, our investments in non-Agency RMBS will be backed by residential real property but, in contrast to Agency RMBS, their principal and interest will not be guaranteed by a U.S. Government agency or a GSE. The ability of a borrower to repay these loans or other financial assets is dependent upon the income or assets of these borrowers.

We may be affected by deficiencies in foreclosure practices of third parties, as well as related delays in the foreclosure process.

Recent announcements of deficiencies in foreclosure documentation by, among others, several large mortgage servicers have raised various concerns relating to foreclosure practices. A number of mortgage servicers have temporarily suspended foreclosure proceedings in some or all states in which they do business while they review and correct their foreclosure practices. In addition, a group consisting of state attorneys general and state bank and mortgage regulators in all 50 states and the District of Columbia has announced it is reviewing foreclosure practices in their various jurisdictions. The extension of foreclosure timelines increases the inventory backlog of distressed homes on the market and creates greater uncertainty about housing prices. Prior to making investments in non-Agency RMBS, we will carefully consider many factors, including housing prices and foreclosure timelines, and estimate loss assumptions. The concerns about deficiencies in foreclosure practices of servicers and related delays in the foreclosure process may impact our loss assumptions and affect the values of, and our returns on, our investments in non-Agency RMBS.

The commercial mortgage loans underlying the CMBS we may acquire will be subject to defaults, foreclosure timeline extension, fraud and commercial price depreciation and unfavorable modification of loan principal amount, interest rate and amortization of principal, which could result in losses to us.

CMBS are secured by a single commercial mortgage loan or a pool of commercial mortgage loans. Commercial mortgage loans are secured by multifamily or commercial property and are subject to risks of delinquency and foreclosure, and risks of loss that may be greater than similar risks associated with loans made on the security of residential property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower's ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things,

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tenant mix;

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success of tenant businesses;

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property management decisions;

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property location and condition;

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competition from comparable types of properties;

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changes in laws that increase operating expenses or limit rents that may be charged;

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any need to address environmental contamination at the property or the occurrence of any uninsured casualty at the property;

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changes in national, regional or local economic conditions and/or specific industry segments;

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declines in regional or local real estate values;

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declines in regional or local rental or occupancy rates;

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increases in interest rates;

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real estate tax rates and other operating expenses;

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changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

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acts of God, terrorist attacks, social unrest and civil disturbances.

If our Manager overestimates the loss-adjusted yields of our CMBS investments, we may experience losses.

Our Manager will value our CMBS investments based on loss-adjusted yields, taking into account estimated future losses on the mortgage loans included in the securitization's pool of loans, and the estimated impact of these losses on expected future cash flows. Our Manager's loss estimates may not prove accurate, as actual results may vary from estimates. In the event that our Manager overestimates the pool level losses relative to the price we pay for a particular CMBS investment, we may experience losses with respect to such investment.

We may not control the special servicing of the mortgage loans included in the CMBS in which we invest and, in such cases, the special servicer may take actions that could adversely affect our interests.

With respect to CMBS in which we invest, overall control over the special servicing of the related underlying mortgage loans will be held by a "directing certificateholder" or a "controlling class representative," which is appointed by the holders of the most subordinate class of CMBS in such series. We may not have the right to appoint the directing certificateholder. In connection with the servicing of the specially serviced mortgage loans, the related special servicer may, at the direction of the directing certificateholder, take actions with respect to the specially serviced mortgage loans that could adversely affect our interests.

The receivables underlying the ABS we may acquire are subject to credit exposure, which could result in losses to us.

ABS are securities backed by various asset classes including auto loans, student loans, credit card loans, equipment loans, floor plan loans and small business loans fully guaranteed as to principal and interest by the U.S. Small Business Administration, or the SBA. ABS remain subject to the credit exposure of the underlying receivables. In the event of increased rates of delinquency with respect to any receivables underlying our ABS, we may not realize our anticipated return on these investments.

We may experience a decline in the market value of our assets.

A decline in the market value of our assets may require us to recognize an "other-than-temporary" impairment against such assets under U.S. GAAP if we were to determine that, with respect to any assets in unrealized loss positions, we do not have the ability and intent to hold such assets to maturity or for a period of time sufficient to allow for recovery to the amortized cost of such assets. If such a determination were to be made, we would recognize unrealized losses through earnings and write down the amortized cost of such assets to a new cost basis, based on the fair market value of such assets on the date they are considered to be other-than-temporarily impaired. Such impairment charges reflect non-cash losses at the time of recognition; subsequent disposition or sale of such assets could further affect our future losses or gains, as they are based on the difference between the sale price received and adjusted amortized cost of such assets at the time of sale.

Some of our portfolio investments will be recorded at fair value and, as a result, there will be uncertainty as to the value of these investments.

Some of our portfolio investments will be in the form of securities that are not publicly traded. The fair value of securities and other investments that are not publicly traded may not be readily determinable. We will value these investments quarterly at fair value, as determined in accordance with Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures, which may include unobservable inputs. Because such valuations are subjective, the fair value of certain of our assets may fluctuate over short periods of time and our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our common stock could be adversely affected if our determinations regarding the fair value of these investments were materially higher than the values that we ultimately realize upon their disposal.

Because we intend to acquire fixed-rate securities, an increase in interest rates on our borrowings may adversely affect our book value.

Increases in interest rates may negatively affect the market value of our assets. Any fixed-rate securities that we invest in generally will be more negatively affected by these increases than adjustable-rate securities. In accordance with accounting rules, we will be required to reduce our book value by the amount of any decrease in the market value of our assets that are classified for accounting purposes as available-for-sale. We will be required to evaluate our assets on a quarterly basis to determine their fair value by using third party bid price indications provided by dealers who make markets in these securities or by third-party pricing services. If the fair value of a security is not available from a dealer or third-party pricing service, we will estimate the fair value of the security using a variety of models and analyses, taking into consideration aggregate characteristics including, but not limited to, type of collateral, index, margin, periodic interest rate caps, lifetime interest rate caps, underwriting standards, age and delinquency experience. However, the fair value reflects estimates and may not be indicative of the amounts we would receive in a current market exchange. If we determine that an agency security is other-than-temporarily impaired, we would be required to reduce the value of such agency security on our balance sheet by recording an impairment charge in our income statement and our stockholders' equity would be correspondingly reduced. Reductions in stockholders' equity decrease the amounts that we may borrow to purchase additional assets, which could restrict our ability to increase our net income.

An increase in interest rates may cause a decrease in the volume of certain of our assets, which could adversely affect our ability to acquire assets that satisfy our investment objectives and to generate income and make distributions.

Rising interest rates generally reduce the demand for mortgage loans due to the higher cost of borrowing. A reduction in the volume of mortgage loans originated may affect the volume of Agency RMBS and our potential target assets available to us, which could adversely affect our ability to acquire assets that satisfy our investment objectives. Rising interest rates may also cause our assets that were issued prior to an interest rate increase to provide yields that are below prevailing market interest rates. If rising interest rates cause us to be unable to acquire a sufficient volume of Agency RMBS and our potential target assets with a yield that is above our borrowing cost, our ability to satisfy our investment objectives and to generate income and make distributions may be materially and adversely affected.

The relationship between short-term and longer-term interest rates is often referred to as the "yield curve." Ordinarily, short-term interest rates are lower than longer-term interest rates. If short-term interest rates rise disproportionately relative to longer-term interest rates (a flattening of the yield curve), our borrowing costs may increase more rapidly than the interest income earned on our assets. Because we expect our investments, on average, generally will bear interest based on longer-term rates than our borrowings, a flattening of the yield curve would tend to decrease our net income and the market value of our net assets. Additionally, to the extent cash flows from investments that return scheduled and unscheduled principal are reinvested, the spread between the yields on the new investments and available borrowing rates may decline, which would likely decrease our net income. It is also possible that short-term interest rates may exceed longer-term interest rates (a yield curve inversion), in which event our borrowing costs may exceed our interest income and we could incur operating losses.

Increases in interest rates could adversely affect the value of our investments and cause our interest expense to increase, which could result in reduced earnings or losses and negatively affect our profitability as well as the cash available for distribution to our stockholders.

We will seek to invest in Agency RMBS, and may also invest in non-Agency RMBS, CMBS and ABS. In a normal yield curve environment, an investment in such assets will generally decline in value if long-term interest rates increase. Declines in market value may ultimately reduce earnings or result in losses to us, which may negatively affect cash available for distribution to our stockholders.

A significant risk associated with Agency RMBS and our potential target assets is the risk that both long-term and short-term interest rates will increase significantly. If long-term rates increased significantly, the market value of these investments would decline, and the duration and weighted average life of the investments would increase. We could realize a loss if the securities were sold. At the same time, an increase in short-term interest rates would increase the amount of interest owed on any repurchase agreements we may enter into.

Market values of our investments may decline without any general increase in interest rates for a number of reasons, such as increases or expected increases in defaults, or increases or expected increases in voluntary prepayments for those investments that are subject to prepayment risk or widening of credit spreads.

In addition, in a period of rising interest rates, our operating results will depend in large part on the difference between the income from our assets and our financing costs. We anticipate that, in most cases, the income from such assets will respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may significantly influence our net income. Increases in these rates will tend to decrease our net income and market value of our assets.

Interest rate mismatches between our RMBS backed by ARMs or hybrid ARMs and our borrowings used to fund our purchases of these assets may cause us to suffer losses.

We may fund our RMBS with borrowings that have interest rates that adjust more frequently than the interest rate indices and repricing terms of RMBS backed by adjustable-rate mortgages, or ARMs, or hybrid ARMs. Accordingly, if short-term interest rates increase, our borrowing costs may increase faster than the interest rates on RMBS backed by ARMs or hybrid ARMs adjust. As a result, in a period of rising interest rates, we could experience a decrease in net income or a net loss.

In most cases, the interest rate indices and repricing terms of RMBS backed by ARMs or hybrid ARMs and our borrowings will not be identical, thereby potentially creating an interest rate mismatch between our investments and our borrowings. While the historical spread between relevant short-term interest rate indices has been relatively stable, there have been periods when the spread between these indices was volatile. During periods of changing interest rates, these interest rate index mismatches could reduce our net income or produce a net loss, and adversely affect the level of our dividends and the market price of our common stock.

In addition, RMBS backed by ARMs or hybrid ARMs will typically be subject to lifetime interest rate caps that limit the amount an interest rate can increase through the maturity of the RMBS. However, our borrowings under repurchase agreements typically will not be subject to similar restrictions. Accordingly, in a period of rapidly increasing interest rates, the interest rates paid on our borrowings could increase without limitation while caps could limit the interest rates on these types of RMBS. This problem is magnified for RMBS backed by ARMs or hybrid ARMs that are not fully indexed. Further, some RMBS backed by ARMs or hybrid ARMs may be subject to periodic payment caps that result in a portion of the interest being deferred and added to the principal outstanding. As a result, we may receive less cash income on these types of RMBS than we need to pay interest on our related borrowings. These factors could reduce our net interest income and cause us to suffer a loss during periods of rising interest rates.

Interest rate fluctuations may adversely affect the level of our net income and the value of our assets and common stock.

Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control. Interest rate fluctuations present a variety of risks, including the risk of a narrowing of the difference between asset yields and borrowing rates, flattening or inversion of the yield curve and fluctuating prepayment rates, and may adversely affect our income and the value of our assets and common stock.

Increases in interest rates may negatively affect the market value of the fixed-rate mortgages, or FRMs, and hybrid ARMs in which we intend to invest. In accordance with accounting rules, we will be required to reduce our stockholders' equity, or book value, by the amount of any decrease in the market value of our securities that are classified for accounting purposes as available-for-sale. We will be required to evaluate our securities on a quarterly basis to determine their fair value by using third party bid price indications provided by dealers who make markets in these securities or by third-party pricing services. If the fair value of a security is not available from a dealer or third-party pricing service, we will estimate the fair value of the security using a variety of methods including, but not limited to, discounted cash flow analysis, matrix pricing, option-adjusted spread models and fundamental analysis. Aggregate characteristics taken into consideration include, but are not limited to, type of collateral, index, margin, periodic cap, lifetime cap, underwriting standards, age and delinquency experience. However, the fair value reflects estimates and may not be indicative of the amounts we would receive in a current market sale transaction. If we determine that a security is other-than-temporarily impaired, we would be required to reduce the value of such security on our balance sheet by recording an impairment charge in our income statement and our stockholders' equity would be correspondingly reduced. Reductions in stockholders' equity decrease the amounts we may borrow to purchase additional securities, which could restrict our ability to increase our net income. In addition, rising interest rates generally reduce the demand for consumer credit, including mortgage loans, due to the higher cost of borrowing. A reduction in the volume of mortgage loans originated may affect the volume of RMBS available to us, which could affect our ability to acquire assets that satisfy our investment objectives.

Changes in prepayment rates may adversely affect our profitability.

The RMBS assets we intend to acquire are backed by pools of residential mortgage loans. We receive payments, generally, from the payments that are made on these underlying residential mortgage loans. When borrowers prepay their residential mortgage loans at rates that are faster than expected, this results in prepayments that are faster than expected on the related RMBS. These faster than expected payments may adversely affect our profitability.

We may purchase RMBS assets that have a higher interest rate than the then prevailing market interest rate. In exchange for this higher interest rate, we may pay a premium to par value to acquire the asset. In accordance with accounting rules, we will amortize this premium over the expected term of the asset based on our prepayment assumptions. If the asset is prepaid in whole or in part at a faster than expected rate, however, we must expense all or a part of the remaining unamortized portion of the premium that was paid at the time of the purchase, which will adversely affect our profitability.

Prepayment rates generally increase when interest rates fall and decrease when interest rates rise, but changes in prepayment rates are difficult to predict. Prepayments can also occur when borrowers default on their residential mortgages and the mortgages are prepaid from the proceeds of a foreclosure sale of the property, or when borrowers sell the property and use the sale proceeds to prepay the mortgage as part of a physical relocation. Prepayment rates also may be affected by conditions in the housing and financial markets, increasing defaults on residential mortgage loans, which could lead to an acceleration of the payment of the related principal, general economic conditions and the relative interest rates on FRMs and ARMs. While we will seek to manage prepayment risk, in selecting RMBS investments we must balance prepayment risk against other risks, the potential returns of each investment and the cost of hedging our risks. No strategy can completely insulate us from prepayment or other such risks, and we may deliberately retain exposure to prepayment or other risks.

In addition, a decrease in prepayment rates may adversely affect our profitability. When borrowers prepay their residential mortgage loans at slower than expected rates, prepayments on the RMBS may be slower than expected. These slower than expected payments may adversely affect our profitability. We may purchase RMBS assets that have a lower interest rate than the then prevailing market interest rate. In exchange for this lower interest rate, we may pay a discount to par value to acquire the asset. In accordance with accounting rules, we will accrete this discount over the expected term of the asset based on our prepayment assumptions. If the asset is prepaid at a slower than expected rate, however, we must accrete the remaining portion of the discount at a slower than expected rate. This will extend the expected life of the asset and result in a lower than expected yield on assets purchased at a discount to par.

We are highly dependent on information systems and systems failures could significantly disrupt our business, which may, in turn, negatively affect the market price of our common stock and our ability to make distributions to all stockholders.

Our business is highly dependent on communications and information systems of our Manager. Any failure or interruption of our Manager's systems could cause delays or other problems in our securities trading activities, which could have a material adverse effect on our operating results and negatively affect the market price of our common stock and our ability to make distributions to our stockholders.

Maintenance of our 1940 Act exemption imposes limits on our operations.

We intend to conduct our operations so that neither we nor our subsidiaries are required to register as an investment company under the 1940 Act. Because we are a holding company that will conduct our businesses through our wholly-owned or majority-owned subsidiaries, the securities issued by these subsidiaries that are excepted from the definition of "investment company" under Section 3(c)(1) or Section 3(c)(7) of the 1940 Act, together with any other investment securities owned by us, may not have a combined value in excess of 40% of the value of our adjusted total assets on an unconsolidated basis (the "40% test"). This requirement limits the types of businesses in which we may engage through our subsidiaries. The aggregate fair value of any interest rate swaps, interest rate swaptions, interest cancelable swaps, interest rate caps, interest rate corridors, Eurodollar futures contracts and options on such contracts and other hedging transactions in which we may engage will not exceed 40% of the value of our adjusted total assets, and as a result such positions will not cause us to be an "investment company" as defined in Section 3(a)(1) of the 1940 Act. In addition, the assets we and our subsidiaries may acquire are limited by the provisions of the 1940 Act and the rules and regulations promulgated under the 1940 Act, which may adversely affect our performance.

If the value of securities issued by our subsidiaries that are excepted from the definition of "investment company" by Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities we own, exceeds 40% of our adjusted total assets on an unconsolidated basis, or if one or more of such subsidiaries fail to maintain an exception or exemption from the 1940 Act, we could, among other things, be required either (a) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company or (b) to register as an investment company under the 1940 Act, either of which could have an adverse effect on us and the market price of our securities. If we were required to register as an investment company under the 1940 Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the 1940 Act), portfolio composition, including restrictions with respect to diversification and industry concentration, and other matters.

Certain of our subsidiaries may rely upon the exemption from registration as an investment company under the 1940 Act pursuant to Section 3(c)(5)(C) of the 1940 Act, which is available for entities "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate." This exemption generally requires that at least 55% of each of their assets be comprised of qualifying real estate assets and at least 80% of each of their assets be comprised of qualifying real estate assets and real estate-related assets. Any subsidiary relying on Section 3(c)(5)(C) will treat any interest rate swaps or other derivative hedging transactions it enters into as miscellaneous assets that will not exceed 20% of its total assets. We expect each of our subsidiaries relying on Section 3(c)(5)(C) to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to other types of assets to determine which assets are qualifying real estate assets and real estate-related assets. To the extent that the SEC staff publishes new or different guidance with respect to these matters, we may be required to adjust our strategy accordingly. In addition, we may be limited in our ability to make certain investments and these limitations could result in the subsidiary holding assets we might wish to sell or selling assets we might wish to hold.

Certain of our subsidiaries may rely on the exemption provided by Section 3(c)(6) to the extent that they hold mortgage assets through majority owned subsidiaries that rely on Section 3(c)(5)(C). The SEC staff has issued little interpretive guidance with respect to Section 3(c)(6) and any guidance published by the staff could require us to adjust our strategy accordingly. Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that our subsidiaries may rely on Section 3(c)(6) if, among other things, 55% of the assets of such subsidiaries consist of, and at least 55% of the income of such subsidiaries are derived from, qualifying real estate investment assets owned by wholly owned or majority-owned subsidiaries of such subsidiaries.

The determination of whether an entity is a majority-owned subsidiary of ours is made by us. The 1940 Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The 1940 Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested the SEC to approve our treatment of any company as a majority-owned subsidiary and the SEC has not done so. If the SEC were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

There can be no assurance that the laws and regulations governing the 1940 Act status of REITs, including the Division of Investment Management of the SEC providing more specific or different guidance regarding these exemptions, will not change in a manner that adversely affects our operations. If we or our subsidiaries fail to maintain an exception or exemption from the 1940 Act, we could, among other things, be required either to (a) change the manner in which we conduct our operations to avoid being required to register as an investment company, (b) effect sales of our assets in a manner that, or at a time when, we would not otherwise choose to do so, or (c) register as an investment company, any of which could negatively affect the value of our common stock, the sustainability of our business model, and our ability to make distributions which could have an adverse effect on our business and the market price for our shares of common stock. The loss of our 1940 Act exemption would also permit our Manager to terminate the management agreement, which could result in material adverse effect on our business and results of operations.

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the exceptions we and our subsidiaries rely on from the 1940 Act, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

Risks related to financing and hedging

Our strategy involves significant leverage, which may amplify losses.

We expect our leverage will range between five to nine times the amount of our stockholders' equity (calculated in accordance with U.S. GAAP). We will incur this leverage by borrowing against a substantial portion of the market value of our assets. By incurring this leverage, we could enhance our returns. Nevertheless, this leverage, which is fundamental to our investment strategy, also creates significant risks.

To the extent that we incur significant leverage, we may incur substantial losses if our borrowing costs increase. Our borrowing costs may increase for any of the following reasons:

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short-term interest rates increase;

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the market value of our securities decreases;

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interest rate volatility increases; or

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the availability of financing in the market decreases.

There can be no assurance that our Manager will be able to prevent mismatches in the maturities of our assets and liabilities.

Because we will employ financial leverage in funding our portfolio, mismatches in the maturities of our assets and liabilities can create risk in the need to continually renew or otherwise refinance our liabilities. Our net interest margins will be dependent upon a positive spread between the returns on our asset portfolio and our overall cost of funding. Our Manager expects to actively employ portfolio-wide and security-specific risk measurement and management processes in our daily operations. Our Manager's risk management tools will include software and services licensed or purchased from third parties, in addition to proprietary systems and analytical methods developed internally. There can be no assurance that these tools and the other risk management techniques described above will protect us from asset/liability risks.

We may be subject to margin calls under our master repurchase agreements, which could result in defaults or force us to sell assets under adverse market conditions or through foreclosure.

We intend to enter into master repurchase agreements with various financial institutions and borrow under these master repurchase agreements to finance the acquisition of assets for our investment portfolio. Pursuant to the terms of borrowings under our master repurchase agreements, a decline in the value of the subject assets may result in our lenders initiating margin calls. A margin call means that the lender requires us to pledge additional collateral to re-establish the ratio of the value of the collateral to the amount of the borrowing. The specific collateral value to borrowing ratio that would trigger a margin call is not set in the master repurchase agreements and will not be determined until we engage in a repurchase transaction under these agreements. Our fixed-rate securities generally are more susceptible to margin calls as increases in interest rates tend to more negatively affect the market value of fixed-rate securities. If we are unable to satisfy margin calls, our lenders may foreclose on our collateral. The threat of or occurrence of a margin call could force us to sell our assets, either directly or through a foreclosure, under adverse market conditions. Because of the significant leverage we expect to have, we may incur substantial losses upon the threat or occurrence of a margin call.

If a counterparty to our repurchase transactions defaults on its obligation to resell the underlying security back to us at the end of the transaction term, or if the value of the underlying security has declined as of the end of that term, or if we default on our obligations under the repurchase agreement, we will lose money on our repurchase transactions.

When we engage in repurchase transactions, we will generally sell securities to lenders (repurchase agreement counterparties) and receive cash from these lenders. The lenders will be obligated to resell the same securities back to us at the end of the term of the transaction. Because the cash we receive from the lender when we initially sell the securities to the lender will be less than the value of those securities (this difference is the haircut), if the lender defaults on its obligation to resell the same securities back to us we may incur a loss on the transaction equal to the amount of the haircut (assuming there was no change in the value of the securities). We would also lose money on a repurchase transaction if the value of the underlying securities has declined as of the end of the transaction term, as we would have to repurchase the securities for their initial value but would receive securities worth less than that amount. Further, if we default on one of our obligations under a repurchase transaction, the lender can terminate the transaction and cease entering into any other repurchase transactions with us. We expect our repurchase agreements will contain cross-default provisions, so that if a default occurs under any one agreement, the lenders under our other agreements could also declare a default. Any losses we incur on our repurchase transactions could adversely affect our earnings and thus our cash available for distribution to our stockholders.

If a counterparty to one of our swap agreements or TBAs defaults on its obligations, we may incur losses.

If a counterparty to one of the swap agreements or TBAs that we intend to enter into defaults on its obligations under the agreement, we may not receive payments due under the agreement, and thus, we may lose any unrealized gain associated with the agreement. If any such swap agreement hedged a liability, such liability could cease to be hedged upon the default of a counterparty. Additionally, we may also risk the loss of any collateral we have pledged to secure our obligations under a swap agreement if the counterparty becomes insolvent or files for bankruptcy.

Failure to procure adequate repurchase agreement financing, which generally have short terms, or to renew or replace repurchase agreement financing as it matures, would adversely affect or results of operations.

We intend to use repurchase agreement financing as a strategy to increase the return on our investment portfolio. However, we may not be able to achieve our desired leverage ratio for a number of reasons, including if the following events occur:

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our lenders do not make repurchase agreement financing available to us at acceptable rates;

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certain of our lenders exit the repurchase market;

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our lenders require that we pledge additional collateral to cover our borrowings, which we may be unable to do; or

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we determine that the leverage would expose us to excessive risk.

We cannot assure you that any, or sufficient, repurchase agreement financing will be available to us on terms that are acceptable to us. In recent years, investors and financial institutions that lend in the securities repurchase market, have tightened lending standards in response to the difficulties and changed economic conditions that have materially adversely affected the RMBS market. These market disruptions have been most pronounced in the non-Agency RMBS market, and the impact has also extended to Agency RMBS, which has made the value of these assets unstable and relatively illiquid compared to prior periods. Any decline in their value, or perceived market uncertainty about their value, would make it more difficult for us to obtain financing on favorable terms or at all, or maintain our compliance with terms of any financing arrangements then in place. Additionally, the lenders from which we may seek to obtain repurchase agreement financing may have owned or financed RMBS that have declined in value and caused the lender to suffer losses as a result of the recent downturn in the residential mortgage market. If these conditions persist, these institutions may be forced to exit the repurchase market, become insolvent or further tighten lending standards or increase the amount of equity capital or haircut required to obtain financing, and in such event, could make it more difficult for us to obtain financing on favorable terms or at all. In the event that we cannot obtain sufficient funding on acceptable terms, there may be a negative impact on the value of our common stock and our ability to make distributions, and you may lose part or all of your investment.

Furthermore, because we intend to rely primarily on short-term borrowings, our ability to achieve our investment objective will depend not only on our ability to borrow money in sufficient amounts and on favorable terms, but also on our ability to renew or replace on a continuous basis our maturing short-term borrowings. If we are not able to renew or replace maturing borrowings, we will have to sell some or all of our assets, possibly under adverse market conditions. In addition, if the regulatory capital requirements imposed on our lenders change, they may be required to significantly increase the cost of the financing that they provide to us. Our lenders also may revise their eligibility requirements for the types of assets they are willing to finance or the terms of such financings, based on, among other factors, the regulatory environment and their management of perceived risk, particularly with respect to assignee liability.

The repurchase agreement financing may require us to provide additional collateral and may restrict us from leveraging our assets as fully as desired.

We intend to use repurchase agreements to finance acquisitions of Agency RMBS and our potential target assets. If the market value of the asset pledged or sold by us to a financing institution pursuant to a repurchase agreement declines, we may be required by the financing institution to provide additional collateral or pay down a portion of the funds advanced, but we may not have the funds available to do so, which could result in defaults. Posting additional collateral to support our credit will reduce our liquidity and limit our ability to leverage our assets, which could adversely affect our business. In the event we do not have sufficient liquidity to meet such requirements, financing institutions can accelerate repayment of our indebtedness, increase interest rates, liquidate our collateral or terminate our ability to borrow. Such a situation would likely result in a rapid deterioration of our financial condition and possibly necessitate a filing for bankruptcy protection.

Further, financial institutions providing the repurchase facilities may require us to maintain a certain amount of cash uninvested or to set aside non-levered assets sufficient to maintain a specified liquidity position which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. If we are unable to meet these collateral obligations, our financial condition could deteriorate rapidly.

Lenders may require us to enter into restrictive covenants relating to our operations.

When we obtain financing, lenders could impose restrictions on us that would affect our ability to incur additional debt, our capability to make distributions to stockholders and our flexibility to determine our operating policies. Loan documents we execute may contain negative covenants that limit, among other things, our ability to repurchase stock, distribute more than a certain amount of our funds from operations, and employ leverage beyond certain amounts.

Our rights under repurchase agreements may be subject to the effects of the bankruptcy laws in the event of the bankruptcy or insolvency of us or our counterparties under the repurchase agreements.

In the event of our insolvency or bankruptcy, certain repurchase agreements may qualify for special treatment under the U.S. Bankruptcy Code, the effect of which, among other things, would be to allow the lender under the applicable repurchase agreement to avoid the automatic stay provisions of the U.S. Bankruptcy Code and to take possession of and liquidate the assets that we have pledged under their repurchase agreements. In the event of the insolvency or bankruptcy of a lender during the term of a repurchase agreement, the lender may be permitted, under applicable insolvency laws, to repudiate the contract, and our claim against the lender for damages may be treated simply as an unsecured creditor. In addition, if the lender is a broker or dealer subject to the Securities Investor Protection Act of 1970, or an insured depository institution subject to the Federal Deposit Insurance Act, our ability to exercise our rights to recover our securities under a repurchase agreement or to be compensated for any damages resulting from the lender's insolvency may be further limited by those statutes. These claims would be subject to significant delay and, if and when received, may be substantially less than the damages we actually incur.

An increase in our borrowing costs relative to the interest that we receive on investments in Agency RMBS and our potential target assets may adversely affect our profitability and cash available for distribution to our stockholders.

As our financings mature, we will be required either to enter into new borrowings or to sell certain of our investments. An increase in short-term interest rates at the time that we seek to enter into new borrowings would reduce the spread between our returns on our assets and the cost of our borrowings. This would adversely affect our returns on our assets, which might reduce earnings and, in turn, cash available for distribution to our stockholders.

We may enter into hedging transactions that could expose us to contingent liabilities in the future.

Subject to maintaining our qualification as a REIT and exemption from registration under the 1940 Act, part of our investment strategy may involve entering into hedging transactions that could require us to fund cash payments in certain circumstances (such as the early termination of the hedging instrument caused by an event of default or other early termination event, or the decision by a counterparty to request margin securities it is contractually owed under the terms of the hedging instrument). The amount due would be equal to the unrealized loss of the open swap positions with the respective counterparty and could also include other fees and charges. These economic losses will be reflected in our results of operations, and our ability to fund these obligations will depend on the liquidity of our assets and access to capital at the time, and the need to fund these obligations could adversely impact our financial condition.

Hedging against interest rate exposure may adversely affect our earnings, which could reduce our cash available for distribution to our stockholders.

Subject to maintaining our qualification as a REIT and exemption from registration under the 1940 Act, we may pursue various hedging strategies to seek to reduce our exposure to adverse changes in interest rates. Our hedging activity would vary in scope based on the level and volatility of interest rates, the type of assets held and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

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interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

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available interest rate hedges may not correspond directly with the interest rate risk for which protection is sought;

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due to a credit loss, the duration of the hedge may not match the duration of the related liability;

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the amount of income that a REIT may earn from hedging transactions (other than hedging transactions that satisfy certain requirements of the Internal Revenue Code or that are done through a taxable REIT subsidiary, or TRS) to offset interest rate losses is limited by U.S. federal tax provisions governing REITs;

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the value of derivatives used for hedging may be adjusted from time to time in accordance with accounting rules to reflect changes in fair value. Downward adjustments or "mark-to-market losses," would reduce our stockholders' equity;

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the credit quality of the hedging counterparty owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction; and

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the hedging counterparty owing money in the hedging transaction may default on its obligation to pay.

Our hedging transactions, which would be intended to limit losses, may actually adversely affect our earnings, which could reduce our cash available for distribution to our stockholders.

In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying hedging transactions may depend on compliance with applicable statutory and commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction would most likely result in its default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our commitments, if any, at the then current market price. Although generally we would seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot assure you that a liquid secondary market will exist for any hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.

We may fail to qualify for hedge accounting treatment.

We intend to record any derivative and hedging transactions in accordance with Accounting Standards Codification 815-10, Derivatives and Hedging, or ASC 815-10. Under these standards, we may fail to qualify for hedge accounting treatment for a number of reasons, including if we use instruments that do not meet the ASC 815-10 definition of a derivative (such as short sales), we fail to satisfy ASC 815-10 hedge documentation and hedge effectiveness assessment requirements or our instruments are not highly effective. If we fail to qualify for hedge accounting treatment, our operating results may suffer because losses on the derivatives that we enter into may not be offset by a change in the fair value of the related hedged transaction.

We have limited experience in making critical accounting estimates, and our financial statements may be materially affected if our estimates prove to be inaccurate.

Financial statements prepared in accordance with U.S. GAAP require the use of estimates, judgments and assumptions that affect the reported amounts. Different estimates, judgments and assumptions reasonably could be used that would have a material effect on the financial statements, and changes in these estimates, judgments and assumptions are likely to occur from period to period in the future. Significant areas of accounting requiring the application of management's judgment include, but are not limited to (1) determining the fair value of investment securities and (2) assessing the adequacy of the allowance for loan losses. These estimates, judgments and assumptions are inherently uncertain, and, if they prove to be wrong, then we face the risk that charges to income will be required. In addition, because we have limited operating history in some of these areas and limited experience in making these estimates, judgments and assumptions, the risk of future charges to income may be greater than if we had more experience in these areas. Any such charges could significantly harm our business, financial condition, results of operations and the price of our securities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies" for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our business, financial condition and results of operations.

Risks associated with our relationship with our Manager

Our Manager does not have any experience operating a REIT and we cannot assure you that our Manager's past experience will be sufficient to successfully manage our business as a REIT.

Our Manager has never operated a REIT. The REIT provisions of the Internal Revenue Code are complex, and any failure to comply with those provisions in a timely manner could prevent us from qualifying as a REIT or force us to pay unexpected taxes and penalties. In such event, our net income would be reduced and we could incur a loss.

Our board of directors will approve very broad investment guidelines for our Manager and will not approve each investment and financing decision made by our Manager.

Our Manager will be authorized to follow very broad investment guidelines. Our board of directors will periodically review our investment guidelines and our investment portfolio but will not, and will not be required to, review all of our proposed investments, except that an investment in a security structured or issued by another entity managed by our Manager must be approved by a majority of our independent directors prior to such investment. In addition, in conducting periodic reviews, our board of directors may rely primarily on information provided to them by our Manager. Furthermore, our Manager may use complex strategies, and transactions entered into by our Manager may be costly, difficult or impossible to unwind by the time they are reviewed by our board of directors. Our Manager will have great latitude within the broad parameters of our investment guidelines in determining the types and amounts of Agency RMBS, non-Agency RMBS, CMBS and ABS investments it may decide are attractive investments for us, which could result in investment returns that are substantially below expectations or that result in losses, which would materially and adversely affect our business operations and results. Further, decisions made and investments and financing arrangements entered into by our Manager may not fully reflect the best interests of our stockholders.

There are conflicts of interest in our relationship with our Manager that could result in decisions that are not in the best interests of our stockholders.

We are subject to conflicts of interest arising out of our relationship with our Manager. All of our officers and two of our directors, James W. Hirschmann III and Gavin L. James, are employees of our Manager. Although our current chief financial officer is an employee of our Manager, we anticipate that in the future we will hire a chief financial officer that is not an employee of our Manager and support staff for such chief financial officer. We do not anticipate having any future employees other than a chief financial officer and support staff for the chief financial officer. Our management agreement with our Manager was negotiated between related parties and its terms, including fees and other amounts payable, may not be as favorable to us as if it had been negotiated at arm's length with an unaffiliated third party. In addition, the obligations of our Manager and its officers and personnel to engage in other business activities may reduce the time our Manager and its officers and personnel spend managing us.

We will compete for investment opportunities directly with other client portfolios managed by our Manager. Clients of our Manager may have investment mandates and objectives that target the same assets as our company. A substantial number of client accounts managed by our Manager have exposure to Agency RMBS and our potential target assets and may have similar investment mandates and objectives. In addition, our Manager may have additional clients that compete directly with us for investment opportunities in the future. Our Manager has an investment allocation policy in place that is intended to ensure that no single client is intentionally favored over another and that trades are allocated in a fair and equitable manner. We may compete with our Manager or its other clients for investment or financing opportunities sourced by our Manager; however, we may either not be presented with the opportunity or have to compete with our Manager to acquire these investments or have access to these sources of financing. Our Manager and our executive officers may choose to allocate favorable investments to itself or to its or other clients instead of to us. Further, at times when there are turbulent conditions in the mortgage markets or distress in the credit markets or other times when we will need focused support and assistance from our Manager, our Manager's other clients will likewise require greater focus and attention, placing our Manager's resources in high demand. In such situations, we may not receive the level of support and assistance that we may receive if we were internally managed or if our Manager did not act as a manager for other entities. There is no assurance that our Manager's allocation policies that address some of the conflicts relating to our access to investment and financing sources, which are described under "Management—Conflicts of interest," will be adequate to address all of the conflicts that may arise.

We have agreed to pay our Manager a base management fee that is not tied to our performance. The base management fee may not sufficiently incentivize our Manager to generate attractive risk-adjusted returns for us. This could hurt both our ability to make distributions to our stockholders and the market price of our common stock. Furthermore, the compensation payable to our Manager will increase as a result of future issuances of our equity securities, even if the issuances are dilutive to existing stockholders.

Concurrently with the completion of this offering, we will complete a private placement in which we will sell shares of our common stock to our Manager and Legg Mason, at the initial public offering price per share, for an aggregate investment equal to         % of the gross proceeds raised in this offering, excluding the underwriters' overallotment option, up to $10 million. Our Manager and Legg Mason have agreed to a 180-day lock-up with the underwriters with respect to the shares of common stock that they purchase in the concurrent private placement. Our Manager and Legg Mason may sell any of these securities at any time following the expiration of this 180-day lock-up period. To the extent our Manager or Legg Mason sells some of these securities, our Manager's interests may be less aligned with our interests.

We are dependent on our Manager and its key personnel for our success.

We have no separate facilities and are completely reliant on our Manager. All of our executive officers and two of our directors are employees of our Manager. Although our current chief financial officer is an employee of our Manager, we anticipate that in the future we will hire a chief financial officer that is not an employee of our Manager and support staff for such chief financial officer. We do not anticipate having any future employees other than a chief financial officer and support staff for the chief financial officer. Our Manager has significant discretion as to the implementation of our investment and operating policies and strategies. Accordingly, we believe that our success will depend to a significant extent upon the efforts, experience, diligence, skill and network of business contacts of the executive officers and key personnel of our Manager. The executive officers and key personnel of our Manager will evaluate, negotiate, close and monitor our investments; therefore, our success will depend on their continued service. The departure of any of the executive officers or key personnel of our Manager could have a material adverse effect on our performance. In addition, we offer no assurance that our Manager will remain our investment manager or that we will continue to have access to our Manager's principals and professionals. The initial term of our management agreement with our Manager only extends until the third anniversary of the closing of this offering, with automatic one-year renewals thereafter. If the management agreement is terminated and no suitable replacement is found to manage us, we may not be able to execute our business plan. Moreover, our Manager is not obligated to dedicate any of its personnel exclusively to us nor is it obligated to dedicate any specific portion of its time to our business, and none of our Manager's personnel are contractually dedicated to us under our management agreement with our Manager.

The management agreement with our Manager was not negotiated on an arm's-length basis and may not be as favorable to us as if it had been negotiated with an unaffiliated third party and may be costly and difficult to terminate.

Our executive officers and two of our directors are employees of our Manager. Our management agreement with our Manager was negotiated between related parties and its terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

Termination of the management agreement with our Manager without cause is difficult and costly. Our independent directors will review our Manager's performance and any fees payable to our Manager annually and, following the initial three-year term, the management agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors based upon: (1) our Manager's unsatisfactory performance that is materially detrimental to us, or (2) our determination that any fees payable to our Manager are not fair, subject to our Manager's right to prevent termination based on unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. We will provide our Manager 180 days prior notice of any such termination. Unless terminated for cause, we will pay our Manager a termination fee equal to three times the average annual base management fee earned by our Manager during the prior 24-month period immediately preceding such termination, calculated as of the end of the most recently completed fiscal quarter before the date of termination. In addition, we would also be required to refund our Manager for its payment of the initial underwriting discount irrespective of whether or not during any period of four consecutive calendar quarters during the 24 full calendar quarters after the consummation of this offering our Core Earnings (as described herein) for any such four-quarter period exceeds the product of (x) the weighted average of the issue price per share of all public offerings of our common stock, multiplied by the weighted average number of shares of our common stock outstanding (including any restricted shares of our common stock and any other shares of our common stock underlying awards granted under our equity incentive plans) in such four-quarter period and (y) 8%. These provisions increase the effective cost to us of electing not to renew, or defaulting in our obligations under, the management agreement, thereby adversely affecting our inclination to end our relationship with our Manager, even if we believe our Manager's performance is not satisfactory.

Our Manager is only contractually committed to serve us until the third anniversary of the closing of this offering. Thereafter, the management agreement is automatically renewable for one-year terms; provided, however, that our Manager may terminate the management agreement annually upon 180 days prior notice. If the management agreement is terminated and no suitable replacement is found to manage us, we may not be able to execute our business plan.

Pursuant to the management agreement, our Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our Manager maintains a contractual as opposed to a fiduciary relationship with us. Under the terms of the management agreement, our Manager, its officers, stockholders, members, managers, directors, personnel, any person controlling or controlled by our Manager and any person providing sub-advisory services to our Manager will not be liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary's stockholders or partners for acts or omissions performed in accordance with and pursuant to the management agreement, except because of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the management agreement. In addition, we have agreed to indemnify our Manager, its officers, stockholders, members, managers, directors, personnel, any person controlling or controlled by our Manager and any person providing sub-advisory services to our Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our Manager not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the management agreement.

Our Manager's base management fee is payable regardless of our performance.

We will pay our Manager a base management fee regardless of the performance of our portfolio. Our Manager's entitlement to non-performance-based compensation might reduce its incentive to devote its time and effort to seeking assets that provide attractive risk-adjusted returns for our portfolio. This in turn could hurt both our ability to make distributions to our stockholders and the market price of our common stock.

Our Manager is subject to extensive regulation as an investment advisor, which could adversely affect its ability to manage our business.

Our Manager is subject to regulation as an investment advisor by various regulatory authorities that are charged with protecting the interests of its clients, including us. Instances of criminal activity and fraud by participants in the investment management industry and disclosures of trading and other abuses by participants in the financial services industry have led the U.S. government and regulators to consider increasing the rules and regulations governing, and oversight of, the U.S. financial system. This activity is expected to result in changes to the laws and regulations governing the investment management industry and more aggressive enforcement of the existing laws and regulations. Our Manager could be subject to civil liability, criminal liability, or sanction, including revocation of its registration as an investment adviser, revocation of the licenses of its employees, censures, fines, or temporary suspension or permanent bar from conducting business, if it is found to have violate any of these laws or regulations. Any such liability or sanction could adversely effect on its ability to manage our business.

Our Manager must continually address conflicts between its interests and those of its clients, including us. In addition, the SEC and other regulators have increased their scrutiny of potential conflicts of interest. Our Manager procedures and controls that are reasonably designed to address these issues. However, appropriately dealing with conflicts of interest is complex and difficult and if our Manager fails, or appears to fail, to deal appropriately with conflicts of interest, it could face litigation or regulatory proceedings or penalties, any of which could adversely affect its ability to manage our business.

Risks related to our common stock

There is no public market for our common stock and a market may never develop, which could result in holders of our common stock being unable to monetize their investment.

Our shares of common stock are newly-issued securities for which there is no established trading market. We have applied to list our common stock on the New York Stock Exchange under the symbol "WMC," but there can be no assurance that an active trading market for our common stock will develop. Accordingly, no assurance can be given as to the ability of our stockholders to sell their common stock or the price that our stockholders may obtain for their common stock.

Some of the factors that could negatively affect the market price of our common stock include:

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our actual or anticipated variations in our quarterly operating results;

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changes in our earnings estimates or publication of research reports about us or the real estate industry;

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changes in market valuations of similar companies;

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adverse market reaction to any increased indebtedness we incur in the future;

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additions to or departures of our Manager's key personnel;

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actions by our stockholders; and

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speculation in the press or investment community.

Market factors unrelated to our performance could also negatively impact the market price of our common stock. One of the factors that investors may consider in deciding whether to buy or sell our common stock is our distribution rate as a percentage of our stock price relative to market interest rates. If market interest rates increase, prospective investors may demand a higher distribution rate or seek alternative investments paying higher dividends or interest. As a result, interest rate fluctuations and conditions in the capital markets can affect the market value of our common stock. For instance, if interest rates rise, it is likely that the market price of our common stock will decrease as market rates on interest-bearing securities increase.

Investing in our common stock may involve a high degree of risk.

The investments that we make in accordance with our investment objectives may result in a high amount of risk when compared to alternative investment options and volatility or loss of principal. Our investments may be highly speculative and aggressive, and therefore an investment in our common stock may not be suitable for someone with lower risk tolerance.

Common stock eligible for future sale may have adverse effects on our share price.

We are offering                           shares of our common stock as described in this prospectus. In addition, concurrently with the completion of this offering, we will complete a private placement in which we will sell an aggregate of                           shares of our common stock to our Manager and Legg Mason, at the initial public offering price per share (which will represent an aggregate investment equal to         % of the gross proceeds raised in this offering, excluding the underwriters' overallotment option, up to $10 million). Our equity incentive plans provide for grants of restricted common stock and other equity-based awards to our Manager or employees of our Manager and to our directors and officers up to an aggregate of         % of the number of shares of our common stock issued to the public in this offering (without giving effect to any exercise by the underwriters of their overallotment option). See "Management—Equity incentive plans."

Our Manager and Legg Mason have agreed with the underwriters to a lock-up period relating to the shares of common stock purchased by them in the concurrent private placement that will expire at the date that is                           days following the date of this prospectus. In addition, we and our Manager have, and each of our executive officers and directors and each executive officer of our Manager has, agreed with the underwriters to a 180-day lock-up period (subject to extension in certain circumstances), meaning that, until the end of the 180-day lock-up period, we and our Manager, and each of our executive officers and directors and each executive officer of our Manager, will not, subject to certain exceptions, sell or transfer any shares of common stock without the prior consent of J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and Citigroup Global Markets Inc., the representatives of the underwriters. The representatives of the underwriters may, in their sole discretion, at any time from time to time and without notice, waive the terms and conditions of the lock-up agreements to which they are a party. Assuming no exercise of the underwriters' overallotment option to purchase additional shares, approximately          % of our shares of common stock will be subject to lock-up agreements. When the lock-up periods expire, these shares of common stock will become eligible for sale, in some cases subject to the requirements of Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, which are described under "Shares eligible for future sale."

We cannot predict the effect, if any, of future sales of our common stock, or the availability of shares for future sales, on the market price of our common stock. The market price of our common stock may decline significantly when the restrictions on resale (or lock up agreements) by certain of our stockholders lapse. Sales of substantial amounts of common stock or the perception that such sales could occur may adversely affect the prevailing market price for our common stock.

Also, we may issue additional shares in subsequent public offerings or private placements to make new investments or for other purposes. We are not required to offer any such shares to existing stockholders on a preemptive basis. Therefore, it may not be possible for existing stockholders to participate in such future share issuances, which may dilute the existing stockholders' interests in us.

We have not established a minimum distribution payment level and we cannot assure you of our ability to pay distributions in the future.

We intend to pay quarterly distributions and to make distributions to our stockholders in an amount such that we distribute all or substantially all of our net taxable income in each year. We have not established a minimum distribution payment level and our ability to pay distributions may be adversely affected by a number of factors, including the risk factors described in this prospectus. All distributions will be made at the discretion of our board of directors and will depend on our earnings, our financial condition, debt covenants, maintenance of our REIT qualification and other factors as our board of directors may deem relevant from time to time. We believe that a change in any one of the following factors could adversely affect our results of operations and impair our ability to pay distributions to our stockholders:

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the profitability of the investment of the net proceeds of this offering and the concurrent private placement;

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our ability to make profitable investments;

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margin calls or other expenses that reduce our cash flow;

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decreases in the value of our portfolio or defaults in our asset portfolio; and

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the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.

We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions in the future. In addition, some of our distributions may include a return in capital.

Future offerings of debt or equity securities, which would rank senior to our common stock, may adversely affect the market price of our common stock.

If we decide to issue debt or equity securities in the future, which would rank senior to our common stock, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock and may result in dilution to owners of our common stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus holders of our common stock will bear the risk of our future offerings reducing the market price of our common stock and diluting the value of their stock holdings in us. Furthermore, the compensation payable to our Manager will increase as a result of future issuances of our equity securities, even if the issuances are dilutive to existing stockholders.

Risks related to our organization and structure

Our authorized but unissued shares of common and preferred stock may prevent a change in our control.

Our certificate of incorporation authorizes us to issue additional authorized but unissued shares of common or preferred stock. In addition, our board of directors may, without stockholder approval, amend our certificate of incorporation to increase the aggregate number of our shares of stock or the number of shares of stock of any class or series that we have authority to issue and classify or reclassify any unissued shares of common or preferred stock and set the preferences, rights and other terms of the classified or reclassified shares. As a result, our board of directors may establish a series of shares of common or preferred stock that could delay or prevent a transaction or a change in control that might involve a premium price for our shares of common stock or otherwise be in the best interest of our stockholders.

Ownership limitations may restrict change of control or business combination opportunities in which our stockholders might receive a premium for their shares.

In order for us to qualify as a REIT for each taxable year after 2011, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year. "Individuals" for this purpose include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts. To assist us in maintaining our qualification as a REIT, our certificate of incorporation generally prohibits any person from directly or indirectly owning more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our capital stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock. This ownership limitation could have the effect of discouraging a takeover or other transaction in which holders of our common stock might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.

Provisions in our certificate of incorporation, our bylaws and Delaware law may have the effect of preventing or hindering a change in control and adversely affecting the market price of our common stock.

Provisions in our certificate of incorporation and our bylaws and applicable provisions of the Delaware General Corporation Law may make it more difficult and expensive for a third party to acquire control of us even if a change of control would be beneficial to the interests of our stockholders. These provisions could discourage potential takeover attempts and could adversely affect the market price our common stock.

We may pay distributions from offering proceeds, borrowings or the sale of assets to the extent that distributions exceed earnings or cash flow from our operations.

We may pay distributions from offering proceeds, borrowings or the sale of assets to the extent that distributions exceed earnings or cash flow from our operations. Such distributions would reduce the amount of cash we have available for investing and other purposes and could be dilutive to our financial results. In addition, funding our distributions from our net proceeds may constitute a return of capital to our investors, which would have the effect of reducing each stockholder's basis in its shares of common stock.

Tax risks

If we do not qualify as a REIT or fail to remain qualified as a REIT, we will be subject to U.S. federal income tax as a regular corporation and could face a substantial tax liability, which would reduce the amount of cash available for distribution to our stockholders.

We intend to operate in a manner that will allow us to qualify as a REIT commencing with our taxable year ending December 31, 2011. Although we do not intend to request a ruling from the Internal Revenue Service, or the IRS, as to our REIT qualification, we will receive an opinion of our counsel, Skadden, Arps, Slate, Meagher & Flom LLP, with respect to our qualification as a REIT in connection with this offering of common stock. Investors should be aware, however, that opinions of counsel are not binding on the IRS or any court. The opinion of Skadden, Arps, Slate, Meagher & Flom LLP will represent only the view of our counsel based on our counsel's review and analysis of existing law and on certain representations as to factual matters and covenants made by us and our Manager, including representations relating to the values of our assets and the sources of our income. The opinion will be expressed as of the date issued. Skadden, Arps, Slate, Meagher & Flom LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in applicable law. Furthermore, both the validity of the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, and our qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis, the results of which will not be monitored by Skadden, Arps, Slate, Meagher & Flom LLP. Our ability to satisfy the asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income and quarterly asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or in securities of other issuers will not cause a violation of the REIT requirements.

If we were to fail to qualify as a REIT in any taxable year, we would be subject to U.S. federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates, and dividends paid to our stockholders would not be deductible by us in computing our taxable income. Any resulting corporate tax liability could be substantial and would reduce the amount of cash available for distribution to our stockholders, which in turn could have an adverse impact on the value of our common stock. Unless we were entitled to relief under certain Internal Revenue Code provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year in which we failed to qualify as a REIT.

Dividends payable by REITs do not qualify for the reduced tax rates available for some dividends.

The maximum tax rate applicable to income from "qualified dividends" payable to domestic stockholders that are individuals, trusts and estates is 15% through the end of 2012. Dividends payable by REITs, however, generally are not eligible for the reduced rates. Although this legislation does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock.

REIT distribution requirements could adversely affect our ability to execute our business plan.

We generally must distribute annually at least 90% of our net taxable income in order for U.S. federal corporate income tax not to apply to earnings that we distribute. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our net taxable income, we will be subject to U.S. federal corporate income tax on our undistributed net taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under U.S. federal tax laws. We intend to make distributions to our stockholders to comply with the REIT requirements of the Internal Revenue Code.

From time to time, we may generate taxable income greater than our income for financial reporting purposes prepared in accordance with U.S. GAAP, or differences in timing between the recognition of taxable income and the actual receipt of cash may occur. If we do not have other funds available in these situations we could be required to borrow funds on unfavorable terms, sell investments at disadvantageous prices or distribute amounts that would otherwise be invested in future acquisitions to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our equity. Thus, compliance with the REIT requirements may hinder our ability to grow, which could adversely affect the value of our common stock.

Even if we remain qualified as a REIT, we may face other tax liabilities that reduce our cash flow.

Even if we remain qualified for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes, such as mortgage recording taxes. See "U.S. federal income tax considerations—Taxation of Western Asset Mortgage Capital Corporation." Any of these taxes would decrease cash available for distribution to our stockholders. In addition, in order to meet the REIT qualification requirements, or to avert the imposition of a 100% tax that applies to certain gains derived by a REIT from dealer property or inventory, we intend to hold some of our assets through a TRS or other subsidiary corporations that will be subject to corporate-level income tax at regular rates. Any of these taxes would decrease cash available for distribution to our stockholders.

Complying with REIT requirements may cause us to liquidate or forgo otherwise attractive opportunities.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and securities. The remainder of our investments (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our total assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total assets can be represented by securities of one or more TRSs. See "U.S. federal income tax considerations—Taxation of Western Asset Mortgage Capital Corporation." If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our investment portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

In addition to the asset tests set forth above, to qualify as a REIT we must continually satisfy tests concerning, among other things, the sources of our income, the amounts we distribute to our stockholders and the ownership of our stock. We may be unable to pursue investments that would be otherwise advantageous to us in order to satisfy the source-of-income or asset-diversification requirements for qualifying as a REIT. Thus, compliance with the REIT requirements may hinder our ability to make certain attractive investments.

We may in the future choose to pay dividends in our own stock, in which case you may be required to pay income taxes in excess of the cash dividends you receive.

Although we have no current plans to do so, we may in the future distribute taxable dividends that are payable in cash and shares of our common stock at the election of each stockholder. Under IRS Revenue Procedure 2010-12, up to 90% of any such taxable dividends for 2011 could be payable in our stock. Taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, stockholders may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. If a taxable stockholder sells the stock that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. Furthermore, with respect to certain non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock. In addition, if a significant number of our stockholders determine to sell shares of our common stock in order to pay taxes owed on dividends, such sales may put downward pressure on the trading price of our common stock.

Further, while Revenue Procedure 2010-12 applies only to taxable dividends payable in cash or stock with respect to any taxable year ending on or before December 31, 2011, it is unclear whether and to what extent we will be able to pay taxable dividends in cash and stock in later years. Moreover, various aspects of such a taxable cash/stock dividend are uncertain and have not yet been addressed by the IRS. No assurance can be given that the IRS will not impose additional requirements in the future with respect to taxable cash/stock dividends, including on a retroactive basis, or assert that the requirements for such taxable cash/stock dividends have not been met.

We may be required to report taxable income for certain investments in excess of the economic income we ultimately realize from them.

We may acquire mortgage-backed securities in the secondary market for less than their face amount. In addition, pursuant to our ownership of certain mortgage-backed securities, we may be treated as holding certain debt instruments acquired in the secondary market for less than their face amount. The discount at which such securities or debt instruments are acquired may reflect doubts about their ultimate collectability rather than current market interest rates. The amount of such discount will nevertheless generally be treated as "market discount" for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the mortgage-backed security or debt instrument is made. If we collect less on the mortgage-backed security or debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions. In addition, pursuant to our ownership of certain mortgage-backed securities, we may be treated as holding distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are "significant modifications" under applicable Treasury regulations, the modified debt may be considered to have been reissued to us at a gain in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable gain to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, even if the value of the debt or the payment expectations have not changed.

Moreover, some of the mortgage-backed securities that we acquire may have been issued with original issue discount. We will be required to report such original issue discount based on a constant yield method and will be taxed based on the assumption that all future projected payments due on such mortgage-backed securities will be made. If such mortgage-backed securities turns out not to be fully collectable, an offsetting loss deduction will become available only in the later year that uncollectability is provable.

Finally, in the event that mortgage-backed securities or any debt instruments we are treated as holding pursuant to our investments in mortgage-backed securities are delinquent as to mandatory principal and interest payments, we may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectability. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received or are ultimately collectable. In each case, while we would in general ultimately have an offsetting loss deduction available to us when such interest was determined to be uncollectable, the utility of that deduction could depend on our having taxable income in that later year or thereafter.

The "taxable mortgage pool" rules may increase the taxes that we or our stockholders may incur, and may limit the manner in which we effect future securitizations.

Securitizations could result in the creation of taxable mortgage pools for U.S. federal income tax purposes. As a REIT, so long as we own 100% of the equity interests in a taxable mortgage pool, we generally would not be adversely affected by the characterization of the securitization as a taxable mortgage pool. Certain categories of stockholders, however, such as foreign stockholders eligible for treaty or other benefits, stockholders with net operating losses, and certain tax-exempt stockholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from us that is attributable to the taxable mortgage pool. In addition, to the extent that our stock is owned by tax-exempt "disqualified organizations," such as certain government-related entities and charitable remainder trusts that are not subject to tax on unrelated business income, we may incur a corporate level tax on a portion of our income from the taxable mortgage pool. In that case, we may reduce the amount of our distributions to any disqualified organization whose stock ownership gave rise to the tax. Moreover, we would be precluded from selling equity interests in these securitizations to outside investors, or selling any debt securities issued in connection with these securitizations that might be considered to be equity interests for tax purposes. These limitations may prevent us from using certain techniques to maximize our returns from securitization transactions.

Our ability to invest in and dispose of "to be announced" securities could be limited by our election to be subject to tax as a REIT.

We intend to purchase Agency RMBS through "to-be-announced" forward contracts, or TBAs. In certain instances, rather than take delivery of the Agency RMBS subject to a TBA, we may dispose of the TBA through a dollar roll transaction in which we agree to purchase similar securities in the future at a predetermined price or otherwise, which may result in the recognition of income or gains. We intend to account for dollar roll transactions as purchases and sales of securities. The law is unclear regarding whether TBAs will be qualifying assets for the 75% asset test and whether income and gains from dispositions of TBAs will be qualifying income for the 75% gross income test. Accordingly, our ability to purchase Agency RMBS through TBAs and to dispose of TBAs, through dollar roll transactions or otherwise, could be limited.

The failure of securities subject to repurchase agreements to qualify as real estate assets could adversely affect our ability to qualify as a REIT.

We intend to enter into financing arrangements that are structured as sale and repurchase agreements pursuant to which we would nominally sell certain of our securities to a counterparty and simultaneously enter into an agreement to repurchase these securities at a later date in exchange for a purchase price. Economically, these agreements are financings which are secured by the securities sold pursuant thereto. We believe that we would be treated for REIT asset and income test purposes as the owner of the securities that are the subject of any such sale and repurchase agreement notwithstanding that such agreements may transfer record ownership of the securities to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the securities during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

Liquidation of assets may jeopardize our REIT qualification.

To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities.

The REIT provisions of the Internal Revenue Code substantially limit our ability to hedge our assets and liabilities. Any income from a hedging transaction we enter into to manage risk of interest rate changes with respect to borrowings made or to be made to acquire or carry real estate assets does not constitute "gross income" for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the gross income tests. See "U.S. federal income tax considerations—Taxation of Western Asset Mortgage Capital Corporation." As a result of these rules, we intend to limit our use of advantageous hedging techniques or implement those hedges through a domestic TRS. This could increase the cost of our hedging activities because our TRS would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in our TRS will generally not provide any tax benefit, except for being carried forward against future taxable income in the TRS.

Qualifying as a REIT involves highly technical and complex provisions of the Internal Revenue Code.

Qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which only limited judicial and administrative authorities exist. Even a technical or inadvertent violation could jeopardize our REIT qualification. Our qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. In addition, our ability to satisfy the requirements to qualify as a REIT depends in part on the actions of third parties over which we have no control or only limited influence, including in cases where we own an equity interest in an entity that is classified as a partnership for U.S. federal income tax purposes.

Forward-looking statements

We make forward-looking statements in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking:

•
use of proceeds of this offering and the concurrent private placement;

•
our business and investment strategy;

•
our projected operating results;

•
our ability to obtain financing arrangements;

•
financing and advance rates for Agency RMBS and our potential target assets;

•
our expected leverage;

•
general volatility of the securities markets in which we invest and the market price of our common stock;

•
our expected investments;

•
interest rate mismatches between Agency RMBS and our potential target assets and our borrowings used to fund such investments;

•
changes in interest rates and the market value of Agency RMBS and our potential target assets;

•
changes in prepayment rates on Agency RMBS and non-Agency RMBS;

•
effects of hedging instruments on Agency RMBS and our potential target assets;

•
rates of default or decreased recovery rates on Agency RMBS and our potential target assets;

•
the degree to which any hedging strategies may or may not protect us from interest rate volatility;

•
impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters;

•
our ability to maintain our qualification as a REIT;

•
our ability to maintain our exemption from registration under the 1940 Act;

•
availability of investment opportunities in mortgage-related, real estate-related and other securities;

•
availability of qualified personnel;

•
estimates relating to our ability to make distributions to our stockholders in the future;

•
our understanding of our competition; and

•
market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described in this prospectus under the headings "Summary," "Risk factors," "Management's discussion and analysis of financial condition and results of operations" and "Business." If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of proceeds

We are offering             shares of our common stock at the anticipated public offering price of $             per share (excluding the underwriters' overallotment option to purchase up to an additional             shares). We estimate that the net proceeds we will receive from selling common stock in this offering will be approximately $              million, prior to deducting the initial and additional underwriting discount and after deducting estimated organizational and offering expenses of approximately $              million (or, if the underwriters exercise their overallotment option in full, approximately $              million, prior to deducting the initial and additional underwriting discount and after deducting estimated organizational and offering expenses of approximately $              million).

All of the shares sold in this offering will be sold to the underwriters at $             per share, representing an initial discount to the underwriters of $             per share ($              million in the aggregate), all of which initial underwriting discount will be paid by our Manager upon the closing of this offering. We have agreed to repay our Manager this $             per share and pay the underwriters an additional $             per share, with respect to all shares sold in this offering if during any period of four consecutive calendar quarters during the 24 full calendar quarters after the consummation of this offering our Core Earnings (as described herein) for any such four-quarter period exceeds the product of (x) the weighted average of the issue price per share of all public offerings of our common stock, multiplied by the weighted average number of shares of our common stock outstanding (including any restricted shares of our common stock and any other shares of our common stock underlying awards granted under our equity incentive plans) in such four-quarter period and (y) 8%. If we meet the performance hurdle described above, we would repay our Manager $              million in the aggregate (or $              million if the underwriters exercise their overallotment option in full) and pay the underwriters an additional underwriting discount equal to $             per share ($              million in the aggregate, or $              million if the underwriters exercise their overallotment in full). In such case, our total net proceeds from this offering would be approximately $              million (or, if the underwriters exercise their overallotment option in full, approximately $              million), after deducting the initial underwriting discount, the additional underwriting discount and estimated offering and organizational expenses.

Concurrently with the completion of this offering, we will complete a private placement in which we will sell shares of our common stock to our Manager and Legg Mason, at the initial public offering price per share, for an aggregate investment equal to         % of the gross proceeds raised in this offering, excluding the underwriters' overallotment option, up to $10 million. No underwriting discount will be paid with respect to these shares.

We plan to use the net proceeds from this offering and the concurrent private placement to purchase Agency RMBS and our potential target assets, focusing predominantly on Agency RMBS. Subject to prevailing market conditions at the time of purchase, we currently expect that the capital we deploy will be used initially to purchase Agency RMBS and our potential target assets in the following ranges: approximately 85-100% Agency RMBS, approximately 0-15% non-Agency RMBS, approximately 0-5% CMBS and approximately 0-5% ABS. Until appropriate investments can be identified, our Manager may invest the net proceeds from this offering and the concurrent private placement in interest-bearing short-term investments, including money market accounts and/or funds, that are consistent with our intention to qualify as a REIT and maintain our exemption from registration under the 1940 Act. These initial investments, if any, are expected to provide a lower net return than we will seek to achieve from investments in Agency RMBS and our potential target assets. We anticipate that we will be able to identify a sufficient amount of investments in Agency RMBS and our potential target assets within approximately one to two months after the closing of this offering and the concurrent private placement. However, depending on the availability of appropriate investment opportunities and subject to market prevailing conditions, there can be no assurance that we will be able to identify a sufficient amount of investments within this timeframe.

Prior to the time we have fully used the net proceeds of this offering and the concurrent private placement to acquire Agency RMBS and our potential target assets, we may fund our quarterly distributions out of such net proceeds.

Distribution policy

We intend to make regular quarterly distributions to holders of our common stock. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its net taxable income and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income. We generally intend over time to pay quarterly distributions in an amount equal to our net taxable income. We plan to pay our first distribution in respect of the period from the closing of this offering through September 30, 2011, which may be prior to the time when we have fully invested the net proceeds from this offering and the concurrent private placement in Agency RMBS and our potential target assets.

If we pay a taxable stock distribution, our stockholders would be sent a form that would allow each stockholder to elect to receive its proportionate share of such distribution in all cash or in all stock, and the distribution will be made in accordance with such elections, provided that if the stockholders' elections, in the aggregate, would result in the payment of cash in excess of the maximum amount of cash to be distributed, then cash payments to stockholders who elect to receive cash will be prorated, and the excess of each such stockholder's entitlement in the distribution, less such prorated cash payment, would be paid to such stockholder in shares of our common stock.

To the extent that in respect of any calendar year, cash available for distribution is less than our net taxable income, we could be required to sell assets or borrow funds to make cash distributions or make a portion of the required distribution in the form of a taxable stock distribution or distribution of debt securities. In addition, prior to the time we have fully invested the net proceeds of this offering and the concurrent private placement, we may fund our quarterly distributions out of such net proceeds, which would reduce the amount of cash we have available for investing and other purposes. We will generally not be required to make distributions with respect to activities conducted through any TRSs. For more information, see "U.S. federal income tax considerations—Taxation of Western Asset Mortgage Capital Corporation."

To satisfy the requirements to qualify as a REIT and generally not be subject to U.S. federal income and excise tax, we intend to make regular quarterly distributions of all or substantially all of our net taxable income to holders of our common stock out of assets legally available therefor. The amount of cash available for distribution will be decreased by any fees or expenses payable by us to our Manager under the management agreement. Any distributions we make will be at the discretion of our board of directors and will depend upon our earnings and financial condition, debt covenants, funding or margin requirements under repurchase agreements, warehouse facilities or other secured and unsecured borrowing agreements, maintenance of our REIT qualification, restrictions under Delaware law, and such other factors as our board of directors deems relevant. Our earnings and financial condition will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and any other expenditures. For more information regarding risk factors that could materially adversely affect our earnings and financial condition, see "Risk factors."

We anticipate that our distributions generally will be taxable as ordinary income to our stockholders, although a portion of the distributions may be designated by us as qualified dividend income or capital gain, or may constitute a return of capital. We will furnish annually to each of our stockholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital, qualified dividend income or capital gain. For more information, see "U.S. federal income tax considerations—Taxation of stockholders—Taxation of taxable domestic stockholders."

Capitalization

The following table sets forth (1) our actual capitalization at March 31, 2011, and (2) our capitalization as adjusted to reflect the effect of (i) the sale of                  shares of our common stock in this offering at an assumed offering price of $         per share after deducting the initial and the additional underwriting discount and estimated organizational and offering expenses payable by us, (ii) the concurrent private placement to our Manager and Legg Mason of              shares of common stock at a price per share equal to the assumed initial public offering price per share (which will represent an aggregate investment equal to         % of the gross proceeds raised in this offering, excluding the underwriters' overallotment option, up to $10 million), (iii) the grant of an aggregate of             shares of our restricted common stock to our Manager or employees of our Manager pursuant to the Manager Equity Plan and (iv) the grant of an aggregrate of 4,500 shares of our restricted common stock to our three director nominees pursuant to the Equity Plan. You should read this table together with "Use of proceeds" included elsewhere in this prospectus.

	As of March 31, 2011
	Actual	As Adjusted(1)

Stockholder's equity:
Common stock, par value $0.01 per share; 100,000 shares authorized, and 100 shares issued and outstanding, actual and 500,000,000 shares authorized and shares outstanding, as adjusted(2)	$1	$
Preferred stock, par value $0.01 per share; 0 shares authorized and 0 shares issued and outstanding, actual and 100,000,000 shares authorized and 0 shares outstanding, as adjusted	—		—
Additional paid in capital(3)	$999	$

Total stockholder's equity	$1,000	$

(1)
Does not include                additional shares available for future grants under the equity incentive plans. Also assumes that the underwriters' option to purchase up to an additional                  shares of our common stock to cover overallotments, if any, is not exercised.

(2)
The                           shares issued and outstanding on an as adjusted basis includes (i) 100 shares of our common stock issued to our Manager on March 24, 2011, (ii) an aggregate of                    shares of our common stock to be sold to our Manager and Legg Mason in a private placement concurrently with the completion of this offering, (iii) an aggregate of                  shares of our restricted common stock to be granted to our Manager or employees of our Manager pursuant to the Manager Equity Plan upon the completion of this offering and the concurrent private placement and (iv) an aggregate of 4,500 shares of our restricted common stock to be granted to our three director nominees pursuant to the Equity Plan upon the completion of this offering and the concurrent private placement.

(3)
Paid-in-capital has been reduced by estimated offering and organizational expenses, the initial underwriting discount and the additional underwriting discount. The initial and additional underwriting discount will only be paid by us if we meet the performance hurdle described in "Underwriting."

Selected financial information

The following table presents selected financial information as of March 31, 2011 that has been derived from our historical balance sheet as of such date and the related notes included elsewhere in this prospectus. We have no operating history and no investment portfolio.

The following selected financial information is only a summary and is qualified by reference to and should be read in conjunction with "Management's discussion and analysis of financial condition and results of operations" and our balance sheet as of March 31, 2011 and the related notes thereto included elsewhere in this prospectus.

As of March 31, 2011

Assets:
Cash	$1,000

Liabilities and Stockholder's Equity:
Stockholder's equity	$1,000

Management's discussion and analysis of financial condition
and results of operations

You should read the following discussion in conjunction with the sections of this prospectus entitled "Risk factors," "Forward-looking statements" and "Business" and our balance sheet dated as of March 31, 2011 and the related notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled "Risk factors" and elsewhere in this prospectus.

Overview

Western Asset Mortgage Capital Corporation is focused on investing in, financing and managing primarily in Agency RMBS. Although our core investment strategy will be focused on Agency RMBS, we may opportunistically supplement our portfolio with non-Agency RMBS, CMBS and ABS. We intend to finance investments in Agency RMBS and our potential target assets primarily through the use of repurchase agreements.

We are organized as a Delaware corporation. We filed a Certificate of Dissolution in Delaware on May 5, 2010 and revoked such dissolution by filing a Certificate of Revocation of Dissolution on March 24, 2011. We intend to elect and qualify to be taxed as a REIT, commencing with our initial taxable year ending December 31, 2011. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our net taxable income to stockholders and maintain our intended qualification as a REIT. We also intend to operate our business in a manner that will permit us to maintain our exemption from registration under the 1940 Act.

We will be externally managed and advised by our Manager, an SEC-registered investment advisor and a wholly-owned subsidiary of Legg Mason. Our Manager will be responsible for administering our business activities and our day-to-day operations, subject to the supervision of our board of directors.

Outlook

Our business will be affected by general U.S. residential real estate fundamentals and the overall U.S. economic environment. In particular, our strategy is influenced by the specific characteristics of these markets, including prepayment rates and interest rate levels. We expect the results of our operations to be affected by various factors, many of which are beyond our control. Our results of operations will primarily depend on, among other things, the level of our net interest income, the market value of our investment portfolio and the supply of and demand for mortgage-related securities. Our net interest income, which includes the amortization of purchase premiums and accretion of discounts, will vary primarily as a result of changes in interest rates, borrowing costs, and prepayment speeds on our RMBS investments, which is a measurement of how quickly borrowers pay down the unpaid principal balance on their residential mortgage loans.

The current economic and market outlook are shaped in a significant manner by the unprecedented level of fiscal and monetary stimulus that the U.S. Government and Federal Reserve Board provided in the aftermath of the 2008 credit crisis. The current rate environment is characterized by a very steep yield curve with the spread between two-year U.S. Treasury Notes and 10-year U.S. Treasury Notes close to the widest levels historically. The Federal Reserve Board has maintained a near-zero target for the federal funds rate, and has reiterated its commitment to fulfilling the mandate of the second round of quantitative easing, or QE2, implemented at the end of 2010. QE2 was intended to promote higher growth and lower unemployment and to maintain price stability in the U.S. economy through the purchase of $600 billion in U.S. Treasury securities through June 2011.

It is our Manager's view that while recent economic data suggests an improvement in U.S. economic growth, the significant mortgage debt burden, run-off of fiscal stimulus and budget discipline at both the U.S. federal and state level will serve as a heavy anchor to real GDP and employment growth in 2011. Although headline inflation data is being pushed higher due to rising commodity costs, we do not believe these input costs will lead to higher core rates due to a plentiful supply of labor preventing wage pressure and an unprecedented level of housing supply containing rental rates. For these reasons, and considering its dual mandate to manage both inflation and unemployment, we believe that the Federal Reserve Board will exercise patience before unwinding any form of QE2 or other monetary stimulus now in effect. We expect this type of muted recovery to keep the yield curve relatively steep and, barring any system shocks to the capital markets, for healthy demand for Agency RMBS to continue.

We believe investors continue to seek incremental spreads relative to U.S. Treasury Notes in a low yield environment and financial institutions continue to prefer high quality, liquid Agency RMBS. Yield spreads on agency mortgage-backed securities are attractive relative to historical spread levels. Prepayments that are being made at rates less than the historical average should provide opportunity to capture such spread, which we refer to as the carry premium. Non-Agency RMBS continue to be priced to high default and loss severity rates and low prepayment scenarios and offer attractive loss-adjusted yields in the fixed income market.

As the capital markets have recovered, commercial banks have re-entered the secured lending market which has quickened the pace of asset recovery and the return to more normalized credit spreads. Financing of Agency and non-Agency RMBS is currently widely available through, among other vehicles, repurchase agreements. Haircuts, or the discount attributed to the value of securities sold under repurchase agreements, average between 3% and 10% for Agency RMBS and average between 10% and 50% for non-Agency RMBS, depending on the specific security used as collateral for such repurchase agreements.

Factors impacting our operating results

Prepayment speeds

Prepayment speeds, as reflected by the Constant Prepayment Rate, or CPR, vary according to interest rates, the type of residential mortgage loan, conditions in financial markets and housing markets, availability of residential mortgages, borrowers' credit profile, competition and other factors, none of which can be predicted with any certainty. CPR, expressed as a percentage over a pool of residential mortgages, is the rate at which principal is expected to prepay in the given year (usually the next one). For example, if a certain residential mortgage loan pool has a CPR of 9%, then 9% of the existing pool principal outstanding is expected to prepay over the next year. In general, when interest rates rise, it is relatively less attractive for borrowers to refinance their residential mortgage loans, and as a result, prepayment speeds tend to decrease. When interest rates fall, however, prepayment speeds tend to increase. When house price appreciation is positive, prepayment rates may increase and when house prices depreciate in value, prepayment rates may decline. For RMBS purchased at a premium, as prepayment speeds increase, the amount of income we will earn on these investments will be less than expected because the purchase premium we will pay for the bonds amortizes faster than expected. Conversely, decreases in prepayment speeds result in income greater than expected and can extend the period over which we amortize the purchase premium. For RMBS purchased at a discount, as prepayment speeds increase, the amount of income we will earn will be greater than expected because of the acceleration of the accretion of the discount into interest income. Conversely, decreases in prepayment speeds result in income less than expected and can extend the period over which we accrete the purchase discount into interest income.

Interest rate environment

As indicated above, as interest rates rise, prepayment speeds generally decrease, increasing our interest income. Rising interest rates, however, increase our financing costs which may result in a net negative impact on our net interest income. In addition, if we acquire RMBS collateralized by monthly reset ARMs, and three- and five-year hybrid ARMs, such interest rate increases should result in decreases in our net investment income, as there could be a timing mismatch between the interest rate reset dates on our investment portfolio and the financing costs of these investments. Monthly reset ARMs are ARMs on which coupon rates reset monthly based on indices such as one-month LIBOR. Hybrid ARMs are mortgages that have interest rates that are fixed for an initial period (typically three, five, seven or ten years) and thereafter reset at regular intervals subject to interest rate caps.

Rising interest rates generally reduce the demand for consumer credit, including residential mortgage loans, due to the higher cost of borrowing. A reduction in the volume of residential mortgage loans originated may affect the volume of Agency and non-Agency RMBS, which could affect our ability to acquire assets that satisfy our investment objectives.

Mortgage-related securities spreads

During the credit market disruptions beginning in the summer of 2007, U.S. Treasury yields declined and yields on RMBS increased, resulting in a historically wide difference between the two yields, or the spread relationship. If fixed income market concerns return, causing mortgage-related security spreads to increase, the value of mortgage-related securities may decline and lenders under our repurchase agreements may require us to post additional collateral for our mortgage-related securities under outstanding repurchase agreements.

Size of investment portfolio

The size of our investment portfolio, as measured by the aggregate unpaid principal balance of our investment portfolio, will also be a key driver of our gross interest income. Generally, as the size of our investment portfolio grows, the amount of interest income that we receive will increase. The larger investment portfolio, however, will drive increased expenses as we will incur additional interest expense to finance the purchase of our investment portfolio.

Critical accounting policies

Our financial statements are prepared in accordance with U.S. GAAP, which requires the use of estimates and assumptions that involve the exercise of judgment and use of assumptions as to future uncertainties. In accordance with SEC guidance, the following discussion addresses the accounting policies that we will apply based on our expectation of our initial operations. Our most critical accounting policies will involve decisions and assessments that could affect our reported assets and liabilities, as well as our reported revenues and expenses. We believe that all of the decisions and assessments upon which our financial statements will be based will be reasonable at the time made and based upon information available to us at that time. We will rely on independent pricing of our assets at each quarter's end to arrive at what we believe to be reasonable estimates of fair market value. We have identified what we believe will be our most critical accounting policies to be the following:

Investments

ASC 320-10, Debt and Equity Securities, requires that at the time of purchase, we designate a security as either held-to-maturity, available-for-sale, or trading depending on our ability and intent to hold such security to maturity. Securities available-for-sale will be reported at fair value, while securities held-to-maturity will be reported at amortized cost. We may sell any of our securities as part of our overall management of our investment portfolio. Accordingly, we will elect to classify substantially all of our securities as available-for-sale. All assets classified as available-for-sale will be reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders' equity. See "—Valuation of financial instruments." We do not have an investment portfolio at this time.

For an available-for-sale security, or AFS security, where its fair value has declined below its amortized cost basis, we evaluate the security for other-than-temporary impairment, or OTTI. If we either (i) intend to sell the impaired security, (ii) will more likely than not be required to the sell the impaired security before it recovers in value or (iii) do not expect to recover the impaired security's amortized cost basis even if we do not intend to sell the security, then the impairment is deemed an OTTI and we record the entire difference between the security's fair value and its amortized cost in earnings or loss. Conversely, if one of these three conditions are met, we analyze the expected cash flows, or cost recovery of the security, to determine what, if any, OTTI is recognized through our earnings or loss. This analysis includes an assessment of any changes in the regulatory and/or economic environment that might affect the performance of the security.

If we conclude through our analysis that there has been no significant adverse change in our cash flow assumptions for the security, then the impairment is deemed temporary in nature and the associated difference between the security's fair value and its amortized cost basis is recorded as an unrealized loss through other comprehensive income or loss, a component of stockholders' equity. Alternatively, if we conclude that there has been a significant adverse change in our cash flow assumptions for the security, then the impairment is deemed an OTTI and we perform an additional analysis to determine what portion of OTTI, if any, should be recorded through earnings or loss. This analysis entails discounting the security's cash flows to a present value using the prior period yield for the security to determine an "expected recoverable value." The difference between this expected recoverable value and the amortized cost basis of the security is deemed to be the "credit" component of the OTTI that is recorded in our earnings or loss. The amortized cost of the security is then adjusted to the expected recoverable value, and the difference between this expected recoverable value and the fair value is deemed to be the "non-credit" component of the OTTI that is recorded to other comprehensive income or loss. Future amortization and accretion for the security is computed based upon the new amortized cost basis.

Valuation of financial instruments

ASC Topic 820, Fair Value Measurements and Disclosures, establishes a framework for measuring fair value in accordance with U.S. GAAP and expands financial statement disclosure requirements for fair value measurements. ASC Topic 820 further specifies a hierarchy of valuation techniques, which is based on whether the inputs into the valuation technique are observable or unobservable. The hierarchy is as follows:

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Level 1—Valuation techniques in which all significant inputs are quoted prices from active markets for assets or liabilities that are identical to the assets or liabilities being measured.

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Level 2—Valuation techniques in which significant inputs include quoted prices from active markets for assets or liabilities that are similar to the assets or liabilities being measured and/or quoted prices from markets that are not active for assets or liabilities that are identical or similar to the assets or liabilities being measured. Also, model-derived valuations in which all significant inputs and significant value drivers are observable in active markets are Level 2 valuation techniques.

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Level 3—Valuation techniques in which one or more significant inputs or significant value drivers are unobservable. Unobservable inputs are valuation technique inputs that reflect our assumptions about the assumptions that market participants would use in pricing an asset or liability.

The level in the fair value hierarchy within which a fair measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

When available, we use quoted market prices to determine the fair value of an asset or liability. If quoted market prices are not available, we will consult independent pricing services or third party broker quotes, provided that there is no ongoing material event that affects the issuer of the securities being valued or the market therefor. If there is such an ongoing event, or if quoted market prices are not available, our pricing officer will determine the fair value of the securities using valuation techniques that use, when possible, current market-based or independently-sourced market parameters, such as interest rates.

Valuation techniques for RMBS may be based on models that consider the estimated cash flows of each debt tranche of the issuer, establish a benchmark yield, and develop an estimated tranche-specific spread to the benchmark yield based on the unique attributes of the tranche including, but not limited to, the prepayment speed assumptions and attributes of the collateral underlying such securities. To the extent the inputs are observable and timely, the values would be categorized in Level 2 of the fair value hierarchy; otherwise they would be categorized as Level 3.

We expect that most of the RMBS that we intend to acquire upon consummation of this offering and the concurrent private placement, along with any related derivative and hedging instruments, will be valued based on the similar-asset valuation approach using Level 2 inputs.

Fair value under U.S. GAAP represents an exit price in the normal course of business, not a forced liquidation price. If we were forced to sell assets in a short period to meet liquidity needs, the prices we receive could be substantially less than their recorded fair values. Furthermore, the analysis of whether it is more likely than not that we will be required to sell securities in an unrealized loss position prior to an expected recovery in value (if any), the amount of such expected required sales, and the projected identification of which securities would be sold is also subject to significant judgment, particularly in times of market illiquidity.

Interest income

AFS securities are carried at their estimated fair values with cumulative unrealized gains and losses reported as a component of accumulated other comprehensive income or loss in our statement of equity. Coupon interest is recognized as interest income when earned and deemed collectible, and the interest method is used to determine an effective yield to amortize purchase premiums, discounts, and fees associated with these securities into income over time. This requires us to project cash flows over the remaining life of each security and make assumptions with regards to interest rates, prepayment rates, the timing and amount of credit losses, and other factors. We review our cash flow projections on an ongoing basis and monitor these projections based on input and analyses received from external sources, internal models, and our own judgment and experience.

Repurchase agreements

We intend to enter into master repurchase agreements with various financial institutions and borrow under these master repurchase agreements to finance the acquisition of assets for our investment portfolio. Repurchase transactions will be treated as collateralized financing transactions and will be carried at their contractual amounts, including accrued interest, as specified in the respective transactions. The economic terms of our borrowings under these master repurchase agreements will not be determined until we engage in a repurchase transaction under such agreements. We will not engage in any repurchase transactions until after the completion of this offering and the concurrent private placement.

In instances where we acquire securities through repurchase agreements with the same counterparty from whom the securities were purchased, we will account for the purchase commitment and repurchase agreement on a net basis and record a forward commitment to purchase securities as a derivative instrument if the transaction does not comply with the criteria in ASC 860-10, Transfers and Servicing, for gross presentation. Such forward commitments are recorded at fair value with subsequent changes in fair value recognized in income. Additionally, we will record the cash portion of our investment in securities as a mortgage-related receivable from the counterparty on our balance sheet. If the transaction complies with the criteria for gross presentation in ASC 860-10, we will record the assets and the related financing on a gross basis in our statements of financial condition, and the corresponding interest income and interest expense in our statements of operations and comprehensive income (loss).

Derivatives and hedging activities

We will account for derivative financial instruments in accordance with ASC 815-10. ASC 815-10 requires an entity to recognize all derivatives as either assets or liabilities in the balance sheets and to measure those instruments at fair value. Additionally, the fair value adjustments will affect either other comprehensive income in stockholders' equity until the hedged item is recognized in earnings or net income depending on whether the derivative instrument qualifies as a hedge for accounting purposes and, if so, the nature of the hedging activity. Derivatives are used for hedging purposes rather than speculation. We will value derivative financial instruments in accordance with ASC Topic 820. See "—Valuation of financial instruments."

In the normal course of business, we may use a variety of derivative financial instruments to manage, or hedge, interest rate risk on our borrowings. These derivative financial instruments must be effective in reducing our interest rate risk exposure in order to qualify for hedge accounting. When the terms of an underlying transaction are modified, or when the underlying hedged item ceases to exist, all changes in the fair value of the instrument are marked-to-market with changes in value included in net income for each period until the derivative instrument matures or is settled. Any derivative instrument used for risk management that does not meet the effective hedge criteria is marked-to-market with the changes in value included in net income.

Income taxes

We intend to elect and qualify to be taxed as a REIT commencing with our initial taxable year ending December 31, 2011. Accordingly, we will generally not be subject to corporate U.S. federal or state income tax to the extent that we make qualifying distributions to our stockholders, and provided that we satisfy on a continuing basis, through actual investment and operating results, the REIT requirements including certain asset, income, distribution and stock ownership tests. If we fail to qualify as a REIT, and do not qualify for certain statutory relief provisions, we will be subject to U.S. federal, state and local income taxes and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year in which we lost our REIT qualification. Accordingly, our failure to qualify as a REIT could have a material adverse impact on our results of operations and amounts available for distribution to our stockholders.

Our dividends paid deduction for qualifying dividends paid to our stockholders is computed using our taxable income as opposed to net income reported on the financial statements. Taxable income, generally, will differ from net income reported on the financial statements because the determination of taxable income is based on tax provisions and not financial accounting principles.

We may elect to treat certain of our subsidiaries as TRSs. In general, a TRS of ours may hold assets and engage in activities that we cannot hold or engage in directly and generally may engage in any real estate or non-real estate-related business. A TRS is subject to U.S. federal, state and local corporate income taxes.

While a TRS will generate net income, a TRS can declare dividends to us which will be included in our taxable income and necessitate a distribution to our stockholders. Conversely, if we retain earnings at a TRS level, no distribution is required and we can increase book equity of the consolidated entity.

Commitments and contingencies

We record a liability for estimated costs when it is probable that we will be responsible for such costs and they can be reasonably estimated. In connection with this offering, we plan to enter into an underwriting agreement with the underwriters of this offering pursuant to which we will (i) refund our Manager for its payment of the initial underwriters discount (equal to $             per share for each share sold in this offering) to the underwriting upon the closing of this offering, and (ii) pay the underwriters the additional underwriting discount (equal to $             per share for each share sold in this offering), in each case if our Core Earnings exceed an 8% performance hurdle rate (as further described in "Underwriting") for any period of four consecutive calendar quarters within the first 24 full calendar quarters after the consummation of this offering. Based on our original and current business plan, we believe that it is probable that we will meet this performance hurdle rate. Therefore, we plan to record a liability and an offsetting reduction to additional paid-in-capital for the full commitment upon execution of the underwriting agreement with the underwriters.

Recent accounting pronouncements

In July 2010, the FASB issued Accounting Standards Update ASU 2010-20, or ASU 2010-20, Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses, which amends ASC 310 by requiring more robust and disaggregated disclosures about the credit quality of an entity's financing receivables and its allowance for credit losses. The objective of enhancing these disclosures is to improve financial statement users' understanding of (1) the nature of an entity's credit risk associated with its financing receivables and (2) the entity's assessment of that risk in estimating its allowance for credit losses as well as changes in the allowance and the reasons for those changes. ASU 2010-20 requires disclosures of the portfolio segment and class of financing receivable levels, and focuses on the following: nonaccrual and past due financing receivables, allowance for credit losses related to financing receivables, impaired loans (individually evaluated for impairment), credit quality information, and modification. The amended guidance is effective for public companies in the first interim or annual period ending on or after December 31, 2010.

We are currently evaluating the impact that adoption of this ASU will have on our financial statement disclosures.

In January 2011, the FASB issued Accounting Standards Update 2011-01, Receivables (Topic 310): Deferral of the Effective Date of Disclosures about Troubled Debt Restructurings in Update No. 2010-20. This amendment temporarily delays the effective date of the disclosures about troubled debt restructurings in ASU 2010-20 for public entities. The delay is intended to allow the FASB time to complete its deliberations on what constitutes a troubled debt restructuring. The effective date of the new disclosures about troubled debt restructurings for public entities and the guidance for determining what constitutes a troubled debt restructuring is anticipated to be effective for interim and annual periods ending after June 15, 2011.

Issued in June 2011, ASU No. 2011-05: Comprehensive Income (Topic 220) Presentation of Comprehensive Income, which improves the comparability, consistency and transparency of financial reporting and to increase the prominence of items reported in other comprehensive income. Current U.S. GAAP allows reporting entities three alternatives for presenting other comprehensive income and its components in financial statements. ASU No. 2011-05 eliminates one of the presentation options whereby the components of other comprehensive income are presented as part of the statement of changes in stockholders' equity. In addition, ASU No. 2011-05 will require consecutive presentation of the statement of net income and other comprehensive income as well as require an entity to present reclassification adjustments on the face of the financial statements from other comprehensive income to net income. The amendments in ASU No. 2011-05 are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. We are currently evaluating the impact that adoption of this ASU will have on the presentation of the results of operations and statement of shareholders equity.

In May 2011, the FASB issued Accounting Standards Update 2011- 4, Fair Value Measurements (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S GAAP and IFRSs. The guidance generally clarifies the application of existing requirements on topics including the concepts of highest and best use and valuation premise, measuring the fair value of instruments classified in shareholders' equity, and disclosing quantitative information about the unobservable inputs used in the measurements of instruments categorized within Level 3 of the valuation hierarchy. Additionally, the guidance includes changes on topics such as measuring the fair value of financial instruments that are managed within a portfolio and additional disclosure for fair value measurements categorized within the Level 3 of the fair value hierarchy. The amended guidance is effective for public companies for interim and annual periods ending after December 15, 2011. We are currently evaluating the impact that adoption of the ASU will have on our statement of financial condition or results of operations.

Issued in April 2011, ASU No. 2011-03 Transfers and Servicing (Topic 860) Reconsideration of Effective Control for Repurchase Agreements is intended to improve the accounting for repurchase agreements (repos) and other agreements that both entitle and obligate a transferor to repurchase or redeem financial assets before their maturity. FASB determined that the criterion pertaining to an exchange of collateral should not be a determining factor in assessing effective control and also concluded that the assessment of effective control should focus on a transferor's contractual rights and obligations with respect to transferred financial assets, not on whether the transferor has the practical ability to perform in accordance with those rights or obligations. FASB also concluded that the remaining criteria are sufficient to determine effective control. Consequently, the amendments remove the transferor's ability criterion from the consideration of effective control for repos and other agreements that both entitle and obligate the transferor to repurchase or redeem financial assets before their maturity. ASU No. 2011-03 is effective for the first interim or annual period beginning on or after December 15, 2011, and will be applied prospectively to transactions or modifications of existing transactions that occur on or after the effective date. We are currently evaluating the impact that adoption of the ASU will have on our statement of financial condition or results of operations.

Results of operations

As of the date of this prospectus, we have not commenced any significant operations because we are in our organization stage. We will not commence any significant operations until we have completed this offering and the concurrent private placement. We are not aware of any material trends or uncertainties, other than economic conditions affecting mortgage loans, mortgage-related securities and real estate, generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition of real estate-related investments, other than those referred to in this prospectus.

The initial underwriting discount, the additional underwriting discount and offering costs to be incurred in connection with this offering will be reflected as a reduction of additional paid-in-capital. Costs incurred that are not directly associated with the completion of this offering will be expensed as incurred.

We are responsible for the payment of our obligations, and upon successful completion of this offering, we will reimburse our Manager for these costs from the proceeds of this offering. As of March 31, 2011, our Manager had not incurred any significant offering or organizational costs payable by our Manager or us.

Liquidity and capital resources

Liquidity is a measurement of our ability to meet potential cash requirements, including ongoing commitments to pay dividends, fund investments, repay borrowings and other general business needs. Our primary sources of funds for liquidity will consist of the net proceeds from this offering and the concurrent private placement, net cash provided by operating activities, cash from repurchase agreements and other financing arrangements and future issuances of common equity, preferred equity, convertible securities, trust preferred and/or debt securities. We intend to finance Agency RMBS and our potential target assets primarily through the use of repurchase agreements.

Under repurchase agreements, we may be required to pledge additional assets to our repurchase agreement counterparties (lenders) in the event that the estimated fair value of the existing pledged collateral under such agreements declines and such lenders demand additional collateral which may take the form of additional securities or cash. Generally, repurchase agreements contain a financing rate, term and trigger levels for margin calls and haircuts depending on the types of collateral and the counterparties involved. If the estimated fair value of the investment securities increases due to changes in market interest rates or market factors, lenders may release collateral back to us. Specifically, margin calls may result from a decline in the value of the investments securing our repurchase agreements, prepayments on the residential mortgages securing our RMBS investments and from changes in the estimated fair value of such investments generally due to principal reduction of such investments from scheduled amortization and resulting from changes in market interest rates and other market factors. Counterparties also may choose to increase haircuts based on credit evaluations of our company and/or the performance of the bonds in question. Haircuts, or the discount attributed to the value of securities sold under repurchase agreements, average between 3% and 10% for Agency RMBS and average between 10% and 50% for non-Agency RMBS, depending on the specific security used as collateral for such repurchase agreements. Should prepayment speeds on the residential mortgages underlying our RMBS investments or market interest rates increase, margin calls on our repurchase agreements could result, causing an adverse change in our liquidity position.

Upon repayment of each borrowing under a repurchase agreement, we may use the collateral immediately for borrowing under a new repurchase agreement. We have not at the present time entered into any other commitment agreements under which the lender would be required to enter into new repurchase agreements during a specified period of time.

We believe these identified sources of funds will be adequate for purposes of meeting our short-term (within one year) liquidity and long-term liquidity needs. However, our ability to meet our long-term liquidity and capital resource requirements may require additional financing. Our short-term and long-term liquidity needs include funding future investments, operating costs and distributions to our stockholders. A number of financial institutions, including potential and current repurchase agreement lenders, have tightened their lending standards and reduced their lending overall. If we are unable to obtain or renew our sources of financing or unable to obtain them on attractive terms, it may have an adverse effect on our business and results of operations.

To qualify as a REIT, we generally must distribute annually at least 90% of our net taxable income. These distribution requirements limit our ability to retain earnings and thereby replenish or increase capital for operations.

Contractual obligations and commitments

We had no contractual obligations as of March 31, 2011. Prior to the completion of this offering and the concurrent private placement, we will enter into a management agreement with our Manager that will become effective upon completion of this offering and the concurrent private placement. Our Manager will be entitled to receive a base management fee and the reimbursement of certain expenses (including, under certain circumstances, the initial underwriting discount payable by our Manager). See "Our Manager and the management agreement—Management agreement—Base management fee, expense reimbursements and refund of the initial underwriting discount." If, as anticipated, we hire a chief financial officer in the future that is not an employee of our Manager, we will directly compensate such chief financial officer and such chief financial officer's support staff, which will be our only employees, with customary compensation packages, as applicable, including (without limitation) base salaries, cash bonuses and equity compensation. Because our management agreement provides that our Manager is responsible for managing our affairs, our executive officers who are employees of our Manager and not our employees will not receive cash compensation from us for serving as our executive officers. Our Manager will compensate all of our officers and personnel that are employees of our Manager.

Under our equity incentive plans, the administrator of the plans is authorized to approve grants of equity-based awards to our Manager, its personnel and its affiliates, our officers and directors as well as certain other service providers. To date, our board of directors has not approved any grants of equity awards, although we intend to grant certain equity awards upon the completion of this offering. See "Management—Equity incentive plans."

We expect to enter into certain contracts that may contain a variety of indemnification obligations, principally with brokers, underwriters and counterparties to repurchase agreements. The maximum potential future payment amount we could be required to pay under these indemnification obligations may be unlimited.

Off-balance sheet arrangements

As of March 31, 2011, we had no off-balance sheet arrangements.

Dividends

We intend to make regular quarterly distributions to holders of our common stock. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its net taxable income and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income. We intend to pay regular quarterly dividends to our stockholders in an amount equal to our net taxable income. Before we pay any dividend, whether for U.S. federal income tax purposes or otherwise, we must first meet both our operating requirements and debt service on our repurchase agreements and other debt payable. If cash available for distribution to our stockholders is less than our net taxable income, we could be required to sell assets or borrow funds to make cash distributions, or we may make a portion of the required distribution in the form of a taxable stock distribution or distribution of debt securities.

Inflation

Virtually all of our assets and liabilities will be interest rate sensitive in nature. As a result, interest rates and other factors influence our performance far more so than does inflation. Changes in interest rates do not necessarily correlate with inflation rates or changes in inflation rates. Our financial statements are prepared in accordance with U.S. GAAP, and our distributions will be determined by our board of directors consistent with our obligation to distribute to our stockholders at least 90% of our net taxable income on an annual basis in order to maintain our REIT qualification; in each case, our activities and balance sheet are measured with reference to historical cost and/or fair market value without considering inflation.

Quantitative and qualitative disclosures about market risk

The primary components of our market risk are related to interest rate, prepayment and market value risk. While we do not seek to avoid risk completely, we believe the risk can be quantified from historical experience and seek to actively manage that risk, to earn sufficient compensation to justify taking those risks and to maintain capital levels consistent with the risks we undertake.

Interest rate risk

Interest rate risk is highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations, and other factors beyond our control.

We will be subject to interest rate risk in connection with our investments and our repurchase agreements. Our repurchase agreements will typically be of limited duration and will be periodically refinanced at current market rates. We may mitigate this risk through utilization of derivative contracts, primarily interest rate swap agreements, interest rate caps and interest rate floors.

Interest rate effect on net interest income

Our operating results will depend in large part on differences between the yields earned on our investments and our cost of borrowing and any interest rate hedging activities. A portion of our borrowings may be based on fixed interest rates. We expect that our borrowings under the repurchase agreements we intend to enter into for Agency RMBS and our potential target assets will generally be based on prevailing market interest rates. We will attempt to match fund our borrowings and assets by attempting to use fixed-rate borrowings to finance fixed-rate assets and variable rate borrowings to finance our assets that pay variable rates of interest. However, it will not always be possible to match fund our borrowings and assets in this way.

During periods of rising interest rates, the borrowing costs associated with our variable rate borrowings tend to increase while the income earned on our fixed interest rate investments may remain substantially unchanged, or the income earned on our variable rate assets may reset more slowly than the changes in our borrowing costs. These factors will result in a narrowing of the net interest spread between the related assets and borrowings and may even result in losses. Further, during this portion of the interest rate and credit cycles, defaults could increase and result in credit losses to us, which could adversely affect our liquidity and operating results. Such delinquencies or defaults could also have an adverse effect on the spread between interest-earning assets and interest-bearing liabilities.

Hedging techniques are partly based on assumed levels of prepayments of our RMBS. If prepayments are slower or faster than assumed, the life of the RMBS will be longer or shorter, which would reduce the effectiveness of any hedging strategies we may use and may cause losses on such transactions. Hedging strategies involving the use of derivative securities are highly complex and may produce volatile returns.

Interest rate effects on fair value

Another component of interest rate risk is the effect changes in interest rates will have on the market value of the assets we acquire. We will face the risk that the market value of our assets will increase or decrease at different rates than those of our liabilities, including any hedging instruments.

We will primarily assess our interest rate risk by estimating the duration of our assets and the duration of our liabilities. Duration essentially measures the market price volatility of financial instruments as interest rates change. We generally calculate duration using various financial models and empirical data. Different models and methodologies can produce different duration numbers for the same securities.

It is important to note that the impact of changing interest rates on fair value can change significantly when interest rates change materially. Therefore, the volatility in the fair value of our assets could increase significantly when interest rates change materially. In addition, other factors impact the fair value of our interest rate-sensitive investments and any hedging instruments, such as the shape of the yield curve, market expectations as to future interest rate changes and other market conditions. Accordingly, changes in actual interest rates may have a material adverse effect on us.

Prepayment risk

As we receive prepayments of principal on our RMBS investments, premiums paid on such investments will be amortized against interest income. In general, an increase in prepayment rates will accelerate the amortization of purchase premiums, thereby reducing the interest income earned on the RMBS investments. Conversely, discounts on such RMBS investments are accreted into interest income. In general, an increase in prepayment rates will accelerate the accretion of purchase discounts, thereby increasing the interest income earned on the RMBS investments.

Extension risk

If prepayment rates decrease in a rising interest rate environment, the life of the fixed-rate portion of the related RMBS assets could extend beyond the term of the swap agreement or other hedging instrument. This could have a negative impact on our results from operations, as borrowing costs would no longer be fixed after the end of the hedging instrument, while the income earned on the hybrid ARM RMBS would remain fixed. This situation may also cause the market value of our hybrid ARM RMBS to decline, with little or no offsetting gain from the related hedging transactions. In extreme situations, we may be forced to sell assets to maintain adequate liquidity, which could cause us to incur losses.

Market risk

Market value risk

Our available-for-sale securities will be reflected at their estimated fair value with unrealized gains and losses excluded from earnings and reported in other comprehensive income pursuant to Accounting Standards Codification 320, Investments—Debt and Equity Securities, or ASC 320. The estimated fair value of these securities fluctuates primarily due to changes in interest rates and other factors. Generally, in a rising interest rate environment, the estimated fair value of these securities would be expected to decrease; conversely, in a decreasing interest rate environment, the estimated fair value of these securities would be expected to increase.

Real estate risk

Residential and commercial property values are subject to volatility and may be affected adversely by a number of factors, including, but not limited to: national, regional and local economic conditions (which may be adversely affected by industry slowdowns and other factors); local real estate conditions (such as an oversupply of housing); changes or continued weakness in specific industry segments; construction quality, age and design; demographic factors; and retroactive changes to building or similar codes. In addition, decreases in property values reduce the value of the collateral and the potential proceeds available to our securities, which could also cause us to suffer losses.

Credit risk

We retain the risk of potential credit losses on the loans underlying the non-Agency RMBS, CMBS and ABS we may hold. We may seek to manage this risk through our pre-acquisition due diligence process, through the use of non-recourse financing that limits our exposure to credit losses to the specific assets that are subject to the non-recourse financing and, subject to maintaining our qualification as a REIT and exemption from registration under the 1940 Act, through the use of derivative financial instruments, including, among others, contracts with respect to the Markit ABX.HE index, a tradeable index referencing a basket of 20 subprime MBS, and the Markit CMBX index, a tradeable index referencing a basket of 25 CMBS. In addition, with respect to any particular target asset, our Manager's investment team will evaluate, among other things, relative valuation, supply and demand trends, shape of yield curves, prepayment rates, delinquency and default rates, recovery of various segments of the economy and vintage of collateral.

Risk management

To the extent consistent with maintaining our REIT qualification, we will seek to manage risk exposure to protect our investment portfolio against the effects of major interest rate changes. We may generally seek to manage this risk by:

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relying on our Manager's investment selection process described in this prospectus under "Business—Our investment process and analysis";

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monitoring and adjusting, if necessary, the reset index and interest rate related to Agency RMBS and our potential target assets and our financings;

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attempting to structure our financing agreements to have a range of different maturities, terms, amortizations and interest rate adjustment periods;

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using hedging instruments, primarily interest rate swap agreements but also financial futures, options, interest rate cap agreements, floors and forward sales to adjust the interest rate sensitivity of Agency RMBS and our potential target assets and our borrowings; and

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actively managing, on an aggregate basis, the interest rate indices, interest rate adjustment periods, and gross reset margins of Agency RMBS and our potential target assets and the interest rate indices and adjustment periods of our financings.

Business

Our Company

We are organized as a Delaware corporation focused on investing in, financing and managing primarily residential mortgage-backed securities, or RMBS, for which the principal and interest payments are guaranteed by a U.S. Government agency, such as the Government National Mortgage Association, or GNMA, U.S. Government-sponsored entity, or GSE, including the Federal National Mortgage Association, or FNMA, or the Federal Home Loan Mortgage Corporation, or FHLMC. We refer to these types of securities as Agency RMBS. Although our core investment strategy will be focused on Agency RMBS, we may opportunistically supplement our portfolio with RMBS that are not guaranteed by a U.S. Government agency or GSE, or non-Agency RMBS, commercial mortgage-backed securities, or CMBS, and other asset-backed securities, or ABS. We refer to these assets as our potential target assets. We intend to finance investments in Agency RMBS and our potential target assets primarily through the use of repurchase agreements.

Our objective is to provide attractive risk-adjusted returns to our investors over the long term, primarily through dividends and secondarily through capital appreciation. We intend to achieve this objective by selectively acquiring a diversified investment portfolio of assets designed to produce attractive returns across a variety of market conditions and economic cycles. We intend to construct a diversified investment portfolio by focusing on the relative value of securities within various sectors of the mortgage markets and security selection.

We will be externally managed and advised by our Manager, an investment advisor registered with the U.S. Securities and Exchange Commission, or the SEC, and a wholly-owned subsidiary of Legg Mason, Inc., or Legg Mason (NYSE: LM). Our Manager will be responsible for administering our business activities and day-to-day operations, subject to the supervision and oversight of our board of directors.

We have not made any investments in Agency RMBS or our potential target assets as of the date of this filing. We will not commence significant operations until we have completed this offering and the concurrent private placement. We intend to elect and qualify to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with our initial taxable year ending December 31, 2011. We generally will not be subject to U.S. federal income taxes on our net taxable income to the extent that we annually distribute all of our net taxable income to stockholders and maintain our intended qualification as a REIT. We also intend to operate our business in a manner that will permit us to maintain our exemption from registration under the Investment Company Act of 1940, as amended, or the 1940 Act.

Current market opportunities

The U.S. Department of Treasury and the Department of Housing and Urban Development on February 11, 2011 presented a report to Congress outlining different options to reform the housing finance market. We believe the most important theme in this report was the reduction of the government's role in, and the return of private capital to, this market. A detailed plan to achieve this was not laid out, but several tools were recommended, which include increasing guarantee fees, decreasing loan limits, and tightening underwriting criteria for conforming loans. We believe these changes will reduce the future supply of Agency RMBS, limit mortgage refinancing and associated prepayment risk, and reduce the future volatility of the Agency RMBS market, which we view as positive developments for existing Agency RMBS.

We believe investors continue to seek incremental spreads relative to U.S. Treasury Notes in a low yield environment and financial institutions continue to prefer high quality, liquid Agency RMBS. With yield spreads on Agency RMBS at what our Manager views as attractive levels, our Manager believes there will continue to be strong demand for Agency RMBS.

Although our core investment strategy will be focused on Agency RMBS, we may opportunistically supplement our portfolio with non-Agency RMBS, which are collateralized by non-conforming residential mortgages. While we anticipate mortgage loan delinquencies and credit losses may continue to rise and housing conditions may continue to deteriorate, we believe that current prices for certain non-Agency RMBS offer the potential for attractive risk-adjusted returns. Over time, we believe reform of GSEs, such as FNMA and FHLMC, will accelerate the demand for private capital into the housing finance sector, and we expect that we will be well positioned to make attractive risk-adjusted investments in new residential-mortgage assets.

The current interest rate environment is characterized by a very steep yield curve with the spread between two-year U.S. Treasury Notes and 10-year U.S. Treasury Notes close to the widest levels historically. The Federal Reserve Board has maintained a near-zero target for the federal funds rate. On April 27, 2011, the Federal Open Market Committee released a statement indicating that it would maintain the target range for the federal funds rate at 0% to 0.25% and that it continues to anticipate that economic conditions, including low rates of resource utilization, subdued inflation trends, and stable inflation expectations, are likely to warrant exceptionally low levels for the federal funds rate for an extended period. Our Manager believes recent economic data suggest an improvement in U.S. economic growth. However, certain indicators such as high unemployment, low levels of capacity utilization, and continued stress in the housing and construction markets all point to a muted recovery. We believe this slow growth environment should keep the yield curve relatively steep and promote continued demand for Agency and non-Agency RMBS.

As capital markets have recovered, commercial banks have re-entered the secured lending market which has quickened the pace of the recovery of asset values in the credit markets. Financing of Agency and non-Agency RMBS is currently widely available through, among other vehicles, repurchase agreements. Haircuts, or the discount attributed to the value of securities sold under repurchase agreements, average between 3% and 10% for Agency RMBS and average between 10% and 50% for non-Agency RMBS, depending on the specific security used as collateral for such repurchase agreements. We intend to use leverage to seek to increase potential returns to our stockholders by borrowing against existing assets through repurchase agreements and using the proceeds to acquire additional assets.

Our Manager's views of the current market opportunities are based on its own assessments. There can be no assurance that our investment and financing strategies based on our Manager's views will be able to generate attractive returns for our stockholders.

Our Manager

We will be externally managed and advised by Western Asset Management Company. Established in 1971 and acquired by Legg Mason in 1986, our Manager is a registered investment advisor headquartered in Pasadena, California, that specializes in fixed-income asset management. From offices in Pasadena, Hong Kong, London, Melbourne, New York, São Paulo, Singapore and Tokyo, our Manager's 912 employees provide investment services for a wide variety of global clients, including mutual funds, corporate, public, insurance, health care, union organizations and charitable foundations. Client portfolios range across an equally wide variety of mandates, from money markets to emerging markets. As of March 31, 2011, our Manager had 534 clients, representing 42 countries and 1089 accounts. By concentrating resources on fixed-income, our Manager is able to fully commit to serving clients of all types within the fixed-income sector.

As of March 31, 2011, our Manager and its investment advisory affiliates over which our Manager has operational responsibility, or its supervised affiliates, had approximately $458 billion in assets under management. As of March 31, 2011, our Manager had a total of $59.8 billion in assets under management in the asset classes corresponding to Agency RMBS and our potential target assets, of which $34.6 billion was invested in Agency RMBS, $15.2 billion in non-Agency RMBS, $2.8 billion in CMBS and $7.2 billion in ABS. Our Manager manages these assets using a range of specific strategies and investment vehicles, including mutual and private funds, private commingled vehicles and separately managed accounts. Our Manager's investment professionals and other staff have extensive experience in managing fixed-income assets, including Agency RMBS, non-Agency RMBS, CMBS, ABS and other such instruments.

Our chief investment officer, Stephen P. Fulton, who also serves as the head of our Manager's Agency RMBS team, will, along with two other senior portfolio managers from the Agency RMBS team, be primarily responsible for overseeing the management of our assets. The Agency RMBS team is part of our Manager's larger structured products team, which is made up of 26 investment professionals with expertise in managing and evaluating Agency RMBS and our potential target assets. The Agency RMBS team is also able to call on the experience of 10 other investment professionals, not specifically dedicated to managing our assets, but with expertise that covers certain aspects of our potential target assets. The collective team operates under the purview of our Manager's U.S. broad markets committee which sets overall sector allocations for broad market accounts. Our Manager seeks to unite groups of specialists dedicated to different market sectors. The daily interaction among the different teams is designed to develop a consensus approach that draws on the expertise of all team members. Our Manager's overall investment management team consists of 127 investment professionals.

Our Manager's investment process is based on a team approach using a combination of security-level research and macroeconomic analysis. Our Manager's investment style starts with developing a global investment outlook, as a part of which our Manager engages in forecasting economic growth, interest rates and inflation. However, rather than selecting precise targets, our Manager restricts its forecasting to long-term trends, focusing on factors such as economic growth, interest rates and inflation. Investment strategies are then driven by the difference between our Manager's reading of the underlying fundamentals and the macroeconomic trends that have been generally priced into securities by the market. Using a disciplined investment approach, our Manager will set targets for asset allocation and duration for each sector of the fixed-income market. This view is then weighed carefully against expectations already priced into the markets in order to arrive at an investment strategy and portfolio structure. Each of our Manager's sector teams is tasked with choosing the issues and issuers for a particular sector. Factors that are taken into consideration in evaluating specific securities include relative credit strength, liquidity, issue structure, event risk, covenant protection and market valuation, focusing on the selection of individual assets based upon a fundamental analysis of the asset and an evaluation of the asset's relative value. In addition, with respect to any particular target asset, our Manager's investment team will evaluate, among other things, relative valuation, supply and demand trends, shape of yield curves, prepayment rates, delinquency and default rates, recovery of various segments of the economy and vintage of collateral.

We also expect to benefit from our Manager's portfolio management, finance and administration functions, which will address securities valuation, risk management, legal, compliance, investor relations and operational matters, trade allocation and execution and information technologies in connection with the performance of its duties. We expect that our Manager and its affiliates will continue to manage their existing portfolios and provide management services to their other clients.

Our investment strategy

Our Manager's investment philosophy, which developed from a singular focus in fixed-income asset management over a variety of credit cycles and conditions, is to provide clients with diversified, tightly controlled, long-term value-oriented portfolios. Through rigorous analysis of all sectors of the fixed-income market, our Manager seeks to identify assets with the greatest risk-adjusted total value potential. In making investment decisions on our behalf, our Manager will incorporate its views on the economic environment and the outlook for the mortgage markets, including relative valuation, supply and demand trends, the level of interest rates, the shape of the yield curve, prepayment rates, financing and liquidity, commercial and residential real estate prices, delinquencies, default rates, recovery of various segments of the economy and vintage of collateral, subject to maintaining our REIT qualification and our exemption from registration under the 1940 Act. We expect to benefit from the breadth and depth of our Manager's overall investment philosophy, which focuses on a macroeconomic analysis as well as an in-depth analysis of individual assets and their relative value.

We will rely on our Manager's expertise in asset allocation and identifying attractive assets within our investment strategy. Although our core investment strategy will be focused on Agency RMBS, our Manager's expertise in related investment disciplines such as non-Agency RMBS, CMBS, and ABS provides our Manager with both (1) valuable investment insights to our RMBS investment selection and strategy and (2) flexibility to invest in assets other than Agency RMBS opportunistically as market conditions warrant.

Agency RMBS

Residential mortgage-backed securities in which we intend to invest include mortgage pass-through securities and CMOs for which the principal and interest payments are guaranteed by a U.S. Government agency such as GNMA or a GSE such as FNMA or FHLMC. We refer to these types of securities as Agency RMBS. The Agency RMBS we acquire could be secured by FRMs, ARMs, or hybrid ARMs. FRMs have interest rates that are fixed for the term of the loan and do not adjust. The interest rates on ARMs generally adjust annually (although some may adjust more frequently) to an increment over a specified interest rate index. Hybrid ARMs have interest rates that are fixed for a specified period of time (typically three, five, seven or ten years) and, thereafter, adjust to an increment over a specified interest rate index. ARMs and hybrid ARMs generally have periodic and lifetime constraints on how much the loan interest rate can change on any predetermined interest rate reset date. Relative value analysis, including consideration of current market conditions, will determine our allocation to FRMs, ARMs and hybrid ARMs.

Subject to prevailing market conditions at the time of purchase, we currently expect that the capital we deploy will be used initially to purchase approximately 85-100% Agency RMBS, with the remainder, if any, being allocated among our potential target assets as described below under "—Our potential target assets."

Mortgage pass-through certificates.    Mortgage pass-through certificates are securities representing interests in "pools" of mortgage loans secured by residential real property where payments of both interest and principal, plus pre-paid principal, on the securities are made monthly to holders of the securities, in effect "passing through" monthly payments made by the individual borrowers on the mortgage loans that underlie the securities, net of fees paid to the issuer/guarantor and servicers of the securities.

Collateralized mortgage obligations.    CMOs are securities that are structured from mortgage pass-through certificates, which receive monthly payments of principal and interest. CMOs divide the cash flows which come from the underlying mortgage pass-through certificates into different classes of securities that may have different maturities and different weighted average lives than the underlying pass-through certificates. CMOs can re-distribute the risk characteristics of pass-through certificates to better satisfy the demands of various investor types. These risk characteristics would include average life variability, prepayment volatility, floating versus fixed interest rate and payment and interest rate risk. Monthly payments of principal, including prepayments, are generally first returned to investors holding the shortest maturity class; investors holding the longer maturity classes receive principal only after the first class has been retired.

The types of mortgage pass-through certificates in which we may invest, or which may comprise the CMOs in which we may invest, include, but are not limited to, the following.

FHLMC certificates

FHLMC is a shareholder-owned, federally-chartered corporation created pursuant to an act of the U.S. Congress on July 24, 1970. The principal activity of FHLMC currently consists of the purchase of mortgage loans or participation interests in mortgage loans and the resale of the loans and participations in the form of guaranteed mortgage-backed securities. FHLMC guarantees to each holder of FHLMC certificates the timely payment of interest at the applicable pass-through rate and principal on the holder's pro rata share of the unpaid principal balance of the related mortgage loans. The obligations of FHLMC under its guarantees are solely those of FHLMC and are not backed by the full faith and credit of the United States. If FHLMC were unable to satisfy its obligations, distributions to holders of FHLMC certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, defaults and delinquencies on the underlying mortgage loans would adversely affect monthly distributions to holders of FHLMC certificates. (In September 2008, FHLMC was placed into the conservatorship of the U.S. Government and has been receiving significant support from the U.S. Government.)

FHLMC certificates are backed by pools of single-family mortgage loans or multi-family mortgage loans. These underlying mortgage loans may have original terms to maturity of up to 40 years. FHLMC certificates may be issued under cash programs (composed of mortgage loans purchased from a number of sellers) or guarantor programs (composed of mortgage loans acquired from one seller in exchange for certificates representing interests in the mortgage loans purchased).

FNMA certificates

FNMA is a shareholder-owned, federally-chartered corporation organized and existing under the Federal National Mortgage Association Charter Act, created in 1938 and rechartered in 1968 by Congress as a stockholder owned company. FNMA provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. FNMA guarantees to the registered holder of a FNMA certificate that it will distribute amounts representing scheduled principal and interest on the mortgage loans in the pool underlying the FNMA certificate, whether or not received, and the full principal amount of any such mortgage loan foreclosed or otherwise finally liquidated, whether or not the principal amount is actually received. The obligations of FNMA under its guarantees are solely those of FNMA and are not backed by the full faith and credit of the United States. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, defaults and delinquencies on the underlying mortgage loans would adversely affect monthly distributions to holders of FNMA certificates. (In September 2008, FNMA was placed into the conservatorship of the U.S. Government and has been receiving significant support from the U.S. Government.)

FNMA certificates may be backed by pools of single-family or multi-family mortgage loans. The original term to maturity of any such mortgage loan generally does not exceed 40 years. FNMA certificates may pay interest at a fixed rate or an adjustable rate. Each series of FNMA ARM certificates bears an initial interest rate and margin tied to an index based on all loans in the related pool, less a fixed percentage representing servicing compensation and FNMA's guarantee fee. The specified index used in different series has included the Treasury Index, the 11th District Cost of Funds Index published by the Federal Home Loan Bank of San Francisco, LIBOR and other indices. Interest rates paid on fully-indexed FNMA ARM certificates equal the applicable index rate plus a specified number of percentage points. The majority of series of FNMA ARM certificates issued to date have evidenced pools of mortgage loans with monthly, semi-annual or annual interest rate adjustments. Adjustments in the interest rates paid are generally limited to an annual increase or decrease of either 1.00% or 2.00% and to a lifetime cap of 5.00% or 6.00% over the initial interest rate.

GNMA certificates

GNMA is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development, or HUD. The National Housing Act of 1934, or the Housing Act, authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgages insured by the FHA or partially guaranteed by the Department of Veterans Affairs and other loans eligible for inclusion in mortgage pools underlying GNMA certificates. Section 306(g) of the Housing Act provides that the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty by GNMA.

At present, most GNMA certificates are backed by single-family mortgage loans. The interest rate paid on GNMA certificates may be a fixed rate or an adjustable rate. The interest rate on GNMA certificates issued under GNMA's standard ARM program adjusts annually in relation to the Treasury Index. Adjustments in the interest rate are generally limited to an annual increase or decrease of 1.00% and to a lifetime cap of 5.00% over the initial coupon rate.

TBAs

We may utilize "to-be-announced" forward contracts, or TBAs, in order to invest in Agency RMBS. Pursuant to these TBAs, we would agree to purchase, for future delivery, Agency RMBS with certain principal and interest terms and certain types of underlying collateral, but the particular Agency RMBS to be delivered would not be identified until shortly before the TBA settlement date. Our ability to purchase Agency RMBS through TBAs may be limited by the 75% asset test applicable to REITs. See "U.S. federal income tax considerations—Taxation of Western Asset Mortgage Capital Corporation—Asset tests."

Our potential target assets

Although our core investment strategy will be focused on Agency RMBS, we may opportunistically supplement our portfolio with the types of assets described below. Subject to prevailing market conditions at the time of purchase, we currently expect that the capital we deploy will be used initially to purchase our potential target assets in the following ranges: approximately 0-15% non-Agency RMBS, approximately 0-5% CMBS and approximately 0-5% ABS.

Non-Agency RMBS

Non-Agency RMBS are residential mortgage-backed securities that are not issued or guaranteed by a U.S. Government agency or GSE. Like Agency RMBS, non-Agency RMBS represent interests in "pools" of mortgage loans secured by residential real property.

The mortgage loan collateral for non-Agency RMBS consists of residential mortgage loans that do not generally conform to underwriting guidelines issued by a federally chartered corporation, such as FNMA or FHLMC, or an agency of the U.S. Government, such as GNMA, due to certain factors, including mortgage balances in excess of agency underwriting guidelines, borrower characteristics, loan characteristics and level of documentation, and therefore are not issued or guaranteed by an agency. Senior RMBS typically are rated by at least one nationally recognized statistical rating organization, such as Moody's Investors Service, Inc., or Moody's, Standard & Poor's, or S&P, or Fitch, Inc., and are or were at the time of issuance AAA-rated by at least one of these rating agencies, although such ratings may have been subsequently downgraded.

The non-Agency RMBS we acquire could be secured by FRMs, ARMs, or hybrid ARMs. Relative value analysis, including consideration of current market conditions, will determine our allocation to FRMs, ARMs and hybrid ARMs.

Our allocation of our non-Agency RMBS collateralized by FRMs, ARMs or hybrid ARMs will depend on various factors including, but not limited to, relative value, expected future prepayment trends, home price appreciation trends, supply and demand, availability of financing, expected future interest rate volatility and the overall state of the non-Agency RMBS secondary market. Borrowers of the underlying loans that secure the non-Agency RMBS assets we may purchase can be divided into prime, Alternative-A and subprime borrowers based on their credit rating.

CMBS

CMBS are securities backed by obligations (including certificates of participation in obligations) that are principally secured by commercial mortgages on real property or interests therein having a multifamily or commercial use, such as regional malls, other retail space, office buildings, industrial or warehouse properties, hotels, apartments, nursing homes and senior living facilities. Our emphasis will be on securities that when originally issued were rated in the highest rating category by one or more of the nationally recognized statistical rating organizations. We have not established a minimum current rating requirement.

CMBS are typically issued in multiple tranches whereby the more senior classes are entitled to priority distributions from the trust's income to make specified interest and principal payments on such tranches. Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne by the most subordinate classes, which receive principal payments only after the more senior classes have received all principal payments to which they are entitled. The credit quality of CMBS depends on the credit quality of the underlying mortgage loans, which is a function of factors such as the principal amount of loans relative to the value of the related properties; the cash flow produced by the property; the mortgage loan terms, such as amortization; market assessment and geographic location; construction quality of the property; and the creditworthiness of the borrowers.

ABS

ABS are securities backed by various asset classes including auto loans, student loans, credit card loans, equipment loans, floor plan loans and small business loans fully guaranteed as to principal and interest by the SBA. ABS remain subject to the credit exposure of the underlying receivables. Our emphasis will be on securities that when originally issued were rated in the highest rating category by one or more of the nationally recognized statistical rating organizations. We have not established a minimum current rating requirement. Subject to maintaining our qualification as a REIT and exemption from registration under the 1940 Act, we may acquire debt tranches from these securitizations.

Agency MBS

We may also invest in mortgage-backed securities, or MBS, for which the principal and interest payments are guaranteed by a GSE, but for which the underlying mortgage loans are secured by real property other than single family residences. These may include, but are not limited to FNMA DUS (Delegated Underwriting and Servicing) MBS, FHLMC Multifamily Mortgage Participation Certificates, and GNMA project loan pools, or CMOs structured from such collateral.

Our competitive advantages

We believe that our competitive advantages include the following:

Significant experience of our Manager

Our Manager has utilized Agency RMBS as a vital component within its investment strategy since its inception in 1971 and has managed through several interest rate, housing, and credit cycles. Our Manager has extensive experience managing Agency RMBS strategies as separately-managed accounts, commingled vehicles, and mutual funds. These strategies include Agency RMBS only, GNMA RMBS only and several Agency RMBS strategies with varying degrees of non-Agency RMBS exposure. Agency RMBS has also been a significant portion of our Manager's broad market strategies since 1971. Moreover, our Manager has been an active investor in non-Agency RMBS, CMBS and ABS for over 20 years as those markets have developed. Our Manager manages these assets in broad market accounts as well as non-Agency RMBS specific strategies, including commingled funds and mutual funds. Our Manager, in a joint venture with RLJ Companies, LLC, also manages the RLJ Western Asset Public/Private Investment Fund, a master-feeder fund complex participating in the U.S. Treasury's Legacy Securities Public-Private Investment Program and investing entirely in non-Agency RMBS and CMBS. We will have access to our Manager's dedicated Agency RMBS team, which is led by our chief investment officer. In addition, we expect to utilize the resources of our Manager's structured products team, which is comprised of 26 investment professionals and focuses on our potential target assets, including non-Agency RMBS, CMBS and ABS. We also expect to call on the experience of specialists in derivatives and liquidity who are part of our Manager's broader investment team. In addition, we believe that our Manager's senior management team, which has a long track record and broad experience in managing mortgage-related assets through a variety of credit and interest rate environments, has demonstrated the ability to generate attractive risk-adjusted returns under different market conditions and cycles and will provide us with a competitive advantage.

Extensive strategic relationships

Our Manager and its supervised affiliates maintain extensive long-term relationships with other financial intermediaries, including primary dealers, leading investment banks, brokerage firms, leading mortgage originators and commercial banks. As one of the largest fixed-income investment managers in the world, our Manager has access to deal flow and secondary trading opportunities to which smaller firms do not have access. Additionally, our Manager's size and broad market access are valuable in developing and implementing our investment strategy. We believe these relationships will enhance our ability to source, finance and hedge investment opportunities and, thus, enable us to grow in various credit and interest rate environments. In addition, we believe the contacts our Manager and its supervised affiliates have with numerous investment grade derivative and lending counterparties will assist us in implementing our financing and hedging strategies.

Disciplined investment approach

Our Manager takes a value-oriented approach to managing Agency RMBS. Using that approach, our Manager seeks to optimize yield while adjusting for prepayment and interest rate risk.

From a macroeconomic perspective, our Manager examines current and forward interest rates, the shape of the yield curve, gross domestic product, or GDP, growth and inflation expectations, regional and local property trends, local employment conditions, national loan modification initiatives and mortgage servicer timelines and techniques. At the security level, our Manager examines borrower and collateral characteristics such as the incentives a homeowner might have to refinance and the level of equity in the home.

Access to our Manager's analytical tools and infrastructure

We expect our Manager to use its analytical and portfolio management modeling tools and processes to seek to generate positive net interest margins for our assets. We will employ a combination of proprietary and third-party tools in an effort to identify investments in the Agency RMBS sector with the most attractive risk-adjusted returns.

Our Manager will analyze macroeconomic factors to seek to determine the appropriate sector mix and strategy for us that will best capitalize on the market knowledge, experience and relationships within our Manager's existing platform. We intend to capitalize on the market knowledge and ready access to data across our target markets that our Manager obtains through these tools and processes and believe that our Manager's sophisticated analysis of both macro and micro economic factors will position us to manage cash flows from Agency RMBS and our potential target assets and make distributions to our stockholders while preserving capital. We believe we will also benefit from our Manager's comprehensive finance and administrative infrastructure, including its risk management and financial reporting operations, as well as its business development, legal and compliance teams.

Alignment of our Manager's interests

We have taken steps to structure our relationship with our Manager so that our interests and those of our Manager are closely aligned. Our Manager and Legg Mason have agreed to purchase shares of our common stock in a concurrent private placement, at the initial public offering price per share, for an aggregate investment equal to          % of the gross proceeds raised in this offering, excluding the underwriters' overallotment option, up to $10 million. Upon completion of this offering and the concurrent private placement, our Manager and Legg Mason will beneficially own         % of our outstanding common stock (or         % if the underwriters fully exercise their option to purchase additional shares). Our Manager and Legg Mason also agreed to a       -day lock-up with the underwriters with respect to the shares of our common stock that they purchase in the concurrent private placement. We believe that the significant investment in us by our Manager and Legg Mason will align our Manager's interests with our interests, and will create an incentive to maximize returns for our stockholders.

Our investment process and analysis

General

Our Manager's strategic goal is to add value to client portfolios while adhering to a disciplined risk control process. Our Manager's investment philosophy combines traditional analysis with innovative technology applied to all sectors of the market. Our Manager believes inefficiencies exist in the fixed-income markets and attempts to add incremental value by exploiting these inefficiencies across all eligible market sectors. Our Manager's management style emphasizes the use of multiple strategies and active sector rotation and issue selection, while constraining overall interest rate risk.

Our Manager's fixed-income discipline emphasizes a team approach that unites groups of specialists dedicated to different market sectors. The investment responsibilities of each sector group are distinct, yet results are derived from the constant interaction that unites the specialty groups into a cohesive investment management team. The sector teams are comprised of our Manager's senior portfolio managers and research analysts who are highly skilled and experienced in each major area of the fixed-income market. They exchange views on a daily basis and periodically meet more formally to review our Manager's economic outlook and investment strategy. This structure seeks to generate an investment consensus that draws on the expertise of all team members.

Members of our Manager's U.S. and Global Broad Market Strategy Committees continually analyze the broad economic environment to determine its potential impact on sector performance. This group studies historical yield spreads, identifies the fundamental factors that influence yield spread relationships and relates these findings to our Manager's projections to determine attractive alternatives.

Our Manager's analysts continually augment this process by providing detailed analyses of specific sectors. In particular, mortgage analysis includes the use of external research which integrates the components of prepayment, housing turnover, default and refinancing.

Issue selection

Agency RMBS.    Our Manager takes a value-oriented approach to managing Agency RMBS. Using that approach, our Manager seeks to optimize yield while adjusting for prepayment and interest rate risk. Our Manager has historically focused its Agency RMBS investing almost exclusively on pass-through securities and CMOs for which the underlying collateral is FRMs or hybrid ARMs. Our Manager believes that hedging the embedded prepayment option and the changing effective duration of these securities to achieve a stable leveraged return profile can be an effective investment strategy. Our Manager believes that many of the financial models that predict prepayments and value mortgages have historically underestimated the changing nature of the refinancing process. These models have underestimated prepayments during periods of time when yields are falling or the availability of credit is increasing, and overestimated prepayments when rates are stable to rising or credit is tightening. Our Manager structures its Agency RMBS investment portfolio based on a conservative approach to the convexity (the measure of the sensitivity of the duration of a bond to changes in interest rates) of the mortgage market and conducts hedging strategies consistent with this outlook. Subject to maintaining our qualification as a REIT and exemption from registration under the 1940 Act, our Manager may utilize derivative financial instruments to hedge all or a portion of the interest rate risk associated with the financing of our investment portfolio. Specifically, our Manager may seek to hedge our exposure to potential interest rate mismatches between the interest that we earn on our investments and our borrowing costs caused by fluctuations in short-term interest rates. In utilizing leverage and interest rate hedges, our Manager seeks to improve risk-adjusted returns and, where possible, to lock in, on a long-term basis, a favorable spread between the yield on our assets and the cost of our financing.

Non-Agency RMBS.    A key element of the non-Agency RMBS investment process is the forecast of expected losses due to defaults on the underlying non-Agency RMBS loan collateral. The level of losses is dependent on the quantity of loans which default and the loss severity upon liquidation of defaulted loans. Our Manager has developed a number of proprietary tools to analyze residential mortgage loan defaults and loss severities. These tools encompass home price models, default models, and loan loss severity models. When projecting future performance, many assumptions have to be made. Our Manager uses in-house quantitative research from loan level data to project mortgage pool cash flows, analyze security structures, and ultimately assess the risk in its non-Agency RMBS positions. Our Manager also makes qualitative adjustments to reflect the current state of the housing market, securities market liquidity, and potential implications of policy changes and macroeconomic conditions.

Our Manager's approach to asset acquisition and ongoing surveillance of risk follows similar methodologies. Our Manager uses raw loan level data and loan level time-series in conjunction with economic variables to develop projections of characteristic specific borrower behavior trends. The end result of this research is to produce top line cash flow assumptions that can be applied to each mortgage pool evaluated, and includes default rates, delinquency rolling rates, delinquency curing rates, loss severities, payment velocities, and voluntary prepayments. These variables are analyzed and stratified across various loan level risk factors, including the following: loan status (current, delinquent, foreclosed, bankrupt, real estate owned); credit score; loan payment history; loan-to-value ratio, borrower equity, and home price appreciation/depreciation from origination; loan age and seasoning; geography at the state, metropolitan statistical area, county, and zip code level; loan originator and servicer; payment and interest rate reset shock; and documentation, loan purpose, occupancy, and additional loan terms.

Given the existing housing environment, our Manager currently believes home price declines and negative equity will be the primary drivers of default risk. The default rate models our Manager has developed are utilized to project residential loan defaults on prime, Alternative-A, and subprime collateral. The strength of the housing market is an important factor in projecting the rate of defaults as the amount of positive or negative equity can be a significant factor in the decision of a borrower to default on a loan.

The loss severity models assist our Manager in predicting loss severity and recovery rates if borrowers default on their loans. The loss severity models are based on a number of factors including but not limited to the costs of foreclosing and liquidating loans, the loan-to-value ratio of the loan and the cumulative amount of home price appreciation or depreciation since the loan was originated. Voluntary prepayment speeds are determined considering, among other things, historical loan-level detail from other home price depreciation environments, such as California in the early 90s and, more recently, the Midwestern United States. Updated borrower information, loan-to-value data and refinance incentive factor heavily in our Manager's calculations.

Our Manager scores and forecasts an equilibrium home price level for zip codes throughout the country. This home price appreciation/depreciation forecast is constructed using numerous data such as inflation, personal income growth and unemployment. By combining the loan level analysis and the home price appreciation forecasts, our Manager generates default, loss, and recovery expectations for a given pool of loans.

The housing, default rate, and loss severity models listed above in addition to other proprietary tools enable our Manager to project prepayment, delinquency, default, and loss severity rates on residential loan pools backing non-Agency RMBS. These assumptions, in conjunction with the payment structure and credit enhancement of the non-Agency RMBS transactions allow our

Manager to project bond cashflows, yields, yield spreads, and projected returns across a number of scenarios. This level and variability of these cashflows, yields, yield spreads, and projected returns serve as the basis of our Manager's relative value framework and asset acquisition process.

Our Manager provides ongoing surveillance of non-Agency RMBS which is utilized in our relative value framework and decisions to sell holdings. As updated security and loan information becomes available including the level of credit enhancement, the paydown of securities, delinquency rates, prepayment rates, default rates, and loss severities, this data is tracked by our Manager. This updated data along with changes in the housing, economic, and interest rate environment serve as the basis for updated projections. As projections of bond cashflows, yields, yield spreads, and returns are updated based on this new information, our Manager's appraisal of overall risk level for each non-agency RMBS is updated. This process serves as the basis for our Manager's asset disposition process.

CMBS.    Our Manager has been an active participant in the CMBS market since its inception. Our Manager was a significant investor in the Resolution Trust Corporation programs to securitize loans acquired from failed financial institutions. Our Manager invests across the capital structure in large diverse conduit deals, single borrower and single property deals as well one-off deals such as credit tenant lease transactions. The level of analysis for different securities will vary based on the risk profile of the investment being evaluated. To manage risk appropriately for troubled CMBS, our Manager evaluates the potential for losses based on both the structure of the security or loan, as well as how the cash flows and values of the underlying properties will contribute to potential defaults and ultimate recoveries. Specifically, our Manager evaluates the following as a part of this process:

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The market/metropolitan statistical area dynamics (potential for growth/contraction; future demand for commercial space; changing demographics; and impact of home price depreciation and decreased consumer spending);

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Current cash flows of the underlying properties (stability of tenants; property rents versus market rents; true cash flow versus pro forma assumptions; and market demand drivers);

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Broad market metrics (changes in capitalization rates; ability to obtain financing; and new construction and available space coming on line);

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Default factors (understand borrower's motivations; amount of true equity held by the borrower; ability to cover debt service coverage ratio, both current and projected; and tax implications to borrower); and

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Potential severities (effectiveness, timing and costs of various work out strategies such as loan modifications, note sales, foreclosures or discounted payoffs); complications relating from loan structure (such as B notes, mezzanine debt and pari passu loans); and ultimate impact on loan or bond structure).

ABS.    Our Manager evaluates ABS securities by evaluating collateral characteristics, timing of cash flows, strength of issuer and servicer, structural features as well as overall macro economic conditions. The analysis for any specific ABS asset will vary depending on the perceived drivers of risk. Some default and severity related factors our Manager reviews include (to the extent relevant for that asset type):

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Unemployment and other economic conditions;

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Personal bankruptcy legislation;

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Other legislation (including SBA and student loan related);

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Used car and equipment prices (for auto and equipment related transactions);

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Historical issuer performance;

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Issuer quality and creditworthiness;

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Servicer quality and creditworthiness;

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Health of manufacturer (for any hard asset);

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Borrower quality (including FICO for individuals); and

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Composition and diversity of the receivables pool.

Our Manager also evaluates principal and interest waterfalls, as well as the various type of credit enhancement available to protect a given class of bonds. Our Manager stresses defaults and severities under various scenarios and also evaluates performance under a range of cash flow scenarios.

Investment sourcing

We expect our Manager to take advantage of the broad network of relationships it has established to identify investment opportunities. Our Manager and its supervised affiliates have extensive long-term relationships with financial intermediaries, including primary dealers, leading investment banks, brokerage firms, leading mortgage originators and commercial banks.

Investing in, and sourcing financing for, Agency RMBS, non-Agency RMBS, CMBS, ABS and Agency MBS is highly competitive. Although our Manager competes with many other investment managers for profitable investment opportunities in fixed-income asset classes and related investment opportunities and sources of financing, we believe that a combination of our Manager's experience, together with the vast resources and relationships of our Manager, will provide us with a significant advantage in identifying and capitalizing on attractive opportunities.

Investment guidelines

Our board of directors will adopt a set of investment guidelines that sets forth our target asset classes and other criteria to be used by our Manager to evaluate specific assets as well as our overall portfolio composition. Our Manager will make determinations as to the percentage of our assets that will be invested in each of our target asset classes, consistent with the investment guidelines adopted by our board of directors and the limits necessary to maintain compliance with REIT tax rules and our exemption under the 1940 Act. We expect our

Manager's investment decisions will depend on prevailing market conditions and may change over time in response to opportunities available in different interest rate, economic and credit environments. As a result, we cannot predict the percentage of our assets that will be invested in any of our target asset classes at any given time, although we expect to focus on investing in Agency RMBS and expect our capital will be initially deployed, subject to prevailing market conditions, as described above under "—Agency RMBS" and "—Our potential target assets." We believe that the diversification of our portfolio of assets, our Manager's extensive experience in investing in Agency RMBS and our potential target assets and the flexibility of our strategy, combined with our Manager's and its supervised affiliates' general investment and advisory expertise and comprehensive finance and administrative infrastructure, will enable us to achieve attractive risk-adjusted returns under a variety of market conditions and economic cycles.

Our board of directors will adopt the following investment guidelines:

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no investment shall be made that would cause us to fail to qualify as a REIT;

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no investment shall be made that would cause us to be regulated as an investment company under the 1940 Act;

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our investments will be focused on Agency RMBS, which may be opportunistically supplemented with our potential target assets; and

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until appropriate investments can be identified, our Manager may invest the proceeds of this and any future offerings of our securities in interest-bearing, short-term investments, including money market accounts and/or funds, that are consistent with our intention to qualify as a REIT and maintain exemption from registration under the 1940 Act.

These investment guidelines may be changed from time to time by our board of directors without the approval of our stockholders. Changes to our investment guidelines may include, without limitation, modification or expansion of the types of assets in which we may invest.

Our financing strategy and leverage

We will fund the acquisition of our assets through the use of leverage from a number of financing sources, subject to maintaining our qualification as a REIT. We intend to finance investments in Agency RMBS and our potential target assets primarily through the use of repurchase agreements.

We intend to use leverage to increase potential returns to our stockholders. We will accomplish this by borrowing against existing mortgage-backed securities through repurchase agreements that we intend to enter into upon completion of this offering and the concurrent private placement, and using the proceeds to acquire additional assets. There are no limits on the maximum amount of leverage that we may use, and we are not required to maintain any particular debt-to-equity leverage. We generally intend to borrow between five to nine times the amount of our stockholders' equity (calculated in accordance with U.S. GAAP), although there is no minimum or maximum leverage that our investment policies explicitly require. Depending on the different cost of borrowing funds at different maturities, we will vary the maturities of our borrowed funds to attempt to produce lower borrowing costs and reduce interest rate risk. We intend to enter into collateralized borrowings only with institutions that are rated investment grade by at least one nationally-recognized statistical rating organization.

The leverage that we employ will be specific to each asset class and will be determined based on several factors, including potential asset price volatility, margin requirements, the current cycle for interest rates, the shape of the yield curve, the outlook for interest rates and our ability to use and the effectiveness of interest rate hedges. We analyze both historical volatility and market-driven implied volatility for each asset class in order to determine potential asset price volatility. Our leverage targets attempt to risk-adjust asset classes based on each asset class's potential price volatility. The goal of our leverage strategy is to ensure that, at all times, our investment portfolio's overall leverage ratio is appropriate for the level of risk inherent in the investment portfolio, and that each asset class has individual leverage targets that are appropriate for its potential price volatility.

Repurchase agreements

We intend to use repurchase agreements to finance the purchase of Agency RMBS and our potential target assets. Repurchase agreements are financings pursuant to which we will sell our assets to the repurchase agreement counterparty, the buyer, for an agreed upon price with the obligation to repurchase these assets from the buyer at a future date and at a price higher than the original purchase price. The amount of financing we will receive under a repurchase agreement is limited to a specified percentage of the estimated market value of the assets we sell to the buyer. The difference between the sale price and repurchase price is the interest expense of financing under a repurchase agreement. Under repurchase agreement financing arrangements, the buyer, or lender, could require us to provide additional cash collateral to re-establish the ratio of value of the collateral to the amount of borrowing. Haircuts, or the discount attributed to the value of securities sold under repurchase agreements, average between 3% and 10% for Agency RMBS and average between 10% and 50% for non-Agency RMBS, depending on the specific security used as collateral for such repurchase agreements. A significant decrease in advance rate or an increase in the haircut could result in the borrower having to sell securities in order to meet any additional margin requirements by the lender, regardless of market condition. We expect to mitigate our risk of margin calls by employing a prudent amount of leverage that is below what could be used under current advance rates.

We plan to leverage our Manager's and its supervised affiliates' existing relationships with financial intermediaries, including primary dealers, leading investment banks, brokerage firms, commercial banks and other repurchase agreement counterparties to execute repurchase agreements for certain Agency RMBS and our potential target assets.

To the extent that we invest in Agency RMBS through TBAs in the future, we may enter into dollar roll transactions using TBAs in which we would sell a TBA and simultaneously purchase a similar, but not identical, TBA. Our ability to enter into dollar roll transactions with respect to TBAs may be limited by the 75% gross income test applicable to REITs. See "U.S. federal income tax considerations—Taxation of Western Asset Mortgage Capital Corporation—Income tests."

Other financing

Subject to maintaining our qualification as a REIT and exemption from registration under the 1940 Act, we may in the future use other funding sources to acquire our assets, including warehouse facilities, securitizations and other secured and unsecured forms of borrowing.

Our interest rate hedging and risk management strategy

Subject to maintaining our qualification as a REIT and exemption from registration under the 1940 Act, we may, from time to time, utilize derivative financial instruments to hedge the interest rate risk associated with our borrowings. Under the U.S. federal income tax laws applicable to REITs, we generally will be able to enter into certain transactions to hedge indebtedness that we may incur, or plan to incur, to acquire or carry real estate assets, although our total gross income from interest rate hedges that do not meet this requirement and other non-qualifying sources generally must not exceed 5% of our gross income.

Subject to maintaining our qualification as a REIT and exemption from registration under the 1940 Act, we may also engage in a variety of interest rate management techniques that seek on one hand to mitigate the influence of interest rate changes on the values of some of our assets and on the other hand help us achieve our risk management objectives. The U.S. federal income tax rules applicable to REITs may require us to implement certain of these techniques through a domestic TRS that is fully subject to U.S. federal corporate income taxation. Our interest rate management techniques may include:

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interest rate swap agreements, interest rate cap agreements, exchange-traded derivatives and swaptions;

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puts and calls on securities or indices of securities;

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Eurodollar futures contracts and options on such contracts;

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U.S. Treasury securities and options on U.S. Treasury securities; and

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other similar transactions.

We may attempt to reduce interest rate risks and to minimize exposure to interest rate fluctuations through the use of match funded financing structures, when appropriate, whereby we may seek (1) to match the maturities of our debt obligations with the maturities of our assets and (2) to match the interest rates on our assets with like-kind debt (i.e., we may finance floating rate assets with floating rate debt and fixed-rate assets with fixed-rate debt), directly or through the use of interest rate swap agreements, interest rate cap agreements, or other financial instruments, or through a combination of these strategies. We expect these instruments will allow us to minimize, but not eliminate, the risk that we have to refinance our liabilities before the maturities of our assets and to reduce the impact of changing interest rates on our earnings.

Risk management is a component of our strategy to deliver consistent risk-adjusted returns to our stockholders. Because we intend to acquire primarily fixed-income securities, losses from credit defaults, interest rate volatility or other risks can meaningfully reduce or eliminate our distributions to stockholders. In addition, because we expect to employ financial leverage in funding our portfolio, mismatches in the maturities of our assets and liabilities may create the need to renew or otherwise refinance our liabilities. Our net interest margins will be dependent upon a positive spread between the returns on our asset portfolio and our overall cost of funding. In order to minimize the risks to us, we expect to employ security-specific risk measurement and management processes. Our risk management tools include software and services licensed or purchased from third parties, in addition to proprietary systems and analytical methods developed by our Manager. There can be no guarantee that these tools and the other risk management techniques described above will protect us from market risks.

Policies with respect to certain other activities

If our board of directors determines that additional funding is required, we may raise such funds through additional offerings of equity or debt securities or the retention of cash flow (subject to REIT distribution requirements) or a combination of these methods. In the event that our board of directors determines to raise additional equity capital, it has the authority, without stockholder approval, to issue additional common stock or preferred stock in any manner and on such terms and for such consideration as it deems appropriate, at any time.

In addition, we may borrow money to finance the acquisition of investments. We intend to use traditional forms of financing, such as repurchase agreements. Our investment guidelines and our portfolio and leverage are periodically reviewed by our board of directors as part of their oversight of our Manager.

As of the date of this prospectus, we do not intend to offer equity or debt securities in exchange for property. Though we have no current intention to do so, we may in the future repurchase or otherwise reacquire our shares.

As of the date of this prospectus, we do not intend to invest in the securities of other REITs, other entities engaged in real estate activities or securities of other issuers for the purpose of exercising control over such entities.

We engage in the purchase and sale of investments. We may make loans to third parties in the ordinary course of business for investment purposes. As of the date of this prospectus, we do not intend to underwrite the securities of other issuers.

We intend to furnish our stockholders with annual reports containing consolidated financial statements audited by our independent certified public accountants and file quarterly reports with the SEC containing unaudited consolidated financial statements for each of the first three quarters of each fiscal year.

Our board of directors may change any of these policies without prior notice to you or a vote of our stockholders.

Risk management

As part of our risk management strategy, our Manager will seek to actively manage the financing, interest rate, credit, prepayment and convexity risks associated with holding a portfolio of Agency RMBS and our potential target assets.

Interest rate hedging

Subject to maintaining our qualification as a REIT and exemption from registration under the 1940 Act, we may engage in a variety of interest rate management techniques that seek on one hand to mitigate the influence of interest rate changes on the values of some of our assets and on the other hand help us achieve our risk management objectives. We may utilize derivative financial instruments, including, among others, puts and calls on securities or indices of securities, interest rate swaps, interest rate caps, interest rate swaptions, exchange-traded derivatives, U.S. Treasury securities and options on U.S. Treasury securities and interest rate floors to hedge all or a portion of the interest rate risk associated with the financing of our investment portfolio. Specifically, we may hedge our exposure to potential interest rate mismatches between the interest that we earn on our investments and our borrowing costs caused by fluctuations in short-term interest rates. We may also purchase interest rate swaps, interest rate swaptions, interest cancelable swaps, interest rate caps, interest rate corridors, eurodollar futures contracts and options on such contracts, and other interest rate and non-interest rate derivatives, including, but not limited to, total return swaps. In utilizing leverage and interest rate hedges, our objectives will be to improve risk-adjusted returns and, where possible, to lock in, on a long-term basis, a favorable spread between the yield on our assets and the cost of our financing. We will rely on our Manager's expertise to manage these risks on our behalf. We may implement part of our hedging strategy through a TRS, which will be subject to U.S. federal, state and, if applicable, local income tax.

Asset/liability risk management

Because we will employ financial leverage in funding our portfolio, mismatches in the maturities of our assets and liabilities can create the risk that we will need to continually renew or otherwise refinance our liabilities. Our net interest margins will be dependent upon a positive spread between the returns on our asset portfolio and our overall cost of funding. Our Manager expects to actively employ portfolio-wide and security-specific risk measurement and management processes in our daily operations. Our Manager's risk management tools will include software and services licensed or purchased from third parties, in addition to proprietary systems and analytical methods developed internally. There can be no assurance, however, that these tools and the other risk management techniques described above will protect us from asset/liability risks.

Credit risk

We retain the risk of potential credit losses on the loans underlying the non-Agency RMBS, CMBS and ABS we may hold. We may seek to manage this risk through our pre-acquisition due diligence process, through the use of non-recourse financing that limits our exposure to credit losses to the specific assets that are subject to the non-recourse financing and through the use of derivative financial instruments, including, among others, contracts with respect to the Markit ABX.HE index and the Markit CMBX index. In addition, with respect to any particular target asset, our Manager's investment team will evaluate, among other things, relative valuation, supply and demand trends, shape of yield curves, prepayment rates, delinquency and default rates, recovery of various segments of the economy and vintage of collateral.

Investment oversight committee

Our Manager plans to appoint an investment oversight committee that will be made up of senior investment personnel from our Manager and will be tasked with reviewing, considering and approving our interest rate, hedging and leverage strategies. Initially, we expect the investment oversight committee to be composed of our chief investment officer and senior members of the Agency MBS team, as well as our manager's chief investment officer, Stephen A. Walsh, one of our Manager's senior generalist portfolio managers, senior portfolio managers from our Manager's liquidity trading desk and derivatives trading desk and senior personnel from our Manager's portfolio and quantitative analytics team. We expect that the investment oversight committee will meet as frequently as necessary in order for us to make rapid investment decisions. The investment oversight committee will also periodically review our investment portfolio and be available to provide updates to our board of directors in connection with its reviews of our investment performance.

Operating and regulatory structure

REIT qualification

We intend to elect and qualify as a REIT commencing with our initial taxable year ending December 31, 2011. Our qualification as a REIT depends upon our ability to meet on a continuing basis, through actual investment and operating results, various complex requirements under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our shares. We believe that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our intended manner of operation will enable us to meet the requirements for qualification and taxation as a REIT.

So long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on our net taxable income we distribute currently to our stockholders. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax at regular corporate rates for the taxable year in which our REIT qualification is lost, and we may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we lost our REIT qualification. Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income or property and our domestic TRSs will be subject to regular corporate income tax.

1940 Act exemption

We intend to conduct our operations so that neither we nor any of our subsidiaries are required to register as an investment company under the 1940 Act. Section 3(a)(1)(A) of the 1940 Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the 1940 Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer's total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which is referred to herein as the 40% test. Excluded from the term "investment securities," among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company for private funds set forth in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act.

We are organized as a holding company that conducts its businesses primarily through wholly-owned subsidiaries. We intend to conduct our operations so that we do not come within the definition of an investment company because less than 40% of the value of its adjusted total assets on an unconsolidated basis will consist of "investment securities." The securities issued by any wholly-owned or majority-owned subsidiaries that we may form in the future that are excepted from the definition of "investment company" based on Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our adjusted total assets on an unconsolidated basis. The aggregate fair value of any interest rate swaps, interest rate swaptions, interest cancelable swaps, interest rate caps, interest rate corridors, Eurodollar futures contracts and options on such contracts and other hedging transactions in which we may engage will not exceed 40% of the value of our adjusted total assets, and as a result such positions will not cause us to be an "investment company" as defined in Section 3(a)(1) of the 1940 Act. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe that we will not be considered an investment company under Section 3(a)(1)(A) of the 1940 Act because our primary activity will be holding the securities of our wholly-owned and majority-owned non-investment company subsidiaries, which will be engaged in real-estate related businesses.

If the value of securities issued by our subsidiaries that are excepted from the definition of "investment company" by Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities we own, exceeds 40% of our adjusted total assets on an unconsolidated basis, or if one or more of such subsidiaries fail to maintain an exception or exemption from the 1940 Act, we could, among other things, be required either (a) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company or (b) to register as an investment company under the 1940 Act, either of which could have an adverse effect on us and the market price of our securities. If we were required to register as an investment company under the 1940 Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the 1940 Act), portfolio composition, including restrictions with respect to diversification and industry concentration, and other matters.

We expect certain of our subsidiaries to qualify for an exemption from registration under the 1940 Act as an investment company pursuant to Section 3(c)(5)(C) of the 1940 Act, which is available for entities "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate." In addition, certain other subsidiaries that we may form in the future also may qualify for the Section 3(c)(5)(C) exemption. This exemption generally requires that at least 55% of such subsidiaries' assets must be comprised of qualifying real estate assets and at least 80% of each of their portfolios must be comprised of qualifying real estate assets and real estate-related assets. Any subsidiary relying on Section 3(c)(5)(C) will treat any interest rate swaps or other derivative hedging transactions it enters into as miscellaneous assets that will not exceed 20% of its total assets. Specifically, we expect each of our subsidiaries relying on Section 3(c)(5)(C) to invest at least 55% of its assets in mortgage loans or Agency or non-Agency RMBS that represent the entire ownership in a pool of mortgage loans and other interests in real estate that constitute qualifying real estate assets in accordance with SEC staff guidance or our analysis of such guidance and approximately an additional 25% of its assets in other types of mortgages, MBS, CMBS, securities of REITs and other real estate-related assets. We expect each of our subsidiaries relying on Section 3(c)(5)(C) to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to the other types of assets to determine which assets are qualifying real estate assets and real estate-related assets. To the extent that the SEC staff publishes new or different guidance with respect to these matters, we may be required to adjust our strategy accordingly.

Although we intend to monitor our portfolio periodically and prior to each investment acquisition, there can be no assurance that we will be able to maintain this exemption from registration for these subsidiaries. In addition, we may be limited in our ability to make certain investments and these limitations could result in the subsidiary holding assets we might wish to sell or selling assets we might wish to hold.

Certain of our subsidiaries may rely on the exemption provided by Section 3(c)(6) to the extent that they hold mortgage assets through majority owned subsidiaries that rely on Section 3(c)(5)(C). The SEC staff has issued little interpretive guidance with respect to Section 3(c)(6) and any guidance published by the staff could require us to adjust our strategy accordingly. Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that our subsidiaries may rely on Section 3(c)(6) if, among other things, 55% of the assets of such subsidiaries consist of, and at least 55% of the income of such subsidiaries are derived from, qualifying real estate investment assets owned by wholly owned or majority-owned subsidiaries of such subsidiaries.

The determination of whether an entity is a majority-owned subsidiary of our Company is made by us. The 1940 Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The 1940 Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested the SEC to approve our treatment of any company as a majority-owned subsidiary and the SEC has not done so. If the SEC were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the exceptions we and our subsidiaries rely on from the 1940 Act, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

Competition

Our net income will depend, in large part, on our ability to acquire assets at favorable spreads over our borrowing costs. In acquiring Agency RMBS, we will compete with other REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, financial institutions, governmental bodies and other entities. See "Management's discussion and analysis of financial condition and results of operations—Factors impacting our operating results." In addition, there are numerous REITs with similar asset acquisition objectives, including a number that have been recently formed, and others may be organized in the future. These other REITs will increase competition for the available supply of mortgage assets suitable for purchase. Many of our anticipated competitors are significantly larger than we are, have access to greater capital and other resources and may have other advantages over us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than we can. Current market conditions may attract more competitors, which may increase the competition for sources of financing. An increase in the competition for sources of funding could adversely affect the availability and cost of financing, and thereby adversely affect the market price of our common stock. See "Management's discussion and analysis of financial condition and results of operations—Factors impacting our operating results."

In the face of this competition, we expect to have access to our Manager's professionals and their industry expertise, which may provide us with a competitive advantage and help us assess investment risks and determine appropriate pricing for certain potential investments. We expect that these relationships will enable us to compete more effectively for attractive investment opportunities. In addition, we believe that current market conditions may have adversely affected the financial condition of certain competitors. Thus, not having a legacy portfolio may also enable us to compete more effectively for attractive investment opportunities. However, we may not be able to achieve our business goals or expectations due to the competitive risks that we face. For additional information concerning these competitive risks, see "Risk factors—Risks related to our business—We operate in a highly competitive market for investment opportunities and competition may limit our ability to acquire desirable investments in Agency RMBS and our potential target assets and could also affect the pricing of these securities."

Staffing

We will be managed by our Manager pursuant to the management agreement between our Manager and us. Upon completion of this offering, all of our officers and two of our directors, James W. Hirschmann III and Gavin L. James, will be employees of our Manager. We anticipate that in the future we will hire a chief financial officer that is not an employee of our Manager and support staff for such chief financial officer. See "Our Manager and the management agreement—Management agreement."

Legal proceedings

Neither we nor, to our knowledge, our Manager are currently subject to any legal proceedings which we or our Manager consider to be material.

Management

Our directors, director nominees and executive officers

Currently, Messrs. Hirschmann and James are our only directors. Upon completion of this offering, our board of directors is expected to be comprised of five members, two of which will be executive officers of our Manager. Our directors will each be elected to serve a term of one year. Our bylaws provide that a majority of the entire board of directors may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than the minimum number required by the General Corporation Law of the State of Delaware, or the DGCL, or more than 15.

The following sets forth certain information with respect to our directors, director nominees and executive officers:

Name	Age	Position Held with Us

James W. Hirschmann III	50	Chairman of the Board
Gavin L. James	50	President, Chief Executive Officer and Director
Edward D. Fox*	63	Director Nominee
M. Christian Mitchell*	56	Director Nominee
Richard W. Roll*	71	Director Nominee
Travis Carr	41	Chief Operating Officer
Bruce D. Alberts	50	Interim Chief Financial Officer
Stephen P. Fulton	53	Chief Investment Officer

*
We expect that our board of directors will determine that this director is independent for purposes of the New York Stock Exchange, or the NYSE, corporate governance listing requirements.

Set forth below is biographical information for our directors, director nominees and executive officers.

Directors and director nominees

James W. Hirschmann III has been the chairman of our board of directors since July 2009. He is also the chief executive officer of our Manager, serves on our Manager's board of directors and chairs our Manager's global strategy committee. Mr. Hirschmann has been our Manager's chief executive officer since 1999 and has worked at our Manager since 1989. From May 2006 to April 2007, Mr. Hirschmann also served as the president of our Manager's parent company, Legg Mason. Mr. Hirschmann received a BS from Widener University. The board believes Mr. Hirschmann is qualified to serve as a director because of his experience as chief executive officer and member of the board of directors of our Manager and his experience in the financial and investment management industry.

Gavin L. James has been our president, chief executive officer and director since July 2011. He is also the director of portfolio operations at our Manager. He has been in his current role at the Manager since July 2009. Prior to that he served as our Manager's director of global client service and marketing from 2002 to July 2009 and has worked at our Manager since 1998. Mr. James received a BA from Kingston College in London. The board believes Mr. James is qualified to serve as a director because of his experience in the management of our Manager and his experience in the financial industry.

Edward D. Fox will join our board of directors upon consummation of this offering as an independent member of our board of directors. Since January 2003, Mr. Fox has served as chairman and chief executive officer of Vantage Property Investors, LLC, a private real estate investment and development company. Prior to 2003, Mr. Fox was chairman and chief executive officer of Center Trust, a real estate investment trust, from 1998 to January 2003 when Center Trust was acquired by Pan Pacific Retail Properties. Mr. Fox co-founded and served as the chairman of CommonWealth Partners, a fully integrated real estate operating company, from 1995 through October 2003. Prior to forming CommonWealth Partners, Mr. Fox was a senior partner with Maguire Thomas Partners, a national full-service real estate operating company. A certified public accountant, Mr. Fox started his career in public accounting specializing in real estate transactions. Mr. Fox is a director of Thomas Properties Group, Inc., a full-service real estate operating company. Mr. Fox also serves as co-chairman on the Dean's advisory council for the USC School of Architecture, a director of the Orthopaedic Hospital Foundation and on the board of trustees of its foundation and a director of the Los Angeles Boy Scouts. He is a member of the Urban Land Institute and the American Institute of Certified Public Accountants. He received a bachelor's degree in accounting and a master's degree in business, both with honors, from the University of Southern California. The board believes Mr. Fox is qualified to serve as a director due to the depth of his experience in the real estate industry, his previous management experience in both real estate operating companies and real estate investment trusts and his experience on public and private boards.

M. Christian Mitchell will join our board of directors upon consummation of this offering as an independent member of our board of directors. Mr. Mitchell retired from Deloitte & Touche LLP in 2003, where he was the national managing partner of the mortgage, banking and finance companies practice. During his 26-year career at Deloitte, he also served as regional managing partner for various practices including audit, enterprise risk services and financial services. He is a director of Marshall & Stevens, a Los Angeles-based national valuation consulting firm, of Special Value Opportunities Fund LLC, a registered investment fund managed by Tennenbaum Capital Partners, LLC, of First Chicago Bancorp, a bank holding company, of Reis, Inc., a New York-based real estate information company, and of Grandpoint Capital, a Los Angeles-based bank holding company. Mr. Mitchell previously served as an adjunct professor of accounting at the University of Redlands and is the chapter president of the National Association of Corporate Directors, Southern California, and holder of the NACD Certificate of Director Education. Mr. Mitchell received a BS from the University of Alabama. The board believes Mr. Mitchell is qualified to serve as a director because of his extensive experience in the real estate and mortgage industry, his professional and educational background in accounting and finance and his previous experience serving on corporate boards.

Richard W. Roll will join our board of directors upon consummation of this offering as an independent member of our board of directors. Mr. Roll has been a professor at the Anderson Graduate School of Management at the University of California, Los Angeles since 1976, where he holds the Japan Alumni Chair in Finance, and is the principal of the consulting firm, Compensation Valuation, Inc., which he founded in 2003. From 1992 to 1995 he was the managing director of WP Capital Management, a fixed-income investment management firm, and he has been the co-chairman of the board of directors for Roll and Ross Asset Management Corporation, a quantitative investment management firm, since 1985. Mr. Roll also served as a vice-president at Goldman, Sachs & Co. from 1985 to 1987. Mr. Roll has a BAE from Auburn University, an MBA from the University of Washington and a PhD from the University of Chicago. The board believes Mr. Roll is qualified to serve as a director based on his academic and professional career focusing on the investment management and finace and his experience serving on corporate boards.

Executive officers

In addition to Mr. James, the following individuals serve as our executive officers.

Bruce D. Alberts was appointed to serve as our interim chief financial officer in March 2011. He will serve as chief financial officer until we appoint a permanent chief financial officer. Mr. Alberts has been our Manager's chief financial officer since 1999. He also serves as a member of our Manager's global strategy committee and chairs our Manager's management committee. Mr. Alberts is a certified public accountant and a certified valuation analyst. Mr. Alberts received a BA from the University of California, Santa Barbara and an MBA from the Anderson Graduate School of Management at the University of California, Los Angeles.

Travis Carr has been our chief operating officer since July 2011. He also serves as a product specialist at our Manager. Mr. Carr has held such role since 2000. Mr. Carr focuses on structured products, including MBS and CDOs. Mr. Carr is a Chartered Financial Analyst. He received his BA from UCLA.

Stephen P. Fulton has been our chief investment officer since March 2011. Mr. Fulton has been at our Manager since 2000 where he serves as head of Agency RMBS, a position he has held since March 2010. Prior to that Mr. Fulton served as a product specialist focusing on Agency RMBS for our Manager from 2000 to 2010. Prior to joining our Manager, Mr. Fulton worked in MBS sales at Greenwich Capital Markets, Inc., Lehman Brothers Holdings Inc., and The Goldman Sachs Group, Inc. Mr. Fulton also worked at J.P. Morgan Securities as director of fixed income sales and a member of the fixed income management committee from 1992 to 1994. Mr. Fulton also worked at Gibraltar Savings as the head of mortgage portfolio management and asset/liability management from 1983 to 1985. Mr. Fulton received an MBA from the Amos Tuck School at Dartmouth College and a BA from the University of California, Los Angeles.

Corporate governance—Board of directors and committees

Our business is managed by our Manager, subject to the supervision and oversight of our board of directors, which has established investment guidelines described under "Business—Investment guidelines" for our Manager to follow in its day-to-day management of our business. A majority of our board of directors is "independent," as determined by the requirements of the NYSE and the regulations of the SEC. Our directors keep informed about our business by attending meetings of our board of directors and its committees and through supplemental reports and communications. Our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors.

Upon completion of this offering, our board of directors will form an audit committee, a compensation committee and a nominating and corporate governance committee and adopt charters for each of these committees. Each of these committees will have three directors. As permitted under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules of the NYSE, the audit committee will be composed of a majority of independent directors for up to one year from the effectiveness of the registration statement of which this prospectus is a part, and thereafter will be composed exclusively of independent directors. Each of the compensation committee and the nominating and corporate governance committee will be composed exclusively of independent directors, as defined by the listing standards of the NYSE. Moreover, the compensation committee will be composed exclusively of individuals intended to be, to the extent provided by Rule 16b-3 of the Exchange Act, non-employee directors and will, at such times as we are subject to Section 162(m) of the Internal Revenue Code, qualify as outside directors for purposes of Section 162(m) of the Internal Revenue Code.

Audit committee

The audit committee will initially be comprised of Messrs. Fox, Mitchell and Roll, each of whom are "financially literate" under the rules of the NYSE. Each of Messrs. Fox, Mitchell and Roll will be an independent director. Mr. Mitchell will chair our audit committee and serve as our audit committee financial expert, as that term is defined by the SEC.

The audit committee assists our board of directors in overseeing:

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our financial reporting, auditing and internal control activities, including the integrity of our financial statements;

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our compliance with legal and regulatory requirements;

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the independent auditor's qualifications and independence; and

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the performance of our internal audit function and independent auditor.

The audit committee is also responsible for engaging our independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

Compensation committee

The compensation committee will be comprised of Messrs. Fox, Mitchell and Roll, each of whom will be an independent director. Mr. Roll will chair our compensation committee.

The compensation committee will be responsible for:

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annually reviewing and approving the corporate goals and objectives relevant to the compensation, if any, we pay our chief executive officer, evaluating our chief executive officer's performance in light of such goals and objectives and, either as a committee or together with our independent directors (as directed by our board of directors), determining and approving the compensation, if any, we pay to our chief executive officer based on such evaluation;

•
annually reviewing and approving the corporate goals and objectives relevant to the compensation, if any, we pay to our chief financial officer and our other executive officers,

  evaluating the performance of our chief financial officer and our other executive officers in light of such goals and objectives and, either as a committee or together with our independent directors (as directed by our board of directors), determining and approving the compensation, if any, we pay to our chief financial officer and our other executive officers based on such evaluation;

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overseeing our equity incentive plans; and

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determining from time to time the remuneration for our non-executive directors.

The compensation committee is also responsible for reviewing and discussing the compensation discussion and analysis that we will include in our annual proxy statement filed with the SEC, and to approve the compensation committee report for inclusion in such filings, as required by the rules of the SEC.

Nominating and corporate governance committee

The nominating and corporate governance committee will be comprised of Messrs. Fox, Mitchell and Roll, each of whom will be an independent director. Mr. Fox will chair our nominating and corporate governance committee.

The nominating and corporate governance committee will be responsible for:

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providing counsel to our board of directors with respect to the organization, function and composition of our board of directors and its committees;

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overseeing the self-evaluation of our board of directors and our board of director's evaluation of management;

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periodically reviewing and, if appropriate, recommending to our board of directors changes to our corporate governance policies and procedures; and

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identifying and recommending to the board of directors potential director candidates for nomination.

Executive and director compensation

Director compensation

A member of our board of directors who is also an employee of our Manager is referred to as an executive director. Executive directors will not receive compensation for serving on our board of directors.

We have not made any payments to any of our directors or director nominees to date. Each independent director will receive an annual cash retainer of $50,000 in quarterly payments in arrears. In addition, each independent director will receive an annual retainer of $30,000 in the form of restricted shares of our common stock. The first installment of restricted stock will be granted upon completion of this offering, with subsequent grants made immediately following our annual stockholders' meeting, in each case vesting in full on the first anniversary of the grant date, subject to continuing service on our board of directors on the vesting date. Any new independent director who joins our board of directors in the future will be granted restricted shares of our common stock that will vest in full on the first anniversary of the grant date, provided that such director continues to serve on our board of directors as of the applicable vesting date. We will also reimburse our directors for reasonable out-of-pocket expenses incurred in connection with performance of their duties as directors, including, without limitation, travel expenses in connection with their attendance at full board and committee meetings. In addition, the chair of our audit committee will be paid an annual cash retainer of $10,000, and the chairs of our compensation committee and our nominating and corporate governance committee each will be paid an annual cash retainer of $5,000, in each case in addition to the annual retainer of $80,000 paid in cash and restricted shares of our common stock.

Executive compensation

We will pay our Manager the fees described in "Our Manager and the management agreement—Management agreement—Base management fee, expense reimbursements and refund of the initial underwriting discount." If, as anticipated, we hire a chief financial officer in the future that is not an employee of our Manager, we will directly compensate such chief financial officer and such chief financial officer's support staff, which will be our only employees, with customary compensation packages, as applicable, including (without limitation) base salaries, cash bonuses and equity compensation. Because our management agreement provides that our Manager is responsible for managing our affairs, our executive officers who are employees of our Manager and not our employees will not receive cash compensation from us for serving as our executive officers.

Except for certain equity grants that we may make in the future, our Manager currently employs and compensates each of our executive officers. We will adopt equity incentive plans for our Manager and for our directors and any officers that we may employ in the future to encourage their efforts toward our continued success, long-term growth and profitability and to attract, reward and to retain key personnel. See "—Equity incentive plans" below for a detailed description of our equity incentive plans.

Equity incentive plans

Prior to the completion of this offering and the concurrent private placement, we will adopt two equity incentive plans under which our officers and directors, and our Manager, respectively, will be eligible to receive equity-based awards.

Equity Plan

Prior to the completion of this offering and the concurrent private placement, we will adopt the Western Asset Mortgage Capital Corporation Equity Plan, or the Equity Plan, which will provide for the issuance of equity-based awards, including incentive stock options and non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock awards and other awards based on our common stock to our directors and officers and to our advisors and consultants who are natural persons providing services to us as of the date of grant of the award, including individuals who are employees of the Manager or of its affiliates. Incentive stock options may be granted only to our employees or employees of any of our subsidiaries. Shares of common stock to be issued to our independent directors in respect of their annual fees paid in restricted stock will be issued under this plan.

The Equity Plan will be administered by our board of directors, which may delegate its authority to the compensation committee of our board of directors. The plan administrator will have the full authority (1) grant awards; (2) determine the persons to whom and the time or times at which awards will be granted; (3) determine the type and number of awards to be granted, the number of shares of common stock to which an award may relate and the terms, conditions, restrictions and performance criteria relating to any award; (4) determine whether, to what extent, and under what circumstances an award may be settled, cancelled, forfeited, exchanged, or surrendered; (5) make adjustments in the terms and conditions of awards; (6) construe and interpret the Equity Plan and any award; (7) prescribe, amend and rescind rules and regulations relating to the Equity Plan; (8) determine the terms and provisions of the award agreements; and (9) make all other determinations deemed necessary or advisable for the administration of the Equity Plan. In connection with this authority, the plan administrator may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. Except as provided below with respect to equitable adjustments, the plan administrator may not take any action that would have the effect of reducing the exercise or purchase price of any award granted under the Equity Plan without first obtaining the consent of our stockholders.

An aggregate of                shares of our common stock will be reserved for issuance under the Equity Plan, subject to adjustment as provided below, which will represent an amount equal to        % of the total shares of our common stock issued to the public in this offering. To the extent required to comply with the requirements of Section 162(m) of the Internal Revenue Code, the aggregate number of shares of our common stock subject to awards awarded to any one participant during any calendar year may not, subject to adjustment, exceed                           shares of our common stock. All shares of common stock reserved for issuance under the Equity Plan may be made subject to awards of incentive stock options. If any shares subject to an award granted under the Equity Plan are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares to the participant, or if shares of our common stock are surrendered or withheld by us as payment of either the exercise price of an award and/or withholding taxes in respect of an award, the shares of common stock with respect to such award will again be available for awards under the Equity Plan. Upon the exercise of any award granted in tandem with any other award, the related award will be cancelled to the extent of the number of shares of common stock as to which the award is exercised and, notwithstanding the foregoing, that number of shares will no longer be available for awards under the Equity Plan.

In the event that the plan administrator determines that any dividend or other distribution (whether in the form of cash, common stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event, affects our common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the Equity Plan, then the plan administrator will make equitable changes or adjustments to: (i) the number and kind of shares of common stock or other property (including cash) that may thereafter be issued in connection with awards; (ii) the number and kind of shares of common stock or other property (including cash) issued or issuable in respect of outstanding awards; (iii) the exercise price, base price or purchase price relating to any award and (iv) the performance criteria, if any, applicable to outstanding awards. In addition, the plan administrator may determine that any equitable adjustment may be accomplished by making a payment to the award holder, in the form of cash or other property (including but not limited to shares of our common stock).

Each stock option and stock appreciation right granted under the Equity Plan will have a term of no longer than 10 years, and will have an exercise price that is no less than 100% of the fair market value of our common stock on the date of grant of the award. No stock option and stock appreciation right may be exercised unless (1) the participant is then providing services to us and (2) the participant has continuously maintained such relationship since the date of grant; provided, that the award agreement may contain provisions extending the exercisability of stock options or stock appreciation rights, in the event of specified terminations of service, to a date not later than the expiration date of such stock option stock appreciation right. The exercise price for stock option may generally be paid in cash or by an exchange of common stock previously owned by the participant, through a "broker cashless exercise" procedure approved by the plan administrator or a combination of the above, in any case in an amount having a combined value equal to such exercise price. The other terms of stock options and stock appreciation rights granted by us under the Equity Plan will be determined by the plan administrator. Stock appreciation rights may be granted alone or in tandem with another award.

The plan administrator will determine the terms and conditions of each grant of restricted stock or restricted stock units under the Equity Plan. Restricted stock units confer on the participant the right to receive cash, common stock or other property, as determined by the plan administrator, having a value equal to the number of shares of our common stock that are subject to the award. Unless otherwise determined by the plan administrator, holders of restricted stock will have all of the rights of a stockholder including, without limitation, the right to vote restricted stock and the right to receive dividends and distributions thereon. Unless otherwise determined by the plan administrator, (1) dividends and distributions paid on awards of restricted stock will be paid at the dividend or distribution payment date, provided that such payments may be deferred to such date as determined by the plan administrator, and in any event will be payable in cash or in shares of common stock having a fair market value equal to the amount of such dividends and distributions and (2) common stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend or distribution, will be subject to restrictions and a risk of forfeiture to the same extent as the awards of restricted stock to which such dividend or distribution relates. The plan administrator is authorized to grant to holders of restricted stock units the right to receive dividend equivalents and distribution equivalents for the period prior to settlement of the restricted stock unit. Dividend equivalents or distribution equivalents may be paid currently or credited to an account for the holder of restricted stock units, may be settled in cash or common stock, and may be subject to such conditions, restrictions and contingencies as the plan administrator may establish. Unless otherwise determined by the plan administrator, any such dividend equivalents or distribution equivalents will be paid or credited, as applicable, on the dividend or distribution payment date to the holders of restricted stock units as though each such restricted stock unit were a share of outstanding common stock. Upon termination of service to us during the applicable restriction period, awards of restricted stock and restricted stock units and any accrued but unpaid dividends or distributions or, in the case of restricted stock units, dividend equivalents and distribution equivalents, that are then subject to restrictions will be forfeited; provided, that the plan administrator may provide or may determine in any individual case, that restrictions or forfeiture conditions relating to awards of restricted stock and restricted stock units will be waived in whole or in part in the event of a termination.

The plan administrator may determine to make grants of our common stock that are not subject to any restrictions or a substantial risk of forfeiture or to grant other stock-based awards to eligible participants, the terms and conditions of which will be determined by the plan administrator at the time of grant.

The Equity Plan will automatically expire on the 10th anniversary of the date on which it was adopted. Our board of directors may terminate, amend, modify or suspend the Equity Plan at any time, subject to stockholder approval as required by law or stock exchange rules. The plan administrator may amend the terms of any outstanding award under the Equity Plan at any time. No amendment or termination of the Equity Plan or any outstanding award may adversely affect any of the rights of an award holder without the holder's consent.

Prior to the completion of this offering and the concurrent private placement, we will not issue any equity-based compensation under the Equity Plan. Effective as of the completion of this offering and concurrent private placement, we will grant awards of an aggregate of                  shares of our restricted common stock under the Equity Plan to our three director nominees, as set forth in the table below. With respect to the grants to our director nominees, each grant will vest in full on the first anniversary of the grant date, provided that such director continues to serve on our board of directors as of the applicable vesting date. The grantees will be entitled to receive dividends and distributions that become payable on the shares during the restricted period. If the grantee's services to us terminate for any reason prior to the date on which the shares become vested, any unvested shares will be immediately forfeited, except that if the grantee's service is terminated other than for Cause (as defined in the Equity Plan) or because such individual retires, dies or becomes disabled, any then unvested shares of restricted stock will become immediately vested.

Name of Grantee and Title	Number of Shares of Restricted Stock

Edward D. Fox, Director Nominee	1,500
M. Christian Mitchell, Director Nominee	1,500
Richard W. Roll, Director Nominee	1,500

Manager Equity Plan

Prior to the completion of this offering and the concurrent private placement, we will adopt the Western Asset Mortgage Capital Corporation Manager Equity Plan, or the Manager Equity Plan, which will provide for the issuance of equity-based awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock awards and other awards based on our common stock to our Manager, employees of our Manager and affiliates of our Manager, who may or may not be eligible to be granted awards under our Equity Plan, or entities owned by our Manager, its executives and employees.

The Manager Equity Plan will be administered by our board of directors, which may delegate its authority to the compensation committee of our board of directors. The plan administrator will have the full authority (1) grant awards; (2) determine the persons to whom and the time or times at which awards will be granted; (3) determine the type and number of awards to be granted, the number of shares of common stock to which an award may relate and the terms, conditions, restrictions and performance criteria relating to any award; (4) determine whether, to what extent, and under what circumstances an award may be settled, cancelled, forfeited, exchanged, or surrendered; (5) make adjustments in the terms and conditions of awards; (6) construe and interpret the Manager Equity Plan and any award; (7) prescribe, amend and rescind rules and regulations relating to the Manager Equity Plan; (8) determine the terms and provisions of the award agreements; and (9) make all other determinations deemed necessary or advisable for the administration of the Manager Equity Plan. In connection with this authority, the plan administrator may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse.

Our Manager may make awards to its directors, officers, employees, advisors or consultants, or those of its affiliates, which are in the form of or based on the shares of our common stock acquired by our Manager under the Manager Equity Plan, in which case, our Manager will make all determinations concerning the eligible persons who may receive such awards, which form the awards will take, and the terms and conditions of the awards.

Except as provided below with respect to equitable adjustments, the plan administrator may not take any action that would have the effect of reducing the exercise or purchase price of any award granted under the Manager Equity Plan without first obtaining the consent of our stockholders.

An aggregate of                shares of our common stock are reserved for issuance under the Manager Equity Plan, subject to adjustment as provided below, which will represent an amount equal to          % of the total shares of our common stock issued to the public in this offering. To the extent required to comply with the requirements of Section 162(m) of the Internal Revenue Code, the aggregate number of shares of our common stock subject to awards awarded to any one participant during any calendar year may not, subject to adjustment, exceed                           shares of our common stock. All shares of common stock reserved for issuance under the Manager Equity Plan may be made subject to awards of incentive stock options. If any shares subject to an award granted under the Manager Equity Plan are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares to our Manager, or if shares of our common stock are surrendered or withheld by us as payment of the exercise price of an award, the shares of common stock with respect to such award will again be available for awards under the Manager Equity Plan. Upon the exercise of any award granted in tandem with any other award, the related award will be cancelled to the extent of the number of shares of common stock as to which the award is exercised and, notwithstanding the foregoing, that number of shares will no longer be available for award under the Manager Equity Plan.

In the event that the plan administrator determines that any dividend or other distribution (whether in the form of cash, common stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event, affects our common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the Manager Equity Plan, then the plan administrator will make equitable changes or adjustments to: (i) the number and kind of shares of common stock or other property (including cash) that may thereafter be issued in connection with awards; (ii) the number and kind of shares of common stock or other property (including cash) issued or issuable in respect of outstanding awards; (iii) the exercise price, base price or purchase price relating to any award and (iv) the performance criteria, if any, applicable to outstanding awards. In addition, the plan administrator may determine that any equitable adjustment may be accomplished by making a payment to the award holder, in the form of cash or other property (including but not limited to shares of our common stock).

Each stock option and stock appreciation right granted under the Manager Equity Plan will have a term of no longer than 10 years, and will have an exercise price that is no less than 100% of the fair market value of our common stock on the date of grant of the award. The exercise price for stock option may generally be paid in cash or by an exchange of common stock previously owned by the participant, through a "broker cashless exercise" procedure approved by the plan administrator or a combination of the above, in any case in an amount having a combined value equal to such exercise price. The other terms of stock options and stock appreciation rights granted under the Manager Equity Plan will be determined by the plan administrator. Stock appreciation rights may be granted alone or in tandem with another award.

The plan administrator will determine the terms and conditions of each grant of restricted stock or restricted stock units under the Manager Equity Plan. Restricted stock units confer on the participant the right to receive cash, common stock or other property, as determined by the plan administrator, having a value equal to the number of shares of our common stock that are subject to the award. Unless otherwise determined by the plan administrator, holders of restricted stock will have all of the rights of a stockholder including, without limitation, the right to vote restricted stock and the right to receive dividends and distributions thereon. Unless otherwise determined by the plan administrator, (1) dividends and distributions paid on awards of restricted stock will be paid at the dividend or distribution payment date, provided that such payments may be deferred to such date as determined by the plan administrator, and in any event will be payable in cash or in shares of common stock having a fair market value equal to the amount of such dividends and distributions and (2) common stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend or distribution, will be subject to restrictions and a risk of forfeiture to the same extent as the awards of restricted stock to which such dividend or distribution relates. The plan administrator is authorized to grant to holders of restricted stock units the right to receive dividend equivalents and distribution equivalents for the period prior to settlement of the restricted stock unit. Dividend equivalents or distribution equivalents may be paid currently or credited to an account for the holder of restricted stock units, may be settled in cash or common stock, and may be subject to such conditions, restrictions and contingencies as the plan administrator may establish. Unless otherwise determined by the plan administrator, any such dividend equivalents or distribution equivalents will be paid or credited, as applicable, on the dividend or distribution payment date to the holders of restricted stock units as though each such restricted stock unit were a share of outstanding common stock.

The plan administrator may determine to make grants of our common stock that are not subject to any restrictions or a substantial risk of forfeiture or to grant other stock-based awards to our Manager, the terms and conditions of which will be determined by the plan administrator at the time of grant.

If the management agreement with our Manager (1) is terminated by us for cause or (2) expires following our Manager's issuance of a termination notice for a termination without cause (as described herein under "Our Manager and the management agreement—Management agreement—Term and termination"), all unvested awards then held by our

Manager and all accrued and unpaid dividends or dividend equivalents related to such awards will be immediately cancelled and forfeited without consideration. If the management agreement expires or is terminated for any other reason, any award then held by our Manager that was not previously vested will become fully vested and/or payable, and any performance conditions imposed with respect to such award will be deemed to be fully achieved. Unless otherwise determined by the plan administrator, all unvested awards then held by a holder who is not our Manager and who ceases to provide services to our Manager will be immediately cancelled and forfeited without consideration. The terms of award agreements will set forth the terms under which a stock option or stock appreciation right may remain exercisable following such a termination of service with our Manager.

The Manager Equity Plan will automatically expire on the 10th anniversary of the date on which it was adopted. Our board of directors may terminate, amend, modify or suspend the Manager Equity Plan at any time, subject to stockholder approval as required by law or stock exchange rules. The plan administrator may amend the terms of any outstanding award under the Manager Equity Plan at any time. No amendment or termination of the Manager Equity Plan or any outstanding award may adversely affect any of the rights of an award holder without the holder's consent.

Prior to the completion of this offering and the concurrent private placement, we will not issue any equity-based compensation under the Manager Equity Plan. Effective as of the completion of this offering and the concurrent private placement, we will grant to our Manager or employees of our Manager, all of whom will purchase shares of our common stock in the concurrent private placement, an aggregate of                  shares of our restricted common stock under the Manager Equity Plan, which will represent an amount equal to         % of the total shares of our common stock issued to the public in this offering. One-third of all of such grants will vest on                           , 2012 and one-third will vest each         of the two consecutive years thereafter, subject in the case of grants to employees of our Manager to continued employment with the Manager as of the applicable vesting date.

Code of conduct

Our board of directors has established a code of conduct that applies to our and our subsidiaries' directors, officers and employees. Any such director, officer or employee who is also subject to our Manager's code of conduct will, in the event of a conflict in policy, be held to the more restrictive provision. Among other matters, our code of conduct is designed to deter wrongdoing and to promote:

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honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

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full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

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compliance with applicable governmental laws, rules and regulations;

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prompt internal reporting of violations of the code to appropriate persons identified in the code; and

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accountability for adherence to the code.

Waivers of any provisions of the code of conduct may be granted in writing by our chief executive officer, except that any waiver sought by one of our directors or executive officers may be granted only by the nominating and corporate governance committee of our board of directors. In considering any request for a waiver, the chief executive officer will consult with appropriate senior management, our legal and compliance department and/or external legal advisors, as appropriate under the circumstances. Any changes to or waivers of the code of conduct will, to the extent required, be disclosed as required by applicable rules and regulations of the SEC and the NYSE.

Conflicts of interest

We are dependent on our Manager for our day-to-day management. All of our officers and two of our directors, James W. Hirschmann III and Gavin L. James, are employees of our Manager. Although our current chief financial officer is an employee of our Manager, we anticipate that in the future we will hire a chief financial officer that is not an employee of our Manager and support staff for such chief financial officer. We do not anticipate having any future employees other than a chief financial officer and support staff for the chief financial officer. Our Manager does not serve us exclusively and is not obligated to dedicate any of its personnel to us. Because our Manager serves other clients in addition to us, it is difficult to estimate the amount of time our Manager or its personnel will allocate to our business. The obligations of our Manager and its officers and personnel to engage in other business activities may reduce the time our Manager and its officers and personnel spend managing us. Our management agreement with our Manager was negotiated between related parties and its terms, including fees and other amounts payable, may not be as favorable to us as if it had been negotiated at arm's length with an unaffiliated third party.

We will compete for investment opportunities directly with other client portfolios managed by our Manager. A substantial number of client accounts managed by our Manager have exposure to Agency RMBS and our potential target assets and may have similar investment mandates and objectives. In addition, our Manager may have additional clients that compete directly with us for investment opportunities in the future.

Our Manager has an investment allocation policy in place that is designed to treat all of its client accounts fairly and equitably with the goal of providing all clients with the best execution under the circumstances for transactions in fixed-income securities. Our Manager's investment allocation policy provides that no single client is intentionally favored over another and the procedures associated with this policy require our Manager's investment management department to allocate trades in such a fair and equitable manner. When possible, in order to minimize transaction costs and seek best execution for all client accounts, transactions may be bunched or blocked together, with securities generally allocated to client accounts on a pro rata basis. According to our Manager's investment allocation policy, investments may be allocated by taking into account factors, including but not limited to investment goals or guidelines, available cash, liquidity requirements, odd lot positions, minimum allocations, existing portfolio holdings compared to target weightings, regulatory and legal restrictions and the tax implications of an investment. Our Manager's investment allocation policy requires that these bunched or blocked trades be allocated on the same day they are executed and requires that all clients receive the same average cost for the transaction.

Our Manager periodically reviews its client accounts to identify situations where a potential conflict may exist, and when appropriate, may design specific procedures to address these situations. The investment allocation policy may be amended by our Manager at any time without our consent. To the extent that our Manager's or our business changes in such a way as to give rise to conflicts not currently addressed by our Manager's investment allocation policy, our Manager may need to refine its investment allocation policy to address such situation. Our independent directors will review our Manager's compliance with its investment allocation policy and the conflicts or potential conflicts of interest surrounding our Manager. In addition, to avoid any actual or perceived conflicts of interest with our Manager, prior to an acquisition of any security structured or issued by an entity managed by our Manager or any of its affiliates or the purchase or sale of any asset from or to an entity managed by our Manager or any of its affiliates, such transaction must be approved by our board of directors, including a majority of our independent directors.

We have agreed to pay our Manager a base management fee that is not tied to our performance. The base management fee may not sufficiently incentivize our Manager to generate attractive risk-adjusted returns for us. This could hurt both our ability to make distributions to our stockholders and the market price of our common stock.

We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from engaging for their own account in business activities of the types conducted by us. However, subject to our Manager's investment allocation policy, our code of conduct contains a conflicts of interest policy that prohibits our directors, officers and personnel, as well as employees of our Manager who provide services to us, from engaging in any transaction that involves an actual conflict of interest with us.

Our Manager and the management agreement

General

We will be externally managed and advised by our Manager. All of our officers and two of our directors, James W. Hirschmann III and Gavin L. James, are employees of our Manager. Our Manager will be entitled to receive a base management fee and the reimbursement of certain expenses pursuant to the management agreement. The executive offices of our Manager are located at 385 East Colorado Boulevard, Pasadena, California 91101, and the telephone number of our Manager's executive offices is (626) 844-9400.

Executive officers of our Manager

The following sets forth certain information with respect to each of the executive officers of our Manager:

Executive Officer	Age	Position Held with Our Manager

James W. Hirschmann III	50	Director and Chief Executive Officer
Bruce D. Alberts	50	Chief Financial Officer
Brett B. Canon	49	Director of Risk Management and Operations
James J. Flick	51	Director of Client Service and Marketing
Gavin L. James	50	Director of Portfolio Operations
Charles A. Ruys de Perez	53	General Counsel and Secretary

Set forth below is biographical information for the officers of our Manager. See "Management—Our directors, director nominees and executive officers" for biographical information regarding Messrs. Hirschmann, James and Alberts.

Brett B. Canon is our Manager's director of risk management and operations. Mr. Canon has been at our Manager since 1995. He has been in his current role since 2007. Prior to that he served as our Manager's director of operations from 2000 to 2007. Mr. Canon is a certified public accountant. He received a BS from California State University, Northridge.

James J. Flick is our Manager's director of global client service and marketing, a role he moved into in July 2009, and is also a member of our Manager's global strategy committee. Prior to July 2009, Mr. Flick had served as a senior portfolio manager for our Manager since 1998. Prior to joining our Manager, Mr. Flick was a portfolio manager at Transamerica Investment Services. Mr. Flick has a MBA from the University of Chicago and a BS from Ohio State University.

Charles A. Ruys de Perez is the secretary and general counsel of our Manager. Mr. Ruys de Perez has been at our Manager since 2007. Prior to joining our Manager, Mr. Ruys de Perez was at Putnam Investments from 1992 to 2007, most recently serving as a managing director and chief compliance officer from 2004 to 2007. Mr. Ruys de Perez received a BA from Yale University and a JD from Harvard Law School.

Other key personnel of our Manager

Our chief investment officer, Mr. Fulton, who also serves as the head of our Manager's Agency RMBS team, will, along with two other senior portfolio managers from the Agency RMBS team,

be primarily responsible for overseeing the management of our assets. The Agency RMBS team is part of our Manager's larger structured products team, which is made up of 26 investment professionals with expertise in managing and evaluating Agency RMBS and our potential target assets. The Agency RMBS team is also able to call on the experience of 10 other investment professionals, not specifically dedicated to managing our assets, but with expertise that covers certain aspects of our potential target assets. The collective team operates under the purview of our Manager's U.S. broad markets committee which sets overall sector allocations for broad market accounts. Our Manager seeks to unite groups of specialists dedicated to different market sectors. The daily interaction among the different teams is designed to develop a consensus approach that draws on the expertise of all team members. Our Manager's overall investment management team consists of 127 investment professionals.

The senior members of our Agency RMBS team, in addition to Mr. Fulton, are Sean O. Johnson and Bonnie M. Wongtrakool.

Sean O. Johnson is a portfolio manager at our Manager and focuses on Agency RMBS. Mr. Johnson has been in his current role since June 2010. Prior to that, Mr. Johnson served as a research analyst focusing on Agency RMBS for our Manager from 1995 to June 2010. Prior to joining our Manager in 1995, Mr. Johnson was a portfolio analyst at Pacific Investment Management Co. from 1993 to 1995. Mr. Johnson is a chartered financial analyst. He received a BS from the University of Southern California.

Bonnie M. Wongtrakool is a portfolio manager at our Manager focusing on Agency RMBS. Ms. Wongtrakool has been in her current role since June 2010. Prior to that, Ms. Wongtrakool served as a research analyst focusing on Agency RMBS for our Manager from 2003 to June 2010. Prior to joining our Manager in 2003, Ms. Wongtrakool worked at Mercer Management Consulting from 2000 to 2003. Ms. Wongtrakool is a CFA charterholder, received a BA from Harvard College and a JD from Harvard Law School.

Management agreement

Prior to the completion of this offering and the concurrent private placement, we will enter into a management agreement with our Manager that will become effective upon completion of this offering and the concurrent private placement, pursuant to which it will provide for the day-to-day management of our operations and our investments. The management agreement will require our Manager to manage our business affairs in conformity with the investment guidelines and other policies that are approved and monitored by our board of directors. Our Manager's role as Manager will be under the supervision and direction of our board of directors.

Management services

Our Manager will be responsible for (1) the selection, purchase and sale of our portfolio investments, (2) our financing activities, and (3) providing us with investment advisory services. Our Manager will be responsible for our day-to-day operations and will perform (or will cause to be performed) such services and activities relating to our assets and operations as may be appropriate, which may include, without limitation, the following:

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serving as our consultant with respect to the periodic review of the investment guidelines and other parameters for our investments, financing activities and operations, which review will occur no less often than annually, any modification to which will be approved by a majority of our independent directors;

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investigating, analyzing and selecting possible investment opportunities and acquiring, financing, retaining, selling, restructuring or disposing of investments consistent with the investment guidelines;

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with respect to prospective purchases, sales or exchanges of investments, conducting negotiations on our behalf with sellers, purchasers and brokers and, if applicable, their respective agents and representatives;

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negotiating, entering into and executing, on our behalf, repurchase agreements, interest rate agreements, swap agreements, brokerage agreements, resecuritizations, securitizations, warehouse facilities and other agreements and instruments required for us to conduct our business;

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engaging and supervising, on our behalf and at our expense, independent contractors that provide investment banking, securities brokerage, mortgage brokerage, other financial services, due diligence services, underwriting review services, legal and accounting services, custodial services and all other services (including transfer agent and registrar services) as may be required relating to our operations or investments (or potential investments);

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coordinating and managing operations of any joint venture or co-investment interests held by us and conducting all matters with the joint venture or co-investment partners;

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providing executive and administrative personnel, office space and office services required in rendering services to us;

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administering the day-to-day operations and performing and supervising the performance of such other administrative functions necessary to our management as may be agreed upon by our Manager and our board of directors, including, without limitation, the collection of revenues and the payment of our debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

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communicating on our behalf with the holders of any of our equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading exchanges or markets and to maintain effective relations with such holders;

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counseling us in connection with policy decisions to be made by our board of directors;

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evaluating and recommending to our board of directors hedging strategies and engaging in hedging activities on our behalf, consistent with our qualification as a REIT and with our investment guidelines;

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counseling us regarding the maintenance of our qualification as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Internal Revenue Code and U.S. Treasury regulations thereunder and using commercially reasonable efforts to cause us to qualify for taxation as a REIT;

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counseling us regarding the maintenance of our exemption from the status of an investment company required to register under the 1940 Act, monitoring compliance with the requirements for maintaining such exemption and using commercially reasonable efforts to cause us to maintain such exemption from such status;

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furnishing reports and statistical and economic research to us regarding our activities and services performed for us;

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monitoring the operating performance of our investments and providing periodic reports with respect thereto to our board of directors, including comparative information with respect to such operating performance and budgeted or projected operating results;

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investing and reinvesting any moneys and securities of ours (including investing in short-term investments pending investment in other investments, payment of fees, costs and expenses, or payments of dividends or distributions to our stockholders and partners) and advising us as to our capital structure and capital raising;

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causing us to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures and systems, internal controls and other compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the Internal Revenue Code applicable to REITs and, if applicable, TRSs, and to conduct quarterly compliance reviews with respect thereto;

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assisting us in qualifying to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

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assisting us in complying with all regulatory requirements applicable to us in respect of our business activities, including assisting in the preparation of all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act or the Securities Act, or by the NYSE or other stock exchange requirements, as applicable;

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assisting us in taking all necessary action to enable us to make required tax filings and reports, including soliciting information from stockholders to the extent required by the provisions of the Internal Revenue Code applicable to REITs;

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placing, or arranging for the placement of, all orders pursuant to our Manager's investment determinations for us either directly with the issuer or with a broker or dealer (including any affiliated broker or dealer);

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handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which we may be involved or to which we may be subject arising out of our day-to-day operations (other than with our Manager or its supervised affiliates), subject to such limitations or parameters as may be imposed from time to time by the board of directors;

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using commercially reasonable efforts to cause expenses incurred by us or on our behalf to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by our board of directors from time to time;

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advising us with respect to and structuring long-term financing vehicles for our portfolio of assets, and offering and selling securities publicly or privately in connection with any such structured financing, in each case consistent with our investment guidelines;

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serving as our consultant with respect to decisions regarding any of our financings, hedging activities or borrowings undertaken by us, including (1) assisting us in developing criteria for debt and equity financing that is specifically tailored to our investment objectives, and (2) advising us with respect to obtaining appropriate financing for our investments;

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providing us with portfolio management;

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arranging marketing materials, advertising, industry group activities (such as conference participations and industry organization memberships) and other promotional efforts designed to promote our business;

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maintaining our website;

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performing such other services as may be required from time to time for management and other activities relating to our assets and business as our board of directors shall reasonably request or our Manager shall deem appropriate under the particular circumstances; and

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using commercially reasonable efforts to cause us to comply with all applicable laws.

Liability and indemnification

Pursuant to the management agreement, our Manager will not assume any responsibility other than to render the services called for thereunder in good faith and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations, including as set forth in our investment guidelines. Our Manager maintains a contractual as opposed to a fiduciary relationship with us, although our officers who are also employees of our Manager will have a fiduciary duty to us under the DGCL as our officers. Under the terms of the management agreement, our Manager, and its affiliates and their officers, stockholders, members, managers, directors and personnel and any person providing sub-advisory services to our Manager will not be liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary's stockholders for acts or omissions performed in accordance with and pursuant to the management agreement, except because of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the management agreement, as determined by a final non-appealable order of a court of competent jurisdiction. We have agreed to indemnify our Manager and its officers, stockholders, members, managers, directors and personnel and any person providing sub-advisory services to our Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of such parties not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the management agreement. Our Manager has agreed to indemnify us, our directors and officers, personnel, agents and any persons controlling or controlled by us with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of our Manager constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under the management agreement or any claims by our Manager's personnel relating to the terms and conditions of their employment by our Manager. Our Manager will not be liable for trade errors that may result from ordinary negligence, such as errors in the investment decision making process (such as a transaction that was effected in violation of our investment guidelines) or in the trade process (such as a buy order that was entered instead of a sell order, or the wrong purchase or sale of security, or a transaction in which a security was purchased or sold in an amount or at a price other than the correct amount or price). Notwithstanding the foregoing, our Manager carries errors and omissions and other customary insurance and will name us as an insured under those policies upon the completion of this offering.

Management team

Pursuant to the terms of the management agreement our Manager is required to provide us with our management team, which may include a chief executive officer and a chief investment officer, or similar positions, along with appropriate support personnel to provide the management services to be provided by our Manager to us. None of the officers or employees of our Manager will be dedicated exclusively to us.

Because our management agreement provides that our Manager is responsible for managing our affairs, all of our officers who are employees of our Manager do not receive cash compensation from us for serving as our executive officers. Instead we will pay our Manager the fees described in "—Base management fee, expense reimbursements and refund of the initial underwriting discount."

Our Manager is required to refrain from any action that, in its sole judgment made in good faith, (1) is not in compliance with the investment guidelines, (2) would adversely and materially affect our qualification as a REIT under the Internal Revenue Code or our status as an entity exempted or excluded from investment company status under the 1940 Act or (3) would violate any law, rule or regulation of any governmental body or agency having jurisdiction over us or of any exchange on which our securities may be listed or that would otherwise not be permitted by our certificate of incorporation or bylaws or our subsidiaries' governing instruments. If our Manager is ordered to take any action by our board of directors, our Manager will promptly notify our board of directors if it is our Manager's judgment that such action would adversely and materially affect such status or violate any such law, rule or regulation or our certificate of incorporation or bylaws. Neither our Manager nor any affiliate of our Manager will be liable to us, our board of directors or our stockholders, for any act or omission by our Manager or any of its affiliates, except as provided in the management agreement.

Term and termination

The management agreement may be amended, supplemented or modified by agreement between us and our Manager. The initial term of the management agreement expires on the third anniversary of the closing of this offering and will be automatically renewed for a one-year term each anniversary date thereafter unless previously terminated as described below. Our independent directors will review our Manager's performance and any fees payable to our Manager annually and, following the initial term, the management agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors, based upon (1) our Manager's unsatisfactory performance that is materially detrimental to us or (2) our determination that any fees payable to our Manager are not fair, subject to our Manager's right to prevent such termination due to unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. We will provide our Manager 180 days prior notice of any such termination. Unless terminated for cause, we will pay our Manager a termination fee equal to three times the average annual base management fee earned by our Manager during the prior 24-month period immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination.

We may also terminate the management agreement at any time, including during the initial term, without the payment of any termination fee, with 30 days prior written notice from our board of directors for cause, which will be determined by a majority of our independent directors, which is defined as:

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our Manager's continued material breach of any provision of the management agreement (including our Manager's failure to comply with our investment guidelines) following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if our Manager, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

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our Manager's fraud, misappropriation of funds, or embezzlement against us;

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our Manager's gross negligence in the performance of its duties under the management agreement;

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the occurrence of certain events with respect to the bankruptcy or insolvency of our Manager, including an order for relief in an involuntary bankruptcy case or our Manager authorizing or filing a voluntary bankruptcy petition;

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our Manager is convicted (including a plea of nolo contendere) of a felony; or

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the dissolution of our Manager.

Our Manager may assign the management agreement in its entirety or delegate certain of its duties under the management agreement to any of its supervised affiliates without the approval of our independent directors if such assignment or delegation does not require our approval under the Investment Advisers Act of 1940, as amended, or the Advisers Act. Under the Advisers Act, the management agreement shall terminate automatically without the payment of any termination fee in the event that the Manager assigns the management agreement, in whole or in part, unless such assignment is consented to in writing by us with the consent of a majority of our independent directors.

Our Manager may terminate the management agreement if we become required to register as an investment company under the 1940 Act, with such termination deemed to occur immediately before such event, in which case we would not be required to pay a termination fee. Our Manager may decline to renew the management agreement by providing us with 180 days written notice, in which case we would not be required to pay a termination fee. In addition, if we default in the performance of any material term of the agreement and the default continues for a period of 30 days after written notice to us, our Manager may terminate the management agreement upon 60 days' written notice. If the management agreement is terminated by our Manager upon our breach, we would be required to pay our Manager the termination fee described above.

We may not assign our rights or responsibilities under the management agreement without the prior written consent of our Manager, except in the case of assignment to another REIT or other organization that is our successor (by merger, consolidation, purchase of assets or other transaction), in which case such successor organization will be bound under the management agreement and by the terms of such assignment in the same manner as we are bound under the management agreement.

Base management fee, expense reimbursements and refund of the initial underwriting discount

We do not expect to maintain a separate office or to directly employ personnel other than the chief financial officer we anticipate hiring in the future and support staff for the chief financial officer. Instead, we will rely on the facilities and resources of our Manager to manage our day-to-day operations.

Base management fee

Our Manager will be entitled to a base management fee in an amount equal to 1.5% per annum, calculated and payable quarterly in arrears, of our stockholders' equity. For purposes of calculating the base management fee, our "stockholders' equity" means the sum of the net proceeds from any issuances of our equity securities since inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus our retained earnings, calculated in accordance with accounting principles generally accepted in the United States, or U.S. GAAP, at the end of the most recently completed fiscal quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less any amount that we pay for repurchases of our shares of common stock, excluding any unrealized gains, losses or other non-cash items that have impacted stockholder's equity as reported in our financial statements prepared in accordance with U.S. GAAP, regardless of whether such items are included in other comprehensive income or loss, or in net income, and excluding one-time events pursuant to changes in U.S. GAAP and certain other non-cash charges after discussions between our Manager and our independent directors and after approval by a majority of our independent directors. Assuming that we sell                           shares of common stock in this offering (which assumes no exercise of the underwriters' over-allotment option) and                           shares in the concurrent private placement, the management fee payable to our Manager for the 12-month period beginning on June 1, 2011 (assuming no additional equity is issued within this 12-month period) would be approximately $                            million. Our Manager will use the proceeds from its base management fee in part to pay compensation to its officers and personnel who, notwithstanding that certain of them also are our officers, receive no cash compensation directly from us. The base management fee is payable independent of the performance of our portfolio.

The base management fee of our Manager shall be calculated and delivered to us within 30 days after the end of each quarter. We are obligated to pay the base management fee in cash within five business days after delivery to us of the written statement of our Manager setting forth the computation of the base management fee for such quarter.

As a component of our Manager's compensation, we will issue stock-based compensation to our Manager under our Manager Equity Plan. See "Management—Equity incentive plans—Manager Equity Plan."

Reimbursement of expenses

We will be required to reimburse our Manager for the expenses described below. Expense reimbursements to our Manager are made in cash on a monthly basis following the end of each month. Our reimbursement obligation is not subject to any dollar limitation. Because our

Manager's personnel perform certain legal, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, our Manager is paid or reimbursed for the documented cost of performing such tasks, provided that such costs and reimbursements are in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm's-length basis.

We also pay all operating expenses, except those specifically required to be borne by our Manager under the management agreement. The expenses required to be paid by us include, but are not limited to:

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expenses in connection with the issuance and transaction costs incident to the acquisition, disposition and financing of our investments;

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costs of legal, tax, accounting, consulting, auditing, administrative and other similar services rendered for us by providers retained by our Manager or, if provided by our Manager's personnel, in amounts that are no greater than those that would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm's-length basis;

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the compensation and expenses of our directors (excluding those directors who are officers of our Manager) and the cost of liability insurance to indemnify our directors and officers;

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costs associated with the establishment and maintenance of any of our credit facilities, other financing arrangements or other indebtedness of ours (including commitment fees, accounting fees, legal fees, closing and other similar costs) or any of our securities offerings;

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expenses connected with communications to holders of our securities and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the SEC, the costs payable by us to any transfer agent and registrar in connection with the listing and/or trading of our securities on any exchange, the fees payable by us to any such exchange in connection with its listing, costs of preparing, printing and mailing our annual report to our stockholders and proxy materials with respect to any meeting of our stockholders;

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costs associated with any computer software or hardware, electronic equipment or purchased information technology services from third-party vendors that is used for us;

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expenses incurred by directors, officers, personnel and agents of our Manager for travel on our behalf, and other out-of-pocket expenses incurred by directors, officers, personnel and agents of our Manager in connection with the purchase, financing, refinancing, sale or other disposition of an investment or establishment and maintenance of any of our repurchase agreements, securitizations or any of our securities offerings;

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costs and expenses incurred with respect to market information systems and publications, research publications and materials, and settlement, clearing and custodial fees and expenses;

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compensation and expenses of our custodian and transfer agent, if any;

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the costs of maintaining compliance with all U.S. federal, state and local rules and regulations or any other regulatory agency;

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all taxes and license fees;

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all insurance costs incurred in connection with the operation of our business, except for the costs attributable to the insurance that our Manager elects to carry for itself and its personnel;

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costs and expenses incurred in contracting with third parties, including affiliates of our Manager, for the servicing and special servicing of our assets;

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all other costs and expenses relating to our business and investment operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of investments, including appraisal, reporting, audit and legal fees;

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expenses relating to any office(s) or office facilities, including but not limited to disaster backup recovery sites and facilities, maintained for us or our investments separate from the office or offices of our Manager;

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expenses connected with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by our board of directors to or on account of holders of our securities, including, without limitation, in connection with any dividend reinvestment plan;

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expenses related to litigation and other legal matters involving us, including the fees and expenses of outside counsel;

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any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against us or any subsidiary, or against any trustee, director, partner, member or officer of us or of any subsidiary in his capacity as such for which we or any subsidiary is required to indemnify such trustee, director, partner, member or officer by any court or governmental agency; and

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all other expenses actually incurred by our Manager (except as otherwise specified in the management agreement) that are reasonably necessary for the performance by our Manager of its duties and functions under the management agreement.

We will not reimburse our Manager or its affiliates for the salaries and other compensation of its personnel.

In addition, we may be required to pay our pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our Manager and its affiliates required for our operations.

Refund of the initial underwriting discount

Pursuant to the management agreement, we have agreed to refund our Manager for its payment of the initial underwriting discount ($             per each share sold in this offering) if during any period of four consecutive calendar quarters during the 24 full calendar quarters after the consummation of this offering our Core Earnings for any such four-quarter period exceeds the product of (x) the weighted average of the issue price per share of all public offerings of our common stock, multiplied by the weighted average number of shares of our common stock outstanding (including any restricted shares of our common stock and any other shares of our common stock underlying awards granted under our equity incentive plans) in such four-quarter period and (y) 8%. In addition, if the management agreement is terminated and we are required to pay our Manager the termination fee described above, we would also be required to refund our Manager for its payment of the initial underwriting discount irrespective of whether we have met the performance hurdle described above. Core Earnings is a non-GAAP measure and is defined as U.S. GAAP net income (loss) as adjusted, excluding (i) non-cash equity compensation expense; (ii) any unrealized gains, losses or other non-cash items, regardless of whether such items are included in other comprehensive income or loss or in net income; (iii) one-time events pursuant to changes in U.S. GAAP and certain other non-cash charges after discussions between our Manager and our independent directors and after approval by a majority of our independent directors; and (iv) depreciation and amortization (to the extent that we foreclose on any properties underlying our target assets).

Conflicts of interest policy

To avoid any actual or perceived conflicts of interest with our Manager, the management agreement provides that (i) an investment in any security structured or managed by our Manager or (ii) any sale of our assets to our Manager and its affiliates will require the proper approval of our board of directors, including a majority of our independent directors. Our independent directors expect to establish in advance parameters within which our Manager and its affiliates may act as our counterparty and provide broker, dealer and lending services to us in order to enable transactions to occur in an orderly and timely manner.

Licensing

The management agreement will include terms governing our use of the "Western Asset" name and logo.

Grants of equity compensation to our Manager, its personnel and affiliates and to our officers and directors

Under our equity incentive plans, the plan administrator is authorized to approve grants of equity-based awards to our Manager and to our officers and directors. Future equity awards may be made to our officers or directors and to our Manager under our equity incentive plans. See "Management—Equity incentive plans."

Historical performance of our Manager's investments in Agency RMBS and our potential target assets

Our Manager has utilized Agency RMBS as a vital component within its investment strategy since its inception in 1971 and has been an active investor in non-Agency RMBS, CMBS and ABS since the inception of these markets through several housing and credit cycles. As of March 31, 2011, our Manager had a total of $59.8 billion in assets under management in the asset classes corresponding to Agency RMBS and our potential target assets, of which $34.6 billion was invested in Agency RMBS, $15.2 billion in non-Agency RMBS, $2.8 billion in CMBS and $7.2 billion in ABS.

Our Manager manages these assets using a range of strategies and investment vehicles, including mutual and private funds, private commingled vehicles and separately managed accounts. Most of these assets are managed in broad market portfolios that may have a material allocation to real estate or real estate-related assets, including Agency RMBS and our potential target assets, but have not invested primarily in real estate or real estate-related assets. Our Manager's broad market strategies that have exposure to Agency RMBS and our potential target assets but do not invest primarily in real estate or real estate-related assets include:

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US Core:  These portfolios use diversified strategies and cover all investment-grade sectors of the fixed-income market in seeking to add value while minimizing risk. As of March 31, 2011, US Core portfolios had exposure to Agency RMBS, corporate debt rated as investment grade, or investment grade corporates, corporate debt rated as below investment grade, or high yield securities, securities issued by the U.S. Treasury, debt issued by an agency of the U.S. government, CMBS, ABS, cash and money market securities. As of March 31, 2011, our Manager managed approximately $8.6 billion of Agency RMBS and our potential target assets in 54 US Core portfolios, which include mutual funds, private commingled vehicles and separate accounts.

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US Core Full:  These portfolios use diversified strategies and cover all sectors of the fixed-income market in seeking to add value while minimizing risk. As of March 31, 2011, US Core Full portfolios invested in Agency RMBS; investment grade corporates; securities issued by the U.S. Treasury; debt issued by an agency of the U.S. Government; CMBS; ABS; high yield securities; securities issued in denominations other than U.S. dollars, or non-dollar securities; securities issued by companies or sovereigns in emerging markets, or emerging markets securities; and cash and money market securities. As of March 31, 2011, our Manager managed approximately $34.0 billion of Agency RMBS and our potential target assets in 183 US Core Full portfolios, which include mutual funds, private commingled vehicles and separate accounts.

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US Enhanced Cash:  These portfolios use diversified strategies and cover all investment-grade sectors of the fixed-income market in seeking to add value while minimizing risk. As of March 31, 2011, US Enhanced Cash portfolios invested in Agency RMBS, investment grade corporates, debt issued by an agency of the U.S. Government, CMBS, ABS, high yield securities, non-dollar securities, cash and money market securities. As of March 31, 2011, our Manager managed approximately $1.8 billion of Agency RMBS and our potential target assets in 19 US Enhanced Cash portfolios, which include mutual funds, private commingled vehicles and separate accounts.

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US Index Plus:  These portfolios use a synthetic index component that provides exposure to the equity benchmark through the use of derivatives, and a short duration component that employs a long term value-oriented approach utilizing diversified strategies and covering all sectors of the fixed-income market in an attempt to add value while minimizing risk. As of March 31, 2011, US Index Plus portfolios invested in Agency RMBS, investment grade corporates, debt issued by an agency of the U.S. Government, ABS, high yield securities and cash and money market securities. As of March 31, 2011, our Manager managed approximately $1.2 billion of Agency RMBS and our potential target assets in 14 US Index Plus accounts, including private commingled vehicles and separate accounts.

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US Intermediate:  These portfolios use diversified strategies and cover all investment-grade sectors of the fixed-income market in seeking to add value while minimizing risk. As of March 31, 2011, US Intermediate portfolios invested in Agency RMBS, investment grade corporates, securities issued by the U.S. Treasury, debt issued by an agency of the U.S. Government, ABS, high yield securities, cash and money market securities. As of March 31,

  2011, our Manager managed approximately $2.2 billion of Agency RMBS and our potential target assets in 34 US Intermediate portfolios, which include mutual funds, private commingled vehicles and separate accounts.

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US Limited Duration:  These portfolios use diversified strategies and cover all investment-grade sectors of the fixed-income market in seeking to add value while minimizing risk. As of March 31, 2011, US Limited Duration portfolios invested in Agency RMBS, investment grade corporates, securities issued by the U.S. Treasury, debt issued by an agency of the U.S. Government, CMBS, ABS, high yield securities, non-dollar securities and cash and money market securities. As of March 31, 2011, our Manager managed approximately $1.3 billion in 15 US Limited Duration portfolios, which include mutual funds, private commingled vehicles and separate accounts.

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Absolute Return:  These portfolios employ an actively managed, diversified fixed-income strategy. Portfolio construction is based on our Manager's fundamental view of the fixed-income markets and is independent of broad market benchmarks. Portfolios in the Absolute Return strategy may opportunistically utilize investments in high yield, emerging markets and non-dollar securities. As of March 31, 2011, Absolute Return portfolios invested in Agency RMBS, investment grade corporates, debt issued by an agency of the U.S. Government, ABS, high yield securities, non-dollar securities, emerging markets securities and cash and money market securities. As of March 31, 2011, our Manager managed approximately $1.2 billion in 12 Absolute Return portfolios, which include mutual funds, private commingled vehicles and separate accounts.

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Global Core Full:  These portfolios use diversified strategies and cover all sectors of the fixed-income market in seeking to add value while minimizing risk. As of March 31, 2011, Global Core Full portfolios invested in Agency RMBS, investment grade corporates, debt issued by a foreign government, debt issued by an agency of the U.S. Government, ABS, high yield securities, non-dollar securities and cash and money market securities. As of March 31, 2011, our Manager managed approximately $0.5 billion of Agency RMBS and our potential target assets in 20 Global Core Full accounts, including mutual funds, private commingled vehicles and separate accounts.

Our Manager also manages a number of portfolios in strategies that do invest primarily in real estate or real estate-related assets, including Agency RMBS and our potential target assets. These portfolios include mutual funds, private commingled investment vehicles and separate accounts. Our Manager began managing its first portfolio that invests primarily in Agency RMBS and our potential target assets in December 2004. Since that time, our Manager has managed from $43 million to $15.8 billion in up to 27 portfolios that primarily invest in Agency RMBS and our potential target assets. Of these 27 portfolios, 18 have been separate accounts managed on behalf of private institutional clients, 10 of which are currently active. As of March 31, 2011, our Manager managed approximately $8.8 billion in 17 portfolios that invest primarily in Agency RMBS and our potential target assets. Seven of these portfolios are commingled investment vehicles and are as follows:

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Western Asset Mortgage Backed Securities Portfolio, LLC, or the MBS Fund;

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Western Asset Opportunistic Structured Securities Portfolio, LLC, or the Structured Securities Fund;

•
Smash Series M Fund, or the Smash Fund;

•
Legg Mason Western Asset Government Securities Fund, or the LMP Government Fund;

•
Western Asset Mortgage Defined Opportunity Fund Inc., or the DMO Fund;

•
LMP Variable Government Fund; and

•
RLJ Western Asset Public/Private Master Fund, L.P., or the Public/Private Master Fund.

Additional disclosure on each of these seven funds is provided below.

There are significant differences between our investment policies and the investment policies of the portfolios discussed below. Accordingly, the performance of these portfolios is not necessarily indicative of our potential performance.

The MBS Fund.    The MBS Fund is a private investment vehicle organized as a Delaware limited liability company. Our Manager has managed the MBS Fund since the MBS Fund's inception on December 2, 2004. At March 31, 2011, the MBS Fund had total net assets of $2.8 billion. The MBS Fund purchases its investment assets using its own funds and does not borrow to make investments although it may use short-term borrowings to facilitate settlement. The MBS Fund invests primarily in RMBS with an emphasis on Agency RMBS. At March 31, 2011, 72% of the MBS Fund's market value was composed of Agency RMBS. Including economic exposure from derivatives, the MBS Fund has 79% exposure to Agency RMBS. The MBS Fund may also invest, from time to time, in our other target assets, including non-Agency RMBS, CMBS and ABS. In addition to Agency RMBS and our potential target assets, the MBS Fund also invests in debt issued by the U.S. Treasury or a U.S. government agency and in corporate debt. In contrast to the MBS Fund, we do not expect to invest in U.S. Treasuries, agencies or corporate debt in any material amounts.

The MBS Fund produced annualized gross returns of 13.60%, 8.16%, 6.95% and 6.34% respectively on a one year basis, three year basis, five year basis and since December 1, 2004 (as of March 31, 2011). The fiscal year for the MBS Fund ends December 31. The returns of the MBS Fund are detailed in the table below. The MBS Fund does not charge investment advisory fees. Gross performance is derived by adding the MBS Fund's expense ratio to the net performance of the MBS Fund. Net performance is calculated using the MBS Fund's net asset value, which takes into account the MBS Fund's total expense ratio. Actual fees will vary by account, depending on investment mandate, services provided to the client and other factors.

The economic downturn and the disruption of the financial markets in 2007 and 2008 had a negative impact on the prices of structured products, particularly non-Agency RMBS. A decrease in home prices and an increase in unemployment rates caused default and loss rates of collateral backing non-Agency RMBS to rise to levels much higher than projected at the time of issuance of these securities. A number of factors, including reduced liquidity, the unavailability of financing in the capital markets, downgrades of RMBS by credit agencies and general risk aversion by investors caused many holders to sell these securities at distressed levels, putting additional pressure on prices. These market impacts adversely affected the prices of structured products holdings in the MBS Fund managed by our Manager during this time period. As the economic recovery has progressed, prices of these securities have improved.

 MBS Fund
Trailing Period Returns

Through 3/31/2011	1 Year	3 Year	5 Year	Since Inception (12/2/2004)

MBS Fund (gross)	13.60%	8.16%	6.95%	6.34%
MBS Fund (net)	13.56%	8.13%	6.92%	6.31%

Calendar Yearly Returns	2010	2009	2008	2007	2006

MBS Fund (gross)	14.59%	18.05%	-6.80%	4.41%	5.60%
MBS Fund (net)	14.56%	18.02%	-6.82%	4.39%	5.56%

The Structured Securities Fund.    The Structured Securities Fund is a private investment vehicle organized as a Delaware limited liability company. Our Manager has managed the Structured Securities Fund since its inception on July 27, 2007. At March 31, 2011, the Structured Securities Fund had total net assets of $452 million. The Structured Securities Fund purchases its investment assets using its own funds and does not borrow to make investments although it may use short-term borrowings to facilitate settlement. The Structured Securities Fund invests almost exclusively in non-Agency RMBS. At March 31, 2011, 92% of the Structured Securities Fund was comprised of non-Agency RMBS. The Structured Securities Fund also invests from time to time in ABS and CMBS. The investment guidelines for the Structured Securities Fund permit investments in Agency RMBS, but at March 31, 2011, the Structure Securities Fund had no investments in Agency RMBS.

The Structured Securities Fund produced gross annualized returns of 23.80%, 8.98% and 6.31% respectively on a one year basis, three year basis and since inception on July 27, 2007 (as of March 31, 2011). The fiscal year for the Structured Securities Fund ends December 31. The returns of the Structured Securities Fund are detailed in the table below. The Structured Securities Fund does not charge investment advisory fees. Gross performance is derived by adding the Structured Securities Fund's expense ratio to the net performance of the Structured Securities Fund. Net performance is calculated using the Structured Securities Fund's net asset value, which takes into account the Structured Securities Fund's total expense ratio. Actual fees will vary by account, depending on investment mandate, services provided to the client and other factors.

The economic downturn and the disruption of the financial markets in 2007 and 2008 had a negative impact on the prices of structured products, particularly non-Agency RMBS. A decrease in home prices and an increase in unemployment rates caused default and loss rates of collateral backing non-Agency RMBS to rise to levels much higher than projected at the time of issuance of these securities. A number of factors, including reduced liquidity, the unavailability of financing in the capital markets, downgrades of RMBS by credit agencies and general risk aversion by investors caused many holders to sell these securities at distressed levels, putting additional pressure on prices. These market impacts adversely affected the prices of structured products holdings in the Structured Securities Fund managed by our Manager during this time period. As the economic recovery has progressed, prices of these securities have improved.

 Structured Securities Fund
Trailing Period Returns

Through 3/31/2011	1 Year	3 Year	Since Inception (7/27/2007)

Structured Securities Fund (gross)	23.80%	8.98%	6.31%
Structured Securities Fund (net)	23.73%	8.91%	6.22%

Calendar Yearly Returns	2010	2009	2008

Structured Securities Fund (gross)	25.27%	31.86%	-23.20%
Structured Securities Fund (net)	25.20%	31.80%	-23.27%

The Smash Fund.    The Smash Fund is an open end mutual fund registered under the 1940 Act. Our Manager has managed the Smash Fund since the Smash Fund's inception on January 1, 2007. At March 31, 2011, the Smash Fund had total net assets of $133 million. The Smash Fund purchases its investment assets using its own funds and does not borrow to make investments although it may use short-term borrowings to facilitate settlement. Under normal market conditions, the Smash Fund invests primarily in a combination of U.S. dollar denominated and non-U.S. dollar denominated investment grade debt obligations of both U.S. and non-U.S. issuers (including emerging market issuers) and in derivatives and other instruments relating to such investments. The Smash Fund invests a substantial portion of its assets in mortgage-related securities, U.S. government securities and money market instruments. The Smash Fund invests in both non-Agency RMBS and Agency RMBS as well as in ABS. At March 31, 2011, the Smash Fund had allocations to Agency RMBS and our other potential target assets as follows: 22% in non-Agency RMBS, 47% in Agency RMBS, 10% in ABS and 7% in CMBS.

The Smash Fund produced returns of gross annualized returns of 10.74%, 8.92% and 7.32% respectively on a one year basis, three year basis and since inception on January 1, 2007 (as of March 31, 2011). The fiscal year for the Smash Fund ends October 31. The returns of the Smash Fund are detailed in the table below. The Smash Fund does not charge advisory fees, and shareholders of the Smash Fund are participants in separately managed account programs who pay fees to program sponsors for the costs and expenses of the programs. As a result, there is no distinction between gross and net returns for the Smash Fund.

The economic downturn and the disruption of the financial markets in 2007 and 2008 had a negative impact on the prices of structured products, particularly non-Agency RMBS. A decrease in home prices and an increase in unemployment rates caused default and loss rates of collateral backing non-Agency RMBS to rise to levels much higher than projected at the time of issuance of these securities. A number of factors, including reduced liquidity, the unavailability of financing in the capital markets, downgrades of RMBS by credit agencies and general risk aversion by investors caused many holders to sell these securities at distressed levels, putting additional pressure on prices. These market impacts adversely affected the prices of structured products holdings in the Smash Fund managed by our Manager during this time period. As the economic recovery has progressed, prices of these securities have improved.

 Smash Fund
Trailing Period Returns

Through 3/31/2011	1 Year	3 Year	Since Inception (1/1/07)

Smash Fund (gross)	10.74%	8.92%	7.32%
Smash Fund (net)	10.74%	8.92%	7.32%

Calendar Yearly Returns	2010	2009	2008	2007

Smash Fund (gross)	14.63%	22.56%	-10.26%	5.02%
Smash Fund (net)	14.63%	22.56%	-10.26%	5.02%

The LMP Government Fund.    The LMP Government Fund is an open end mutual fund registered under the 1940 Act. Though the LMP Government Fund began on March 20, 1984, our Manager has managed the LMP Government Fund since January 1, 2006. At March 31, 2011, the LMP Government Fund had total net assets of $598.1 million. The LMP Government Fund purchases its investment assets using its own funds and does not borrow to make investments although it may use short-term borrowings to facilitate settlement. Under normal circumstances, the LMP Government Fund invests at least 80% of the value of its assets in debt securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities and related investments, including Agency RMBS. The LMP Government Fund may also invest portions of its assets in non-Agency RMBS, CMBS and ABS. At March 31, 2011, the LMP Government Fund had investments in Agency RMBS, non-Agency RMBS, CMBS and ABS representing 84%, 11%, 2% and 0.4% of the LMP Government Fund, respectively. The LMP Government Fund also invests in direct obligations of the U.S. Treasury or other U.S. government agencies. We do not expect to include similar obligations in our investments.

The LMP Government Fund produced annualized returns of 9.60%, 7.58%, 6.94% and 6.61%, respectively, on a one year basis, three year basis, five year basis and since inception (as of March 31, 2011). The fiscal year for the LMP Government Fund ends December 31. The returns of the LMP Government Fund are detailed in the table below. The gross performance results are presented before investment advisory fees. Gross performance is derived by adding the published expense ratio to the net performance of the LMP Government Fund. Net performance is calculated using the LMP Government Fund's unit net asset value, which takes into account the fund's total expense ratio less any distribution fees, which may vary by share class.

The economic downturn and the disruption of the financial markets in 2007 and 2008 had a negative impact on the prices of structured products, particularly non-Agency RMBS. A decrease in home prices and an increase in unemployment rates caused default and loss rates of collateral backing non-Agency RMBS to rise to levels much higher than projected at the time of issuance of these securities. A number of factors, including reduced liquidity, the unavailability of financing in the capital markets, downgrades of RMBS by credit agencies and general risk aversion by investors caused many holders to sell these securities at distressed levels, putting additional pressure on prices. These market impacts adversely affected the prices of structured products holdings in the LMP Government Fund managed by our Manager during this time period. As the economic recovery has progressed, prices of these securities have improved.

LMP Government Fund
Trailing Period Returns

Through 3/31/2011	1 Year	3 Year	5 Year	Since Inception (11/05/1992)

LMP Government Fund (gross)	9.60%	7.58%	6.94%	6.61%
LMP Government Fund (net)	8.55%	6.66%	6.00%	5.63%

Calendar Yearly Returns	2010	2009	2008	2007	2006

LMP Government Fund (gross)	10.44%	10.00%	1.96%	5.06%	5.01%
LMP Government Fund (net)	9.42%	9.11%	1.14%	4.10%	4.00%

The DMO Fund.    The DMO Fund is a closed end fund registered under the 1940 Act. Our Manager has managed the DMO Fund since its inception on February 24, 2010. At March 31, 2011, the DMO Fund had total net assets of approximately $236 million. The DMO Fund is a diverse portfolio of MBS, consisting primarily of non-agency RMBS and CMBS. At March 31, 2011, 92% of the DMO Fund's market exposure was to non-agency RMBS.

The DMO Fund produced positive annualized gross returns of 28.80% on a one year basis and 28.61 since inception (through March 31, 2011). The returns of the DMO Fund are detailed in the table below. Gross performance is derived by adding the published expense ration to the net performance of the DMO Fund. Net performance is calculated using the DMO Fund's unit set asset value, which takes into account the DMO Fund's total expense ratio.

The DMO Fund
Trailing Period Returns

Through 3/31/2011	1 Year	Since Inception (2/24/2010)

DMO Fund (gross)	26.45%	28.61%
DMO Fund (net)	28.80%	26.23%

The LMP Variable Government Fund.    The LMP Variable Government Fund was an open end mutual fund registered under the 1940 Act. Though the LMP Variable Government Fund began on September 14, 1999, our Manager began managing the LMP Variable Government Fund on January 1, 2006. The LMP Variable Government Fund closed on May 1, 2008. The LMP Variable Government Fund purchased its investment assets using its own funds and did not borrow to make investments other than using short-term borrowings to facilitate settlement. The LMP Variable Government Fund invested at least 80% of the value of its assets in debt securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities and related investments, including Agency RMBS. The LMP Variable Government Fund also invested portions of its assets in non-Agency RMBS, CMBS and ABS. In April 2008, prior to the fund's closing, the LMP Variable Government Fund had total net assets of approximately $103 million and had investments in Agency RMBS, non-Agency RMBS, CMBS and ABS representing 93%, 1.8%, 1.4% and 0.9% of the LMP Variable Government Fund, respectively.

The LMP Variable Government Fund produced positive gross returns for the calendar years of 2006 and 2007 and returns of 0.53% and 4.10%, respectively, on a one year basis and two year basis from its closing date on May 1, 2008. The fiscal year for the LMP Variable Government Fund ends October 31. The returns of the LMP Variable Government Fund are detailed in the table below. Gross performance was derived by adding the published expense ratio to the net performance of the LMP Variable Government Fund. Net performance was calculated using the LMP Variable Government Fund's unit net asset value, which took into account the fund's total expense ratio less any distribution fees, which may have varied by share class.

The economic downturn and the disruption of the financial markets in 2007 and 2008 had a negative impact on the prices of structured products, particularly non-Agency RMBS. A decrease in home prices and an increase in unemployment rates caused default and loss rates of collateral backing non-Agency RMBS to rise to levels much higher than projected at the time of issuance of these securities. A number of factors, including reduced liquidity, the unavailability of financing in the capital markets, downgrades of RMBS by credit agencies and general risk aversion by investors caused many holders to sell these securities at distressed levels, putting additional pressure on prices. These market impacts adversely affected the prices of structured products holdings in the LMP Variable Fund managed by our Manager during this time period. The LMP Variable Fund closed in 2008.

LMP Variable Government Fund
Trailing Period Returns

Through 4/30/2008	Q208 (partial)	YTD	1 Year	2 Year

LMP Variable Government Fund (gross)	1.11%	-0.73%	0.53%	4.10%
LMP Variable Government Fund (net)	1.05%	-0.94%	-0.15%	3.40%

Calendar Yearly Returns	2008 (partial)	2007	2006

LMP Variable Government Fund (gross)	-0.73%	3.25%	4.81%
LMP Variable Government Fund (net)	-0.94%	2.54%	4.10%

The Public/Private Master Fund.    The Public/Private Master Fund is a Delaware limited partnership participating in the U.S. Treasury's Legacy Securities Public-Private Investment Program and is managed by a joint venture between the RLJ Companies, LLC and our Manager. As of December 31, 2010, the Public/Private Master Fund had total partners' capital of $1.5 billion. The Public/Private Master Fund invests entirely in non-Agency RMBS and CMBS issued prior to 2009 that were originally rated AAA or an equivalent rating by two or more nationally recognized statistical rating organizations and does not invest in Agency RMBS. The joint venture between the RLJ Companies, LLC and our Manager also serves as the general partner of the RLJ Western Asset Public/Private Collector Fund, L.P., or the Public/Private Collector Fund, which invests all of its assets in the Public/Private Master Fund and its two feeder funds, the RLJ Western Asset Public/Private Cayman Fund, L.P. and the RLJ Western Asset Public/Private Fund, L.P., or the Public/Private Feeder Funds, which invest all of their assets in the Public/Private Collector Fund. The DMO Fund is an investor in the Public/Private Collector Fund, and private institutional investors invest in the Public/Private Feeder Funds.

The Public/Private Master Fund produced internal rates of return of 33.54% since first initially funded on November 23, 2009 to March 31, 2011. The Public/Private Collector Fund produced net internal rates of return of 33.01% since initially funded on November 23, 2009 to March 31, 2011. The Public/Private Feeder Funds produced net internal rates of return of 29.50% for the RLJ Western Asset Public/Private Fund, L.P., or the U.S. Public/Private Feeder Fund, and 27.19% for the RLJ Western Asset Public/Private Cayman Fund, L.P., or the Cayman Public/Private Feeder Fund. The fiscal years for the Public/Private Master Fund, the Public/Private Collector Fund and the Public Private Feeder Funds end December 31. The returns of the Public/Private Master Fund and the Public/Private Collector Fund are detailed below. Internal rate of return is the rate of return of an investment over a holding period expressed as a percentage of the investment representing the annualized effective discount rate that makes the net present value of all cash outflows (the cost of the investment) and cash inflows (revenue on the investment) equal to zero. In this case, the internal rates of return are calculated based on the actual dates of the cash flows and the residual values of the Public/Private Master Fund, the Public/Private Collector Fund and the Public/Private Feeder Funds, respectively, at March 31, 2011. The net internal rates of return is net of all expenses and profit sharing allocations, if any, to the general partner for each of the Public/Private Master Fund, the Public/Private Collector Fund and the Public/Private Feeder Funds.

The Public/Private Funds'
Trailing Period Returns

Through 3/31/2011	Internal Rate of Return Since Inception

Public/Private Master Fund (net)	33.54%
Public/Private Collector Fund (net)	33.01%
U.S. Public/Private Feeder Fund (net)	29.50%
Cayman Public/Private Feeder Fund (net)	27.19%

Although the investment objectives and strategy of certain of the seven funds described above may be considered similar to our investment objectives and strategy, there are significant differences in the use of leverage. While we anticipate using significant financing for our assets as our Manager deems appropriate and consistent with our investment objectives and strategy, with the exception of the DMO Fund and the Public/Private Master Fund, none of these funds borrow, other than on a temporary basis for settlement or other similar purposes, or otherwise employ formal leverage. Through the use of TBAs and certain other derivative contracts, these funds (other than the DMO Fund and the Public/Private Master Fund) may be viewed as using leverage, but these effects are offset in part or in whole by each fund's requirement to set aside cash and cash equivalent holdings in the investment vehicle. The DMO Fund and the Public/Private Master Fund do utilize leverage, predominantly through the use of repurchase agreements, but the amount of leverage employed by the DMO Fund and the Public/Private Master Fund is significantly less than the range of leverage we expect to deploy on our assets.

We expect under current market conditions to deploy, on a debt-to-equity basis, approximately five to nine times leverage on our Agency RMBS primarily through the use of master repurchase agreements. The amount of leverage that we will deploy for particular investments in Agency RMBS and our potential target assets will depend upon our Manager's assessment of a variety of factors, which may include: the anticipated liquidity and price volatility of the assets in our investment portfolio; the potential for losses and extension risk in our investment portfolio; the gap between the duration of our assets and liabilities, including any hedges; the availability and cost of financing the assets; our Manager's opinion of the creditworthiness of our financing counterparties; the health of the U.S. economy and the residential and commercial mortgage-related markets; our Manager's outlook for the level, slope, and volatility of interest rates; the collateral underlying our assets; and our Manager's outlook for asset spreads relative to the LIBOR curve. As a result of this use of leverage as well as the differences in our overall investment strategy versus the strategies for the seven funds described above, our results and performance may vary significantly from the results and performance of these portfolios.

We have also provided supplemental prior performance data for these seven funds in Appendix I to this prospectus. The supplemental data includes the following prior performance tables: Table I (Experience in Raising and Investing Funds), Table II (Compensation to our Manager), and Table III (Operating Results) and, solely in the case of the LMP Variable Government Fund, Table IV (Results of Completed Programs).

Principal stockholders

Immediately prior to the completion of this offering and the concurrent private placement, there will be 100 shares of common stock outstanding and one stockholder of record. At that time, we will have no other shares of capital stock outstanding. The following table sets forth certain information, prior to and after this offering, regarding the ownership of each class of our capital stock by:

•
each of our directors and director nominees;

•
each of our executive officers;

•
each holder of 5% or more of each class of our capital stock; and

•
all of our directors, director nominees and executive officers as a group.

In accordance with SEC rules, each listed person's beneficial ownership includes:

•
all shares the investor actually owns beneficially or of record;

•
all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

•
all shares the investor has the right to acquire within 60 days (such as shares of restricted common stock that are currently vested or which are scheduled to vest within 60 days).

Unless otherwise indicated, all shares are owned directly, and the indicated person has sole voting and investment power. Except as indicated in the footnotes to the table below, the business address of the stockholders listed below is the address of our principal executive office, 385 East Colorado Boulevard, Pasadena, California 91101.

	Percentage of Common Stock Outstanding
	Immediately Prior to this Offering		Immediately After this Offering(1)
Name and Address	Shares Owned	Percentage	Shares Owned	Percentage

Western Asset Management Company(2)(3)(4)	100	100%
Legg Mason(3)(4)
James W. Hirschmann III	—	—
Gavin L. James	—	—
Bruce D. Alberts	—	—
Stephen P. Fulton	—	—
Travis Carr	—	—
Edward D. Fox(5)	—	—	1,500
M. Christian Mitchell(5)	—	—	1,500
Richard W. Roll(5)	—	—	1,500
All directors, directors nominees and executive officers as a group ( persons)	—	—

(1)
Does not reflect any shares of our common stock reserved for issuance upon exercise of the underwriters' overallotment.

(2)
Includes (i) 100 shares of our common stock issued to our Manager on March 24, 2011, (ii)              shares of our common stock that will be purchased in the concurrent private placement and (iii) a grant of                           shares of our restricted common stock under the Manager Equity Plan upon the completion of this offering and the concurrent private placement.

(3)
Includes             shares of our common stock that will be purchased in the concurrent private placement.

(4)
The board of directors of Legg Mason has investment control and dispositive power with respect to the shares held by Legg Mason and its subsidiaries, including our Manager.

(5)
Represents a grant of our restricted common stock to the director or director nominee under our Equity Plan upon the completion of this offering and the concurrent private placement.

Certain relationships and related transactions

Prior to the completion of this offering and the concurrent private placement, we will enter into a management agreement with our Manager to be effective upon completion of this offering and the concurrent private placement, pursuant to which our Manager will provide the day-to-day management of our operations. The management agreement requires our Manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved by our board of directors. The management agreement has an initial three-year term and will be automatically renewed for one-year terms thereafter unless terminated by either us or our Manager. Our Manager is entitled to receive a termination fee from us, under certain circumstances. We are also obligated to reimburse certain expenses incurred by our Manager. Our Manager is entitled to receive from us a base management fee. See "Our Manager and the management agreement—Management agreement."

Our management agreement is intended to provide us with access to our Manager's pipeline of assets and its personnel and its experience in capital markets, credit analysis, debt structuring and risk and asset management, as well as assistance with corporate operations, legal and compliance functions and governance.

Our chief executive officer and chief investment officer also serve as officers and employees of our Manager. In addition, two of our directors, James W. Hirschmann III and Gavin L. James, also serve as officers and employees of our Manager. As a result, the management agreement between us and our Manager was negotiated between related parties, and the terms, including fees and other payments payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. See "Management—Conflicts of interest" and "Risk factors—Risks associated with our relationship with our Manager—There are conflicts of interest in our relationship with our Manager that could result in decisions that are not in the best interests of our stockholders."

Related party transaction policies

To avoid any actual or perceived conflicts of interest with our Manager, the management agreement provides that (i) an investment in any security structured or managed by our Manager or (ii) any sale of our assets to our Manager and its affiliates or any entity managed by our Manager and its affiliates will require the proper approval of our board of directors, including a majority of our independent directors. Our independent directors expect to establish in advance parameters within which our Manager and its affiliates may act as our counterparty and provide broker, dealer and lending services to us in order to enable transactions to occur in an orderly and timely manner.

We also expect our board of directors to adopt a policy regarding the approval of any "related person transaction," which is any transaction or series of transactions in which we or any of our subsidiaries is or are to be a participant, the amount involved exceeds $120,000, and a "related person" (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person would need to promptly disclose to our Secretary any related person transaction and all material facts about the transaction. Our Secretary would then assess and promptly communicate that information to the compensation committee of our board of directors. Based on its consideration of all of the relevant facts and circumstances, the compensation committee will decide whether or not to approve such transaction and will generally approve only those transactions that do not create a conflict of interest. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to the compensation committee which will evaluate all options available, including ratification, revision or termination of such transaction. Our policy requires any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

Restricted common stock and other equity-based awards

Our Equity Plan provides for grants of restricted common stock and other equity-based awards to our directors and officers and to our advisors and consultants who are natural persons providing services to us as of the date of grant of the award, up to an aggregate of 1.15% of the number of shares of our common stock issued to the public in this offering, excluding the underwriters overallotment option.

Our Manager Equity Plan provides for grants of restricted common stock and other equity-based awards to our Manager up to an aggregate of       % of the number of shares of our common stock issued to the public in this offering, excluding the underwriters overallotment option.

Purchases of common stock by affiliates

Concurrently with the completion of this offering, we will complete a private placement in which we will sell an aggregate of                     shares of our common stock to our Manager and Legg Mason at the initial public offering price per share (which will represent an aggregate investment equal to         % of the gross proceeds raised in this offering, excluding the underwriters' overallotment option, up to $10 million). No underwriting discount will be paid with respect to these shares. We plan to invest the net proceeds of this offering and the concurrent private placement in accordance with our investment objectives and the strategies described in this prospectus.

Registration rights

We will enter into a registration rights agreement with regard to the common stock owned by our Manager and Legg Mason upon completion of this offering and the concurrent private placement and with regard to any shares of common stock that our Manager or certain executive officers of our Manager may be granted under the Manager Equity Plan or otherwise. Pursuant to the registration rights agreement, we will grant to our Manager (1) unlimited demand registration rights to have the shares purchased by our Manager in the concurrent private placement or granted to it in the future under the Manager Equity Plan registered for resale, and (2) in certain circumstances, the right to "piggy-back" these shares in registration statements we might file in connection with any future public offering so long as we retain our Manager as the manager under the management agreement. The registration rights of our Manager with respect to the common stock that they will purchase in the concurrent private placement will only begin to apply 180 days after the date of this prospectus. Notwithstanding the foregoing, any registration will be subject to cutback provisions, and we will be permitted to suspend the use, from time to time, of the prospectus that is part of the registration statement (and therefore suspend sales under the registration statement) for certain periods, referred to as "blackout periods."

Limitations on liability and indemnification of officers and directors

Our certificate of incorporation and bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL, except that such directors and officers will not be indemnified to the extent that any such person has committed willful misfeasance, bad faith, gross negligence or reckless disregard involved in the conduct of such person's duty to or for us. In addition, as permitted by Delaware law, our certificate of incorporation includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director, except that a director will be personally liable to the extent such director has committed willful misfeasance, bad faith, gross negligence or reckless disregard of such director's duties involved in the conduct of the office of director.

Following completion of this offering and the concurrent private placement, we may enter into indemnification agreements with each of our directors and executive officers that would provide for indemnification to the maximum extent permitted by Delaware law.

The above-described limitation of liability and indemnification may be held not to be enforceable for violations of the federal securities laws of the United States.

Description of capital stock

The following is a summary of the rights and preferences of our capital stock and preferred stock and related provisions of our certificate of incorporation and bylaws as they will be in effect upon the closing of this offering. While we believe that the following description covers the material terms of our capital stock, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire prospectus, our certificate of incorporation and bylaws and the other documents we refer to for a more complete understanding of our capital stock. Copies of our certificate of incorporation and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See "Where you can find more information."

General

Our certificate of incorporation provides that we may issue up to 500,000,000 shares of common stock and 100,000,000 shares of preferred stock, both having par value $0.01 per share. After giving effect to this offering and the other transactions described in this prospectus,                            shares of our common stock will be issued and outstanding on a fully diluted basis (                           shares if the underwriters' overallotment option is exercised in full), and no shares of preferred stock will be issued and outstanding.

Common stock

Voting rights

Subject to the restrictions contained in our certificate of incorporation regarding the transfer and ownership of our capital stock and except as may otherwise be specified in the terms of any class or series of common stock, our common stockholders will be entitled to one vote per share. Our common stockholders will not be entitled to cumulate their votes in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all holders of our common stock present in person or represented by proxy, voting together as a single class. Except as otherwise provided by law, amendments to our certificate of incorporation must be approved by a majority or, in some cases, a super-majority of the combined voting power of all shares of common stock, voting together as a single class.

Dividend rights

Subject to the restrictions contained in our certificate of incorporation regarding the transfer and ownership of our capital stock, our common stockholders will share ratably (based on the number of common shares held) if and when any dividend is declared by our board of directors. Dividends consisting of common stock may be paid only as follows: (i) common stock may be paid only to holders of common stock; and (ii) shares shall be paid proportionally with respect to each outstanding common share. We may not subdivide or combine shares of any class of common stock or issue a dividend on shares of any class of common stock without at the same time proportionally subdividing or combining shares of any other class or issuing a similar dividend on any other class.

Liquidation rights

Upon our liquidation, dissolution or winding up, each of our common stockholders will be entitled to a pro rata dividend of any assets available for dividend to common stockholders.

Other matters

In the event of our merger or consolidation with or into another company in connection with which shares of common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), our common stockholders will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). No shares of our common stock will be subject to redemption or have preemptive rights to purchase additional shares. Upon completion of this offering and the concurrent private placement, all the outstanding shares of common stock will be validly issued, fully paid and non-assessable.

Preferred stock

Our certificate of incorporation provides that our board of directors has the authority, without action by the stockholders, to designate and issue up to 100,000,000 shares of preferred stock in one or more classes or series and to fix the rights, preferences, privileges and restrictions of each class or series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series, which may be greater than the rights of the holders of the common stock. There will be no shares of preferred stock outstanding immediately after the completion of this offering and the concurrent private placement. Any issuance of shares of preferred stock could adversely affect the voting power of holders of common stock, and the likelihood that the holders will receive dividend payments and payments upon liquidation could have the effect of delaying, deferring or preventing a change in control. We have no present plans to issue any shares of preferred stock.

Restrictions on ownership and transfer of our capital stock

In order to qualify as a REIT under the Internal Revenue Code for each taxable year beginning after December 31, 2011, our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, for our taxable years beginning after December 31, 2011, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the second half of any calendar year.

Our certificate of incorporation, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may own and may prohibit certain entities from owning our shares. Our certificate of incorporation provides that (subject to certain exceptions described below) no person may beneficially or constructively own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding shares of common or capital stock. Pursuant to our certificate of incorporation, our board of directors has the power to increase or decrease the percentage of common or capital stock that a person may beneficially or constructively own. However, any decreased stock ownership limit will not apply to any person whose percentage ownership of our common or capital stock, as the case may be, is in excess of such decreased stock ownership limit until that person's percentage ownership of our common or capital stock, as the case may be, equals or falls below the decreased stock ownership limit. Until such a person's percentage ownership of our common or capital stock, as the case may be, falls below such decreased stock ownership limit, any further acquisition of common stock will be in violation of the decreased stock ownership limit. If our board of directors changes the stock ownership limit, it will (i) notify each stockholder of record of any such change, and (ii) publicly announce any such change, in each case at least 30 days prior to the effective date of such change.

Our certificate of incorporation also prohibits any person from beneficially or constructively owning shares of our capital stock that would result in our being "closely held" under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT and from transferring shares of our capital stock if the transfer would result in our capital stock being beneficially owned by fewer than 100 persons. In addition, no such person may own an interest in any tenant that would cause us to own, actually or constructively, more than a 9.9% interest in such tenant. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of shares of our capital stock that are transferred to the trust (as described below), is required to give written notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Our board of directors, in its sole discretion, may exempt a person from the foregoing restrictions. The person seeking an exemption must provide to our board of directors such representations and undertakings and satisfy such conditions, in each case as our board of directors may deem reasonably necessary to conclude that granting the exemption will not cause us to lose our qualification as a REIT. Our board of directors may also require a ruling from the IRS or an opinion of counsel in order to determine or ensure our qualification as a REIT in the context of granting such exemptions.

Any attempted transfer of our capital stock which, if effective, would result in a violation of the foregoing restrictions will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our certificate of incorporation) prior to the date of the transfer. If, for any reason, the transfer to the trust does not occur or would not prevent a violation of the restrictions on ownership contained in our certificate of incorporation, our certificate of incorporation provides that the purported transfer will be void ab initio. Shares of our capital stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of our capital stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of capital stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust.

These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of capital stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Delaware law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our capital stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows: the proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our certificate of incorporation) of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our capital stock have been transferred to the trust, the shares are sold by the proposed transferee, then (1) the shares shall be deemed to have been sold on behalf of the trust and (2) to the extent that the proposed transferee received an amount for the shares that exceeds the amount the proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of our capital stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) in number or in value of all classes or series of our capital stock, including shares of our common stock, within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our capital stock that the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to us such additional information as we may request to determine the effect, if any, of the beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limitations. In addition, each such owner shall, upon demand, be required to provide to us such information as we may request, in good faith, to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the 9.8% ownership limitations in our certificate of incorporation.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or might otherwise be in the best interests of our stockholders.

Anti-takeover effects of Delaware law and our certificate of incorporation and bylaws

Our certificate of incorporation, which will be filed with the State of Delaware and become effective immediately prior to the completion of this offering and the concurrent private placement, and bylaws contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and that may have the effect of delaying, deferring or preventing a future takeover or change in control of our company unless the takeover or change in control is approved by our board of directors. In addition to the above-described restrictions regarding the transfer and ownership of our capital stock, these provisions include the following:

Stockholder action by written consent

Our certificate of incorporation provides that stockholder action may not be taken by written consent in lieu of a meeting and that stockholder action may be taken only at an annual or special meeting of stockholders.

Elimination of the ability to call special meetings

Our bylaws provide that, except as otherwise required by law, special meetings of our stockholders can only be called by our president, pursuant to a resolution adopted by a majority of our board of directors or a committee of our board of directors that has been duly designated by our board of directors and whose powers and authority include the power to call such meetings, or by the chairman of our board of directors. Stockholders are not permitted to call a special meeting or to require our board of directors to call a special meeting.

Removal of directors; board of directors vacancies

Our certificate of incorporation provides that members of our board of directors may only be removed for cause, and only with the affirmative vote of the holders of at least 66% of the combined voting power of all the shares of all classes of our capital stock entitled to vote generally in the election of directors. Our bylaws provide that only our board of directors may fill vacant directorships. These provisions would prevent a stockholder from gaining control of our board of directors by removing incumbent directors and filling the resulting vacancies with such stockholder's own nominees.

Amendment of certificate of incorporation and bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote is required to amend or repeal a corporation's certificate of incorporation or bylaws, unless the certificate of incorporation requires a greater percentage. Our certificate of incorporation generally requires the approval of both a majority of the combined voting power of all the classes of shares of our capital stock entitled to vote generally in the election of directors and a majority of the members of our board of directors to amend any provisions of our certificate of incorporation, except that provisions of our certificate of incorporation relating to the powers, numbers, classes, elections, terms and removal of our directors, as well as the ability to fill vacancies on our board of directors requires the affirmative vote of at least 66% of the combined voting power of all the shares of all classes of our capital stock entitled to vote generally in the election of directors. In addition, our certificate of incorporation (i) grants our board of directors the authority to amend and repeal our bylaws without a stockholder vote in any manner not inconsistent with the DGCL and (ii) requires that stockholders may only amend our bylaws with the affirmative vote of 66% of the combined voting power of all the shares of all classes of our capital stock entitled to vote generally in the election of directors.

The foregoing provisions of our certificate of incorporation and bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit you or other minority stockholders.

Section 203 of the DGCL

We will not be subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the "business combination" or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 15% or more of a corporation's voting stock. In our certificate of incorporation, we have elected not to be bound by Section 203 of the DGCL.

Limitations on liability and indemnification of officers and directors

Our certificate of incorporation and bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL, except that such directors and officers will not be indemnified to the extent that any such person has committed willful misfeasance, bad faith, gross negligence or reckless disregard involved in the conduct of such person's duty to or for us. In addition, as permitted by Delaware law, our certificate of incorporation includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director, except that a director will be personally liable to the extent such director has committed willful misfeasance, bad faith, gross negligence or reckless disregard of such director's duties involved in the conduct of the office of director.

Following completion of this offering and the concurrent private placement, we may enter into indemnification agreements with each of our directors and executive officers that would provide for indemnification to the maximum extent permitted by Delaware law.

The above-described limitation of liability and indemnification may be held not to be enforceable for violations of the federal securities laws of the United States.

Transfer agent and registrar

We expect that the transfer agent and registrar for our shares of common stock will be American Stock Transfer and Trust Company.

Shares eligible for future sale

After giving effect to this offering, the concurrent private placement and the other transactions described in this prospectus, we will have                    shares of common stock outstanding on a fully diluted basis. Our shares of common stock are newly-issued securities for which there is no established trading market. No assurance can be given as to (1) the likelihood that an active market for our shares of common stock will develop, (2) the liquidity of any such market, (3) the ability of the stockholders to sell the shares or (4) the prices that stockholders may obtain for any of the shares. No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of shares of common stock, or the perception that such sales could occur, may affect adversely prevailing market prices of our shares of common stock. See "Risk factors—Risks related to our common stock."

For a description of certain restrictions on transfers of our shares of common stock held by certain of our stockholders, see "Description of capital stock—Restrictions on ownership and transfer of our capital stock."

Future shares of common stock and outstanding restricted common stock

Upon completion of this offering and the concurrent private placement, we will have reserved for issuance up to an aggregate of   % of the number of shares of our common stock issued to the public in this offering under our equity incentive plans. Effective as of the completion of this offering and concurrent private placement, we will grant awards of an aggregate of 4,500 shares of our restricted common stock under the Equity Plan to our three director nominees. See "Management—Equity incentive plans—Equity Plan." Effective as of the completion of this offering and concurrent private placement, we will grant to our Manager or employees of our Manager                     shares of our restricted common stock under the Manager Equity Plan. See "Management—Equity incentive plans—Manager Equity Plan." We will enter into a registration rights agreement with regard to the common stock owned by our Manager and Legg Mason upon completion of this offering and the concurrent private placement and with regard to any shares of common stock that our Manager or certain executive officers of our Manager may be granted under the Manager Equity Plan or otherwise. See "Certain relationships and related transactions—Registration rights."

Rule 144

After giving effect to this offering, the concurrent private placement and the other transactions described in this prospectus,                     of our outstanding shares of common stock will be "restricted" securities under the meaning of Rule 144 under the Securities Act, and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption provided by Rule 144.

In general, under Rule 144 under the Securities Act, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of our common stock or the average weekly trading volume of our common stock during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us (which requires that we are current in our periodic reports under the Exchange Act).

Lock-up agreements

Our Manager, our directors and executive officers, and the executive officers of our Manager have entered into lock up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 180 days after the date of this prospectus, may not, without the prior written consent of the representatives of the underwriters, sell or transfer any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock. In addition, our Manager and Legg Mason have agreed with the underwriters, with limited exceptions, not to sell or transfer the shares of common stock that they purchase in the concurrent private placement for a period of         days after the date of this prospectus, without the prior written consent of the representatives. Specifically, pursuant to these agreements, these persons and entities, with limited exceptions, may not, without the prior written consent of the representatives, (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such persons or entities in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock. Notwithstanding the foregoing, if (1) during the last 17 days of the applicable restricted period, we issue an earnings release or material news or a material event relating to our company occurs; or (2) prior to the expiration of the applicable restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the applicable restricted period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The representatives may, in their sole discretion, at any time from time to time, waive in writing the terms and conditions of the lock-up agreements to which they are party. However,

each of our directors and executive officers and each executive officer of our Manager may transfer or dispose of our shares during this the applicable restricted period in the case of gifts or for estate planning purposes where the donee agrees to a similar lock-up agreement for the remainder of the restricted period.

U.S. federal income tax considerations

The following is a summary of the material U.S. federal income tax consequences of an investment in common stock of Western Asset Mortgage Capital Corporation. For purposes of this section under the heading "U.S. federal income tax considerations," references to "Western Asset Mortgage Capital Corporation," "we," "our" and "us" mean only Western Asset Mortgage Capital Corporation and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Department of the Treasury, or the Treasury, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents. This summary is for general information only and is not tax advice. It does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

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financial institutions;

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insurance companies;

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broker-dealers;

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regulated investment companies;

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partnerships and trusts;

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persons who hold our stock on behalf of other persons as nominees;

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persons who receive our stock through the exercise of employee stock options or otherwise as compensation;

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persons holding our stock as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

and, except to the extent discussed below:

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tax-exempt organizations; and

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foreign investors.

This summary assumes that investors will hold their common stock as a capital asset, which generally means as property held for investment.

The U.S. federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder's particular tax circumstances. You are urged to consult your tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

Taxation of Western Asset Mortgage Capital Corporation

We intend to elect to be taxed as a REIT commencing with our initial taxable year ending December 31, 2011, upon the filing of our U.S. federal income tax return for such year. We believe that we have been organized, and expect to operate in such a manner as to qualify for taxation as a REIT under the applicable provisions of the Internal Revenue Code.

The law firm of Skadden, Arps, Slate, Meagher & Flom LLP has acted as our tax counsel in connection with our formation and election to be taxed as a REIT. In connection with this offering of our common stock, we expect to receive an opinion of Skadden, Arps, Slate, Meagher & Flom LLP to the effect that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT commencing with our initial taxable year ending December 31, 2011. It must be emphasized that the opinion of Skadden, Arps, Slate, Meagher & Flom LLP will be based on various assumptions relating to our organization and operation, and will be conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Skadden, Arps, Slate, Meagher & Flom LLP or by us that we will qualify as a REIT for any particular year. The opinion will be expressed as of the date issued. Skadden, Arps, Slate, Meagher & Flom LLP will have no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Skadden, Arps, Slate, Meagher & Flom LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in general

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under "—Requirements for qualification—General." While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See "—Failure to qualify."

Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon a distribution of dividends to our stockholders.

For tax years through 2012, most domestic stockholders that are individuals, trusts or estates are taxed on corporate dividends at a maximum U.S. federal income tax rate of 15% (the same as long-term capital gains). With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income. Under current law, the highest marginal non-corporate U.S. federal income tax rate applicable to ordinary income is 35%. See "—Taxation of stockholders—Taxation of taxable domestic stockholders—Distributions."

Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See "—Taxation of stockholders—Taxation of taxable domestic stockholders—Distributions."

If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

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We will be taxed at regular corporate rates on any undistributed net taxable income, including undistributed net capital gains.

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We may be subject to the "alternative minimum tax" on our items of tax preference, including any deductions of net operating losses.

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If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See "—Prohibited transactions," and "—Foreclosure property," below.

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If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as "foreclosure property," we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

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If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

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If we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•
If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed net taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed and (ii) the amounts we retained and upon which we paid income tax at the corporate level.

•
We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT's stockholders, as described below in "—Requirements for qualification—General."

•
A 100% tax may be imposed on transactions between us and a TRS that do not reflect arm's-length terms.

•
If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the ten-year period following their acquisition from the subchapter C corporation.

•
The earnings of our TRSs are subject to U.S. federal corporate income tax to the extent that such subsidiaries are subchapter C corporations.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for qualification—General

The Internal Revenue Code defines a REIT as a corporation, trust or association:

1.
that is managed by one or more trustees or directors;

2.
the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

3.
that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

4.
that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

5.
the beneficial ownership of which is held by 100 or more persons;

6.
in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Internal Revenue Code to include specified tax-exempt entities); and

7.
that meets other tests described below, including with respect to the nature of its income and assets.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation's initial tax year as a REIT (which, in our case, will be 2011). Our amended and restated certificate of incorporation provides restrictions regarding the ownership and transfers of our stock, which are intended to assist us in satisfying the stock ownership requirements described in conditions (5) and (6) above.

To monitor compliance with the stock ownership requirements, we generally are required to maintain records regarding the actual ownership of our stocks. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the stock (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our stock and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We intend to adopt December 31 as our year-end, and thereby satisfy this requirement.

Effect of subsidiary entities

Ownership of partnership interests.    If we are a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership's assets, and to earn our proportionate share of the partnership's income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership's assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, described below, our proportionate share of the partnership's assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements.

Disregarded subsidiaries.    If we own a corporate subsidiary that is a "qualified REIT subsidiary," that subsidiary is generally disregarded for U.S. federal income tax purposes, and all of the subsidiary's assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly wholly-owned by a REIT. Other entities that are wholly-owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as "pass-through subsidiaries."

In the event that a disregarded subsidiary of ours ceases to be wholly-owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary's separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See "—Asset tests" and "—Income tests."

Taxable subsidiaries.    In general, we may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat such subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable subsidiary corporation generally is subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.

The TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT's tenants that are not conducted on an arm's-length basis. We intend that all of our transactions with our TRSs, if any, will be conducted on an arm's-length basis.

Income tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in "prohibited transactions," discharge of indebtedness and certain hedging transactions, generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), "rents from real property," dividends received from other REITs, and gains from the sale of real estate assets, as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, discharge of indebtedness and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests.

Interest income.    Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

We intend to invest in Agency and non-Agency mortgage-backed securities that are either mortgage pass-through certificates or CMOs. We expect that such mortgage-backed securities will be treated either as interests in a grantor trust or as interests in a real estate mortgage investment conduit, or or REMIC, for U.S. federal income tax purposes. In the case of mortgage-backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of mortgage-backed securities treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities. We expect that substantially all of our income from mortgage-backed securities will be qualifying income for purposes of the REIT gross income tests.

We may purchase Agency RMBS through "to-be-announced" forward contracts, or TBAs, and may recognize income or gains from the disposition of those TBAs, through dollar roll transactions or otherwise. There is no direct authority with respect to the qualification of income or gains from dispositions of TBAs as gains from the sale of real property (including interests in real property and interests in mortgages on real property) or other qualifying income for purposes of the 75% gross income test. Consequently, our ability to enter into dollar roll transactions and other dispositions of TBAs could be limited. No assurance can be given that the IRS will treat such income as qualifying income. We do not expect to have significant income from the disposition of TBAs, and therefore do not expect such income to adversely affect our ability to meet the 75% and 95% gross income tests. In the event that such income were determined not to be qualifying for the 75% gross income test, we could be subject to a penalty tax or we could fail to qualify as a REIT if such income when added to any other non-qualifying income exceeded 25% of our gross income.

Dividend income.    We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

Fee income.    Fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally will not be qualifying income for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of the gross income tests.

Hedging transactions.    Any income or gain that we or our pass-through subsidiaries derive from instruments that hedge certain risks, such as the risk of changes in interest rates, will be excluded from gross income for purposes of both the 75% and 95% gross income tests, provided that specified requirements are met, including the requirement that the instrument is entered into during the ordinary course of our business, the instrument hedges risks associated with indebtedness issued by us or our pass-through subsidiary that is incurred to acquire or carry "real estate assets" (as described below under "—Asset tests"), and the instrument is properly identified as a hedge along with the risk that it hedges within prescribed time periods. Income and gain from all other hedging transactions will not be qualifying income for either the 95% or 75% gross income test.

Failure to satisfy the gross income tests.    If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, including as a result of income and gains from the disposition of TBAs, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. Even where these relief provisions apply, the Internal Revenue Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

Timing differences between receipt of cash and recognition of income.    Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

We may acquire mortgage-backed securities in the secondary market for less than their face amount. In addition, pursuant to our ownership of certain mortgage-backed securities, we may be treated as holding certain debt instruments acquired in the secondary market for less than their face amount. The discount at which such securities or debt instruments are acquired may reflect doubts about their ultimate collectability rather than current market interest rates. The amount of such discount will nevertheless generally be treated as "market discount" for U.S. federal income tax purposes. Accrued market discount is generally recognized as income when, and to the extent that, any payment of principal on the mortgage-backed security or debt instrument is made. If we collect less on the mortgage-backed security or debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

Moreover, some of the mortgage-backed securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments are received on such securities. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question will be determined and we will be taxed based on the assumption that all future payments due on the mortgage-backed securities in question will be made, with consequences similar to those described in the previous paragraph if all payments on the securities are not made.

In addition, pursuant to our ownership of certain mortgage-backed securities, we may be treated as holding distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are "significant modifications" under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable gain to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, even if the value of the debt or the payment expectations have not changed. Following such a taxable modification, we would hold the modified loan with a cost basis equal to its principal amount for U.S. federal tax purposes. To the extent that such modifications are made with respect to a debt instrument held by a TRS that is treated as a dealer or trader and that makes an election to use mark-to-market accounting, such TRS would be required at the end of each taxable year, including the taxable year in which any such modification were made, to mark the modified debt instrument to its fair market value as if the debt instrument were sold. In that case, the TRS could recognize a loss at the end of the taxable year in which the modifications were made to the extent that the fair market value of such debt instrument at such time was less than the instrument's tax basis.

In addition, in the event mortgage-backed securities, or any debt instruments we are treated as holding pursuant to our investments in mortgage-backed securities, are delinquent as to mandatory principal and interest payments, we may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectability. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this "phantom income" is recognized. See "—Annual distribution requirements."

Asset tests

At the close of each calendar quarter, we must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of "real estate assets," cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include some kinds of mortgage-backed securities and mortgage loans, as well as interests in real property and stock of other corporations that qualify as REITs. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

Second, the value of any one issuer's securities that we own may not exceed 5% of the value of our total assets.

Third, we may not own more than 10% of any one issuer's outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to "straight debt" having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code.

Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 25% of the value of our total assets.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as "securities" for purposes of the 10% asset test, as explained below).

Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute "straight debt," which includes, among other things, securities having certain contingency features. A security does not qualify as "straight debt" where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer's outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% asset test. Such securities include (1) any loan made to an individual or an estate, (2) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (5) any security (including debt securities) issued by another REIT, and (6) any debt instrument issued by a partnership if the partnership's income is of a nature that it would satisfy the 75% gross income test described above under "—Income tests." In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT's proportionate interest in the equity and certain debt securities issued by that partnership.

We intend to invest in Agency and non-Agency mortgage-backed securities that are either mortgage pass-through certificates or CMOs. We expect that these securities will be treated either as interests in grantor trusts or as interests in REMICs for U.S. federal income tax purposes. In the case of mortgage-backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. Such mortgage loans will generally qualify as real estate assets to the extent that they are secured by real property. We expect that substantially all of our mortgage-backed securities treated as interests in grantor trusts will qualify as real estate assets.

In the case of mortgage-backed securities treated as interests in a REMIC, such interests will generally qualify as real estate assets. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the REIT asset tests. If we hold a "residual interest" in a REMIC from which we derive "excess inclusion income," we will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and (3) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction pursuant to any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities or charitable remainder trusts, may be subject to corporate-level income tax in our hands, whether or not it is distributed.

We intend to enter into sale and repurchase agreements under which we would nominally sell certain of our mortgage-backed securities to a counterparty and simultaneously enter into an agreement to repurchase the sold assets in exchange for a purchase price that reflects a financing charge. Economically, these agreements are financings, which are secured by the securities "sold" pursuant thereto. We believe that we would be treated for REIT asset and income test purposes as the owner of the securities that are the subject of any such agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the mortgage-backed securities during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

We may purchase Agency RMBS through TBAs. There is no direct authority with respect to the qualification of TBAs as real estate assets or Government securities for purposes of the 75% asset test. Consequently, our ability to purchase TBAs could be limited. No assurances can be given that the IRS will treat TBAs as qualifying assets. We do not expect that a significant portion of our assets will be comprised of TBAs, and therefore we do not expect any TBAs to adversely affect our ability to meet the 75% asset test. In the event that TBAs were determined not to be qualifying for the 75% asset test, we could be subject to a penalty tax or we could fail to qualify as a REIT if such assets when added to any other non-qualifying assets exceeded 25% of our gross assets.

No independent appraisals have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT's total assets and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

If we should fail to satisfy the asset tests at the end of a calendar quarter, including any failure to satisfy the 75% asset test as a result of any investments in TBAs, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.

Annual distribution requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a)
the sum of

   (i)  90% of our net taxable income, computed without regard to our net capital gains and the deduction for dividends paid, and

   (ii)  90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(b)
the sum of specified items of non-cash income.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be "preferential dividends." A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our net taxable income, as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (b) the tax that we paid on their behalf with respect to that income.

To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See "—Taxation of stockholders—Taxation of taxable domestic stockholders—Distributions."

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed net taxable income from prior periods, we will be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, plus (y) the amounts of income we retained and on which we have paid corporate income tax.

As discussed above under "—Income tests—Timing differences between receipt of cash and recognition of income," it is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between our actual receipt of cash and our inclusion of items in income for U.S. federal income tax purposes. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of property. Alternatively, we may declare a taxable dividend payable in cash or stock at the election of each stockholder, where the aggregate amount of cash to be distributed in such dividend may be subject to limitation. In such case, for U.S. federal income tax purposes, taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits.

We may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest based on the amount of any deduction taken for deficiency dividends.

Prohibited transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business by us or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. We intend to structure our activities to avoid prohibited transaction characterization.

Foreclosure property

Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. Because we will invest primarily in mortgage-backed securities, we do not anticipate receiving any income from foreclosure property that does not qualify for purposes of the 75% gross income test.

Derivatives and hedging transactions

We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income test. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable mortgage pools and excess inclusion income

An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Internal Revenue Code if

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substantially all of its assets consist of debt obligations or interests in debt obligations,

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more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates,

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the entity has issued debt obligations (liabilities) that have two or more maturities, and

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the payments required to be made by the entity on its debt obligations (liabilities) "bear a relationship" to the payments to be received by the entity on the debt obligations that it holds as assets.

Under regulations issued by the Treasury, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise "substantially all" of its assets, and therefore the entity would not be treated as a TMP. Our financing and securitization arrangements may give rise to TMPs, with the consequences as described below.

Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for U.S. federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not adversely affect the qualification of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.

A portion of the REIT's income from the TMP arrangement could be treated as "excess inclusion income." The REIT's excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. The REIT is required to notify stockholders of the amount of "excess inclusion income" allocated to them. A stockholder's share of excess inclusion income:

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cannot be offset by any net operating losses otherwise available to the stockholder,

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is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and

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results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

See "—Taxation of stockholders." To the extent that excess inclusion income is allocated to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity or charitable remainder trust), the REIT may be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In that case, the REIT could reduce distributions to such stockholders by the amount of such tax paid by the REIT attributable to such stockholder's ownership. Treasury regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the

REIT's compliance with its distribution requirements. See "—Annual distribution requirements." The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

If a subsidiary partnership of ours that we do not wholly-own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for U.S. federal income tax purposes, and potentially would be subject to corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

Asset-backed securities

Investments in asset-backed securities, or ABS, generally are not qualifying assets for purposes of the 75% asset test applicable to REITs and generally do not generate qualifying income for purposes of the 75% income test applicable to REITs. As a result, we may be limited in our ability to invest in such assets.

Failure to qualify

If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the income tests and asset tests, as described above in "—Income tests" and "—Asset tests."

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to most domestic stockholders that are U.S. individuals, trusts and estates will generally be taxable at the preferential income tax rates (i.e., the 15% maximum federal rate through 2012) for qualified dividends. In addition, subject to the limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Taxation of stockholders

Taxation of taxable domestic stockholders

Distributions.    So long as we qualify as a REIT, the distributions that we make to our taxable domestic stockholders out of current or accumulated earnings and profits that we do not designate as capital gain dividends will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates (i.e., the 15% maximum U.S. federal rate through 2012) for qualified dividends received by most domestic stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to:

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income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

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dividends received by the REIT from TRSs or other taxable C corporations; or

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income in the prior taxable year from the sales of "built-in gain" property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Internal Revenue Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See "Taxation of Western Asset Mortgage Capital Corporation—Annual distribution requirements." Corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 15% (through 2012) in the case of stockholders that are individuals, trusts and estates, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions does not exceed the adjusted basis of the stockholder's shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder's shares. To the extent that such distributions exceed the adjusted basis of a stockholder's shares, the stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See "Taxation of Western Asset Mortgage Capital Corporation—Annual distribution requirements." Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

Dispositions of Western Asset Mortgage Capital Corporation stock.    In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum U.S. federal income tax rate of 15% (through 2012) if the stock is held for more than one year, and will be taxed at ordinary income rates (of up to 35% through 2012) if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards "tax shelters," are broadly written and apply to transactions that would not typically be considered tax shelters. The Internal Revenue Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Passive activity losses and investment interest limitations.    Distributions that we make and gain arising from the sale or exchange by a domestic stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any "passive losses" against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.

Taxation of foreign stockholders

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. stockholders. A "non-U.S. stockholder" is any person other than:

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a citizen or resident of the United States;

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a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

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an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

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a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income and estate taxation.

Ordinary dividends.    The portion of dividends received by non-U.S. stockholders that is (1) payable out of our earnings and profits, (2) which is not attributable to our capital gains and (3) which is not effectively connected with a U.S. trade or business of the non-U.S. stockholder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty.

In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder's investment in our stock is, or is treated as, effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such dividends. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. stockholder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. stockholder that is a corporation.

Non-dividend distributions.    Unless our stock constitutes a U.S. real property interest (a "USRPI"), distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (a) the stockholder's proportionate share of our earnings and profits, plus (b) the stockholder's basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder's share of our earnings and profits.

Capital gain dividends.    Under FIRPTA, a distribution that we make to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain dividend. See above under "—Taxation of foreign stockholders—Ordinary dividends," for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the maximum amount that could have been designated as USRPI capital gains dividends. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. stockholder that is a corporation. A distribution is not attributable to USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a non-U.S. stockholder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (1) the gain is effectively connected with the non-U.S. stockholder's U.S. trade or business, in which case the non-U.S. stockholder would be subject to the same treatment as U.S. holders with respect to such gain, or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his capital gains. We do not expect that a significant portion of our assets will be USRPIs.

A capital gain dividend that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend (see "—Taxation of foreign stockholders—Ordinary dividends"), if (1) the capital gain dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. stockholder does not own more than 5% of that class of stock at any time during the year ending on the date on which the capital gain dividend is received. We anticipate that our common stock will be "regularly traded" on an established securities exchange.

Dispositions of Western Asset Mortgage Capital Corporation stock.    Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. stockholder generally will not be subject to U.S. taxation under FIRPTA. Our stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. It is not currently anticipated that our stock will constitute a USRPI. However, we cannot assure you that our stock will not become a USRPI.

Even if the foregoing 50% test is not met, our stock nonetheless will not constitute a USRPI if we are a "domestically controlled qualified investment entity." A domestically controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. stockholders at all times during a specified testing period. We believe that we will be and will remain a domestically controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. However, no assurance can be given that we will be or will remain a domestically controlled qualified investment entity.

In the event that we are not a domestically controlled qualified investment entity, but our stock is "regularly traded," as defined by applicable Treasury regulations, on an established securities market, a non-U.S. stockholder's sale of our common stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. stockholder held 5% or less of our outstanding common stock any time during the one-year period ending on the date of the sale. We expect that our common stock will be regularly traded on an established securities market.

If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a domestic stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. stockholder in two cases: (1) if the non-U.S. stockholder's investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a domestic stockholder with respect to such gain, or (2) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, the nonresident alien individual will be subject to a 30% tax on the individual's capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock (subject to the 5% exception applicable to "regularly traded" stock described above), a non-U.S. stockholder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. stockholder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

Estate tax.    If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual's death, the stock will be includable in the individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Foreign stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning Western Asset Mortgage Capital Corporation stock.

Taxation of tax-exempt stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they may be subject to taxation on their unrelated business taxable income ("UBTI"). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our stock as "debt financed property" within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends as UBTI if we are a "pension-held REIT." We will not be a pension-held REIT unless (1) we are required to "look through" one or more of our pension trust stockholders in order to satisfy the REIT "closely-held" test, and (2) either (i) one pension trust owns more than 25% of the value of our stock, or (ii) one or more pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock. Certain restrictions on ownership and transfer of our stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock and generally should prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning Western Asset Mortgage Capital Corporation stock.

Backup withholding and information reporting

We will report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the holder comes within an exempt category and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. stockholder who fails to certify their non-foreign status.

We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Other tax considerations

Legislative or other actions affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our common stock.

Medicare 3.8% tax on investment income

Under recently enacted legislation, for taxable years beginning after December 31, 2012, certain U.S. holders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on dividends and certain other investment income, including capital gains from the sale or other disposition of our common stock.

Foreign Account Tax Compliance Act

Recently enacted legislation will require, after December 31, 2012, withholding at a rate of 30% on dividends in respect of, and gross proceeds from the sale of, our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale of, our common stock held by an investor that is a non-financial non-U.S. entity will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any "substantial United States owners" or (ii) provides certain information regarding the entity's "substantial United States owners," which we will in turn provide to the Secretary of the Treasury. We will not pay any additional amounts to stockholders in respect of any amounts withheld. Non-U.S. stockholders are encouraged to consult their tax advisors regarding the possible implications of the legislation on their investment in our common stock.

State, local and foreign taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. Our state, local or foreign tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

Underwriting

We are offering the shares of common stock described in this prospectus through a number of underwriters. J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and Citigroup Global Markets Inc. are acting as joint book-running managers of the offering and as representatives of the underwriters. We and our Manager have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:

Name	Number of Shares

J.P. Morgan Securities LLC
Deutsche Bank Securities Inc.
Citigroup Global Markets Inc.
Jefferies & Company, Inc.
Keefe, Bruyette & Woods, Inc.

Total

The underwriters are committed to purchase all the shares of common stock offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the shares of common stock directly to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $             per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $             per share from the initial public offering price. After the initial public offering of the shares, the offering price and other selling terms may be changed by the underwriters. Sales of shares made outside of the United States may be made by affiliates of the underwriters. The representatives have advised us that the underwriters do not intend to confirm discretionary sales in excess of 5% of the shares of common stock offered in this offering.

The underwriters have an option to buy up to                           additional shares of common stock from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus to exercise this over-allotment option. If any shares are purchased with this over-allotment option, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their overallotment option.

	Per Share	Without Option	With Option

Public offering price	$	$	$
Underwriting discount(1)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)
The underwriters will be entitled to receive $         per share from our Manager at closing and the underwriters will forego the receipt of payment of $         per share, subject to the following. We will agree to reimburse the $         per share to our Manager and pay the $         per share to the underwriters if during any full period of four consecutive calendar quarters during the 24 full calendar quarters after the consummation of this offering, our Core Earnings (as described herein) for any such consecutive four-quarter period exceeds an 8% performance hurdle rate (as described herein). If we do not meet this performance hurdle, the aggregate underwriting discount would be $         per share ($            million in the aggregate). The following presents this information both assuming that the 8% performance hurdle rate is met and assuming that it is not met:

Performance Hurdle Rate Is Not Met	Per Share

Public offering price	$
Initial underwriting discount paid by our Manager at closing ( %)	$
Total underwriting discount paid by our Manager if performance hurdle rate is not met ( %)	$

Performance Hurdle Rate Is Met	Per Share

Public offering price	$
Initial underwriting discount paid by our Manager at closing and reimbursed by us if performance hurdle rate is met ( %)	$
Additional underwriting discount paid by us if performance hurdle rate is met ( %)	$
Total underwriting discount paid by us if performance hurdle is met ( %)	$

The performance hurdle rate will be met if, during any period of four consecutive calendar quarters during the 24 full calendar quarters after the consummation of this offering, our Core Earnings for any such four-quarter period exceeds the product of (x) the weighted average of the issue price per share of all public offerings of our common stock, multiplied by the weighted average number of shares of our common stock outstanding (including any restricted shares of our common stock and any other shares of our common stock underlying awards granted under our equity incentive plans) in such four-quarter period and (y) 8%.

Payment by our Manager of the initial underwriting discount at the closing of this offering reduces the amount immediately payable by us. If the performance hurdle rate is met, we will reimburse our Manager for the initial underwriting discount it had previously paid to the underwriters. If this performance hurdle rate is not met, we will never reimburse our Manager for the initial underwriting discount paid by our Manager at the closing (unless the management agreement is terminated under circumstances in which we are required to pay the termination fee). Payment of the initial underwriting discount is in our Manager's interest because in the event this offering is successfully completed, our Manager will earn fees based on its management of us. By using this performance hurdle rate as a trigger for the reimbursement, this ensures that the payment will only occur when and if we have reached a certain level of performance, instead of at the closing when we have not yet invested any of the proceeds raised in this offering.

Deferral by the underwriters the additional underwriting discount further reduces the amount payable by us at closing (and, if the performance hurdle rate described above is met, we will then pay to the underwriters the amount deferred, having the same timing benefit to us as described above). If the performance hurdle rate is not met, we will never pay to the underwriters the additional underwriting discount (unless the management agreement is terminated as described above).

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $             .

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and Citigroup Global Markets Inc. for a period of 180 days after the date of this prospectus, other than (i) the shares of our common stock to be sold in this offering and the concurrent private placement, (ii) the             shares of our restricted common stock to be granted to our Manager or employees of our Manager pursuant to our Manager Equity Plan upon completion of this offering and (iii) an aggregate of 4,500 shares of our restricted common stock to be granted to our three director nominees pursuant to our Equity Plan upon completion of this offering. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, we issue an earnings release or material news or a material event relating to our company occurs; or (2) prior to the expiration of the 180-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Our Manager, our directors and executive officers, and the executive officers of our Manager have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 180 days after the date of this prospectus, may not, without the prior written consent of J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and Citigroup Global Markets Inc., sell or transfer any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock. In addition, our Manager and Legg Mason have agreed with the underwriters, with limited exceptions, not to sell or transfer the shares of common stock that they purchase in the concurrent private placement for a period of          days after the date of this prospectus, without the prior written consent of the representatives. Specifically, pursuant to these agreements, these persons and entities, with limited exceptions, may not, without the prior written consent of the representatives, (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such persons or entities in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock. Notwithstanding the foregoing, if (1) during the last 17 days of the applicable restricted period, we issue an earnings release or material news or a material event relating to our company occurs; or (2) prior to the expiration of the applicable restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the applicable restricted period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

We and our Manager have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

We have applied to list our common stock on the NYSE under the symbol "WMC".

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be "covered" shorts, which are short positions in an amount not greater than the underwriters' over-allotment option referred to above, or may be "naked" shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their over-allotment option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the over-allotment option. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.

Prior to this offering, there has been no public market for our common stock. The initial public offering price will be determined by negotiations between us and the representatives of the underwriters. In determining the initial public offering price, we and the representatives of the underwriters expect to consider a number of factors including:

•
the information set forth in this prospectus and otherwise available to the representatives;

•
our prospects and the history and prospects for the industry in which we compete;

•
an assessment of our management;

•
our prospects for future earnings;

•
the general condition of the securities markets at the time of this offering;

•
the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•
other factors deemed relevant by the underwriters and us.

Neither we nor the underwriters can assure investors that an active trading market will develop for our shares of common stock, or that the shares will trade in the public market at or above the initial public offering price.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), from and including the date on which the European Union Prospectus Directive (the "EU Prospectus Directive") is implemented in that Relevant Member State (the "Relevant Implementation Date") an offer of securities described in this prospectus may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

•
to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•
to fewer than 100 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive) subject to obtaining the prior consent of the book-running managers for any such offer; or

•
in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of securities to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State and the expression EU Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. The underwriters or their affiliates have engaged in transactions with, and have performed underwriting, investment banking, lending and advisory services for Legg Mason and/or its affiliates in the ordinary course of their business and may do so for us as well as Legg Mason and/or its affiliates in the future. J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and Citigroup Global Markets Inc. have previously acted as financial advisors to Legg Mason and/or its affiliates and have entered into repurchase agreements, credit default swaps, equity swaps, foreign exchange contracts, guarantees or other derivative contracts with Legg Mason. They have received or will receive customary fees and reimbursements of expenses for these transactions and services. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

 Legal matters

Certain legal matters relating to this offering will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters relating to this offering will be passed upon for the underwriters by Clifford Chance US LLP, New York, New York.

Experts

The balance sheet of Western Asset Mortgage Capital Corporation (a corporation in the development stage) as of March 31, 2011, included in this prospectus has been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where you can find more information

We have filed with the SEC a registration statement on Form S-11, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act, with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to us and the shares of common stock to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the Securities and Exchange Commission, 100 F Street, N.E., Room 1580, Washington, D. C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement may be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you, free of charge, on the SEC's website at www.sec.gov.

As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act and will file periodic reports, proxy statements and will make available to our stockholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

Appendix I

The information in this Appendix I shows summary information concerning seven investment vehicles managed by our Manager: the MBS Fund, the Structured Securities Fund, the Smash Fund, the LMP Government Fund, the DMO Fund, the LMP Variable Government Fund and the Public/Private Master Fund. The Prior Performance Tables set forth information for each portfolio as of the dates indicated regarding (i) experience in raising and investing funds (Table I); (ii) compensation to our Manager (Table II); and (iii) operating results (Table III). For additional discussion on the prior performance of these funds, please see "Our Manager—Historical Performance of Our Manager's Investments in Agency RMBS and Our Potential Target Assets."

MBS Fund

The MBS Fund is a commingled investment vehicle offered privately on a continuous basis to investment management clients of our Manager. Table I below provides a summary of the experience of our Manager in raising and investing funds in the MBS Fund for the fiscal years ended December 31, 2010, 2009, 2008, 2007, and 2006.

Table I

	As of and for the Years Ending December 31,
	2006	2007	2008	2009	2010

	(dollars in thousands)
Date fund commenced
MBS Fund	December 2, 2004
Dollar amount raised(1)	$2,239,500	$3,255,099	$(6,198,952)	$(4,360,852)	$(678,083)
Less offering expenses(2)
Selling commissions and discounts retained by affiliates	—	—	—	—	—
Organizational expenses	—	—	—	—	—
Other	—	—	—	—	—
Reserves	—	—	—	—	—
Percent available for investments	100%	100%	100%	100%	100%
Acquisition costs(3)	—	—	—	—	—
Percent Leverage(4)	0	0	0	0	0

(1)
Dollar amount raised equals subscriptions by investors to the fund less redemptions by investors from the fund. Subscriptions and redemptions are disclosed separately in Table III.

(2)
No commissions or other offering expenses are attributable to the fund.

(3)
There are no acquisition costs attributable to the securities and other instruments purchased on behalf of the fund. Any fees or dealer mark-ups are embedded in the price of the purchased asset and are not able to be segregated from the price paid for the asset.

(4)
Amount represents debt as a percentage of net assets.

Table II below summarizes the amount and type of compensation paid to our Manager for the fiscal years ended December 31, 2010, 2009, 2008, 2007, and 2006 , in connection with the ongoing operations of the MBS Fund. Our Manager does not receive any direct compensation for management of the MBS Fund. The management fees paid by each investor are made pursuant to a separate investment management agreement signed with our Manager and are based on the investor's overall investment account with our Manager rather than the specific allocation of such investor's account among the funds managed by our Manager. The MBS Fund typically makes up only a portion of an investor's investment account with our Manager.

Table II

As of and for the Years Ending December 31,
	2006	2007	2008	2009	2010

(dollars in thousands)
Date fund commenced
MBS Fund	December 2, 2004
Dollar amount raised(1)	$2,239,500	$3,255,099	$(6,198,952)	$(4,360,852)	$(678,083)
Amount paid to sponsor from proceeds of offering	—	—	—	—	—
Realized net investment income before deducting payments to sponsor	555,406	627,004	616,837	(387,468)	108,877
Amount paid to sponsor from operations:	—	—	—	—	—
Management fees(2)	—	—	—	—	—
Reimbursements	—	—	—	—	—
Dollar amount of sales of notes and investments before deducting payments to sponsor	—	—	—	—	—
Amount paid to sponsor from sales of notes and investments:	—	—	—	—	—
Incentive Allocation	—	—	—	—	—

(1)
Dollar amount raised equals subscriptions by investors to the fund less redemptions by investors from the fund. Subscriptions and redemptions are disclosed separately in Table III.

(2)
Our Manager's fee is not charged to the fund, but is paid directly by the participants pursuant to a separately negotiated investment management agreement.

Table III below summarizes the operating results of the MBS Fund, presented on a U.S. GAAP basis, for the fiscal years ended December 31, 2010, 2009, 2008, 2007, and 2006.

Table III

	As of and for the Years Ending December 31,
	2006	2007	2008	2009	2010

	(dollars in thousands)
Investment income	$415,280	$620,073	$530,285	$121,719	$55,660
Expenses
Interest expense	—	—	—	—	—
Management fee expense	—	—	—	—	—
Other expenses	3,708	2,444	2,152	1,019	836

Total net expenses	3,708	2,444	2,152	1,019	836
Other income (loss)
Net realized gain (loss) on investments and derivative securities	143,834	9,375	88,704	(508,168)	54,053
Net change in unrealized gain (loss) on investments, derivative securities and collateral invested on securities on loan	(87,687)	(89,716)	(1,438,788)	984,753	283,322

Net realized and unrealized gain (loss) on investments, derivative securities and collateral invested on securities on loan	$56,147	$(80,341)	$(1,350,084)	$476,585	$337,375

Net increase (decrease) in net assets from operations	467,719	537,288	(821,951)	597,285	392,199

Incentive Allocation	—	—	—	—	—

Net cash generated from (used in)
Operating activities	(2,252,807)	(3,282,633)	6,111,768	2,771,693	649,028
Units issued(2)	2,880,892	5,914,670	479,763	23,589	120,422
Bank overdraft	715	—	569	1,145	—

Total cash generated (used)	628,800	2,632,037	6,592,100	2,796,427	769,450
Less: cash distributions to investors
Redemptions	(628,800)	(2,625,096)	(6,598,101)	(2,796,427)	(769,450)
Special items	—	—	—	—	—

Cash generated (deficiency) after redemptions and special items	—	6,941	(6,001)	—	—

Total Assets	$22,636,311	$22,840,398	$15,649,507	$4,478,059	$5,564,060
Percent Leverage(1)	—	—	—	—	—

(1)
Amount represents debt as a percentage of net assets.

(2)
Represents subscriptions into the MBS Fund.

 Structured Securities Fund

The Structured Securities Fund is a commingled investment vehicle offered privately on a continuous basis to investment management clients of our Manager. Table I below provides a summary of the experience of our Manager in raising and investing funds in the Structured Securities Fund for the fiscal years ended December 31, 2010, 2009, 2008 and 2007. The Structured Securities Fund began on July 27, 2007, so the disclosure for the year ended December 31, 2007 is solely for that partial period.

Table I

	As of and for the Years Ending December 31,
	2007 (partial)	2008	2009	2010

	(dollars in thousands)
Date fund commenced
Structured Securities Fund	July 27, 2007
Dollar amount raised(1)	$176,345	$123,678	$(3,203)	$75,060
Less offering expenses
Selling commissions and discounts retained by affiliates(2)	—	—	—	—
Organizational expenses	32	—	—	—
Other	—	—	—	—
Reserves	—	—	—	—
Percent available for investments	100%	100%	100%	100%
Acquisition costs(3)	—	—	—	—
Percent leverage(4)	0	0	0	0

(1)
Dollar amount raised equals subscriptions by investors to the fund less redemptions by investors from the fund. Subscriptions and redemptions are disclosed separately on Table III.

(2)
No commissions or other offering expenses are attributable to the fund.

(3)
There are no acquisition costs attributable to the securities and other instruments purchased on behalf of the fund. Any fees or dealer mark-ups are embedded in the price of the purchased asset and are not able to be segregated from the price paid for the asset.

(4)
Amount represents debt as a percentage of net assets.

Table II below summarizes the amount and type of compensation paid to our Manager for the fiscal years ended December 31, 2010, 2009, 2008 and 2007, in connection with the ongoing operations of the Structured Securities Fund. The Structured Securities Fund began on July 27, 2007, so the disclosure for the year ended December 31, 2007 is solely for that partial period. Our Manager does not receive any direct compensation for management of the Structured Securities Fund. The management fees paid by each investor are made pursuant to a separate investment management agreement signed with our Manager and are based on the investor's overall investment account with our Manager rather than the specific allocation of such investor's account among the funds managed by our Manager. The Structured Securities Fund typically only makes up a portion of an investor's investment account.

Table II

As of and for the Years Ending December 31,
	2007 (partial)	2008	2009	2010

Date fund commenced
Structured Securities Fund
Dollar amount raised(1)	$176,345	$123,678	$(3,203)	$75,060
Amount paid to sponsor from proceeds of offering	—	—	—	—
Realized net investment income before deducting payments to sponsor	3,890	18,506	3,471	37,020
Amount paid to sponsor from operations:	—	—	—	—
Management fees(2)	—	—	—	—
Reimbursements	—	—	—	—
Dollar amount of sales of notes and investments before deducting payments to sponsor	—	—	—	—
Amount paid to sponsor from sales of notes and investments:	—	—	—	—
Incentive Allocation	—	—	—	—

(1)
Dollar amount raised equals subscriptions by investors to the fund less redemptions by investors from the fund. Subscriptions and redemptions are disclosed separately on Table III.

(2)
Our Manager's fee is not charged to the fund, but is paid directly by the participants pursuant to a separately negotiated investment management agreement.

Table III below summarizes the operating results of the Structured Securities Fund, presented on a U.S. GAAP basis, for the fiscal years ended December 31, 2010, 2009, 2008 and 2007. The Structured Securities Fund began on July 27, 2007, so the disclosure for the year ended December 31, 2007 is solely for that partial period.

Table III

	As of and for the Years Ending December 31,
	2007 (partial)	2008	2009	2010

	(dollars in thousands)
Investment income	$4,386	$21,651	$30,102	$32,762
Expenses
Interest expense	—	—	—	—
Management fee expense	—	—	—	—
Other expenses	99	170	141	279

Total expenses	99	170	141	279
Other income (loss)
Net realized gain (loss) on investments and derivative securities	(397)	(2,975)	(26,490)	4,537
Net change in unrealized gain (loss) on investments, derivative securities and collateral invested on securities on loan	(13,535)	(80,969)	67,749	47,322

Total other income (loss)	$(13,932)	$(83,944)	$41,259	$51,859

Net increase (decrease) in net assets resulting from operations	$(9,645)	$(62,463)	$71,220	$84,342

Incentive Allocation	—	—	—	4

Net cash generated from (used in)
Operating activities	$(176,323)	$(124,219)	$3,731	$(76,223)
Units issued(2)	176,345	130,178	—	122,277
Bank overdraft	—	519	(519)	—

Total cash generated (used)	22	6,478	3,212	46,058
Less: cash distributions to investors
Redemptions	—	(6,500)	(3,203)	(46,067)
Special items	—	—	—	—

Cash generated (deficiency) after redemptions and special items	$22	$(22)	$9	$(9)

Total Assets	$172,928	$245,064	$305,731	$456,785
Total Leverage(1)	—	—	—	—

(1)
Amount represents debt as a percentage of net assets.

(2)
Represents subscriptions into the Structured Securities Fund.

 Smash Fund

The Smash Fund is an open end mutual fund. Table I below provides a summary of the experience of our Manager or its affiliates in raising and investing funds in the Smash Fund for the fiscal years ended October 31, 2010, 2009, 2008 and 2007. Our Manager began managing the Smash Fund since the fund's inception on January 1, 2007.

Table I

	As of and for the Years Ending October 31,
	2007	2008	2009	2010

	(dollars in thousands)
Date fund commenced
Smash Fund	January 1, 2007
Dollar amount raised(1)	$43,057	$76,070	$(17,766)	$23,583
Less offering expenses(2)
Selling commissions and discounts retained by affiliates	—	—	—	—
Organizational expenses(3)	63	—	—	—
Other	—	—	—	—
Reserves	—	—	—	—
Percent available for investments(2)	100%	100%	100%	100%
Acquisition costs(4)	—	—	—	—
Percent leverage(5)	0	0	0	0

(1)
Dollar amount raised equals subscriptions by investors to the fund less redemptions by investors from the fund. Subscriptions and redemptions are disclosed separately on Table III.

(2)
No commissions or other offering expenses are attributable to the fund.

(3)
Organizational expenses were borne by Legg Mason.

(4)
There are no acquisition costs attributable to the securities and other instruments purchased on behalf of the fund. Any fees or dealer mark-ups are embedded in the price of the purchased asset and are not able to be segregated from the price paid for the asset.

(5)
Amount represents debt as a percentage of net assets.

Table II below summarizes the amount and type of compensation paid to our Manager for the fiscal years ended October 31, 2010, 2009, 2008 and 2007, in connection with the ongoing operations of the Smash Fund. The Smash Fund does not charge a management fee. Shareholders of the Smash Fund are participants in separately managed account programs and pay fees to program sponsors for the costs and expenses of the programs, including fees for investment advice and portfolio execution. Our Manager may receive fees directly from a program sponsor when the program participant elects to participate in an investment strategy managed by our Manager.

Table II

	As of and for the Years Ending October 31,
	2007	2008	2009	2010

	(dollars in thousands)
Date fund commenced
Smash Fund	January 1, 2007
Dollar amount raised(1)	$43,057	$76,070	$(17,766)	$23,583
Amount paid to sponsor from proceeds of offering	—	—	—	—
Realized net investment income before deducting payments to sponsor	1,060	4,931	8,937	9,022
Amount paid to sponsor from operations:	—	—	—	—
Management fees(2)	—	—	—	—
Reimbursements	(117)	(151)	(219)	(222)

(1)
Dollar amount raised equals subscriptions by investors to the fund less redemptions by investors from the fund. Subscriptions and redemptions are disclosed separately on Table III.

(2)
The Smash Fund does not charge a management fee.

Table III below summarizes the operating results of the Smash Fund, presented on a U.S. GAAP basis, for the fiscal years ended October 31, 2010, 2009, 2008 and 2007.

Table III

	As of and for the Years Ending October 31,
	2007	2008	2009	2010

	(dollars in thousands)
Investment income	$443	$5,456	$6,439	$5,690
Expenses
Interest expense	—	—	—	—
Management fee expense	—	—	—	—
Other expenses	117	151	219	225
Expense reimbursements	(117)	(151)	(219)	(222)
Fees paid indirectly	—	—	—	(3)
Total expenses	—	—	—	—
Other income (loss)
Net realized gain (loss) on investments	617	(525)	2,498	3,332
Net unrealized gain (loss) on investments	66	(10,850)	5,512	6,036

Total other income (loss)	$683	$(11,375)	$8,010	$9,368
Net income (loss)	1,126	(5,919)	14,449	15,058

Cash generated from (used in)
Operating activities	—	—	—	—
Subscriptions	43,945	109,310	17,608	42,565

Financing	—	—	—	—

Total cash generated (used)	43,945	109,310	17,608	42,565
Less: cash distributions to investors
Redemptions	(888)	(33,240)	(35,375)	(18,981)
Distributions to shareholders	(349)	(5,437)	(6,962)	(7,354)
Special Items	—	—	—	—

Cash generated (deficiency) after redemptions, distributions to shareholders and special items	42,708	70,633	(24,729)	16,230

Total Assets	$43,871	$108,891	$109,009	$198,799
Percent Leverage(1)	—	—	—	—

(1)
Amount represents debt as a percentage of net assets.

 LMP Government Fund

The LMP Government Fund is an open end mutual fund. Table I below provides a summary of the experience of our Manager or its affiliates in raising and investing funds in the LMP Government Fund for the fiscal years ended December 31, 2010, 2009, 2008, 2007 and 2006.

Table I

	As of and for the Years Ending December 31,
	2006		2007	2008	2009	2010 (unaudited)

	(dollars in thousands)
Date fund commenced
LMP Government Fund	March 20, 1984	*
Dollar amount raised(1)	$(56,162)		$92,353	$3,772	$(53,261)	$(42,809)
Less offering expenses(2)
Selling commissions and discounts retained by affiliates	2		7	49	66	53
Organizational expenses	—		—	—	—	—
Other	—		—	—	—	—
Reserves	—		—	—	—	—
Percent available for investments(2)	100%		100%	100%	100%	100%
Acquisition costs(3)	—		—	—	—	—
Percent leverage(4)	0		0	0	0	0

(1)
Dollar amount raised equals subscriptions by investors to the fund less redemptions by investors from the fund. Subscriptions and redemptions are disclosed separately on Table III.

(2)
No commissions or other offering expenses are attributable to the fund. Our Manager has managed the fund since January 1, 2006, and there were no offering expenses associated with the transition of the fund to our Manager.

(3)
There are no acquisition costs attributable to the securities and other instruments purchased on behalf of the fund. Any fees or dealer mark-ups are embedded in the price of the purchased asset and are not able to be segregated from the price paid for the asset.

(4)
Amount represents debt as a percentage of net assets.

*
Our Manager began managing the fund on January 1, 2006.

Table II below summarizes the amount and type of compensation paid to our Manager or its affiliates for the fiscal years ended December 31, 2010, 2009, 2008, 2007 and 2006, in connection with the ongoing operations of the LMP Government Fund.

Table II

	As of and for the Years Ending December 31,
	2006		2007	2008	2009	2010 (unaudited)

	(dollars in thousands)
Date fund commenced
LMP Government Fund	March 20, 1984	*
Dollar amount raised(1)	$(56,162)		$92,353	$3,772	$(53,261)	$(42,809)
Amount paid to sponsor from proceeds of offering	—		—	—	—	—
Realized net investment income before deducting payments to sponsor	20,591		37,972	37,202	40,764	41,459
Amount paid to sponsor from operations:	—		—	—	—	—
Management fees	3,218		2,908	2,233	3,057	3,350
Reimbursements	—		—	—	—	—

(1)
Dollar amount raised equals subscriptions by investors to the fund less redemptions by investors from the fund. Subscriptions and redemptions are disclosed separately on Table III.

*
Our Manager began managing the fund on January 1, 2006.

Table III below summarizes the operating results of the LMP Government Fund, presented on a U.S. GAAP basis, for the fiscal years ended December 31, 2010, 2009, 2008, 2007 and 2006. Our Manager began managing the LMP Government Fund on January 1, 2006.

Table III

	As of and for the Years Ending December 31,
	2006	2007	2008	2009	2010 (unaudited)

	(dollars in thousands)
Investment income	$30,540	$44,941	$32,320	$27,997	$21,578
Expenses
Interest expense	—	—	—	—	—
Management fee expense	3,249	4,395	3,445	3,482	3,376
Management fee waiver	(31)	(1,487)	(1,212)	(425)	(26)
Fees paid indirectly	—	(1)	—	—	(2)
Other expenses	2,567	3,877	3,549	3,541	3,507

Total expenses	5,785	6,784	5,782	6,598	6,855
Other income (loss)
Proceeds from settlement of a regulatory matter	—	—	—	—	764
Net realized gain (loss) on investments	(7,382)	(3,093)	8,431	16,308	22,622
Net unrealized gain (loss) on investments	4,939	(6,715)	(28,253)	16,458	16,590

Total other income (loss)	$(2,443)	$(9,808)	$(19,822)	$32,766	$39,976

Net income (loss)	22,312	28,349	6,716	54,165	54,700

Cash generated from (used in)
Operating activities	22,312	28,349	6,716	54,165	54,700
Subscriptions	62,902	119,295	127,677	123,202	101,905
Reinvestment of distributions	24,093	30,595	23,867	20,326	20,958
Net assets of shares issued in connection with merger	—	389,475	38,794	—	—
Financing	—	—	—	—	—

Total cash generated (used)	109,307	567,714	197,054	197,693	177,563
Less: cash distributions to shareholders
Redemptions	(143,157)	(447,012)	(186,566)	(196,789)	(165,673)
Distributions to shareholders	(27,353)	(38,623)	(26,979)	(21,268)	(21,627)
Return of capital	—	—	—	—	—
Special items	—	—	—	—	—

Cash generated (deficiency) after redemptions, distributions to shareholders, return of capital and special items	(61,203)	82,079	(16,491)	(20,364)	(9,737)

Total Assets	$742,045	$889,104	$762,226	$737,166	$877,965
Percent Leverage(1)	—	—	—	—	—

(1)
Amount represents debt as a percentage of net assets.

 The DMO Fund

The DMO Fund is a closed end fund. Table I below provides a summary of the experience of our Manager in raising and investing funds in the DMO Fund for the fiscal year ended December 2010. The DMO Fund began on February 24, 2010, so the disclosure for the year ended December 31, 2010 is solely for that partial period.

Table I

As of and for the Year Ending December 31,
2010 (partial)

(dollars in thousands)
Date fund commenced
DMO Fund	February 24, 2010
Dollar amount raised(1)	$197,557
Less offering expenses
Selling commissions and discounts retained by affiliates(2)	$9,742
Organizational expenses	—
Other	—
Reserves	—
Percent available for investments	100%
Acquisition costs(3)	—
Percent Leverage(4)	16.2%

(1)
Dollar amount raised equals capital raised during initial public offering.

(2)
Total offering expenses paid by the Fund.

(3)
There are no acquisition costs attributable to the securities and other instruments purchased on behalf of the fund. Any fees or dealer mark-ups are embedded in the price of the purchased asset and are not able to be segregated from the price paid for the asset.

(4)
Amount represents debt as a percentage of net assets.

Table II below summarizes the amount and type of compensation paid to our Manager for the fiscal year ended December 31, 2010, in connection with the ongoing operations of the DMO

Fund. The DMO Fund began on February 24, 2010, so the disclosure for the year ended December 31, 2010 is solely for that partial period.

Table II

As of and for the Year Ending December 31,
2010 (partial)

(dollars in thousands)
Date fund commenced
DMO Fund	February 24, 2010
Dollar amount raised(1)	$197,557
Amount paid to sponsor from proceeds of offering	—
Realized net investment income before deducting payments to sponsor	$26,831
Amount paid to sponsor from operations:	—
Management fees	$2,501
Reimbursements	—

(1)
Dollar amount raised equals capital raised during initial public offering.

Table III below summarizes the operating results of the DMO Fund for the fiscal year ended December 31, 2010.

Table III

As of and for the Year Ending December 31,
2010 (partial)

(dollars in thousands)
Investment income	$21,926
Expenses
Interest expense	$347
Management fee expense	$2,501
Other expenses	$781

Total expenses	$3,629
Other income (loss)
Net realized gain (loss) on investments	$6,033
Net unrealized gain (loss) on investments	$17,549

Total other income (loss)	$23,582

Net income (loss)	$41,879

Cash generated from (used in)
Operating activities	$41,879
Subscriptions	$197,282
Financing	$275

Total cash generated (used)	$239,436
Less: cash distributions to investors
Redemptions	—
Distributions to shareholders	$(11,601)
Special items	—

Cash generated (deficiency) after redemptions and special items	$227,834

Total Assets	$272,881
Percent Leverage(1)	16.2%

(1)
Amount represents debt as a percentage of net assets.

 LMP Variable Government Fund

The LMP Variable Government Fund was an open end mutual fund that closed on May 1, 2008. Table I below provides a summary of the experience of our Manager or its affiliates in raising and investing funds in the LMP Variable Government Fund for the fiscal years ended October 31, 2006 and October 31, 2007 and for the partial fiscal year 2008 through the LMP Variable Government Fund's closing on May 1, 2008. The disclosure for the fiscal year ended October 31, 2006 represents a partial year beginning from January 1, 2006 when our Manager began managing the LMP Variable Government Fund.

Table I

	As of and for the Period 1/1/2006 Through 10/31/2006*	As of and for the Year Ended 10/31/2007	As of and for the Period 11/1/2007 Through 4/30/2008**

(dollars in thousands)
Date fund commenced
LMP Variable Government Fund	September 14, 1999
Dollar amount raised(1)	$(11,329)	$(14,283)	$(111,453)
Less offering expenses(2)
Selling commissions and discounts retained by affiliates	—	—	—
Organizational expenses	—	—	—
Other	—	—	—
Reserves	—	—	—
Percent available for investments(2)	100%	100%	100%
Acquisition costs(3)	—	—	—
Percent leverage(4)	0	0	0

(1)
Dollar amount raised equals subscriptions by investors to the fund less redemptions by investors from the fund. Subscriptions and redemptions are disclosed seperately on Table III.

(2)
No commissions or other offering expenses are attributable to the fund. Our Manager managed the fund from December 2006 until its redemption in April 2008 and there were no offering expenses associated with the transition of the fund to our Manager.

(3)
There are no acquisition costs attributable to the securities and other instruments purchased on behalf of the fund. Any fees or dealer mark-ups are embedded in the price of the purchased asset and are not able to be segregated from the price paid for the asset.

(4)
Amount represents debt as a percentage of net assets.

*
Our Manager began managing the fund on January 1, 2006.

**
The fund closed on May 1, 2008.

Table II below summarizes the amount and type of compensation paid to our Manager or its affiliates in connection with the management of the LMP Variable Government Fund for the fiscal years ended October 31, 2006 and October 31, 2007 and for the partial fiscal year 2008 through the LMP Variable Government Fund's closing on May 1, 2008. The disclosure for the fiscal year ended October 31, 2006 represents a partial year beginning from January 1, 2006 when our Manager began managing the LMP Variable Government Fund.

Table II

	As of and for the Period 1/1/2006 Through 10/31/2006*	As of and for the Year Ended 10/31/2007	As of and for the Period 11/1/2007 Through 4/30/2008**

	(dollars in thousands)
Date fund commenced
LMP Variable Government Fund	September 14, 1999
Dollar amount raised(1)	$(11,329)	$(14,283)	$(111,453)
Amount paid to sponsor from proceeds of offering	—	—	—
Realized net investment income before deducting payments to sponsor	3,115	5,438	(3,514)
Amount paid to sponsor from operations:	—	—	—
Management fees	576	664	293
Reimbursements	(4)	(3)	(73)

(1)
Dollar amount raised equals subscriptions by investors to the fund less redemptions by investors from the fund. Subscriptions and redemptions are disclosed seperately on Table III.

*
Our Manager began managing the Fund on January 1, 2006.

**
The fund closed on May 1, 2008.

Table III below summarizes the operating results of the LMP Variable Government Fund for the fiscal years ended October 31, 2006 and October 31, 2007 and for the partial fiscal year 2008 through the LMP Variable Government Fund's closing on May 1, 2008. The disclosure for the fiscal year ended October 31, 2006 represents a partial year beginning from January 1, 2006 when our Manager began managing the LMP Variable Government Fund.

Table III

	As of and for the Period 1/1/2006 Through 10/31/2006*	As of and for the Year Ended 10/31/2007	As of and for the Period 11/1/2007 Through 4/30/2008**

	(dollars in thousands)
Investment income	$5,172	$6,513	$2,714
Expenses
Interest expense	—	—	—
Management fee expense	572	661	220
Other expenses	158	128	155

Total expenses	730	789	375
Other income (loss)
Net realized gain (loss) on investments	(1,899)	(947)	(6,073)
Net unrealized gain (loss) on investments	1,345	(767)	949

Total other income (loss)	$(554)	$(1,714)	$(5,124)

Net income (loss)	3,888	4,010	(2,785)

	—	—	—

Cash generated from (used in)
Operating activities	3,888	4,010	(2,785)
Subscriptions	5,939	6,536	2,533
Reinvestment of distributions	—	5,000	6,000

Total cash generated (used)	9,827	15,546	5,748
Less: cash distributions to shareholders
Redemptions	(17,268)	(20,819)	(113,986)
Distributions to shareholders	—	(5,000)	(6,000)

Cash generated (deficiency) after redemptions and distributions to shareholders	(7,441)	(10,273)	(114,238)

Total Assets	$191,579	$213,319	$36,267
Percent Leverage(1)	—	—	—

*
Our Manager began managing the fund on January 1, 2006.

**
The fund closed on May 1, 2008.

(1)
Amount represents debt as a percentage of net assets.

Table IV below summarizes certain information with regard to the completion and closing of the LMP Variable Government Fund. Disclosure is presented for the fiscal years ended October 31, 2006 and October 31, 2007 and for the partial fiscal year 2008 through the LMP Variable Government Fund's closing on May 1, 2008. The disclosure for the fiscal year ended

October 31, 2006 represents a partial year beginning from January 1, 2006 when our Manager began managing the LMP Variable Government Fund.

Table IV

	As of and for the Period 1/1/2006 Through 10/31/2006*	As of and for the Year Ended 10/31/2007	As of and for the Period 11/1/2007 Through 4/30/2008**

	(dollars in thousands)
Date of closing of offering	May 1, 2008
Date of first sale of property(1)	January 1, 2006
Date of final sale of property(1)	May 1, 2008
Dollar amount raised(2)	(11,329)	(14,283)	(111,453)
Tax and distribution data per $1,000 investment through
federal income tax results:
Ordinary income (loss):
From operations	4,442	5,724	2,339
Capital gain (loss)	(1,899)	(947)	(6,073)
Cash distribution to investors source (on GAAP basis)
Investment income	—	5,000	6,000
Receivable on net purchase money financing	—	—	—

(1)
The fund did not purchase any properties, but instead invested in real-estate related securities and loans. Our Manager began managing the fund on January 1, 2006, so our Manager's first purchases of securities on behalf of the fund was immediately following that date. Similarly, the fund closed and redeemed all remaining investors on May 1, 2008, so the final sale of securities was immediately prior to that date.

(2)
Dollar amount raised equals subscriptions by investors to the fund less redemptions by investors from the fund. Subscriptions and redemptions are disclosed seperately on Table III.

*
Our Manager began managing the fund on January 1, 2006.

**
The fund closed on May 1, 2008.

Public/Private Master Fund

The Public/Private Master Fund is a limited partnership. The RLJ Western Asset Public/Private Fund is a master-feeder fund complex comprised of the Public/Private Master Fund, the Public/Private Collector Fund, and the two Public/Private Feeder Funds. The Public/Private Feeder Funds invest all of their assets in the Public/Private Collector Fund, and the Public/Private Collector Fund invests all of its assets in the Public/Private Master Fund.

Table I below provides a summary of the experience of our Manager in raising and investing funds in the Public/Private Master Fund for the fiscal period ended December 31, 2009 and the year ended December 31, 2010. The Public/Private Master Fund was initially funded on November 23, 2009, so the disclosure for the period ended December 31, 2009 is solely for that partial period.

Table I

	As of and for the period ended December 31, 2009	As of and for the year ended December 31, 2010

	(dollars in thousands)
Date fund commenced
Public/Private Master Fund	November 23, 2009
Dollar amount of commitment raised—funded and unfunded	$1,010,404	$1,241,163
Dollar amount funded of the total commitment raised	$151,561	$1,241,163
Less offering expenses
Selling commissions and discounts retained by affilitates	—
Organization expenses(2)	—
Other	—
Reserves	—
Percent available for investments	100%	100%
Acquisition costs	—
Percent leverage(1)	95.92%	82.20%

(1)
Amount represents debt as a percentage of net assets

(2)
In accordance with the Limited Partnership Agreement of the Public/Private Master Fund, no organization expenses are incurred at the Public/Private Master Fund. The Public/Private Collector Fund incurred organization costs of $1,148,312, which were immediately expensed.

Table II below summarizes the amount and type of compensation paid to our Manager for the fiscal period ended December 31, 2009 and the year ended December 31, 2010, in connection with the ongoing operations of the Public/Private Master Fund. The Public/Private Master Fund was initially funded on November 23, 2009, so the disclosure for the period ended December 31, 2009 is solely for that partial period.

Table II

	As of and for the period ended December 31, 2009	As of and for the year ended December 31, 2010

	(dollars in thousands)
Date fund commenced
Public/Private Master Fund	November 23, 2009
Dollar amount of commitment raised—funded and unfunded	$1,010,404	$1,241,163
Dollar amount funded of the total commitment raised	$151,561	$1,241,163
Amount paid to sponsor from proceeds of offering	—
Realized net investment income before deducting payments to sponsor	933	231,161
Amount paid to sponsor from operations:	—
Management Fees(1)	158	1,194
Reimbursements	—
Dollar amount of sales of notes and investments before deducting payments to sponsor	—
Amount paid to sponsor from sales of notes and investments	—
Incentive allocation(2)	—

(1)
Amount represents management fees paid by the U.S. Treasury at the Public/Private Master Fund level. Limited partners, other than the U.S. Treasury, pay management fees at the Public/Private Collector Fund level. For the period ended December 31, 2009 and the year ended December 31, 2010, management fees paid at the Public/Private Collector Fund level were $333,606 and $2,522,565, respectively.

(2)
There is no incentive/carried interest allocation at the Public/Private Master Fund level. Carried interest allocation is done at the Public/Private Collector Fund level. At December 31, 2009 and December 31, 2010, carried interest allocated to the general partner at the Public/Private Collector Fund level is $0 and $19,327,020, respectively.

Table III below summarizes the operating results of the Public/Private Master Fund for the fiscal period ended December 31, 2009 and the year ended December 31, 2010. The Public/Private Master Fund was initially funded on November 23, 2009, so the disclosure for the period ended December 31, 2009 is solely for that partial period.

Table III

	As of and for the period ended December 31, 2009	As of and for the year ended December 31, 2010

	(dollars in thousands)
Investment Income	$1,348	$235,350
Expenses
Interest expense	230	13,677
Management fee expense(1)	158	1,194
Other expenses	185	918

Total expenses	573	15,789
Other income (loss)
Net realized gain on investments	—	10,406
Net change in unrealized gain (loss) on investments and U.S. Treasury warrants	4,048	113,631

Total net realized and change in unrealized gain	4,048	124,037

Net increase (decrease) in partners' capital resulting from operations	4,823	343,598

Incentive allocation(2)	—	—

Net cash generated from (used in)
Operating activities	(236,681)	(2,054,035)
Contributions(3)	151,561	1,089,602
Proceeds from loan	150,000	1,091,000

Total cash generated (used)	64,880	126,567
Less:
Distributions net of payable(4)	—	(79,768)
Special items	—	—

Cash generated (deficiency) after redemptions and special items	64,880	46,799

Total Assets	322,743	2,759,530
Loan Payable	$150,000	$1,241,000

(1)
Amount represents management fees paid by the U.S. Treasury at the Public/Private Master Fund level. Limited partners, other than the U.S. Treasury, pay management fees at the Public/Private Collector Fund level. For the period ended December 31, 2009 and the year ended December 31, 2010, management fees paid at the Public/Private Collector Fund level are $333,606 and $2,522,565, respectively.

(2)
There is no incentive/carried interest allocation at the Public/Private Master Fund level. Carried interest allocation is done at the Public/Private Collector Fund level. At December 31, 2009 and December 31, 2010, carried interest allocated to the general partner at the Public/Private Collector Fund level was $0 and $19,327,020, respectively.

(3)
Represents capital funded of the total commitment during the period.

(4)
Represents distributions made to the partners.

Index to the financial statements of
Western Asset Mortgage Capital Corporation

Report of Independent Registered Public Accounting Firm

To the Stockholder of Western Asset Mortgage Capital Corporation:

In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of Western Asset Mortgage Capital Corporation (a corporation in the development stage) at March 31, 2011, in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this financial statement in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PRICEWATERHOUSECOOPERS LLP
Los Angeles, California
April 21, 2011

Western Asset Mortgage Capital Corporation
(a corporation in the development stage)
Balance sheet

March 31, 2011

ASSETS
Current assets
Cash and cash equivalents	$1,000

Total assets	1,000

STOCKHOLDER'S EQUITY
Commitments and contingencies Note (3)
Stockholder's equity
Common Stock, $0.01 par value. 100,000 shares authorized, 100 shares issued and outstanding	1
Additional paid in capital	999

Total stockholder's equity	$1,000

See accompanying notes to the balance sheet.

Western Asset Mortgage Capital Corporation

Notes to balance sheet

(a corporation in the development stage)

1. Organization

Western Asset Mortgage Capital Corporation (the "Company") was organized in the state of Delaware on June 3, 2009. The Company filed a Certificate of Dissolution in Delaware on May 5, 2010 and revoked such dissolution by filing a Certificate of Revocation of Dissolution on March 24, 2011. Under the Company's charter, the Company is authorized to issue up to 100,000 shares of common stock. The Company has not commenced operations. The Company has selected December 31 as its year-end.

The sole stockholder of the Company is the Company's manager, Western Asset Management Company ("WAM"), an investment advisor registered with the Securities and Exchange Commission. On March 24, 2011, WAM made a $1,000 initial capital contribution to the Company. WAM is a wholly-owned subsidiary of Legg Mason, Inc.

The Company is considered a corporation in the development stage as defined in ASC Topic 915, "Accounting and Reporting by Development Stage Enterprises" and is subject to the risks associated with development stage enterprises.

2. Formation of the Company and initial public offering

The Company's ability to commence operations is contingent upon obtaining sufficient equity capital through a successful initial public offering of common stock (the "IPO"), which, if successful, is expected to raise approximately $300 million and is anticipated to be finalized in 2011. The Company's management has broad discretion with respect to the use of net proceeds from the IPO, although WAM's stated intention, in its role as manager, is to use the proceeds to invest in the Company's target assets including residential mortgage-backed securities, commercial mortgage-backed securities and other asset-backed securities.

The Company will be subject to the risks involved with real estate and real estate-related debt instruments. These include, among others, the risks normally associated with changes in the general economic climate, changes in the mortgage market, changes in tax laws, interest rate levels and the availability of financing. The Company intends to qualify as a real estate investment trust (a "REIT") under the Internal Revenue Code commencing with its taxable period ending December 31, 2011. As a REIT, the Company will generally not be subject to corporate income taxes on taxable income distributed to stockholders. In order to maintain its tax status as a REIT, the Company plans to distribute at least 90% of its net taxable income to its stockholders.

3. Significant accounting policies

Use of estimates

The preparation of the balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents include non-restricted cash and may also include highly liquid investments with original maturities of three months or less.

Western Asset Mortgage Capital Corporation

Notes to balance sheet

(a corporation in the development stage)

3. Significant accounting policies (Continued)

Underwriting commissions and offering costs

Underwriting commissions and offering costs to be incurred in connection with the Company's stock offerings will be reflected as a reduction of additional paid-in-capital. Costs incurred that are not directly associated with the completion of the IPO will be expensed as incurred.

The Company is responsible for the payment of its obligations, and upon successful completion of the IPO, the Company will reimburse WAM for these costs from the proceeds of the offering. As of March 31, 2011, WAM had not incurred any significant offering or organizational costs payable by WAM or the Company.

Until                                         , 2011 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                  Shares

Western Asset Mortgage Capital Corporation

Common Stock

Prospectus

J.P. Morgan	Deutsche Bank Securities Jefferies Keefe, Bruyette & Woods	Citi

                           , 2011

Part II
Information not required in prospectus

Item 31.    Other expenses of issuance and distribution.

The following table shows the fees and expenses, other than underwriting discount, to be paid by us in connection with the sale and distribution of the securities being registered hereby. All amounts except the SEC registration fee and the Financial Industry Regulatory Authority, Inc. filing fee are estimates.

Securities and Exchange Commission registration fee	$16,740
Financial Industry Regulatory Authority, Inc. filing fee	50,500
NYSE listing fee	*
Legal fees and expenses (including Blue Sky fees)	400,000
Accounting fees and expenses	*
Printing and engraving expenses	*
Transfer agent fees and expenses	3,500
Miscellaneous	10,000

Total	*

*
To be furnished by amendment.

Item 32.   Sales to special parties.

None.

Item 33.    Recent sales of unregistered securities.

On June 8, 2009, Legg Mason, Inc. purchased 100 shares of our common stock for a purchase price of $1,000 in a private offering. Such issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

On March 24, 2011, our Manager purchased 100 shares of our common stock for a purchase price of $1,000 in a private offering. Such issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

Concurrently with the completion of this offering, we will complete a private placement in which we will sell an aggregate of                           shares of our common stock to our Manager and Legg Mason, Inc. at $           per share (which will represent an aggregate investment equal to       % of the gross proceeds raised in this offering, excluding the underwriters' overallotment option, up to $10 million). Such issuance will be exempt from the requirements of the Securities Act pursuant to Section 4(2) thereof.

Item 34.    Indemnification of directors and officers.

Section 102 of the Delaware General Corporation Law, as amended, or the DGCL, allows a corporation to eliminate the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock purchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (ii) if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses, (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred by the indemnified person and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event such person is adjudged liable to the corporation unless a court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director who willfully and negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

Article Sixth of our certificate of incorporation provides that our directors shall not be personally liable to us and our stockholders except for liability (i) for any breach of the director's duty of loyalty to us or any stockholder (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, pursuant to Section 174 of the DGCL, or for any transaction from which the Director derived an improper personal benefit.

Our bylaws and certificate of incorporation provide that we may indemnify any person who is or was a director, officer, employee or agent of us to the fullest extent permitted by Delaware law. The indemnification provisions contained in our bylaws and certificate of incorporation are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

Pursuant to the underwriting agreement to be entered into in connection with the offering of common stock pursuant to this registration statement, a substantially final form of which is filed as an exhibit to this registration statement, the underwriters will agree to indemnify our directors, officers and persons controlling us, within the meaning of the Securities Act, the

Exchange Act or any U.S. federal or state statutory law or regulation or at common law or otherwise, against certain liabilities that might arise out of or are based upon certain information furnished to us by any such underwriter.

Item 35.    Treatment of proceeds from stock being registered.

None of the proceeds will be credited to an account other than the appropriate capital share account.

Item 36.    Financial statements and exhibits.

(a)    Financial statements.    See page F-1 for an index to the financial statements included in the registration statement.

(b)    Exhibits.    The following is a complete list of exhibits filed as part of the registration statement, which are incorporated herein:

Exhibit Number		Exhibit Description

1.1	*	Form of Underwriting Agreement by and among Western Asset Mortgage Capital Corporation, Western Asset Management Company and the underwriters named therein
3.1	*	Amended and Restated Certificate of Incorporation of Western Asset Mortgage Capital Corporation
3.2	*	Amended and Restated Bylaws of Western Asset Mortgage Capital Corporation
5.1	*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP (including consent of such firm)
8.1	*	Tax Opinion of Skadden, Arps, Slate, Meagher & Flom LLP (including consent of such firm)
10.1	*	Form of Securities Purchase Agreement among Western Asset Mortgage Capital Corporation, Western Asset Management Company and certain individual investors
10.2	*	Form of Management Agreement between Western Asset Mortgage Capital Corporation and Western Asset Management Company
10.3	*	Form of Registration Rights Agreement among Western Asset Mortgage Capital Corporation, Western Asset Management Company and certain individual holders
10.4	*	Form of Western Asset Mortgage Capital Corporation Equity Plan
10.5	*	Form of Western Asset Mortgage Capital Corporation Manager Equity Plan
10.6	*	Form of Indemnification Agreement between Western Asset Mortgage Capital Corporation and a director or officer
21.1	*	Subsidiaries of Western Asset Mortgage Capital Corporation
23.1	*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
23.2	*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1)
23.3		Consent of PricewaterhouseCoopers LLP
23.4	**	Consent of Edward D. Fox
23.5	**	Consent of M. Christian Mitchell
23.6	**	Consent of Richard W. Roll
24.1	**	Powers of Attorney (previously contained on signature page)

*
To be filed by amendment.

**
Previously filed.

Item 37.   Undertakings.

(a)
The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)
Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)
The undersigned registrant hereby further undertakes that:

(1)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 7 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on July 14, 2011.

Western Asset Mortgage Capital Corporation
By:	/s/ GAVIN L. JAMES Gavin L. James President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 7 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signatures		Title	Date

By:	/s/ GAVIN L. JAMES Gavin L. James	President, Chief Executive Officer and Director (principal executive officer)	July 14, 2011
By:	/s/ BRUCE D. ALBERTS Bruce D. Alberts	Interim Chief Financial Officer (principal financial officer and principal accounting officer)	July 14, 2011
By:	* James W. Hirschmann III	Chairman of the Board	July 14, 2011

*By:	/s/ CHARLES A. RUYS DE PEREZ Charles A. Ruys de Perez Attorney-in-Fact

Exhibit index

Exhibit Number		Exhibit Description

1.1	*	Form of Underwriting Agreement by and among Western Asset Mortgage Capital Corporation, Western Asset Management Company and the underwriters named therein
3.1	*	Amended and Restated Certificate of Incorporation of Western Asset Mortgage Capital Corporation
3.2	*	Amended and Restated Bylaws of Western Asset Mortgage Capital Corporation
5.1	*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP (including consent of such firm)
8.1	*	Tax Opinion of Skadden, Arps, Slate, Meagher & Flom LLP (including consent of such firm)
10.1	*	Form of Securities Purchase Agreement among Western Asset Mortgage Capital Corporation, Western Asset Management Company and certain individual investors
10.2	*	Form of Management Agreement between Western Asset Mortgage Capital Corporation and Western Asset Management Company
10.3	*	Form of Registration Rights Agreement among Western Asset Mortgage Capital Corporation, Western Asset Management Company and certain individual holders
10.4	*	Form of Western Asset Mortgage Capital Corporation Equity Plan
10.5	*	Form of Western Asset Mortgage Capital Corporation Manager Equity Plan
10.6	*	Form of Indemnification Agreement between Western Asset Mortgage Capital Corporation and a director or officer
21.1	*	Subsidiaries of Western Asset Mortgage Capital Corporation
23.1	*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
23.2	*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1)
23.3		Consent of PricewaterhouseCoopers LLP
23.4	**	Consent of Edward D. Fox
23.5	**	Consent of M. Christian Mitchell
23.6	**	Consent of Richard W. Roll
24.1	**	Powers of Attorney (previously contained on signature page)

*
To be filed by amendment.

**
Previously filed.